EXECUTION COPY CREDIT AGREEMENT Dated as of January 18, 2024 among BABCOCK & WILCOX ENTERPRISES, INC., as the Borrower, SUBSIDIARIES OF THE BORROWER PARTY HERETO FROM TIME TO TIME, as the Guarantors, AXOS BANK, as Administrative Agent, Swingline Lender and L/C Issuer, AXOS BANK, as Sole Lead Arranger and THE LENDERS PARTY HERETO

ii TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ...................................................................... 1 1.01 Defined Terms .................................................................................................................... 1 1.02 Other Interpretive Provisions ............................................................................................ 63 1.03 Accounting Terms. ............................................................................................................ 64 1.04 Rounding ........................................................................................................................... 65 1.05 Times of Day .................................................................................................................... 65 1.06 Letter of Credit Amounts .................................................................................................. 65 1.07 UCC Terms ....................................................................................................................... 65 1.08 Rates ................................................................................................................................. 66 1.09 Exchange Rates; Currency Equivalents. ........................................................................... 66 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS .............................................................. 67 2.01 Loans; Reserves ................................................................................................................ 67 2.02 Borrowings of Loans. ....................................................................................................... 67 2.03 Letters of Credit. ............................................................................................................... 69 2.04 Swingline Loans. .............................................................................................................. 78 2.05 Prepayments. ..................................................................................................................... 81 2.06 Termination or Reduction of Revolving Commitments. .................................................. 83 2.07 Repayment of Loans. ........................................................................................................ 83 2.08 Interest and Default Rate. ................................................................................................. 83 2.09 Fees ................................................................................................................................... 84 2.10 Computation of Interest and Fees ..................................................................................... 84 2.11 Evidence of Debt. ............................................................................................................. 85 2.12 Payments Generally; Administrative Agent’s Clawback. ................................................. 85 2.13 Sharing of Payments by Lenders ...................................................................................... 87 2.14 Cash Collateral; Specified Cash Collateral. ...................................................................... 88 2.15 Defaulting Lenders. .......................................................................................................... 89 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY ....................................................... 92 3.01 Taxes. ................................................................................................................................ 92 3.02 Illegality ............................................................................................................................ 95 3.03 Circumstances Affecting Benchmark Availability, Etc. ................................................... 96 3.04 Increased Costs. ................................................................................................................ 98 3.05 Compensation for Losses .................................................................................................. 99 3.06 Mitigation Obligations; Replacement of Lenders. .......................................................... 100 3.07 Survival ........................................................................................................................... 100 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS ............................................ 101 4.01 Conditions of Initial Credit Extension ............................................................................ 101 4.02 Conditions to all Credit Extensions ................................................................................ 105 ARTICLE V REPRESENTATIONS AND WARRANTIES ................................................................... 106 5.01 Existence, Qualification and Power ................................................................................ 106 5.02 Authorization; No Contravention ................................................................................... 106 5.03 Governmental Authorization; Other Consents ................................................................ 107 5.04 Binding Effect ................................................................................................................. 107 5.05 Financial Statements; No Material Adverse Effect. ........................................................ 107 5.06 Litigation ......................................................................................................................... 108 5.07 No Default....................................................................................................................... 108

| | | |
|---|---|---|
| 5.08 | Ownership of Property | 108 |
| 5.09 | Environmental Matters. | 108 |
| 5.10 | Insurance | 109 |
| 5.11 | Taxes | 109 |
| 5.12 | ERISA Compliance; Canadian Pension Compliance | 109 |
| 5.13 | Margin Regulations; Investment Company Act | 110 |
| 5.14 | Disclosure | 111 |
| 5.15 | Compliance with Laws | 111 |
| 5.16 | Solvency | 111 |
| 5.17 | Casualty, Etc | 111 |
| 5.18 | OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws | 111 |
| 5.19 | Responsible Officers | 112 |
| 5.20 | Subsidiaries; Equity Interests; Loan Parties | 112 |
| 5.21 | Collateral Representations. | 112 |
| 5.22 | Affected Financial Institutions | 114 |
| 5.23 | Covered Entities | 114 |
| 5.24 | Beneficial Ownership Certification | 114 |
| 5.25 | Intellectual Property; Licenses, Etc | 114 |
| 5.26 | Labor Matters | 115 |
| 5.27 | Senior Debt Status | 115 |
| 5.28 | Delivery of Certain Documents | 115 |
| 5.29 | Business and Property of the Loan Parties | 115 |
| 5.30 | Foreign Obligors | 115 |
| 5.31 | Interrelated Business | 116 |
| 5.32 | Immaterial Subsidiaries | 117 |
| ARTICLE VI AFFIRMATIVE COVENANTS | | 117 |
| 6.01 | Financial Statements | 117 |
| 6.02 | Certificates; Other Information | 118 |
| 6.03 | Notices | 121 |
| 6.04 | Payment of Obligations | 122 |
| 6.05 | Preservation of Existence, Etc. | 123 |
| 6.06 | Maintenance of Properties. | 123 |
| 6.07 | Maintenance of Insurance. | 123 |
| 6.08 | Compliance with Laws | 124 |
| 6.09 | Books and Records | 124 |
| 6.10 | Inspection Rights. | 124 |
| 6.11 | Use of Proceeds | 125 |
| 6.12 | Material Contracts | 125 |
| 6.13 | Covenant to Guarantee Obligations | 125 |
| 6.14 | Covenant to Give Security | 126 |
| 6.15 | Compliance with Environmental Laws | 127 |
| 6.16 | OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws | 127 |
| 6.17 | Cash Management | 127 |
| 6.18 | Further Assurances | 128 |
| 6.19 | Senior Debt Status | 129 |
| ARTICLE VII NEGATIVE COVENANTS | | 129 |
| 7.01 | Liens | 129 |
| 7.02 | Indebtedness | 132 |
| 7.03 | Investments; Equity Issuances | 134 |
| 7.04 | Fundamental Changes | 136 |

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| | | |
|---|---|---|
| 7.05 | Dispositions | 137 |
| 7.06 | Restricted Payments | 139 |
| 7.07 | Change in Nature of Business | 140 |
| 7.08 | Transactions with Affiliates | 140 |
| 7.09 | Burdensome Agreements | 140 |
| 7.10 | Use of Proceeds | 140 |
| 7.11 | Financial Covenants. | 141 |
| 7.12 | Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes. | 142 |
| 7.13 | Sale and Leaseback Transactions. | 142 |
| 7.14 | Prepayments, Etc. of Indebtedness; Payments of Existing Facilities Obligations. | 142 |
| 7.15 | Amendment, Etc. of Organization Documents; Indebtedness; Material Contracts | 143 |
| 7.16 | Immaterial Subsidiaries | 143 |
| 7.17 | Sanctions | 144 |
| 7.18 | Designated Senior Debt | 144 |
| 7.19 | Canadian Defined Benefit Plans | 144 |
| ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES | | 144 |
| 8.01 | Events of Default | 144 |
| 8.02 | Remedies upon Event of Default | 147 |
| 8.03 | Curative Equity | 148 |
| 8.04 | Application of Funds. | 149 |
| ARTICLE IX ADMINISTRATIVE AGENT | | 151 |
| 9.01 | Appointment and Authority. | 151 |
| 9.02 | Rights as a Lender | 151 |
| 9.03 | Exculpatory Provisions. | 152 |
| 9.04 | Reliance by Administrative Agent | 153 |
| 9.05 | Delegation of Duties | 153 |
| 9.06 | Resignation of Administrative Agent. | 153 |
| 9.07 | Non-Reliance on Administrative Agent, the Arranger and the Other Lenders | 155 |
| 9.08 | No Other Duties, Etc | 155 |
| 9.09 | Administrative Agent May File Proofs of Claim; Credit Bidding. | 155 |
| 9.10 | Collateral and Guaranty Matters. | 157 |
| 9.11 | Secured Cash Management Agreements and Secured Bank Product Agreements | 157 |
| 9.12 | Certain ERISA Matters. | 158 |
| 9.13 | Recovery of Erroneous Payments | 159 |
| 9.14 | Reports and Financial Statements. | 160 |
| ARTICLE X CONTINUING GUARANTY | | 160 |
| 10.01 | Guaranty | 160 |
| 10.02 | Rights of Lenders | 161 |
| 10.03 | Certain Waivers | 161 |
| 10.04 | Obligations Independent | 161 |
| 10.05 | Subrogation | 161 |
| 10.06 | Termination; Reinstatement | 162 |
| 10.07 | Stay of Acceleration | 162 |
| 10.08 | Condition of Borrower | 162 |
| 10.09 | Appointment of Borrower | 162 |
| 10.10 | Right of Contribution | 162 |
| 10.11 | Keepwell | 162 |

iv

v ARTICLE XI MISCELLANEOUS .......................................................................................................... 163 11.01 Amendments, Etc. ........................................................................................................... 163 11.02 Notices; Effectiveness; Electronic Communications. ..................................................... 165 11.03 No Waiver; Cumulative Remedies; Enforcement. .......................................................... 167 11.04 Expenses; Indemnity; Damage Waiver. .......................................................................... 168 11.05 Payments Set Aside ........................................................................................................ 170 11.06 Successors and Assigns. ................................................................................................. 170 11.07 Treatment of Certain Information; Confidentiality. ........................................................ 174 11.08 Right of Setoff ................................................................................................................ 175 11.09 Interest Rate Limitation .................................................................................................. 175 11.10 Integration; Effectiveness ............................................................................................... 175 11.11 Survival of Representations and Warranties ................................................................... 176 11.12 Severability ..................................................................................................................... 176 11.13 Replacement of Lenders. ................................................................................................ 176 11.14 Governing Law; Jurisdiction; Etc. .................................................................................. 177 11.15 Waiver of Jury Trial ........................................................................................................ 178 11.16 Subordination .................................................................................................................. 179 11.17 No Advisory or Fiduciary Responsibility ....................................................................... 179 11.18 Electronic Execution; Electronic Records; Counterparts ................................................ 179 11.19 USA Patriot Act Notice; Canadian AML ....................................................................... 180 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ............... 181 11.21 Acknowledgement Regarding Any Supported QFCs ..................................................... 181 11.22 Time of the Essence ........................................................................................................ 182 11.23 Judgment Currency ......................................................................................................... 182 11.24 Intercreditor Agreement .................................................................................................. 182

vi SCHEDULES Schedule 1.01(a) Guarantors Schedule 1.01(b) Responsible Officers Schedule 1.01(c) Certain Addresses for Notices Schedule 1.01(d) Initial Revolving Commitments and Applicable Percentages Schedule 1.01(e) Immaterial Subsidiaries Schedule 1.01(f) L/C Transition Schedule Schedule 1.01(g) Eligible Equipment Schedule 1.01(h) BrightLoop Schedule Schedule 5.09 Environmental Matters Schedule 5.10 Insurance Schedule 5.12 Pension Plans Schedule 5.20(a) Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments Schedule 5.20(b) Loan Parties Schedule 5.21(b)(i) Intellectual Property Schedule 5.21(b)(ii) Internet Domain Names Schedule 5.21(c) Documents, Instruments, and Tangible Chattel Paper Schedule 5.21(d)(i) Deposit Accounts and Securities Accounts Schedule 5.21(d)(ii) Electronic Chattel Paper and Letter-of-Credit Rights Schedule 5.21(e) Commercial Tort Claims Schedule 5.21(f) Pledged Equity Interests Schedule 5.21(g)(i) Mortgaged Properties Schedule 5.21(g)(ii) Other Properties Schedule 5.21(h) Material Contracts Schedule 7.01 Existing Liens Schedule 7.02 Existing Indebtedness Schedule 7.03 Existing Investments EXHIBITS Exhibit A Form of Assignment and Assumption Exhibit B Form of Compliance Certificate Exhibit C Form of Joinder Agreement Exhibit D Form of Loan Notice Exhibit E Form of Permitted Acquisition Certificate Exhibit F Form of Revolving Note Exhibit G Form of Secured Party Designation Notice Exhibit H Form of Swingline Loan Notice Exhibit I Forms of U.S. Tax Compliance Certificates Exhibit J Form of Borrowing Base Certificate

1 CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of January 18, 2024, among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined herein), the Lenders (as defined herein), and AXOS BANK, a federally chartered savings bank, as Administrative Agent, Swingline Lender and L/C Issuer. PRELIMINARY STATEMENTS: WHEREAS, the Loan Parties (as defined herein) have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $150,000,000.00; WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein; and NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as hereinafter provided. ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Acorn Acquisition” means the transactions generally contemplated by that certain draft Stock and Asset Purchase Agreement as being negotiated by Babcock & Wilcox Acorn Holdings, LLC, a Delaware limited liability company, the Borrower, and certain third parties separately disclosed to the Administrative Agent in writing prior to the Closing Date, in substantially the form most recently provided to the Administrative Agent prior to the Closing Date; provided that such transactions may be structured as a stock or asset purchase or merger to the extent permitted hereby. “Account” means “accounts” as defined in the UCC or the PPSA, as applicable, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. “Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all

2 or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. “Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Bank Product Agreements and (b) all costs and out-of-pocket expenses incurred in connection with enforcement and collection of the foregoing (including the fees, charges and disbursements of counsel to the extent reimbursable by the Loan Parties pursuant to Section 11.04(a) hereof), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. “Administrative Agent” means Axos Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Questionnaire” means an Administrative Questionnaire in any form approved by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. As of the Closing Date, the Aggregate Revolving Commitments are $150,000,000.00. “Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto. “Agreement Currency” has the meaning specified in Section 11.23. “Alternative Currency” means each of the following currencies: Canadian Dollars, Sterling, Danish Krone and Euro. “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the case may be, using any reasonable method of determination they deem appropriate in their Permitted Discretion (and such determination shall be conclusive absent manifest error). “Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), as amended, and all other applicable laws and regulations or ordinances

3 concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business. “Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including any Canadian AML Legislation. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Margin” means, for any day, the rate per annum set forth below: SOFR Loans Base Rate Loans The then Outstanding Principal Amount of Loans up to and including $100,000,000.00 5.25% 4.25% The then Outstanding Principal Amount of Loans in excess of $100,000,000.00 4.00% 3.00% “Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Revolving Commitment of all of the Lenders to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of the Revolving Facility is set forth opposite the name of such Lender on Schedule 1.01(d) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. “Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time. “Appraisal Percentage” means 85%. “Appraised Value” means (a) with respect to Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, of such Eligible Inventory, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the inventory stock ledger of the North American Borrowing Base Parties, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent, and (b) with respect to Eligible Equipment, the value of such Eligible Equipment that is estimated to be recoverable in an orderly liquidation of such Eligible Equipment, which value shall

4 be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent. “Appropriate Lender” means, at any time, (a) with respect to the Revolving Facility, a Lender that has a Revolving Commitment with respect to such Revolving Facility or holds a Loan under such Revolving Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders. “Arranger” means Axos Bank, in its capacity as sole lead arranger. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent. “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease. “Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2022, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto. “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b). “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date; provided that the Available Tenor for Term SOFR shall be one (1) month. “Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of: (a) the Loan Cap minus (b) the Total Revolving Outstandings (other than Revolving Exposure consisting of L/C Obligations as to which the Administrative Agent is then holding Specified Cash Collateral in the amount and manner and otherwise as required hereby). “Availability Period” means in respect of the Revolving Facility, the period from and including the Closing Date to the earlier of (a) the Maturity Date for the Revolving Facility, and (b) the date of

5 termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02. “Axos Bank” means Axos Bank, a federally chartered savings bank, and its successors and assigns. “B&WC” means The Babcock & Wilcox Company, a Delaware limited liability company. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product Agreement” means any agreement that is not prohibited by the terms hereof to provide Bank Products. “Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to the Administrative Agent) to be held by the Administrative Agent for the benefit of the Bank Product Providers in an amount reasonably determined by the Administrative Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Additional Secured Obligations in respect of Bank Products. “Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates (but excluding such services or facilities provided pursuant to a Cash Management Agreement) including, without limitation, on account of (a) Swap Contracts, (b) merchant services constituting a line of credit, (c) leasing, (d) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, and (e) commercial equipment financing and leasing, including vendor finance and chattel paper purchases and syndication. “Bank Products Reserves” means such Reserves as the Administrative Agent, from time to time, determines in its discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding. “Bank Product Provider” means any Person in its capacity as a party to a Bank Product Agreement that, at the time it enters into a Bank Product Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Product Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Bank Product Agreement” on any date of determination by the Administrative Agent, the applicable Bank Product Provider (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. For the avoidance of doubt, Bank Product Providers include Hedge Banks. “Base Rate” means, for any day, the highest of (a) the variable per annum rate of interest so designated from time to time by the Administrative Agent as its prime rate (which rate is a reference rate

6 and does not necessarily represent the lowest or best rate being charged to any customer), (b) the Federal Funds Rate plus two percent (2.00%), or (c) Daily Simple SOFR in effect on such day (taking into account any SOFR floor set forth in the definition of “Daily Simple SOFR”) plus one percent (1%). “Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate. “Benchmark” means, initially, Term SOFR; provided that if a replacement of the Benchmark has occurred, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. The Benchmark shall initially be determined on the date of this Agreement and shall thereafter be adjusted monthly on the first day of each calendar month. “Benchmark Loan” means any Loan which bears interest (or would bear interest once disbursed) at a rate based on the Benchmark. “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated or bilateral credit facilities at such time. “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (b) in the case of clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the announced or stated date as of which all applicable tenors of such Benchmark will no longer be representative. “Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current

7 Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide such Benchmark (or all Available Tenors of such Benchmark applicable to the Loans evidenced hereby), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or as of a specified date will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored. “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then current Benchmark for all purposes hereunder in accordance with Section 3.03(e) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 3.03(e). “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02. “Borrowing” means a Revolving Borrowing or a Swingline Borrowing, as the context may require. “Borrowing Base” means, at any time of calculation, an amount equal to: (a) the least of (i) $25,000,000, (ii) the Cost of Eligible Inventory, multiplied by the product of the Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory, or (iii) the Cost of Eligible Inventory, multiplied by the Inventory Advance Rate; plus (b) up to 85% multiplied by the face amount of Eligible Trade Receivables; plus (c) 100% of all Eligible Cash on Hand; provided that Eligible Cash on Hand included in the Borrowing Base may not be withdrawn from the deposit account at Axos Bank, thereby reducing the Borrowing Base, unless and until (i) no Cash Dominion Event exists and is continuing, and (ii) the Borrower furnishes the Administrative Agent with (A) notice of such intended withdrawal and (B) a Borrowing Base Certificate as of the date of such proposed withdrawal reflecting that, after giving effect to such withdrawal, no Overadvance exists or would result from such withdrawal; provided, further, that in no event shall the

8 amount available to be borrowed pursuant to this clause (c) exceed 15% of the Borrowing Base then in effect (calculated without inclusion of any Eligible Cash on Hand); plus (d) from and after the date described in clause (b) of the definition of “Existing Facilities Termination Date”, the lesser of (i) the Appraised Value of Eligible Equipment, multiplied by the Equipment Advance Rate, or (ii) $6,000,000, which lesser amount shall be reduced by the Equipment Amortization Amount on the first day of each calendar month; minus (e) the then current amount of all Reserves. The Borrowing Base shall be computed and reported with respect to Eligible Inventory, Eligible Trade Receivables, Eligible Cash on Hand and Eligible Equipment, in each case in accordance with Section 6.01(c). The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered pursuant to Section 6.01(c), giving effect to Reserves implemented in accordance with the terms hereof after the date of delivery of such Borrowing Base Certificate. “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit J hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Borrower, which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent. “Borrowing Base Party” means (a) U.S. Loan Party, (b) a Canadian Loan Party, and (c) a Loan Party organized in any other Collateral Jurisdiction to the extent (in the case of this clause (c)) that the Administrative Agent has consented in writing to Loan Parties organized in such other Collateral Jurisdiction constituting Borrowing Base Parties (which consent may be given or withheld in the Administrative Agent’s sole discretion). “BrightLoop Entities” means the Massillon BrightLoop Entities and the other Persons identified on the BrightLoop Schedule. “BrightLoop Financing” means, collectively, the Massillon BrightLoop Financing and each other construction financing described on the BrightLoop Schedule, which financing is incurred by the applicable BrightLoop Entities and guaranteed on a non-recourse basis by the Persons identified on the BrightLoop Schedule in connection with the applicable BrightLoop Project, in the aggregate principal amount not to exceed the amount for each such financing described on the BrightLoop Schedule; provided, that each such financing shall be on terms and conditions reasonably satisfactory to the Administrative Agent. “BrightLoop Project” means, collectively, the Massillon BrightLoop Project and each other project described on the BrightLoop Schedule. “BrightLoop Schedule” means the BrightLoop Schedule attached hereto as Schedule 1.01(h), as the same may be amended from time to time with the prior written consent of the Administrative Agent and the Borrower. “Business Day” means any day other than (a) a Saturday or Sunday, (b) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Administrative Agent or any banking and savings and loan institutions in the State of New York or California or the City of New York or the city or state in which the Administrative Agent’s offices are located are closed, or (c) a day on which trading in

9 securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted. “Canada” means the country of Canada, together with any province or territory thereof and any political subdivision of any of them. “Canadian AML Legislation” means, collectively, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws applicable in Canada, including any rules, regulations, directives, guidelines or orders thereunder. “Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans. “Canadian Collateral” means Collateral consisting of assets or interests in assets of the Canadian Loan Parties, or assets or interests of the other Loan Parties which are subject to the PPSA or are otherwise located in Canada, in each case now owned or hereafter acquired, and the proceeds thereof. “Canadian Defined Benefit Plan” means any Canadian Pension Plan or Canadian Multi-Employer Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the ITA. “Canadian Dollars” mean lawful money of Canada. “Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled good or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including, without limitation, the United Nations Act (Canada), Special Economic Measures Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada), the Export and Import Permits Act (Canada), the Defence Production Act (Canada), and the Foreign Extraterritorial Measures Act (Canada). “Canadian Guarantee” means the Canadian guarantee, dated as of the Closing Date, executed in favor of the Administrative Agent and the other Secured Parties by each of the Canadian Loan Parties. “Canadian Loan Party” means each Loan Party that is organized under the laws of Canada or any province or territory thereof. “Canadian Multi-Employer Plan” means a “multi-employer plan” or similar plan under applicable federal or provincial pension standards legislation in Canada that is maintained, sponsored or contributed to by a Loan Party for its Canadian employees or former employees or under which a Loan Party has any liability, but excluding any Canadian Pension Plan. “Canadian Pension Event” means the occurrence of any of the following: (a) the board of directors of any Loan Party passes a resolution to terminate, wind up or withdraw from in whole or in part any

10 Canadian Defined Benefit Plan, or any Loan Party otherwise initiates any action or filing to voluntarily terminate or wind up in whole or in part any Canadian Defined Benefit Plan, (b) the institution of proceedings by a Governmental Authority to terminate in whole or in part any Canadian Defined Benefit Plan, including notice being given by a Governmental Authority that it intends to order a wind up in whole or in part of a Canadian Defined Benefit Plan, (c) there is a cessation of required contributions to the fund of a Canadian Pension Plan or a Canadian Multi-Employer Plan, (d) the receipt by a Loan Party of correspondence from any Governmental Authority relating to the likely wind up or termination (in whole or in part) of any Canadian Defined Benefit Plan, (e) the wind up or termination (in whole or in part) of, or withdrawal from any Canadian Defined Benefit Plan, (f) the appointment by a Governmental Authority of a replacement administrator or trustee to wind up or terminate (in whole or in part) any Canadian Defined Benefit Plan, (g) the withdrawal of any Loan Party from a Canadian Multi-Employer Plan where any additional contributions by such Loan Party are triggered by such withdrawal, or (h) any statutory deemed trust or Lien, other than a Permitted Lien, arises in respect of a Canadian Pension Plan or a Canadian Multi- Employer Plan. “Canadian Pension Plan” means any registered pension plan as such term is defined under the ITA that is administered or contributed to by any Loan Party in respect of its Canadian employees or former employees, but does not include a Canadian Multi-Employer Plan or the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively. “Canadian Priority Payables Reserve” means, without duplication, reserves (determined from time to time by the Administrative Agent in its Permitted Discretion) representing: (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which such Canadian Loan Party has an obligation to remit, to a governmental authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services taxes, harmonized sales tax, sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers’ compensation or employment insurance; (iii) vacation or holiday pay or unpaid wages or claims under the Wage Earner Protection Program Act (Canada); (iv) Canada Pension Plan or other statutory pension plan contributions; and (v) other like charges and demands to the extent that any governmental authority or other Person may claim a trust, Lien or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens of the Administrative Agent granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of unpaid or unremitted pension plan contributions, normal cost contributions or special payments under Canadian Pension Plans or Canadian Multi-Employer Plans, or (ii) representing any unfunded liability, solvency deficiency or wind-up deficiency with respect to a Canadian Defined Benefit Plan or Canadian Multi-Employer Plan, or (iii) which are secured by a trust, Lien or other claim on any Collateral, in all cases, pursuant to any applicable law, rule or regulation only to the extent such trust, Lien or other claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens of the Administrative Agent granted in the Loan Documents (such as trusts, Liens or other claims in favor of employees, landlords, warehousemen, customs brokers/freight forwarders, carriers, mechanics, materialmen, labourers, or suppliers). “Canadian Security Agreement” means the Canadian security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Canadian Loan Parties and each other Loan Party that owns Canadian Collateral. “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). “Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease.

11 “Captive Insurance Subsidiaries” means, collectively or individually as of any date of determination, those regulated Subsidiaries of the Borrower primarily engaged in the business of providing insurance and insurance-related services to the Borrower, its other Subsidiaries and certain other Persons. “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swingline Lender (as applicable) or the Lenders, as Collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations or Swingline Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer or Swingline Lender shall agree, in their Permitted Discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support. For the avoidance of doubt, Cash Collateral shall not include any Specified Cash Collateral. “Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability of at least the greater of (x) $7,500,000 or (y) 15% of the Loan Cap. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (x) $7,500,000 or (y) 15% of the Loan Cap for sixty (60) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) prior occasions in any twelve (12) month period. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise. “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens): (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or Canada or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States or Canada is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state, territory or other political subdivision thereof, the District of Columbia, Canada or any province or territory thereof, or is the principal banking subsidiary of a bank holding company organized under any of the foregoing laws, and is a member of the Federal Reserve System (or other equivalent system), (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof;

12 (c) commercial paper issued by any Person organized under the laws of any state of the United States or Canada and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. “Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services. “Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. “Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to services then provided or outstanding pursuant to Cash Management Agreements. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency. “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code in which the Borrower or any Loan Party is a United States shareholder within the meaning of Section 951(b) of the Code. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar

13 authority) or the United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was nominated, appointed or approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was nominated, appointed or approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Equity Interests of each other Subsidiary; or (d) a “change of control” or any comparable term under, and as defined in, any Unsecured Notes Document shall have occurred. “Chanute” Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC), a Delaware limited liability company. “Chanute Cash Collateral” means cash in an amount not to exceed $580,000, which cash is maintained in the Chanute Cash Collateral Account as security for obligations of Chanute and Babcock & Wilcox New Energy Holdings, LLC in favor of Octave Holdings, LLC in connection with the Chanute Purchase Agreement. “Chanute Cash Collateral Account” means deposit account numbered x8073 maintained by Chanute with JPMorgan Chase Bank, N.A., which account is used exclusively to hold the Chanute Cash Collateral and holds no funds that are not Chanute Cash Collateral. “Chanute Purchase Agreement” means that certain Unit Purchase Agreement dated February 24, 2022 by and among (a) Chanute, (b) the members of Chanute set forth Exhibit A to such Unit Purchase Agreement, (c) Octave Holdings, LLC, and (d) Babcock & Wilcox New Energy Holdings, LLC.

14 “Closing Date” means the date hereof. “CME” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Code” means the Internal Revenue Code of 1986. “Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of real property leased by any Loan Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such real property, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such real property, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require. “Collateral Account” has the meaning specified in Section 2.03(q). “Collateral Documents” means, collectively, the Security Agreement, the Canadian Security Agreement, the Mortgages, any related Mortgaged Property Support Documents, the Qualifying Control Agreements, each Joinder Agreement, each of the collateral assignments, security agreements, pledge agreements, account control agreements, intellectual property security agreements, blocked account agreements, deeds of hypothec or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14 or the Post-Closing Letter, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral Jurisdiction” means each of the following, together with any state, province, territory or other political subdivision of each of the following: (a) the United States (including, without limitation, Puerto Rico and the District of Columbia), (b) Canada, (c) any jurisdiction in the United Kingdom (including, without limitation, Scotland), (d) Luxembourg, (e) Denmark, (f) Italy, (g) Mexico, and (h) at the Borrower’s election, each other jurisdiction in which a Subsidiary Guarantor is organized or incorporated, to the extent (in the case of this clause (h)) that the Administrative Agent has consented in writing to such other jurisdiction constituting a Collateral Jurisdiction (which consent may be given or withheld in the Administrative Agent’s sole discretion). “Conforming Changes” means, with respect to the use, administration or implementation of any Benchmark (including, without limitation, any Benchmark Replacement), any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day,” “U.S. Government Securities Business Day,” or “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the

15 Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the loan evidenced hereby). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Compliance Certificate” means a certificate substantially in the form of Exhibit B. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP. “Consolidated Adjusted EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, (a) Consolidated Net Income for the most recently completed Measurement Period, plus (b) the sum of the following, to the extent deducted in calculating such Consolidated Net Income (without duplication) for such period: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense (including amortization of intangibles or financing or acquisition costs), (iv) all non-cash charges (including impairment of intangible assets and goodwill) and non-cash losses for such period, including non-cash employee compensation pursuant to any equity-based compensation plan (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements for any period ending prior to the Maturity Date) including, for the avoidance of doubt, any non-cash charges or expenses relating to pension or benefits plans of the Loan Parties and their Subsidiaries, including mark-to-market adjustments, (v) non-recurring charges incurred by the Borrower or its Subsidiaries in respect of business restructurings and service transitions to the extent disclosed in writing (and in detail and with support reasonably acceptable) to the Administrative Agent, provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (v) with respect to any such charges shall not exceed (A) $5,000,000 with respect to any such charges incurred during any Measurement Period, plus (B) additional

16 amounts in the aggregate as are agreed in writing by the Administrative Agent with respect to any such charges relating to the Acorn Acquisition (to the extent such Acorn Acquisition is a Permitted Acquisition) incurred during any Measurement Period, (vi) all professional advisory fees and expenses and settlement costs to the extent disclosed in writing (and in detail and with support reasonably acceptable) to the Administrative Agent, provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (vi) with respect to any such charges incurred in any Measurement Period shall not exceed (A) $5,000,000 with respect to any such charges incurred during any Measurement Period, plus (B) additional amounts in the aggregate as are agreed in writing by the Administrative Agent with respect to any such charges relating to the Acorn Acquisition (to the extent such Acorn Acquisition is a Permitted Acquisition) incurred during any Measurement Period, (vii) costs, fees, charges or expenses consisting of out-of-pocket expenses paid during such period by the Borrower or any Subsidiary to any Person for services performed by such Person in connection with the transactions contemplated to occur on the Closing Date (including the termination of the Existing Credit Agreement, the amendments to the Existing L/C Facility Documents and Existing Reimbursement Facility Documents, and the closing of the loan facility contemplated by the Loan Documents), provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (vii) shall not exceed $6,000,000 in any Measurement Period, (viii) with respect to any Permitted Acquisition after the Closing Date, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by the Loan Parties or any of their Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within the period that is 180 days prior to the consummation of such Permitted Acquisition through the date that is 90 days after such consummation, (i) up to an aggregate amount (for all such items in this clause (viii)) for such Permitted Acquisition not to exceed 10% of the purchase price of such Permitted Acquisition, and (ii) in any amount to the extent such costs, fees, charges, or expenses in this clause (viii) are paid with proceeds of new equity investments in exchange for Equity Interests of the Borrower (to the extent permitted to be issued hereunder) contemporaneously made by the Permitted Holders, (ix) any aggregate non-cash net loss from the sale, exchange or other disposition of assets by the Borrower or its Subsidiaries permitted hereunder, (x) any expenses or charge for such period to the extent covered by, and solely to the extent actually reimbursed in cash by, insurance (to the extent not otherwise included in Consolidated Net Income), and (xi) pro forma “run rate” cost savings, operating expense reductions, operating synergies, and operating improvements, cost savings initiatives and other similar initiatives and actions resulting from or relating to or taken in connection with any Acquisition consummated in accordance with the terms of this Agreement, in each case, reasonably identifiable and factually supportable and projected by the Borrower, in good faith, to result from actions taken or with respect to which substantial steps have been taken within twelve (12) months after the end of such Acquisition or Investment, mergers and other business combinations, Dispositions, cost savings initiatives and other similar initiatives and actions (calculated on a pro forma basis as though such cost savings, operating expense reductions,

17 operating synergies and operative improvements were realizing during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (all such adjustments, the “Cost Savings Adjustments”) but only if and to the extent that the Administrative Agent in its Permitted Discretion shall be satisfied with the projections and supporting data regarding such proposed Cost Saving Adjustments and shall approve the proposed amount of such Cost Saving Projections; provided that no Cost Savings Adjustments shall be added back pursuant to this clause (xi) to the extent duplicative of any expenses or charges otherwise added back to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that without limiting the generality of the Administrative Agent’s discretion under this clause (xi), the aggregate amount of Cost Savings Adjustments added back pursuant to this clause (xi) for any four consecutive fiscal quarter period shall not exceed (A) to the extent such period includes the date on which the Acorn Acquisition occurs, twenty percent (20%) of Consolidated Adjusted EBITDA for such period, or (B) otherwise, fifteen percent (15%) of Consolidated Adjusted EBITDA for such period (in each case as to clauses (A) and (B), calculated prior to giving effect to the addback of such Cost Savings Adjustments), (xii) unrealized foreign exchange losses of the Borrower and its Subsidiaries resulting from the impact of foreign currency changes on the valuation of assets and liabilities, and (xiii) out-of-pocket expenses to the extent paid by the Borrower or any Subsidiary during the Borrower’s fiscal year ending December 31, 2024 in respect of research and development, product development, and business development, in each case relating to the Borrower’s ClimateBright and BrightLoop initiatives, provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (xiii) shall not exceed $7,000,000; less (f) the sum of the following, to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income (without duplication) for such period: (i) non-cash gains (excluding any such non-cash gains to the extent (i) there were cash gains with respect to such gains in past accounting periods or (ii) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods), (ii) any other non-cash gains or other items which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining Consolidated Adjusted EBITDA for a prior period) including, for the avoidance of doubt, any non-cash gains relating to pension or benefits plans of the Borrower and its Subsidiaries, including mark-to-market adjustments, (iii) any aggregate net gain from the sale, exchange or other disposition of assets by the Borrower or its Subsidiaries, and (iv) unrealized foreign exchange gains of the Borrower and its Subsidiaries resulting from the impact of foreign currency changes on the valuation of assets and liabilities. “Consolidated Fixed Charge Coverage Ratio” means, with respect to the Loan Parties on a Consolidated basis for any applicable fiscal measurement period, the ratio of (a) the result of (i) Consolidated Adjusted EBITDA for such period, minus (ii) Unfunded Capital Expenditures made during such period, minus (iii) distributions and dividends (including any Restricted Payments permitted

18 hereunder) made during such period, minus (iv) cash taxes paid during such period, to (b) the amount of all Debt Payments for such period. “Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial, but excluding Letters of Credit as to which the Administrative Agent is then holding Specified Cash Collateral in the amount and manner and otherwise as required hereby), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non- recourse to the Borrower or such Subsidiary. “Consolidated Interest Charges” means, for any Measurement Period to the extent accrued, accreted, paid or payable in cash during such period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) fees and costs for Performance Guarantees (including, for the avoidance of doubt, bilateral bank guarantees and surety bonds) accrued, accreted or paid during such period (except to the extent such fees and costs are included in the cost of goods sold as reflected in such Person’s income statements), and (d) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period. “Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) unusual and infrequent gains for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

19 “Consortium” means any joint venture, consortium or other similar arrangement that is not a separate legal entity entered into by the Borrower or any of its Subsidiaries and one or more third parties, provided that no Loan Party shall, whether pursuant to the Organization Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or provide a Guarantee after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, consortium or similar arrangement that would be in violation of any provision of this Agreement. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. “Cost” means the lower of cost or market value of Inventory, based upon the North American Borrowing Base Parties’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the North American Borrowing Base Parties, the North American Borrowing Base Parties’ purchase journals or the North American Borrowing Base Parties’ stock ledger. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the North American Borrowing Base Parties’ calculation of cost of goods sold. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Card Receivables” means each “payment intangible” (as defined in the UCC) or “intangible” (as defined in the PPSA), as applicable, together with all income, payments and proceeds thereof, owed by a credit card issuer or credit card processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such credit card issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business. “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Danish Guarantee” means the Danish guarantee to be entered into after the Closing Date in accordance with the Post-Closing Letter, executed in favor of the Administrative Agent and the other Secured Parties by each of the Danish Loan Parties. “Danish Krone” and “DKK” means the lawful currency of Denmark. “Danish Loan Party” means each Loan Party that is organized under the laws of Denmark or any province, territory or other political subdivision thereof. “Daily Simple SOFR” means for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such

20 SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. Notwithstanding anything to the contrary, if Daily Simple SOFR as determined pursuant to this definition would be less than one and one-half percent (1.50%), such rate shall be deemed to be one and one-half percent (1.50%) for the purposes of this Agreement. “Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.02. “Debt Payments” means, for any Person for any period, in each case: (a) the Consolidated Interest Charges of such Person for such period, plus (b) all amortization payments and other payments in respect of principal with respect of any Indebtedness for borrowed money paid or payable in cash by such Person during such period, plus (c) without duplication of any amounts under the foregoing clauses (a) and (b), all payments in respect of Indebtedness on account of Capitalized Leases and Synthetic Lease Obligations paid or payable in cash by such Person during such period, plus (d) to the extent in excess of $6,000,000 in the aggregate as to all such payments from and after the Closing Date, all payments paid or payable in cash by such Person during such period with respect to any Pension Plan (including any Multiemployer Plan, except to the extent such payments are included in the cost of goods sold as reflected in such Person’s income statements), or with respect to any similar defined benefit employee pension plans or employee retirement plans (including any such similar multi-employer plans or multiple-employer plans or any statutory pension or employee retirement scheme or funds) under the laws of any other jurisdiction in which the Borrower or any Subsidiary is organized or formed. Notwithstanding the foregoing, the term “Debt Payments” shall not include (1) any payments with respect to Indebtedness of the Borrower or any Subsidiary of the Borrower that is owed to the Borrower or any Subsidiary of the Borrower, (2) payments with respect to the Massillon BrightLoop Financing to the extent occurring within the first six (6) months following the date of commencement of commercial operations of the Massillon BrightLoop Project (as such date has been specified in a written notice delivered in accordance with Section 6.03(h)) and not in excess, as to all such payments in the aggregate for the Massillon BrightLoop Financing, of $3,500,000, or (3) payments made in accordance with the terms of the Loan Documents with respect to Specified Guarantor Subordinated Debt. Notwithstanding the foregoing, (1) for amounts described in clauses (a) and (b) of this definition solely to the extent such amounts relate to the Existing Facilities Obligations, for any fiscal quarter prior to the Existing Facilities Termination Date, (i) in the case of such clause (a), in lieu of calculating (and including in such clause (a)) actual Consolidated Interest Charges in respect of the Existing Facilities Obligations during such fiscal quarter, the Borrower, in consultation with the Administrative Agent, shall calculate (and include in such clause (a)) an estimate of the amount of such Consolidated Interest Charges assuming such Existing Facilities Obligations were Obligations payable in accordance with the Loan Documents for the entirety of such fiscal quarter (such estimate to be based on (x) with respect to interest, the average outstanding daily principal balance of the Existing Facilities Obligations during such fiscal quarter assuming such principal balance accrued interest at a rate per annum equal to the sum of Term

21 SOFR (determined as of the first day of each month during such fiscal quarter) plus the Applicable Margin for SOFR Loans, and (y) with respect to fees, the average outstanding daily face amount of Existing L/Cs multiplied by a per annum rate of 1.75%, calculated on the basis of a three hundred sixty (360) day year and actual days in such period), and (ii) such amounts described in clause (b) for such fiscal quarter shall be deemed to be $0, and (2) for amounts described in clauses (a) and (b) of this definition solely to the extent such amounts relate to the Existing Facilities Obligations (as calculated in accordance with the foregoing clause (2)), such amounts shall be annualized as follows: (x) for the twelve-month period ended March 31, 2024, two (2) multiplied by the sum of such amounts for the fourth fiscal quarter of 2023 and the first fiscal quarter of 2024, and (x) for the twelve-month period ended June 30, 2024, four-thirds (4/3) multiplied by the sum of such amounts for the fourth fiscal quarter of 2023 and the first and second fiscal quarters of 2024. “Debtor Relief Laws” means the Bankruptcy Code of the United States, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect, including any corporate law of any jurisdiction which may be used by a debtor to obtain a stay or a compromise of the claims of its creditors against it and includes any rules and regulations pursuant thereto. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had

22 appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Institution” means, on any date, any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Closing Date; provided, that, “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time. “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, however, that (a) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (b) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends. “Dollar” and “$” mean lawful money of the United States.

23 “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable using any method of determination it deems appropriate in its Permitted Discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, using any method of determination it deems appropriate in its Permitted Discretion. Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state, territory or other political subdivision thereof or the District of Columbia. “Dumbarton Property” means that certain real property located at Block 10, Vale of Leven Industrial Estate, Dumbarton, Scotland. “Early Termination Fee” has the meaning specified in the Fee Letter. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Copy” has the meaning specified in Section 11.18. “Electronic Record” and “Electronic Signature” have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(i)). “Eligible Cash on Hand” means cash or Cash Equivalents owned by a U.S. Loan Party, which are (a) available for use by a U.S. Loan Party, without condition or restriction (other than in favor of the Administrative Agent), (b) free and clear of any pledge or other Lien (other than in favor of the Administrative Agent and other than in favor of the securities intermediary where the investment account or deposit account referred to below is maintained for its customary fees and charges and any other liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent between the holder of such security interest or lien and the

24 Administrative Agent), (c) subject to the first-priority perfected security interest of the Administrative Agent (subject to the liens of the securities intermediary where the investment account referred to below is maintained for its customary fees and charges), (d) in an investment account or deposit account at Axos Bank or an Affiliate of Axos Bank specifically and solely used for purposes of holding such cash or Cash Equivalents and which account is subject to a Qualifying Control Agreement, (e) for which the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of the amount of such cash or Cash Equivalents held in such investment account as of the applicable date of the calculation of Availability by the Administrative Agent and the satisfaction of the other conditions herein and (f) which cash or Cash Equivalents are not permitted to be withdrawn from such account unless as of the date of such withdrawal and after giving effect thereto, Availability for the immediately preceding five (5) days has been not less than $200,000 and as of the date of such withdrawal and after giving effect thereto, Availability shall be not less than $150,000. Notwithstanding anything to the contrary, Eligible Cash on Hand shall not include Specified Cash Collateral or Cash Collateral. “Eligible Equipment” means Equipment owned by a North American Borrowing Base Party and deemed by the Administrative Agent in its discretion to be eligible for inclusion in the calculation of the Borrowing Base, and as to which a North American Borrowing Base Party has actual and exclusive possession and that is set forth on Schedule 1.01(g) (which schedule may be updated from time to time pursuant to written agreement by the Borrower and the Administrative Agent). Without limiting the foregoing, unless the Administrative Agent otherwise agrees, none of the following shall be deemed to be Eligible Equipment: (a) Equipment in which the Administrative Agent does not have a perfected first- priority lien in such Equipment for the benefit of the Secured Parties; (b) such Equipment has not been appraised by a third party appraiser acceptable to the Administrative Agent utilizing procedures and criteria acceptable to the Administrative Agent for determining the value of such Equipment; (c) as to which Equipment, the North American Borrowing Base Parties are in not compliance with the representations, warranties and covenants relating to such Equipment set forth in the Loan Documents; (d) Equipment that becomes subject to an agreement which restricts the ability of the North American Borrowing Base Parties to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment; (e) Equipment that is not located in the United States (excluding territories or possessions of the United States) or Canada at a location that is owned or leased by a North American Borrowing Base Party, except to the extent that the Borrowing Base Parties have furnished the Administrative Agent with (i) any UCC or PPSA financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Equipment at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent; (f) Equipment whose use or operation requires proprietary software that is not freely assignable to the Administrative Agent; and (g) Equipment acquired in a Permitted Acquisition, unless and until (i) the Administrative Agent has completed or received (A) the results of appraisals of such Equipment

25 from appraisers satisfactory to the Administrative Agent and establishes an Equipment Advance Rate and Equipment Reserves (if applicable) therefor, and otherwise agrees that such Equipment shall be deemed Eligible Equipment, and (B) such other due diligence (including, without limitation, a commercial finance examination) as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent and at the cost of the North American Borrowing Base Parties (without regard to, or inclusion in, any limitations on the number of appraisals or commercial finance examinations payable by the Borrowing Base Parties set forth in Section 6.10). “Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a North American Borrowing Base Party that are finished goods, merchantable and readily saleable to the public in the ordinary course of the North American Borrowing Base Parties’ business and deemed by the Administrative Agent in its discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, (A) complies with each of the representations and warranties respecting Inventory made by the North American Borrowing Base Parties in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below as determined by the Administrative Agent in its discretion. Except as otherwise agreed by the Administrative Agent, in its discretion, the following items of Inventory shall not be included in Eligible Inventory: (a) Inventory that is not solely owned by a North American Borrowing Base Party or a North American Borrowing Base Party does not have good and valid title thereto; (a) Inventory that is leased by or is on consignment to a North American Borrowing Base Party or which is consigned by a North American Borrowing Base Party to a Person which is not a North American Borrowing Base Party; (b) Inventory that is not located in the United States of America (excluding territories or possessions of the United States) or Canada; (c) Inventory that (i) is In-Transit Inventory, or (ii) that is not located at a location that is owned or leased by a North American Borrowing Base Party in the United States of America (excluding territories or possessions of the United States) or Canada, except, in the case of this clause (ii), (A) Inventory in transit between such owned or leased locations or locations which meet the criteria set forth in clause (B) below, or (B) to the extent that the North American Borrowing Base Parties have furnished the Administrative Agent with (1) any UCC or PPSA financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (2) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent; (d) Inventory that is located in a distribution center or warehouse leased by a North American Borrowing Base Party unless the applicable lessor has delivered to the Administrative Agent a Collateral Access Agreement or a Reserve has been imposed by the Administrative Agent therefor; (e) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a North American Borrowing Base Party’s business, (iv) are seasonal in nature

26 and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods; (f) Inventory that is not subject to a perfected first-priority security interest in favor of the Administrative Agent; (g) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof; (h) Inventory that has been sold but not yet delivered or as to which a North American Borrowing Base Party has accepted a deposit; or (i) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any North American Borrowing Base Party or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or (j) Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the North American Borrowing Base Parties’ business, unless and until the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent and establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence (including, without limitation, a commercial finance examination) as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent and at the cost of the North American Borrowing Base Parties (without regard to, or inclusion in, any limitations on the number of appraisals or commercial finance examinations payable by the Borrowing Base Parties set forth in Section 6.10). “Eligible Line of Business” has the meaning specified in Section 5.29. “Eligible Trade Receivables” means Accounts deemed by the Administrative Agent in its discretion to be eligible for inclusion in the calculation of the Borrowing Base arising from the sale of the Borrowing Base Parties’ Inventory (but excluding, for the avoidance of doubt, Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Borrowing Base Party from an account debtor, and in each case originated in the ordinary course of business of such Borrowing Base Party, and (ii) in each case is acceptable to the Administrative Agent in its discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (v) below as determined by the Administrative Agent in its discretion. Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Borrowing Base Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrowing Base Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowing Base Parties to reduce the amount of such Eligible Trade Receivable. Except as otherwise agreed by the Administrative Agent, any Account included within any of the following categories shall not constitute an Eligible Trade Receivable:

27 (a) Accounts that are not evidenced by an invoice; (b) Accounts (i) that are due more than one hundred twenty (120) days from the original invoice date or that have been outstanding for more than one hundred twenty (120) days past the invoice date, or (ii) that have been outstanding for more than sixty (60) days past the original due date; (c) Accounts due from any account debtor as to which more than fifty percent (50%) of the accounts due from such account debtor are described in clause (b), above. (d) All Accounts owed by an account debtor and/or its Affiliates together exceed twenty-five percent (25%) (or any higher percentage now or hereafter established by the Administrative Agent in writing in its Permitted Discretion for any particular account debtor) of the amount of all Accounts at any one time (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Trade Receivables, in the Administrative Agent’s Permitted Discretion); (e) Accounts (i) that are not subject to a perfected first-priority security interest in favor of the Administrative Agent pursuant to the Collateral Documents (subject to Permitted Liens having priority by operation of law), or (ii) with respect to which a Borrowing Base Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent pursuant to the Collateral Documents and other Permitted Liens); (f) Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback; (g) Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Borrowing Base Parties; (h) [reserved]; (i) Accounts which (i) are owed by any Affiliate or any employee of a Loan Party, or (ii) arise out of contract or arrangement between the applicable Borrowing Base Party and account debtor where such Borrowing Base Party’s performance under such contract or arrangement is supported by a Performance Guarantee (except if supported only by any combination of (1) a Performance Guaranty described in clause (c) of such definition and/or (2) solely to the extent of the undrawn stated amount thereof, an Existing L/C or a Letter of Credit) or is subject to any Lien other than a Permitted Lien described in Section 7.01(g); (j) Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Administrative Agent have been duly obtained, effected or given and are in full force and effect; (k) Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee, receiver, interim receiver, receiver and manager, administrator, sequestrator, monitor or custodian appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

28 (l) Accounts due from any Governmental Authority except to the extent that the subject account debtor (i) is the federal government of the United States of America and has complied with, or is not required to comply with, the Federal Assignment of Claims Act of 1940, (ii) is any state or local Governmental Authority in the United States of America and has complied with, or is not required to comply with, any similar state legislation or legislation in such applicable jurisdiction, (iii) is the federal government of Canada or a political subdivision thereof, or any province or territory, or any municipality or department or agency or instrumentality thereof and has complied with, or is not required to comply with, the provisions of the Financial Administration Act (Canada) or any applicable provincial, territorial or municipal law of similar purpose and effect restricting the assignment thereof or the granting of a Lien thereon, as the case may be, and the assignment of such Account is enforceable, or (iv) is any other federal, state, municipal or local Governmental Authority of any other applicable jurisdiction and has complied with, or is not required to comply with, the provisions of any similar legislation of such jurisdiction; (m) Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom; (n) Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set off or charge back; (o) Accounts arising out of sales to an account debtor outside the United States or Canada unless (i) the principal place of business of such account debtor is located within, and such Accounts are located within, a jurisdiction (which shall be a Collateral Jurisdiction) as to which the Administrative Agent has consented in writing (which consent may be given or withheld in the Administrative Agent’s sole discretion), and (ii) (x) such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent, and such irrevocable letter of credit is in the possession of the Administrative Agent, or (y) such Accounts are covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent; (p) Accounts (i) payable other than in Dollars, Canadian Dollars, Sterling, Euros or such other currency as to which the Administrative Agent has consented in writing (which consent may be given or withheld in the Administrative Agent’s sole discretion), or (ii) that are otherwise on terms other than those normal and customary in the Borrowing Base Parties’ business; (q) Accounts evidenced by a promissory note or other instrument; (r) Accounts consisting of amounts due from vendors as rebates or allowances; (s) Accounts which are in excess of the credit limit for such account debtor established by the Borrowing Base Parties in the ordinary course of business and consistent with past practices; (t) Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business;

29 (u) Accounts with respect to which the account debtor is a Sanctioned Person or Sanctioned Entity; (v) Accounts which the Administrative Agent determines in its discretion to be unacceptable for borrowing; or (w) Accounts acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Borrowing Base Parties’ business, unless and until the Administrative Agent has (A) established Reserves (if applicable) therefor, and otherwise agrees that such Accounts shall be deemed Eligible Trade Receivables, and (B) completed or received such due diligence (including, without limitation, a commercial finance examination) as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent and at the cost of the Borrowing Base Parties (without regard to, or inclusion in, any limitations on the number of appraisals or commercial finance examinations payable by the Borrowing Base Parties set forth in Section 6.10). “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna. “Environmental Laws” means any and all federal, state, provincial, territorial, local, and foreign statutes, laws (including common law), regulations, orders-in-council, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, certification, registration, approval, identification number, license or other authorization required under any Environmental Law. “Equipment Advance Rate” means 80%. “Equipment Amortization Amount” means the quotient of (a) the lesser of (i) the Appraised Value of Eligible Equipment, multiplied by the Equipment Advance Rate, or (ii) $4,000,000, divided by (b) one hundred twenty (120). “Equipment Reserves” means such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s Permitted Discretion as being appropriate to reflect the impediments to the Administrative Agent’s ability to realize upon any Eligible Equipment, including based on the results of appraisals. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or

30 acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including general, limited or limited liability partnership interests, member interests or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Equity Issuance” means, any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, and (d) any issuance by the Borrower of its Equity Interests as consideration for a Permitted Acquisition. The term “Equity Issuance” shall not be deemed to include any Disposition. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan. “Esbjerg Property” means that certain real property located at Falkevej 2, Esbjerg, Denmark. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Euro” and “€” mean the single currency of the Participating Member States. “Event of Default” has the meaning specified in Section 8.01. “Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property (other than Material Real Property which is located inside of any Collateral Jurisdiction), (b) unless

31 requested by the Administrative Agent or the Required Lenders, any Intellectual Property for which a perfected Lien thereon is not effected by filing of a UCC or PPSA financing statement, by appropriate evidence of such Lien being filed in the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office, or by taking customary perfection actions in any Collateral Jurisdiction, (c) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents, (d) any property which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(j) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (e) any asset of any Loan Party that shall be deemed environmental waste or an environmental hazard under any Applicable Law, (f) any lease, license, contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9- 406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable (including, without limitation, as a result of the application of the UCC, the PPSA, any Debtor Relief Law or any other Applicable Law or principles of equity, or upon the obtaining of consent from the applicable counterparty to such lease, license, contract or agreement) and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, and provided, further the foregoing exclusion shall in no way be construed any time so as to limit, impair or otherwise affect Administrative Agent’s unconditional continuing security interest in and liens upon, and Excluded Property shall not include, any rights or interests of a Loan Party in or to the proceeds of, or any monies due or to become due under, any such lease, license, contract or agreement, (g) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that that the foregoing (and all goodwill of the businesses of the applicable Loan Parties associated therewith) shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately upon such amendment filing and acceptance, and provided, further the foregoing exclusion shall in no way be construed at any time as to limit, impair or otherwise affect Administrative Agent’s unconditional continuing security interest in and liens upon, and Excluded Property shall not include, any rights or interests of a Loan Party in or to the proceeds of, or any Receivables due or to become due in connection with, any such intent-to-use United States trademark applications (and all goodwill of the businesses of the applicable Loan Parties associated therewith), (h) any property to the extent that such grant of a security interest is prohibited by a Governmental Authority, or requires a consent not obtained of any Governmental Authority, (i) assets subject to Capitalized Leases and/or purchase money financing to the extent such Capitalized Leases and/or purchase money financing are permitted to be outstanding pursuant to this Agreement and to the extent that the operative lease and/or financing documents for such Capitalized Leases and/or purchase money financing prohibit the granting and/or existing of Liens in favor of Administrative Agent on such assets (but assets described in this clause (i) shall only be Excluded Property until such time as such Capitalized Lease and/or purchase money financing is paid in full, at which time such assets shall automatically become part of the Collateral and subject to the security interests created in favor of Administrative Agent under the Loan Documents), and (j) vehicles, trailers and other goods subject to certificate of title laws in any applicable jurisdiction(s) that do not constitute rolling stock; provided that (x) no property that is collateral for any Existing Facilities Obligations or the Specified Guarantor Subordinated Debt shall constitute Excluded Property, and (y) for the avoidance of doubt, no receipts, dividends, distributions, payments or other amounts received by any Loan Party from or on behalf of any Person (including, without limitation, any Person whose Equity

32 Interests do not constitute Pledged Equity) shall constitute Excluded Property unless excluded pursuant to clauses (d) or (h) above. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f), (d) any withholding Taxes imposed pursuant to FATCA, and (e) Canadian federal withholding Taxes imposed as a result of a Recipient (i) not dealing at “arm’s length” (within the meaning of the ITA), with any Loan Party, or (ii) being a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the ITA) of any Loan Party or not dealing at “arm’s length” (within the meaning of the ITA) with a “specified shareholder” (within the meaning of subsection 18(5) of the ITA) of any Loan Party, except, in each case, where the non-arm’s length relationship arises, or where the Recipient is a “specified non-resident shareholder” of any Loan Party or does not deal at arm’s length with a “specified shareholder” of any Loan Party, solely as a result of the Recipient having executed, delivered, become a party to, performed its obligations under, received or perfected a security interest under or received or enforced any rights under, any Loan Document. “Existing Credit Agreement” means that certain Revolving Loan, Guaranty, and Security Agreement dated as of June 30, 2021, among the Borrower, certain of the Guarantors, the lenders party thereto from time to time, and PNC Bank, National Association, as agent for such lenders, as in effect immediately prior to the date hereof. “Existing Facilities Obligations” means, collectively, the Existing Reimbursement Facility Obligations and the Existing L/C Facility Obligations. For the avoidance of doubt, the Specified Guarantor Subordinated Debt shall not constitute Existing Facilities Obligations.

33 “Existing Facilities Termination Date” means the earlier to occur of (a) May 17, 2024 (or such later date as the Administrative Agent may agree in its sole discretion), or (b) the first date following the Closing Date on which each of the following events has occurred: (i) no Existing L/Cs remain outstanding, (ii) all Existing Facilities Obligations have been paid in full, (iii) the Existing L/C Facility Documents and Existing Reimbursement Facility Documents have been terminated, and (iv) all Liens securing any Existing Facilities Obligations have been terminated. “Existing L/C Reserve” means, as of any date of determination, a reserve established from time to time by the Administrative Agent in an amount equal to the Dollar Equivalent of the aggregate maximum stated amount of each Existing L/C outstanding as of such date. “Existing L/Cs” means the letters of credit issued pursuant to the Existing L/C Facility Agreement and described on the L/C Transition Schedule. “Existing L/C Facility Agreement” means that certain Letter of Credit Issuance and Reimbursement, Guaranty, and Security Agreement dated as of June 30, 2021, among the Borrower, certain of the Guarantors, and the Existing L/C Issuer, as such agreement has been amended and is in effect as of the Closing Date, and as subsequently amended, modified, supplemented, renewed, restated or replaced in accordance with the terms hereof. “Existing L/C Facility Documents” means the Existing L/C Facility Agreement and the “Other Documents” as defined in the Existing L/C Facility Agreement, in each case as amended and in effect as of the Closing Date, and as subsequently amended, modified, supplemented, renewed, restated or replaced in accordance with the terms hereof. “Existing L/C Facility Obligations” means the “L/C Facility Debt” (as defined in the Intercreditor Agreement) in respect of the Existing L/Cs. “Existing L/C Issuer” means PNC Bank, National Association, in its capacity as the letter of credit issuer under the Existing L/C Facility Agreement. “Existing L/C Loan Party Cash Collateral” means cash in an initial amount not to exceed $300,000, which cash is maintained in the Existing L/C Loan Party Cash Collateral Account as security for the Existing L/C Facility Obligations. For the avoidance of doubt, the Existing L/C Loan Party Cash Collateral is the “Affiliate Cash Collateral” specified in the PNC Payoff Letter. “Existing L/C Loan Party Cash Collateral Account” means deposit account numbered x4624 maintained by B&WC with PNC Bank, National Association, which account is used exclusively to hold the Existing L/C Loan Party Cash Collateral and holds no funds that are not Existing L/C Loan Party Cash Collateral, and which account may be an interest-bearing account. For the avoidance of doubt, the Existing L/C Loan Party Cash Collateral Account is the “Affiliate Pledgor Account” specified in the PNC Payoff Letter. “Existing Reimbursement Facility Agent” means MSD PCOF Partners XLV, LLC, in its capacity as agent under the Existing Reimbursement Facility Agreement. “Existing Reimbursement Facility Agreement” means that certain Reimbursement, Guaranty, and Security Agreement dated as of June 30, 2021, among the Borrower, certain of the Guarantors, the financial institutions party thereto from time to time as “Cash Collateral Providers”, and the Existing Reimbursement Facility Agent, as agent, as such agreement has been amended and is in effect as of the Closing Date, and

34 as subsequently amended, modified, supplemented, renewed, restated or replaced in accordance with the terms hereof. “Existing Reimbursement Facility Documents” means the Existing Reimbursement Facility Agreement and all reimbursement agreements, credit facility agreements, security agreements, promissory notes, and other agreements, contracts, instruments, and documents executed in connection therewith, in each case as amended and in effect as of the Closing Date and as subsequently amended, modified, supplemented, renewed, restated or replaced in accordance with the terms hereof. “Existing Reimbursement Facility Obligations” means the “Term Loan Debt” (as defined in the Intercreditor Agreement). “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of Involuntary Dispositions), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto. “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Revolving Commitments have terminated, (b) all Obligations (including, without limitation, all principal and interest in respect of Loans, all fees owing under the Loan Documents, all expenses as to which the Secured Parties are entitled to reimbursement under the Loan Documents, and any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Secured Hedge Agreements provided by Hedge Banks) have been paid in full in immediately available funds, other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations in respect of Bank Products (other than in respect of Secured Hedge Agreements) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or Bank Product Collateralization provided therefor, and (iii) any Obligations in respect of Secured Hedge Agreements that, at such time, are allowed by the applicable Hedge Bank to remain outstanding without being required to be repaid, (c) in the case of Obligations with respect to Bank Products (other than in respect of Secured Hedge Agreements), the Administrative Agent shall have received Bank Product Collateralization (except to the extent not required as provided in clause (b)(ii) above), (d) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made), and (e) the Administrative Agent has received cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Administrative Agent reasonably determines is appropriate to secure such contingent Obligations. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or

35 successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than one and one-half percent (1.50%), such rate shall be deemed to be one and one-half percent (1.50%) for the purposes of this Agreement. “Fee Letter” means the letter agreement, dated as of the Closing Date, between the Borrower, the Administrative Agent. “Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards. “Flood Insurance Laws” means, collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert–Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Floor” means a rate of interest equal to one and one-half percent (1.50%). “Foreign Lender” means(a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Obligor” means a Loan Party that is a Foreign Subsidiary. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary; provided that, any Subsidiary of the Borrower that is a Loan Party shall not, except with respect to Sections 5.30 and 11.14 and as otherwise expressly provided for herein or in any other Loan Document, constitute a Foreign Subsidiary. “Foreign Vendor” means a Person that sells In-Transit Inventory to a Loan Party. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline

36 Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03. “Global Intercompany Note” means the global promissory note made by the Borrower to the Lenders on terms and conditions (including terms subordinating payment of any Indebtedness evidenced by such note owing from any Loan Party to the prior payment in full of all of the Obligations in accordance with Section 1.02(e)) acceptable to the Administrative Agent in its Permitted Discretion to evidence certain intercompany indebtedness, as such global promissory note may be modified, amended, supplemented or extended from time to time in accordance with the terms hereof. “Governmental Authority” means the government of any Collateral Jurisdiction or any other nation, or of any political subdivision of any of the foregoing, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guaranteed Obligations” has the meaning specified in Section 10.01.

37 “Guarantors” means, collectively, (a) the Subsidiaries of the Borrower that are organized in a Collateral Jurisdiction and are not BrightLoop Entities, Immaterial Subsidiaries or Captive Insurance Subsidiaries as are or may from time to time become parties to this Agreement pursuant to Section 6.13, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower. For the avoidance of doubt, each Person that is an obligor with respect to any Existing Facilities Obligations or Specified Guarantor Subordinated Debt (in either case, whether as a borrower or a guarantor thereunder), as applicable, unless otherwise the Borrower, shall be a Guarantor unless otherwise expressly agreed in writing by the Administrative Agent. “Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with the Canadian Guarantee, the UK Guarantee, the Mexican Guarantee, the Danish Guarantee, the Italian Guarantee, the Luxembourg Guarantee and each other guaranty delivered pursuant to Section 6.13. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law. “Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Articles VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. “IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein. “Immaterial Subsidiary” means, subject to Section 7.16, each Subsidiary identified on Schedule 1.01(e). “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under standby letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract;

38 (d) all obligations (including, without limitation, earnout obligations) of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days after the date on which such trade account was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock) or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations under PACE Financings; and (i) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. “Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 11.04(b). “Information” has the meaning specified in Section 11.07(a). “Italian Guarantee” means the Italian guarantee to be entered into after the Closing Date in accordance with the Post-Closing Letter, executed in favor of the Administrative Agent and the other Secured Parties by each of the Italian Loan Parties. “Italian Loan Party” means each Loan Party that is organized under the laws of Italy or any province, territory or other political subdivision thereof. “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

39 “Intellectual Property” has the meaning specified in the Security Agreement or the Canadian Security Agreement and, as applicable, any other Collateral Document governed by the law of any other Collateral Jurisdiction, as applicable. “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Existing L/C Issuer, and the Existing Reimbursement Facility Agent, and acknowledged by the Loan Parties, as such Intercreditor Agreement may be amended, modified, supplemented, renewed, restated or replaced from time to time. “Interest Period” means, with respect to any SOFR Loan, (b) initially, the period commencing on the date such SOFR Loan is made hereunder and ending on the last calendar day of that respective month, and (b) thereafter, each period commencing on the first calendar day of the month and ending on the last calendar day of that month. Notwithstanding the foregoing, no Interest Period may end after the Facility Termination Date. “In-Transit Inventory” means Inventory of a Loan Party which is in the possession of a common carrier and is in transit from a Foreign Vendor of the Borrower from a location outside of the continental United States to a location of a Loan Party that is within the continental United States. “Inventory” has the meaning given that term in the UCC or the PPSA, as applicable, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing. “Inventory Advance Rate” means 50%. “Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the saleability of the Eligible Inventory, or which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on obsolescence; seasonality; shrink; imbalance; change in Inventory character; change in Inventory composition; change in Inventory mix; markdowns (both permanent and point of sale); markons and markups inconsistent with prior period practice and performance; industry standards, current business plans or advertising calendar and planned advertising events; and out-of-date and/or expired Inventory. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

40 “Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary. “IRS” means the United States Internal Revenue Service. “ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary, Joint Venture or Consortium) or in favor of the L/C Issuer and relating to such Letter of Credit, including, without limitation, any Collateral Document in respect of any Cash Collateral or Specified Cash Collateral. “ITA” means the Income Tax Act (Canada), as amended. “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered in accordance with the provisions of Section 6.13. “Joinder Date” means date that is the earlier to occur of (x) the date on which the Loan Parties shall have caused the UK Loan Parties, the Mexican Loan Parties, the Danish Loan Parties, the Italian Loan Parties and the Luxembourg Loan Parties to join the Loan Documents in accordance with the Post-Closing Letter, or (y) the deadline for such joinder set forth in the Post-Closing Letter. “Judgment Currency” has the meaning specified in Section 11.23. “Joint Venture” means any Person (a) in which the Borrower, directly or indirectly, owns any Equity Interests or Equity Interests of such Person and (b) that is not a Subsidiary of the Borrower, provided that (i) the Administrative Agent, on behalf of the Secured Parties, has a valid, perfected, first priority security interest in the Equity Interests in such joint venture owned directly by any Loan Party except where (x) the Organization Documents of such joint venture prohibit such a security interest to be granted to the Administrative Agent or (y) such joint venture has incurred Indebtedness the terms of which either (A) require security interests in such Equity Interests to be granted to secure such Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent, and (ii) no Loan Party shall, whether pursuant to the Organization Documents of such joint venture or otherwise, be under any obligation to make Investments or provide a Guarantee after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, that would be in violation of any provision of this Agreement. “Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. All L/C Advances shall be denominated in Dollars.

41 “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof. “L/C Issuer” means (i) Axos Bank, by itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, and (ii) each successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “L/C Transition Schedule” means the L/C Transition Schedule attached hereto as Schedule 1.01(f), as the same may be amended from time to time with the prior written consent of the Administrative Agent and the Borrower. “Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender. “Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the Swingline Lender and the L/C Issuer. “Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. “Letter of Credit” means any letter of credit issued hereunder, including, as the context requires, an Underlying Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency as provided herein. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer. “Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Fee” has the meaning specified in Section 2.03(l). “Letter of Credit Maintenance Fee” has the meaning specified in Section 2.03(l).

42 “Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $100,000,000.00 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing). “Liquidity” means, as of any date, the aggregate amount equal to the sum of (x) Availability as of such date and (y) unrestricted cash and Cash Equivalents (excluding Eligible Cash on Hand, Cash Collateral and Specified Cash Collateral) on the Consolidated balance sheet of the Loan Parties on a Consolidated basis as of such date. “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swingline Loan. “Loan Account” has the meaning specified in Section 2.11(a). “Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Revolving Commitments or (b) the Borrowing Base. “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Joinder Agreement, (h) each Borrowing Base Certificate, (i) the Specified Guaranty, (j) the Intercreditor Agreement, (k) the Post- Closing Letter, (l) the Global Intercompany Note, (m) any agreement creating or perfecting rights in Cash Collateral or Specified Cash Collateral pursuant to the provisions of Section 2.14, (n) the PNC Payoff Letter, and (o) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Bank Product Agreement or any Secured Cash Management Agreement) and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents. “Loan Notice” means a notice of a Borrowing pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Luxembourg Guarantee” means the Luxembourg guarantee to be entered into after the Closing Date in accordance with the Post-Closing Letter, executed in favor of the Administrative Agent and the other Secured Parties by each of the Luxembourg Loan Parties. “Luxembourg Loan Party” means each Loan Party that is organized under the laws of Luxembourg or any province, territory or other political subdivision thereof.

43 “Mandatory Cost” means any amount incurred periodically by any Lender during the term of the Revolving Facility which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority. “Massillon BrightLoop Entities” means the Subsidiaries or Joint Ventures established directly or indirectly by the Borrower solely to hold the assets constituting the Massillon BrightLoop Project, it being understood and agreed that such Massillon BrightLoop Entities shall not hold any assets other than the Massillon BrightLoop Project or have any liabilities other than in respect of the Massillon BrightLoop Financing. “Massillon BrightLoop Financing” means certain construction financing incurred by one or more of the Massillon BrightLoop Entities and guaranteed on a non-recourse basis by TCS Equipment Finance, LLC, a Utah limited liability company, in connection with the Massillon BrightLoop Project, in the aggregate principal amount not to exceed the amount set forth therefor on the BrightLoop Schedule, which financing shall be on terms and conditions reasonably satisfactory to the Administrative Agent “Massillon BrightLoop Project” means that certain BrightLoop facility to be constructed in Massillon, Ohio for the purpose of producing hydrogen from natural gas. “Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Loan Parties, taken as a whole, to perform their Obligations under any Loan Document to which they are parties, (ii) the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of any Loan Document to which they are parties, (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents, (iv) the timely payment of the principal of or interest on the Loans or other amounts payable in connection with the Obligations, or (v) the Collateral. “Material Contract” means, any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary, the Existing L/C Facility Documents and the Existing Reimbursement Facility Documents shall constitute Material Contracts for all purposes hereunder. “Material Intellectual Property” means Intellectual Property material to the business or operations of the Loan Parties. “Material Real Property” means any fee-owned real property located in any Collateral Jurisdiction that is owned by any Loan Party with a fair market value in excess of $1,000,000 (at the Closing Date or, with respect to fee-owned real property located in any Collateral Jurisdiction acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith); provided, that, (a) the Dumbarton Property shall not at any time prior to the first anniversary of the Closing Date (or such later date as the Administrative Agent may agree in its discretion) constitute Material Real Property, and (b) the Esbjerg Property shall not at any time prior to the date that is eighteen (18) months following the Closing Date (or such later date as the Administrative Agent may agree in its discretion) constitute Material Real Property.

44 “Maturity Date” means January 18, 2027; provided that if as of August 30, 2025, the Indebtedness under any of the Unsecured Notes has not been refinanced pursuant to a Permitted Refinancing, or the maturity date of all of the Unsecured Notes has not been otherwise extended to a date on or after July 18, 2027, in each case, on terms reasonably satisfactory to the Administrative Agent, then “Maturity Date” means August 30, 2025. “Maximum Rate” has the meaning specified in Section 11.09. “Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower. “Mexican Guarantee” means the Mexican guarantee to be entered into after the Closing Date in accordance with the Post-Closing Letter, executed in favor of the Administrative Agent and the other Secured Parties by each of the Mexican Loan Parties. “Mexican Loan Party” means each Loan Party that is organized under the laws of Mexico or any province, territory or other political subdivision thereof. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their Permitted Discretion. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee or leasehold mortgages, deeds of trust, deeds and other similar security documents executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent. “Mortgaged Property” means any owned or leased property of a Loan Party listed on Schedule 5.21(g)(i) and, thereafter, shall include each other Material Real Property with respect to which a Mortgage is granted pursuant to Section 6.14(b). “Mortgaged Property Support Documents” means, with respect to any Material Real Property to be subject to a Mortgage, such documents, instruments and agreements as the Administrative Agent may reasonably require in connection with such Material Real Property, including, without limitation, flood zone certifications, title insurance policies, surveys, zoning reports, assignments of leases and rents, fixture filings, and opinions of counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

45 “Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders. “Non-Extension Notice Date” has the meaning specified in Section 2.03(b). “Non-Loan Party” means any Subsidiary that is not a Loan Party. “Non-Recourse Indebtedness” means Indebtedness of any one or more Non-Loan Parties (a) that is on terms and conditions reasonably satisfactory to Administrative Agent, (b) consists solely of an asset- based working capital facility to support the working capital needs of the applicable Non-Loan Parties, (c) that is not, in whole or in part, Indebtedness of any Loan Party (and for which no Loan Party has created, maintained or assumed any guarantee obligation) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Loan Party or the assets thereof, (d) owing to an unaffiliated third-party (which for the avoidance of doubt does not include the Parent, any Subsidiary thereof, any other Loan Party, any Joint Venture (or owner of any interest therein) or any Affiliate of any of them) and (e) the source of repayment for which is expressly limited to the assets and/or cash flows of such Non-Loan Party and/or the Equity Interests of such Non-Loan Party. “North American Borrowing Base Party” means (a) U.S. Loan Party, and (b) a Canadian Loan Party. “Note” means a Revolving Note (including, without limitation, a Revolving Note evidencing Swingline Loans). “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be in such form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “NPL” means the National Priorities List under CERCLA. “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Reimbursement Undertaking and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such

46 interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non- U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). “Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts. “Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero. “PACE Financing” means any property assessed clean energy financing or similar energy efficiency or renewable energy financing repaid through assessments against property (without regard to the name given to such financing). “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d).

47 “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Patriot Act” has the meaning specified in Section 11.19. “Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, (b) before and after giving effect to such transaction or payment, Availability is greater than $5,000,000, and (c) after giving effect to such transaction or payment, (i) the Pro Forma Availability Condition is satisfied, (ii) the Loan Parties are in Pro Forma Compliance (including, without limitation, with the covenants set forth in Section 7.11), and (iii) to the extent such specified payment is a Restricted Payment, the Total Net Leverage Ratio shall be at least 0.25 to 1.00 less than the then applicable level set forth in Section 7.11, calculated using the same Measurement Period used to determine Pro Forma Compliance. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent (x) an updated Borrowing Base Certificate giving effect to the payment or transaction and (y) evidence of satisfaction of the conditions contained in clause (c) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent. “Payment Date” means, as to any Loan, the first Business Day of each calendar month. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Performance Guarantee” of any Person means (a) any letter of credit, bankers’ acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support only trade payables or nonfinancial performance obligations of such Person, (b) any letter of credit, bankers’ acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support any letter of credit, bankers’ acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of a Subsidiary, a Joint Venture or a Consortium of such Person to support only trade payables or non-financial performance obligations of such Subsidiary, Joint Venture or Consortium, and (c) any parent company guarantee or other direct or indirect liability, contingent or otherwise, of such Person with respect to trade payables or non- financial performance obligations of a Subsidiary, a Joint Venture or a Consortium of such Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee that such contractual obligation will be performed, or that any agreement relating thereto will be complied with. “Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

48 (a) no Default shall then exist or would exist after giving effect thereto; (b) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Acquisition on a Pro Forma Basis, (i) the Loan Parties are in Pro Forma Compliance and (ii) the Total Net Leverage Ratio shall be at least 0.25 to 1.00 less than the then applicable level set forth in Section 7.11, calculated using the same Measurement Period used to determine Pro Forma Compliance; (c) the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a perfected security interest (having the priority required by the Loan Documents) in all property (including, without limitation, Equity Interests) acquired with respect to the Target to the extent required by the terms of Section 6.14 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 6.13; (d) the Administrative Agent and the Lenders shall have received not less than fifteen (15) Business Days (or such shorter period as may be agreed by the Administrative Agent) days prior to the consummation of any such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with a purchase price in excess of $2,500,000, a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement; (e) the Target shall have earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date, and after giving effect to any pro forma adjustments reasonably acceptable to the Administrative Agent, in an amount greater than $0; (f) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; (g) the Target shall be engaged in the conduct of an Eligible Line of Business; (h) to the extent that proceeds of Credit Extensions are used as consideration for such Acquisition, after giving effect to such Acquisition and any such Credit Extensions, Availability shall be at least $10,000,000; (i) after giving pro forma effect to such Acquisition (and any Indebtedness (including if applicable any Revolving Loan) being incurred or requested and/or any other transaction being closed and consummated by any Loan Party or any Subsidiary thereof concurrently/substantially contemporaneously with the closing and consummation on such transaction), the Payment Conditions shall have been satisfied; (j) if the total consideration, including the purchase price and liabilities assumed (including, without limitation, all Indebtedness of the Target existing at the time of such Acquisition, Indebtedness under Permitted Seller Notes and Permitted Earnouts), of such Acquisition shall exceed $25,000,000, the Borrower shall have delivered to the Administrative

49 Agent a quality of earnings report performed by a third party firm reasonably acceptable to the Administrative Agent, which report shall address the period starting at least one full fiscal year prior to such Acquisition and continuing to the date of such report; and (k) with respect to any Acquisition consisting of or including either (x) an acquisition of the Equity Interest(s) of any Person(s) that is not organized in a Collateral Jurisdiction and/or (y) any assets that will not, after giving effect to such Acquisition (and, if applicable, to the provisions of clause (c) of this definition), be owned by a Loan Party, the total consideration with respect thereto, including the purchase price and liabilities assumed, shall not exceed $5,000,000 or, as to all such Acquisitions in the aggregate after the Closing Date, $15,000,000. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the applicable Lenders agree in writing in accordance with Section 11.01, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement. “Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit E or any other form approved by the Administrative Agent. “Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment. “Permitted Earnouts” means, with respect to the Borrower or any Subsidiary thereof, any unsecured obligations of such Person arising from a Permitted Acquisition which are payable to the applicable seller based on the achievement of specified financial results over time and, if payable by any Loan Party, are subject to subordination terms (or a subordination agreement in favor of the Administrative Agent) in favor of the Obligations reasonably acceptable to the Administrative Agent. “Permitted Holder” means the Specified Guarantor. “Permitted Indebtedness” has the meaning specified in Section 7.02. “Permitted Intercompany Advances” means: (a) any unsecured loans and/or advances made by a Loan Party to another Loan Party or any Guarantees incurred by a Loan Party with respect to Permitted Indebtedness of another Loan Party; (b) any unsecured loans and/or advances made by a Non-Loan Party to another Non- Loan Party or any Guarantees incurred by a Non-Loan Party with respect to Permitted Indebtedness of another Non-Loan Party; (c) (i) any unsecured loans and/or advances made by a Non-Loan Party to a Loan Party, provided that any such loans and/or advances must be Subordinated Debt, or (ii) any unsecured Guarantee incurred by a Non-Loan Party with respect to Permitted Indebtedness of a Loan Party, provided that any reimbursement or contribution obligations of the Loan Party with respect thereto shall be evidenced by, and subject to the terms of, the Global Intercompany Note; (d) any unsecured loans and/or advances made by a Loan Party to a Non-Loan Party so long as the aggregate amount of all such loans and/or advances made in any fiscal year, does not

50 exceed, for any fiscal year, an amount of the greater of (1) $10,000,000 or (2) 25% of the Consolidated Adjusted EBITDA for the Loan Parties on a Consolidated basis for the fiscal year immediately preceding such fiscal year; provided that, notwithstanding anything to the contrary provided for in the foregoing, no such Investment may be made under or in reliance on this clause (d) unless, after giving pro forma effect to any such loan and/or advance (and any Indebtedness being incurred or requested and/or any other transaction being closed and consummated by the Borrower or any Subsidiary concurrently or substantially contemporaneously with the closing and consummation on such transaction), the Payment Conditions shall have been satisfied; and (e) any unsecured loans and/or advances and/or Guarantees existing as of the Closing Date set forth on Schedule 7.02 hereto and any Permitted Refinancings thereof. “Permitted Liens” has the meaning specified in Section 7.01. “Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which: (a) is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or (b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; (c) is made to pay any other amount chargeable to any Loan Party hereunder; and (d) together with all other Permitted Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree; provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit or Section 2.04 regarding the Lenders’ obligations with respect to Swingline Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder; provided, further, that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Revolving Commitments (as in effect prior to any termination of the Revolving Commitments pursuant to Section 2.06 or Section 8.02 hereof). “Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments to be made prior to the Maturity Date in excess of any such scheduled principal payments required in respect of the Indebtedness so Refinanced, (d) if the Indebtedness being Refinanced

51 is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Loan Parties or the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, and (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate. “Permitted Seller Notes” means, with respect to the Borrower or any Subsidiary, any unsecured obligations of such Person consisting of a deferred purchase price payment or other deferred consideration (excluding any standard “working capital adjustment” provisions or similar provisions) payable by such Person in connection with a Permitted Acquisition, whether evidenced by a promissory note, by the terms of the applicable acquisition purchase or merger agreement, or otherwise, in an aggregate principal amount of all such Indebtedness at any one time outstanding not to exceed $25,000,000, plus, following consummation of the Acorn Acquisition (to the extent such Acorn Acquisition is a Permitted Acquisition), additional Indebtedness relating thereto in an amount agreed in writing by the Administrative Agent, all of which Indebtedness shall be subject to subordination terms (or a subordination agreement in favor of the Administrative Agent) in favor of the Obligations reasonably acceptable to the Administrative Agent and either (x) do not provide for any payments of principal thereunder prior to the date that is ninety-one (91) days after the Maturity Date as in effect on the date such obligation is created or (y) are otherwise on terms and conditions acceptable to Agent in its reasonable discretion. “Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party, then the transferee thereof must be a Loan Party, unless, subject to the last paragraph of Section 7.05, such Disposition is a Permitted Intercompany Advance; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) subject to the last paragraph of Section 7.05, licenses, sublicenses, leases or subleases (in each case not including any Sale and Leaseback Transactions) granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; and (e) the sale or disposition of Cash Equivalents for fair market value. “Person” means any natural person, corporation, limited liability company, unlimited company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, but excluding a Multiemployer Plan), maintained for the employees of the Borrower or any such Plan where the Borrower is subject to Title IV liability (including indirect or secondary liability). “Platform” has the meaning specified in Section 6.02. “Pledged Equity” has the meaning specified in the Security Agreement and the Canadian Security Agreement, and shall also have the meaning specified for any similar term in any other Collateral Document governed by the law of any other Collateral Jurisdiction. “PNC Corporate Card Cash Collateral” means cash in an amount not to exceed $2,000,000, which cash is maintained in the PNC Corporate Card Cash Collateral Account as security for obligations of The

52 Babcock & Wilcox Company in respect of the PNC Corporate Card Program. For the avoidance of doubt, the PNC Corporate Card Cash Collateral is the “P-Card Cash Collateral” specified in the PNC Payoff Letter. “PNC Corporate Card Cash Collateral Account” means deposit account numbered x9557 maintained by The Babcock & Wilcox Company with PNC Bank, National Association, which account is used exclusively to hold the PNC Corporate Card Cash Collateral and holds no funds that are not PNC Corporate Card Cash Collateral. For the avoidance of doubt, the PNC Corporate Card Cash Collateral Account is the “P-Card Cash Collateral Account” specified in the PNC Payoff Letter. “PNC Corporate Card Program” means the corporate purchasing card program maintained by The Babcock & Wilcox Company with PNC Bank, National Association, as such program is in effect as of the Closing Date. “PNC Payoff Letter” means that certain letter agreement dated as of the Closing Date, by and among PNC Bank, National Association, in its capacity as agent under the Existing Credit Agreement, the Existing L/C Issuer, and certain of the Loan Parties, having a “re:” line of “Facilities Termination and Cash Collateralization Agreement” and on which the Administrative Agent is entitled to rely as provided therein. “Post-Closing Letter” means that certain letter agreement dated as of the Closing Date, by and among the Loan Parties party thereto and the Administrative Agent, with respect to certain post-closing undertakings of such Loan Parties as further described therein. “PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction of Canada other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for purposes of the provisions in the Loan Documents relating to such validity, perfection, effect of perfection or non-perfection or priority. “Pro Forma Availability Condition” means, as of any date of calculation, (a) except as provided in clause (b) below, Pro Forma Excess Availability will be equal to or greater than (i) if the proposed date of any transaction or payment requiring satisfaction of the Payment Conditions (such date, the “Proposed Transaction Date”) is prior to the Joinder Date, $5,000,000, or (ii) if the Proposed Transaction Date is on or after the Joinder Date, $8,000,000, and (b) with respect to the making of any Restricted Payment, Pro Forma Excess Availability will be equal to or greater than (i) if the Proposed Transaction Date is prior to the Joinder Date, $7,500,000, or (ii) if the Proposed Transaction Date is on or after the Joinder Date, $10,000,000. “Pro Forma Excess Availability” means, as of any date of calculation, after giving pro forma effect to the transaction then to be consummated or payment to be made, projected Availability as of the date of such transaction or payment and as of the end of each fiscal month during the subsequent projected six (6) fiscal months. “Pro Forma Basis” and “Pro Forma Effect” means, for any transaction (including, without limitation, a Disposition, an Acquisition or other Investment, a Restricted Payment and payment in respect of Indebtedness) whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:

53 (a) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period; (b) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period; (c) interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period; and (d) any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period. “Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed Measurement Period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant Measurement Period. “Properly Contested” means, with respect to any obligation of a Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of such Person; (e) no Lien is imposed on assets of such Person, unless bonded and stayed to the reasonable satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning specified in Section 6.02. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 11.21. “Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

54 “Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC, the PPSA or the Securities Transfer Act, 2006 (Ontario), as applicable, or any other applicable Canadian securities transfer laws, as applicable) over the deposit account(s) or securities account(s) described therein, or is otherwise required by the Administrative Agent to maintain cash management in the case of any deposit account governed by the laws of Canada (or any province or territory thereof) or any other Collateral Jurisdiction. “Receivables” means any of the Borrower’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts receivable, notes receivable and other rights to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security, guarantees, indemnities and warranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit, and any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization transactions involving accounts receivables. “Receivables Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables, including, without limitation, on account of dilution, rebates, discounts, warranty claims, and returns. “Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Reduction Amount” has the meaning specified in Section 2.05(b)(vii). “Register” has the meaning specified in Section 11.06(c). “Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reimbursement Undertaking” has the meaning specified in Section 2.03(l). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility. “Relevant Rate” means with respect to any Credit Extension denominated in Dollars, SOFR, as applicable. “Report” has the meaning as specified in Section 9.14. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

55 “Request for Credit Extension” means (a) with respect to a Borrowing, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice. “Required Lenders” means, at any time, (a) the Administrative Agent, (b) each Affiliate of the Administrative Agent to which any portion of the Obligations is owing, and (c) Lenders having Total Revolving Exposures representing more than 50% of the Total Revolving Exposures of all Lenders at such time. The Total Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination; provided further, that this definition is subject to Section 3.03. “Rescindable Amount” has the meaning as specified in Section 2.12(b)(ii). “Reserves” means, as of any date of determination, the Existing L/C Reserve, Inventory Reserves, Receivables Reserves, Equipment Reserves, Bank Product Reserves, Cash Management Reserves, Canadian Priority Payables Reserves and those other reserves that the Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.01(c), to establish and maintain (including reserves (a) with respect to sums that any Loan Party or its Subsidiaries are required to pay under this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) with respect to amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of the Administrative Agent likely would have a priority superior to the Administrative Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (c) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral, (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, (e) to reflect that a Default or an Event of Default then exists, (f) for reasonably anticipated changes in the Appraised Value of Eligible Inventory or Eligible Equipment between appraisals, (g) in connection with currency translation risk) with respect to the Borrowing Base, or (h) in connection with any Loan Party’s obligations in respect of any Performance Guarantee). “Resignation Effective Date” has the meaning specified in Section 9.06(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible

56 Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent. “Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any buyback, redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding. “Revaluation Date” means, with respect to any Letter of Credit, each of the following: (a) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (b) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (c) such additional dates as the Administrative Agent or the L/C Issuer shall determine. “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type made by each of the Revolving Lenders pursuant to Section 2.01(b). “Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(d) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the Closing Date shall be $150,000,000. “Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time. “Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time. “Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time. “Revolving Loan” has the meaning specified in Section 2.01(b). “Revolving Loan Priority Collateral” has the meaning specified in the Intercreditor Agreement. “Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit F.

57 “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto. “Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. “Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC. “Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above. “Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the government of Canada (including pursuant to Canadian Economic Sanctions and Export Control Laws), (c) any Governmental Authority located in any other Collateral Jurisdiction, (d) the United Nations Security Council, (e) the European Union or any European Union member state, (f) His Majesty’s Treasury of the United Kingdom, or (g) any other Governmental Authority with jurisdiction over any Secured Party or any Loan Party or any of their respective Subsidiaries or Affiliates. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Bank Product Agreement” means any Bank Product Agreement between any Loan Party and any Bank Product Provider, including any Secured Hedge Agreement. “Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any Cash Management Bank. “Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract required by or not prohibited under Article VI or VII between any Loan Party and any Hedge Bank. “Secured Obligations” means all Obligations and all Additional Secured Obligations. “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Bank Product Providers, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

58 “Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit G. “Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder. “Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties. “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Loan” means a Revolving Loan that bears interest based on Term SOFR. “SOFR Rate Day” has the meaning specified in the definition of Daily Simple SOFR. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Cash Collateral” means cash or deposit account balances pledged and deposited with the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swingline Lender (as applicable) or the Lenders, as Collateral for the Obligations, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or the Swingline Lender (as applicable). “Specified Collateral Account” has the meaning specified in Section 2.14(b). “Specified Guarantor” means B. Riley Financial, Inc., a Delaware corporation. “Specified Guarantor Reimbursement Agreement” means that certain Reimbursement Agreement dated as of the date hereof by and between the Borrower and the Specified Guarantor, as the same may be

59 amended, restated, supplemented or otherwise modified in accordance with this Agreement, which Reimbursement Agreement sets forth certain reimbursement obligations of the Borrower to the Specified Guarantor arising out of the Specified Guaranty. “Specified Guarantor Subordinated Debt” means Indebtedness incurred by any Loan Party which (a) is subordinated in right of payment to the prior payment of the Obligations, (b) contains other terms, including, without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects reasonably acceptable to the Administrative Agent, (c) constitutes Indebtedness owing to the Specified Guarantor (i) described in Section 1(b)(ii) of the Specified Guaranty, (ii) consisting of reimbursement obligations under the Specified Guarantor Reimbursement Agreement, (iii) consisting of reimbursement obligations owing pursuant to any surety bond indemnity arrangements or agreements, as such agreements may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof, or (iv) consisting of reimbursement obligations owing upon the exercise by the Specified Guarantor pursuant to Section 9 of the Specified Guaranty, and (d) is subject at all times to the Specified Guarantor Subordination Agreement. “Specified Guarantor Subordinated Debt Documents” means all agreements (including, without limitation intercreditor agreements, instruments and other documents) pursuant to which Specified Guarantor Subordinated Debt has been or will be issued or otherwise setting forth the terms of any Specified Guarantor Subordinated Debt. “Specified Guarantor Subordination Agreement” means a subordination agreement to be entered into contemporaneously with the incurrence of any Specified Guarantor Subordinated Debt, by and among the Specified Guarantor and the Administrative Agent and acknowledged by the applicable Loan Parties, which subordination agreement shall be in form and substance reasonably satisfactory to the Administrative Agent. “Specified Guaranty” means that certain Guaranty dated as of the Closing Date, made by the Specified Guarantor in favor of the Secured Parties. “Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11). “Sterling” and “£” mean the lawful currency of the United Kingdom. “Subordinated Debt” means Indebtedness incurred by any Loan Party which by its terms (a) is subordinated in right of payment to the prior payment of the Obligations and (b) contains other terms, including, without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects reasonably acceptable to the Administrative Agent. “Subordinated Debt Documents” means all agreements (including, without limitation intercreditor agreements, instruments and other documents) pursuant to which Subordinated Debt has been or will be issued or otherwise setting forth the terms of any Subordinated Debt. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Supported QFC” has the meaning specified in Section 11.21.

60 “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04. “Swingline Lender” means Axos Bank in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder. “Swingline Loan” has the meaning specified in Section 2.04(a). “Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Swingline Sublimit” means an amount equal to the lesser of (a) zero ($0) (or such other amount as the Administrative Agent and the Swingline Lender may agree in their discretion after the Closing Date) and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility. “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

61 “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Target” has the meaning specified in the definition of “Permitted Acquisition.” “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan Priority Collateral” has the meaning specified in the Intercreditor Agreement. “Term SOFR” means, for the applicable Interest Period, the Term SOFR Reference Rate that has been selected or recommended by the Term SOFR Administrator. In no event shall Term SOFR equal less than the Floor. Term SOFR initially shall be determined on the date of this Agreement and shall thereafter be adjusted monthly on the first day of each calendar month. “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected in the sole discretion of the Administrative Agent). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Threshold Amount” means $5,000,000. “Total Revolving Exposure” means, as to any Revolving Lender at any time, the unused Revolving Commitments and Revolving Exposure of such Revolving Lender at such time. “Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference, if a positive number, of (i) Consolidated Funded Indebtedness (other than Specified Guarantor Subordinated Debt) of the Borrower and its Subsidiaries on a Consolidated basis as of such date, minus (ii) to the extent not in excess of $50,000,000, unrestricted cash and Cash Equivalents (excluding Eligible Cash on Hand, Cash Collateral and Specified Cash Collateral) on the Consolidated balance sheet of the Loan Parties on a Consolidated basis as of such date, to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period. “Total Revolving Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations as of such date. “Type” means, with respect to a Loan, its character as a SOFR Loan or, to the extent expressly provided for herein, a Base Rate Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority.

62 “UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Guarantee” means the UK guarantee to be entered into after the Closing Date in accordance with the Post-Closing Letter, executed in favor of the Administrative Agent and the other Secured Parties by each of the UK Loan Parties. “UK Loan Party” means each Loan Party that is organized under the laws of the United Kingdom or any province, territory or other political subdivision thereof. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Underlying Issuer” means, individually and/or collectively (as the context may require), Bank of Montreal (by itself or through one of its designated Affiliates or branch offices) or such other Person as is designated by the Administrative Agent to become an Underlying Issuer for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.03. “Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer. “Unfunded Capital Expenditures” means, as to the Borrower or any Subsidiary, without duplication, a Capital Expenditure funded (a) from such Person’s internally generated cash flow or (b) with the proceeds of a Loan. “Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Secured Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base, increase in Reserves or misrepresentation by the Loan Parties. “United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(f). “Unsecured Notes” means, collectively, (x) those certain 8.125% Senior Notes due 2026 issued by the Borrower under the Unsecured Notes Indenture, in an aggregate principal amount of $193,034,475 as of the Closing Date, (y) those certain 6.50% Senior Notes due 2026 issued by the Borrower under the Unsecured Notes Indenture, in an aggregate principal amount of $151,440,250 as of the Closing Date, and (z) any additional unsecured Senior Notes issued under the Unsecured Notes Indenture by the Borrower made in accordance with the terms hereof. “Unsecured Notes Documents” means, collectively, the Unsecured Notes, the Unsecured Notes Indenture, and all agreements, contracts, instruments, and documents executed in connection therewith, in each case as such agreement, contract, instrument, or document may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof.

63 “Unsecured Notes Indenture” means, collectively, (w) that certain Indenture dated February 12, 2021 between the Borrower and the Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Unsecured Notes Trustee”), (x) that certain First Supplemental Indenture dated February 12, 2021 between the Borrower and Unsecured Notes Trustee executed in connection such Indenture dated February 12, 2021, (y) that certain Second Supplemental Indenture dated December 13, 2021 between the Borrower and Unsecured Notes Trustee executed in connection such Indenture dated February 12, 2021, and (z) any further supplemental indenture entered into by the Borrower and the Unsecured Notes Trustee pursuant to such Indenture from time to time after the Closing Date in connection with any issuance of Indebtedness by the Borrower made in accordance with the terms hereof (as any such agreement or indenture may be may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof). “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Loan Party” means any Loan Party that is organized under the laws of the United States, any state, territory or other political subdivision thereof for the District of Columbia. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning specified in Section 11.21. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3). “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or

64 reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). (e) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations, the Guaranteed Obligations, the Secured Obligations or any similar term shall mean that the Facility Termination Date shall have occurred. 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein

65 shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard). (b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. (c) Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any Measurement Period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11 and for purposes of determining the Applicable Margin, be given Pro Forma Effect as of the first day of such Measurement Period. 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.07 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. Without limiting the generality of the foregoing, (a) any term defined in this Agreement by reference to the “Uniform Commercial Code” or “UCC” with respect to the Canadian Loan Parties or Canadian Collateral shall also have any extended, alternative or analogous meaning given to such term in the applicable PPSA and other applicable Canadian laws (including, without limitation, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension,

66 preservation or betterment of the security and rights of the Collateral, (b) all references in this Agreement to Article 7, Article 8 or Article 9 of the UCC shall be deemed to refer also to applicable Canadian securities transfer laws including the Securities Transfer Act, 2006 (Ontario), as amended from time to time, (c) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the applicable PPSA, including, without limitation, where applicable, financing change statements, (d) all references in this Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office and each similar Governmental Authority in any other Collateral Jurisdiction, (e) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, state, territorial and provincial securities laws in Canada and any other Collateral Jurisdiction, and (f) all references to state or federal bankruptcy laws shall be deemed to refer also to any insolvency proceeding occurring in Canada or under Canadian federal, provincial or territorial law or in any other Collateral Jurisdiction or under the law of any other Collateral Jurisdiction. 1.08 Rates. The Borrower acknowledges and understands that (a) Term SOFR is established, administered and regulated by third parties, and its continuing existence and ongoing viability as a source and basis for establishing contractual interest rates is entirely outside the control of the Administrative Agent, (b) Term SOFR is a derivative of SOFR, based on expectations derived from the derivatives markets and dependent upon derivatives market liquidity, (c) certain industry groups have advised that Term SOFR is not recommended for all financing facilities, and (d), the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referenced in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or (ii) the effect, implementation or composition of any Conforming Changes. Notwithstanding the above, the Borrower has knowingly and voluntarily requested and/or accepted utilization of Term SOFR for all purposes provided for herein, accepting any inherent risks associated with such utilization, and hereby waives any claims or defenses against the Administrative Agent in connection therewith. 1.09 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable. (b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

67 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 2.01 Loans; Reserves. (a) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Revolving Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Loan Cap, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and re-borrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or SOFR Loans, as further provided herein. (b) The Reserves as of the Closing Date are set forth in the Borrowing Base Certificate delivered pursuant to Section 4.01(c) hereof. (c) The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, modify or eliminate Reserves; provided, that (i) such Reserves shall not be established or changed except upon not less than three (3) Business Days’ notice to the Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrower and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists or exists in a manner that would result in the establishment of a lower Reserve, in either case in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion), except that, no such prior notice shall be required (x) if an Event of Default is continuing, or (y) for changes to Reserves solely by virtue of mathematical calculations of the amount of such Reserves in accordance with the methodology previously utilized; provided, that if, as a result of any such adjustment or modification described in this clause (c), Availability is less than zero, then, notwithstanding anything to the contrary, the Borrower shall not be permitted to request any Credit Extension hereunder to the extent any such Credit Extension would cause an Overadvance or an Event of Default after giving effect to such new or modified Reserves, (ii) the amount of any Reserve or increase to any Reserve established by the Administrative Agent shall have a direct and reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such increase, (iii) no Reserve shall be duplicative of any matters or circumstances already accounted for through eligibility criteria, and (iv) in connection with the expiration, cancellation or partial or full draw in respect of any Existing L/C (each, an “Existing L/C Event”), the Administrative Agent shall, within three (3) Business Days following receipt by the Administrative Agent of evidence, in form and substance reasonably satisfactory to the Administrative Agent, of the occurrence of an Existing L/C Event with respect to such Existing L/C, reduce the amount of the Existing L/C Reserve by an amount equal to the Dollar Equivalent of the maximum stated amount of such Existing L/C (or, in the case of a partial draw, the Dollar Equivalent of the amount of such draw). 2.02 Borrowings of Loans. (a) Notice of Borrowing. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00

68 a.m. one (1) Business Day prior to the requested date of any Borrowing. Each Borrowing of SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (I) that the Borrower is requesting a Borrowing, (II) the requested date of the Borrowing (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, and (IV) the Type of Loans to be borrowed (which shall be a SOFR Loan, unless SOFR Loans are not available as provided herein). Except as otherwise provided herein, all Revolving Loans shall be SOFR Loans. (b) Advances. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Loan. In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Axos Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above. (c) Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. (d) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. (e) Loan Account. The Administrative Agent, without the request of any Loan Party Borrower, may advance any interest, fee, service charge (including direct wire fees), expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower’s obligations under Section 2.05(b)(vi). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(e) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans. (f) Overadvances. The Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Loan Parties, the Lenders, the Swing Line Lender and the L/C Issuer and the Loan Parties and each Lender and L/C Issuer shall be bound thereby. Any Permitted Overadvance may constitute a Swingline Loan. A Permitted Overadvance is for the account of the Borrower and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrower in accordance with the provisions of Section 2.05(b)(vi). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance

69 on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swingline Loans. The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s). 2.03 Letters of Credit. (a) The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that the L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue or cause the Underlying Issuer to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in an Alternative Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. If the L/C Issuer, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then the L/C Issuer agrees that it will obligate itself to reimburse such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that the L/C Issuer issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested the L/C Issuer to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by the Borrower that the Borrower is and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). (b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. (i) To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit, the requested currency for such Letter of Credit, and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the

70 Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. (ii) If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer or the Underlying Issuer may, in its respective sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the L/C Issuer or the Underlying Issuer, as applicable, to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the L/C Issuer or the Underlying Issuer, as applicable, at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer or the Underlying Issuer, as applicable, the Borrower shall not be required to make a specific request to the L/C Issuer or the Underlying Issuer, as applicable, for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer or the Underlying Issuer, as applicable, to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that the L/C Issuer or the Underlying Issuer, as applicable, shall not (A) permit any such extension if (1) the L/C Issuer or the Underlying Issuer, as applicable, has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non- Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer or the Underlying Issuer, as applicable, not to permit such extension. (c) Limitations on Amounts, Issuance and Amendment. (i) A Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit or Reimbursement Undertaking the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (x) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment and (z) the Total Revolving Outstandings shall not exceed the Loan Cap. (ii) Neither of the L/C Issuer or the Underlying Issuer shall be under any obligation to issue any Letter of Credit or a Reimbursement Undertaking if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer or the Underlying Issuer from issuing the Letter of Credit or Reimbursement Undertaking, or any Law applicable to the L/C Issuer or the Underlying Issuer or any request or directive (whether

71 or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer or the Underlying Issuer shall prohibit, or request that the L/C Issuer or the Underlying Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit or Reimbursement Undertaking in particular or shall impose upon the L/C Issuer or the Underlying Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer or the Underlying Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer or the Underlying Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer or the Underlying Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit or Reimbursement Undertaking would violate one or more policies of the L/C Issuer or the Underlying Issuer applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit or Reimbursement Undertaking is in an initial stated amount less than $100,000; or (D) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit or Reimbursement Undertaking and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iii) Neither the L/C Issuer nor the Underlying Issuer shall be under any obligation to amend any Letter of Credit or Reimbursement Undertaking if (A) the L/C Issuer or the Underlying Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit or Reimbursement Undertaking does not accept the proposed amendment to the Letter of Credit or Reimbursement Undertaking. (d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (ix) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (x) the Letter of Credit Expiration Date. (e) Participations. (i) By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment to a Letter of Credit or Reimbursement Undertaking increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer, the Underlying Issuer or the Lenders, the L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit or Reimbursement Undertaking equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit or Reimbursement Undertaking. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to

72 this Section 2.03(e)(i) in respect of Letters of Credit and Reimbursement Undertakings is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or Reimbursement Undertaking or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments. (ii) In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in Dollars, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer (expressed in Dollars in the amount of the Dollar Equivalent thereof) not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this clause (e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this Section 2.03(e) to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement. (iii) Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Commitment is amended as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement. (iv) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iv) shall be conclusive absent manifest error. (f) Reimbursement. If the L/C Issuer or the Underlying Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement

73 not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement in the Dollar Equivalent of the amount of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or Swingline Loans in the Dollar Equivalent of the amount of such L/C Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swingline Loans. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the Dollar Equivalent of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly upon receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the aggregate Revolving Commitments. Any notice given by the L/C Issuer, the Underlying Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (g) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in this Section 2.03(g) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of: (i) any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, the Underlying Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the L/C Issuer or the Underlying Issuer of any requirement that exists for the L/C Issuer’s or the Underlying Issuer’s protection and not the protection of the Borrower or any Subsidiary or any waiver by the L/C Issuer or the Underlying Issuer which does not in fact materially prejudice the Borrower or any Subsidiary; (v) honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft; (vi) any payment made by the L/C Issuer or the Underlying Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

74 (vii) payment by the L/C Issuer or the Underlying Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer or the Underlying Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder. (h) Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. (i) Liability. None of the Administrative Agent, the Lenders, the L/C Issuer, the Underlying Issuer or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or the Underlying Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or Reimbursement Undertaking (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer or the Underlying Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer or the Underlying Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s or the Underlying Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer or the Underlying Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer or the Underlying Issuer, as applicable, shall be deemed to have exercised care in each such determination, and that: (i) the L/C Issuer or the Underlying Issuer, as applicable, may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; (ii) the L/C Issuer or the Underlying Issuer, as applicable, may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non- documentary condition in such Letter of Credit;

75 (iii) the L/C Issuer or the Underlying Issuer, as applicable, shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by the L/C Issuer or the Underlying Issuer, as applicable, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing). Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuer, the Underlying Issuer or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the L/C Issuer or the Underlying Issuer, as applicable, declining to take-up documents and make payment, (C) honoring payment against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (E) the L/C Issuer or the Underlying Issuer, as applicable, retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer or the Underlying Issuer, as applicable. (j) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by it, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, neither the L/C Issuer nor the Underlying Issuer shall be responsible to the Borrower for, and the L/C Issuer’s and the Underlying Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer or the Underlying Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer, the Underlying Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (k) Benefits. The L/C Issuer and the Underlying Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer and the Underlying Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer and the Underlying Issuer in connection with Letters of Credit issued by such Person or proposed to be issued by such Person and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer and the Underlying Issuer. (l) Letter of Credit Fees; Letter of Credit Maintenance Fees. (i) The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a Letter of Credit fee (the “Letter of Credit Fee”), for each Letter of Credit as to which the Administrative Agent is

76 not then holding Specified Cash Collateral in the amount and manner and otherwise as required hereby, equal to the product of (x) the sum of the Applicable Margin for SOFR Loans plus two percent (2%), times (y) the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, which Letter of Credit Fees shall be (i) payable on the first Business Day of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit and (ii) accrued through and including the last day of each calendar month in arrears. For purposes of computing the daily amount available to be drawn under any such Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. From and after the occurrence of an Event of Default, the Letter of Credit Fees shall be payable on demand. The daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by each applicable tier set forth in the definition of “Applicable Margin” separately for each period during the calendar month that such tier is in effect. (ii) The Borrower shall pay to the Administrative Agent, for the account of the L/C Issuer, a fee (the “Letter of Credit Maintenance Fee”) equal to the greater of (x) $125 per each then outstanding Letter of Credit, and (y) one and three-quarters percent (1.75%) of the amount available to be drawn under each Letter of Credit as determined in accordance with Section 1.06. The Letter of Credit Maintenance Fee shall be payable, with respect to each Letter of Credit, in advance (x) upon the issuance thereof (including the Closing Date, with respect to Letters of Credit issued on such date), calculated on a pro rata basis for the remaining period of the fiscal quarter in which such Letter of Credit is issued, and (y) on the first Business Day of each fiscal quarter thereafter for so long as such Letter of Credit remains outstanding. To the extent any Letter of Credit expires or is returned undrawn during a fiscal quarter as to which the Letter of Credit Maintenance Fee has been paid, the Borrower shall be entitled to a credit of the portion of such Letter of Credit Maintenance Fee, which shall be in an amount calculated on a pro rata basis for the remaining period of such fiscal quarter, and which credit shall be applied against the aggregate amount of Letter of Credit Maintenance Fees payable on the first Business Day of the next succeeding fiscal quarter. (m) Documentary and Processing Charges Payable to L/C Issuer or Underlying Issuer. The Borrower shall pay directly to the L/C Issuer or the Underlying Issuer, as applicable, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer or the Underlying Issuer, as applicable, relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (n) Disbursement Procedures. The L/C Issuer and the Underlying Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer and the Underlying Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the L/C Issuer or the Underlying Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement. (o) Interim Interest. If the L/C Issuer or the Underlying Issuer for any standby Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to

77 clause (f) of this Section 2.03, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause (o) shall be for account of the L/C Issuer or the Underlying Issuer, as applicable, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse the L/C Issuer or the Underlying Issuer, as applicable, shall be for account of such Lender to the extent of such payment. (p) Replacement of the L/C Issuer or the Underlying Issuer. The L/C Issuer or the Underlying Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer or Underlying Issuer and the successor L/C Issuer or Underlying Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer or Underlying Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer or Underlying Issuer pursuant to Section 2.03(m). From and after the effective date of any such replacement, (i) the successor L/C Issuer or Underlying Issuer shall have all the rights and obligations of an L/C Issuer or Underlying Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” or “Underlying Issuer” shall be deemed to include such successor or any previous L/C Issuer or Underlying Issuer, or such successor and all previous L/C Issuers or Underlying Issuers, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit. (q) Cash Collateralization. (i) If (i) any Event of Default shall occur and be continuing, or (ii) as of the Letter of Credit Expiration Date, any L/C Obligations for any reason remains outstanding, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the Dollar Equivalent of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of the Dollar Equivalent of such L/C Obligations as of such date plus any accrued and unpaid interest thereon. (ii) The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the L/C Issuer or the Underlying Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to

78 provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. (r) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer or the Underlying Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (s) Reimbursement Undertakings. The Loan Parties understand that the Reimbursement Undertakings may require the L/C Issuer to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by the Loan Parties against such Underlying Issuer. The Loan Parties hereby agree to jointly and severally indemnify, save, defend, and hold the L/C Issuer and the other Secured Parties harmless with respect to any loss, cost, expense (including reasonable attorneys’ fees), or liability incurred by them as a result of the L/C Issuer’s indemnification of an Underlying Issuer; provided, that the Loan Parties shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the L/C Issuer or any other Secured Party. The Loan Parties hereby authorize and direct any Underlying Issuer to deliver to the L/C Issuer all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the Letter of Credit Application. (t) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. 2.04 Swingline Loans. (a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Loan Cap at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and re-borrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Margin for Base Rate Loans. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline

79 Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan. (b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (iii) a Swingline Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds. (c) Refinancing of Swingline Loans. (i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender. (ii) Notwithstanding anything to the contrary in the foregoing, if for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including, without limitation, the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

80 (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c)(iii) shall be conclusive absent manifest error. (iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender. (ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the Facility Termination Date. (e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

81 (f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender. 2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages. (ii) The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (b) Mandatory. (i) Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions and Involuntary Dispositions within two (2) Business Days of the date of such Disposition or Involuntary Disposition. (ii) Equity Issuance. Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance (including, without limitation, any Specified Equity Contribution), the Borrower shall prepay the Loans and/or Cash Collateralize the

82 L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds. (iii) Debt Issuance. Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds. (iv) Extraordinary Receipts. Immediately upon receipt by any Loan Party or any Subsidiary of any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clauses (ii) or (iii) of this Section 2.05(b), to the extent such receipt occurs after the occurrence and during the continuance of a Cash Dominion Event, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom. (v) Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of clauses (i) through (iv) of this Section 2.05(b) shall be applied to the Revolving Facility in the manner set forth in clause (vii) of this Section 2.05(b). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages. (vi) Overadvance. If for any reason the Total Revolving Outstandings at any time exceed the Loan Cap at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(a)(vi) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Loan Cap at such time. (vii) Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Facility required pursuant to clauses (i), (ii), (iii) or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swingline Loans and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, Cash Collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer, the Underlying Issuer or the Revolving Lenders, as applicable. Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to SOFR Loans. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

83 2.06 Termination or Reduction of Revolving Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Loan Cap, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit, and (iv) at no time shall the Aggregate Revolving Commitments be less than $50,000,000. (b) Mandatory. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit, or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess. (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such Reduction Amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination. Contemporaneously with any reduction or termination of the Revolving Commitments, the Borrower shall pay such fees as are required to be paid on account of such reduction or termination pursuant to the Fee Letter. 2.07 Repayment of Loans. (a) Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Loans outstanding on such date. (b) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Facility. 2.08 Interest and Default Rate. (a) Interest. Subject to the provisions of Section 2.08(b) and Section 3.03, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR plus the Applicable Margin for SOFR Loans; (ii) to the extent such Loan is permitted to exist hereunder, each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. To the extent that any calculation of

84 interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement. (b) Default Rate. (i) All outstanding Obligations (including Letter of Credit Maintenance Fees, but excluding Letter of Credit Fees) shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws (x) while an Event of Default of the type described in Section 8.01(a), (f) or (g) exists, or (y) upon the request of the Required Lenders or at the election of the Administrative Agent, while any other Event of Default exists. (ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 2.09 Fees. In addition to certain fees described in clauses (m), (n) and (p) of Section 2.03: (a) The Borrower shall pay to the Administrative Agent, for its own account or for the account of the Lenders, as the case may be, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.10 Computation of Interest and Fees. (a) Certain Computation Matters. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Daily Simple SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to SOFR Loans, shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (b) Canadian Interest Matters. For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or under any other Loan Document is to be calculated on the basis of a 360-day year or any other period of time less than a calendar year, the yearly rate of interest or fees to which the rate used in such calculation is equivalent, is the rate so used multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

85 2.11 Evidence of Debt. (a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, in Dollars in the United States and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (1) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and

86 may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (i) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the L/C Issuer or the Underlying Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, the L/C Issuer or the Underlying Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders, the L/C Issuer or the Underlying Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Appropriate Lenders, the L/C Issuer or the Underlying Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, the L/C Issuer or the Underlying Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund

87 any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties. (g) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and clauses (m), (n) and (p) of Section 2.03 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Revolving Commitments shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Revolving Commitments (in the case of the making of Revolving Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders. 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

88 (i) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. 2.14 Cash Collateral; Specified Cash Collateral. (a) Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. (b) Specified Cash Collateral. As and when required pursuant to the L/C Transition Schedule with respect to Letters of Credit replacing the Existing L/Cs (or, with respect to each Letter of Credit issued hereunder that is not replacing an Existing L/C, contemporaneously with the issuance thereof), the Borrower shall deposit into an account established and maintained on the books and records of the Administrative Agent (the “Specified Collateral Account”) such amounts as are required for such replacement Letters of Credit pursuant to the L/C Transition Schedule (or, with respect to each Letter of Credit issued hereunder that is not replacing an Existing L/C, an amount equal to 105% of the Dollar Equivalent of the stated amount of such Letter of Credit). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. In addition, and without limiting the foregoing or any other provision of this Agreement with respect to Cash Collateral, if any Event of Default occurs as a result of a breach of Section 7.11 hereof (a “Financial Covenant Event of Default”), the Borrower shall, upon the Administrative Agent’s request, deposit into the Specified Collateral Account an additional amount equal to the difference, if a positive number, between the then amount of Specified Cash Collateral maintained by the Administrative Agent hereunder and 105% of the Dollar Equivalent of the then Outstanding Amount of L/C Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Specified Collateral Account. No interest or other additional amounts shall be payable to any Loan Party on account of any Specified Cash Collateral in connection with any application of any Specified Cash Collateral in accordance with this Agreement or otherwise. Specified Cash Collateral provided hereunder with respect to each Letter of Credit shall be

89 applied by the Administrative Agent at such times and in such order and manner as the Administrative Agent may determine. (c) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer, the Underlying Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral or Specified Cash Collateral may be applied pursuant to Section 2.14(d). If at any time the Administrative Agent determines that Cash Collateral or Specified Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the L/C Issuer or the Underlying Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, or that the total amount of such Specified Cash Collateral is less than the amount required by Section 2.14(b), the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral or Specified Cash Collateral, as applicable, in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral and Specified Cash Collateral (in each case other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest-bearing deposit accounts at Axos Bank. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges of Axos Bank and the Administrative Agent in connection with the maintenance and disbursement of Cash Collateral and Specified Cash Collateral. (d) Application of Cash Collateral. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which such Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (e) Release of Cash Collateral. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(iv))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. 2.15 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

90 (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove of any amendment, waiver or consent with respect to this Agreement, or otherwise to participate in the administration of, or decision-making rights related to, the Loans, shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

91 (B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14. (C) Defaulting Lender Fees. With respect to any fee payable under Section 2.09 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non- Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(v) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

92 (c) New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) neither the L/C Issuer nor the Underlying Issuer shall be required to issue, extend, increase, reinstate or renew any letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes the L/C Issuer and the Underlying Issuer. (b) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (ii) Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent the Loan Parties have not already indemnified the Administrative Agent therefor, and without limiting the Loan Parties’ obligation to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a

93 Participant Register and (C) the Administrative Agent, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

94 (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W– 8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W–8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I–2 or Exhibit I–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I–4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably

95 requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its Permitted Discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations. 3.02 Illegality. Subject to the terms of Section 3.03(e), if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate purchase or sell, or to take deposits of, Dollars in the interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Daily Simple SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination

96 no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all SOFR Loans, or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Base Rate), in each case, immediately, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Daily Simple SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Circumstances Affecting Benchmark Availability, Etc. (a) Circumstances Affecting Benchmark Availability. If for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the applicable market or at the applicable rate of the then Benchmark for the applicable amount and Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Benchmark for such Interest Period or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Benchmark does not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans bearing interest based on the Benchmark during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist or a Benchmark Replacement is implemented with respect to the then-applicable Benchmark, on the last day of the then current Interest Period, such Loans shall accrue interest based on the Base Rate. (b) Conversion to Base Rate Loans upon Default. Unless the Administrative Agent shall otherwise and in its sole but good faith discretion consent in writing, if (i) an Event of Default (with respect to any payment obligation or otherwise, as may be defined or described in this Agreement or related documents) has occurred and is continuing, or (ii) there exists a condition or event that, with the passage of time, the giving of notice, or both, shall constitute such an Event of Default, the Administrative Agent, in its sole but good faith discretion, may convert outstanding SOFR Loans to Base Rate Loans. Nothing herein shall be construed to be a waiver by the Administrative Agent of its right to have the outstanding principal balance accrue interest at the Default Rate, accelerate the indebtedness and/or exercise any other remedies available to Administrative Agent under the terms hereof or Applicable Law. (c) Repayment Upon Conversion to Base Rate. Except as otherwise provided herein, during the time of any conversion of SOFR Loans to Base Rate Loans, whether temporary or permanent, and whether pursuant to an Event of Default or otherwise, and without compromising any other rights and remedies of the Administrative Agent, and in the absence of the Administrative Agent exercising any such other rights or remedies as may be applicable, the Borrower shall continue to repay all Obligations in accordance with the terms of this Agreement. The determination by the Administrative Agent of the foregoing amounts shall, in the absence of manifest error, be conclusive and binding upon the Borrower. (d) Assumptions Concerning Funding of Benchmark Loans. Calculation of all amounts payable to a Lender under Articles II and III shall be made as though such Lender had actually funded Benchmark Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Benchmark Loans in an amount equal to the amount of the Benchmark Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may

97 fund each of its Benchmark Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under Articles II and III. (e) Inability to Determine SOFR; Effect of Benchmark Transition Event. If the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding on Borrower absent manifest error) that for any reason SOFR cannot be determined, other than as a result of a Benchmark Transition Event, the Administrative Agent will give notice of such determination to Borrower. Thereafter, the Administrative Agent may not make or maintain the loans hereunder based on Term SOFR until the Administrative Agent revokes such notice in writing, and until such revocation, the Administrative Agent may convert existing SOFR Loans to Base Rate Loans, subject to the provisions below. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent may unilaterally amend the terms of this Agreement to replace the then- current Benchmark with a Benchmark Replacement. Any such amendment will become effective as soon as practicable for the Administrative Agent and upon notice to the Borrower, without any further action or consent of the Borrower. The Borrower shall pay all out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with any amendment and related actions contemplated in this Section 3.03(e). (ii) Conforming Changes. In connection with the use, administration or implementation of a Benchmark (including any Benchmark Replacement), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Loan Document or agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower or any other party hereto; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. The Administrative Agent shall not be liable to the Borrower for any Conforming Changes made by the Administrative Agent in good faith. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will provide notification to the Borrower (which may at the Administrative Agent’s reasonable discretion be electronic, part of a billing statement, a general notice to customers or other communication) of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes, within a reasonable time prior to such implementation and effectiveness, as applicable. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(e), including, without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding upon the Borrower and any other parties hereto absent manifest error and may be made in the Administrative Agent’s sole but good faith discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this Section 3.03(e), and shall not be the basis of any claim of liability of any kind or nature against the Administrative Agent by any party hereto, all such claims being hereby waived individually by each party hereto. (iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke (as applicable) any request for a Borrowing of a Loan based on Term SOFR (or the then-current Benchmark) to be made during any Benchmark Unavailability Period and, failing that, the

98 Borrower will be deemed to have converted any such request (as applicable) into a request for a Borrowing of a Base Rate Loan. (v) No Responsibility. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (x) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (y) the effect, implementation or composition of any Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark, in each case pursuant to the terms hereof, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, the L/C Issuer or the Underlying Issuer; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender, the L/C Issuer or the Underlying Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or Reimbursement Undertaking or participation in any of the foregoing; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the L/C Issuer or the Underlying Issuer of participating in, issuing or maintaining any Letter of Credit or Reimbursement Undertaking (or of maintaining its obligation to participate in or to issue any Letter of Credit or Reimbursement Undertaking), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer or the Underlying Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the L/C Issuer or the Underlying Issuer, the Borrower will pay to such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, for such additional costs incurred or reduction suffered.

99 (b) Capital Requirements. If any Lender, the L/C Issuer or the Underlying Issuer determines that any Change in Law affecting such Lender, the L/C Issuer or the Underlying Issuer or any Lending Office of such Lender or such Lender’s, the L/C Issuer’s or the Underlying Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, the L/C Issuer’s or the Underlying Issuer’s capital or on the capital of such Lender’s, the L/C Issuer’s or the Underlying Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer or the Underlying Issuer, to a level below that which such Lender, the L/C Issuer or the Underlying Issuer or such Lender’s, the L/C Issuer’s or the Underlying Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, the L/C Issuer’s or the Underlying Issuer’s policies and the policies of such Lender’s, the L/C Issuer’s or the Underlying Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or the Underlying Issuer or such Lender’s, the L/C Issuer’s or the Underlying Issuer’s holding company for any such reduction suffered. (c) Mandatory Costs. If any Lender, the L/C Issuer or the Underlying Issuer incurs any Mandatory Costs attributable to the Obligations, then, promptly following notice thereof to the Borrower, the Borrower will pay to such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations. (d) Certificates for Reimbursement. A certificate of a Lender, the L/C Issuer or the Underlying Issuer setting forth the amount or amounts necessary to compensate such Lender, the L/C Issuer or the Underlying Issuer or its respective holding company, as the case may be, as specified in clauses (a), (b) or (c) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (e) Delay in Requests. Failure or delay on the part of any Lender, the L/C Issuer or the Underlying Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s, the L/C Issuer’s or the Underlying Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender, the L/C Issuer or the Underlying Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s, the L/C Issuer’s or the Underlying Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the relevant interest payment date or payment period, as applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

100 (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; (c) any failure by the Borrower to make payment of any drawing under any Letter of Credit (or fees or other amounts in respect thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; including any loss of anticipated profits, foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, the Underlying Issuer, or any Governmental Authority for the account of any Lender, the L/C Issuer or the Underlying Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender, the L/C Issuer or the Underlying Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, the L/C Issuer or the Underlying Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, the L/C Issuer or the Underlying Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, the L/C Issuer or the Underlying Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender, the L/C Issuer or the Underlying Issuer in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13. 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

101 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer, the Underlying Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent: (a) Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement, the Canadian Security Agreement, each Mortgage and each other Collateral Document required to be delivered on the Closing Date, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable, (iv) counterparts of the Intercreditor Agreement, executed by a duly authorized officer of each of the Existing Reimbursement Facility Agent and the Existing L/C Facility Agent and by a Responsible Officer of each Loan Party, and (v) counterparts of any other Loan Document executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto. (b) Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party. (c) Borrowing Base Certificate; Availability. The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Closing Date, relating to the month ended on November 30, 2023, and executed by a Responsible Officer of the Borrower. After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $5,000,000. (d) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent. (e) Financial Statements; Projections, Etc. (i) The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05, each in form and substance satisfactory to each of them. (ii) The Administrative Agent shall have received and be satisfied with (A) a detailed forecast for the period commencing on the Closing Date and ending with the end of the 2027 fiscal year, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (B) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

102 (iii) The Administrative Agent shall have received (A) an appraisal (based on net liquidation value) by a third party appraiser acceptable to the Agent of all Inventory of the Loan Parties, the results of which are satisfactory to the Administrative Agent, (B) an appraisal (based on net liquidation value) by a third party appraiser acceptable to the Agent of all Equipment of the Loan Parties, the results of which are satisfactory to the Administrative Agent, and (B) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Administrative Agent. (f) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) (A) searches of UCC and PPSA filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches; (ii) searches of ownership of Intellectual Property at the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office and such patent/trademark/copyright/industrial design filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property; (iii) completed UCC and PPSA financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s Permitted Discretion, to perfect the Administrative Agent’s security interest in the Collateral; (iv) stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated; (v) in the case of any personal property Collateral located at premises leased by a Loan Party and set forth on Schedule 5.21(g)(ii), such estoppel letters, consents and waivers from the landlords of such real property to the extent required to be delivered in connection with Section 6.14 (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent); and (vi) to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral. (g) Real Property Collateral. With respect to any Material Real Property, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders a Mortgage, duly executed by the appropriate Loan Party, together with: (i) evidence that counterparts of such Mortgage has been duly executed, acknowledged and delivered and is in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid

103 first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid, (ii) a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy, or equivalent in any other applicable Collateral Jurisdiction (the “Mortgage Policy”), with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all Liens, other than Liens permitted by Section 7.01, and providing for such other affirmative insurance and such coinsurance (or reinsurance with direct access) as the Administrative Agent may deem necessary or desirable, (iii) an American Land Title Association/National Society of Professional Engineers form survey, or equivalent in any other applicable Collateral Jurisdiction, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policy in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the jurisdiction in which the Material Real Property is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off- site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent, (iv) if the Material Real Property is a leasehold property, (1) an estoppel and consent agreement duly executed by the lessor of such leased Material Real Property, (2) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, and (3) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, (v) evidence of the insurance required by the terms of Section 6.07, (vi) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and, if such Material Real Property is located in a special flood hazard area, (1) a notice to (and confirmations of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the availability of flood hazard insurance under the National Flood Insurance Program and (2) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise required by the Lenders; (vii) an appraisal of such Material Real Property complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, or equivalent in any other applicable Collateral Jurisdiction; (viii) an opinion of local counsel as to the enforceability of the Mortgage and such other matters reasonably requested by the Administrative Agent; and

104 (ix) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on such Material Real Property has been taken. (h) Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. (i) Closing and Solvency Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying, as of the Closing Date, (i) as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial Borrowings under the Loan Documents and the other transactions contemplated hereby, and (ii) that all of the conditions set forth in Section 4.02 have been satisfied. (j) Material Contracts. The Administrative Agent shall have received true and complete copies, certified by a Responsible Officer of the Borrower as true and complete, of all Material Contracts (including, without limitation, the Unsecured Notes Documents), together with all exhibits and schedules thereto, which Material Contracts shall be in form and substance reasonably satisfactory to the Administrative Agent. (k) Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date. (l) Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date. Without limiting the generality of the foregoing, the Administrative Agent shall have received a payoff letter from the agent under the Existing Credit Agreement reasonably satisfactory in form and substance to the Administrative Agent evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released. (m) Existing L/C Facility Documents; Existing Reimbursement Facility Documents. To the extent required by the L/C Transition Schedule to occur on or prior to the Closing Date, (i) the Existing L/Cs shall be returned undrawn to the issuer thereof and the related cash collateral returned to the provider(s) thereof, and (ii) the Borrower shall have provided Specified Cash Collateral in accordance with Section 2.14. The Administrative Agent shall have received the PNC Payoff Letter relating to the Existing L/C Facility Documents and the Existing Reimbursement Facility Documents, in form and substance reasonably satisfactory to the Administrative Agent, which PNC Payoff Letter shall, among other things, provide that the Liens encumbering assets of the Loan Parties securing the Existing L/C Facility Obligations shall be terminated as of the Closing Date and the Liens securing the Existing Reimbursement Facility Obligations shall be subject to the Intercreditor Agreement (and, to the extent encumbering Revolving Loan Priority Collateral, are junior and subordinate to the Liens securing the Obligations) as set forth in the Intercreditor Agreement and include agreements that (i) no new letters of credit shall be issued under the Existing L/C Facility Documents after the Closing Date, (ii) no amendments, extensions or other modifications of any Existing L/C shall be permitted except with the prior written consent of the Administrative Agent, (iii) the Existing L/C Issuer shall not maintain, at any time, Pledged Cash Collateral (as defined in the Existing L/C Facility Agreement) in excess of 105% of the Dollar Equivalent of the

105 aggregate maximum stated amount of all Existing L/Cs then outstanding (except as such amount may be temporarily higher from time to time in connection with the release of Pledged Cash Collateral in accordance with the PNC Payoff Letter), and (iv) the Liens in favor of the Existing Reimbursement Facility Agent securing any Existing Reimbursement Facility Obligations shall be released and terminated promptly following (and in any event no later than five (5) Business Days thereafter) the Existing Reimbursement Facility Agent’s receipt of notice (which may be via e-mail from the Existing L/C Issuer, the Administrative Agent or the Borrower) of the release of all remaining Third Party Cash Collateral (as defined in the PNC Payoff Letter) in accordance with the terms of the PNC Payoff Letter pursuant to a payoff letter to be executed in connection therewith as provided in the PNC Payoff Letter. (n) Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and Canadian AML Legislation, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. (o) Consents. The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the execution, delivery and performance by any Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been obtained. (p) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.09. (q) Due Diligence. The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders. (r) Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require. (s) Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require. Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.02 Conditions to all Credit Extensions. The obligation of each Lender, the L/C Issuer and the Underlying Issuer to honor any Request for Credit Extension is subject to the following conditions precedent: (a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties

106 that do not contain a materiality qualification, be true and correct in all material respects (or in all respects, as applicable) on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. (b) Default. No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. (d) Overadvance. No Overadvance shall result from such Credit Extension. Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that: 5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect. 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation (including, without limitation, the Unsecured Notes Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except where such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law, except where, in the case of this clause (c), such violation could not reasonably be expected to have a Material Adverse Effect.

107 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, to the extent required by the Loan Documents) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms. 5.05 Financial Statements; No Material Adverse Effect. (a) Audited Financial Statements. The Audited Financial Statements, as filed in a Form 10-K annual report of the Borrower with the SEC, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in Shareholders’ Equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) Quarterly Financial Statements. The unaudited Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries dated June 30, 2023 and September 30, 2023, and the related Consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarters ended on those dates, as filed in a Form 10-Q quarterly report of the Borrower with the SEC, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in Shareholders’ Equity for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. (c) Material Adverse Effect. Since the date of the balance sheet included in the Audited Financial Statements (and, in addition, after delivery of the most recent annual audited financial statements in accordance with the terms hereof, since the date of such annual audited financial statements), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (d) Forecasted Financials. The Consolidated and consolidating forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

108 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or Joint Venture or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. 5.07 No Default. Neither any Loan Party nor any Subsidiary, Joint Venture or Consortium thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. No Loan Party, and no Subsidiary, Joint Venture or Consortium of a Company is in material default in the payment or performance of any Performance Guarantee. 5.08 Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.09 Environmental Matters. (a) Except as could not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect on any of the Loan Parties or any of their respective subsidiaries, or as otherwise set forth on Schedule 5.09: (i) (A) None of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no, and to the best knowledge of the Loan Parties and their Subsidiaries never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries; (C) there is no, and, to the best knowledge of the Loan Parties and their Subsidiaries, never has been any asbestos or asbestos- containing material on, at or in any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries; (D) to the best knowledge of the Loan Parties and their Subsidiaries, Hazardous Materials have not been released on, at, under or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any property by or on behalf, or otherwise arising from the operations, of any Loan Party or any of its Subsidiaries; and (E) no Loan Party or any of its Subsidiaries has become subject to any Environmental Liability or knows of any facts or circumstances that could reasonably be expected to give rise to any Environmental Liability; (ii) (A) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any

109 Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries; (iii) The Loan Parties and their respective Subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (D) to the extent within the control of the Loan Parties and their respective Subsidiaries, will timely renew and comply with each of their Environmental Permits and any additional Environmental permits that may be required of any of them without material expense, and timely comply with any current, future or potential Environmental Law without material expense. 5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents. 5.11 Taxes. Each Loan Party and each of their Subsidiaries have timely filed all federal, state, provincial, territorial and other material tax returns and reports required to be filed, and have timely paid all federal, state, provincial, territorial and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon their or their properties, income or assets otherwise due and payable, except those which are being Properly Contested. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Subsidiary. The filing and recording of any and all documents required to perfect the security interests granted to the Administrative Agent (for the ratable benefit of the Secured Parties) will not result in any documentary, stamp or other taxes. 5.12 ERISA Compliance; Canadian Pension Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or

110 violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) Except (x) as disclosed in writing to the Lenders prior to the Closing Date, or (y) as otherwise could not reasonably be expected to result in liability to any Loan Party or any ERISA Affiliate in excess of $2,500,000 in the aggregate (unless in the case of this clause (y) any such lesser liability has resulted or could reasonably be expected to result in a Material Adverse Effect): (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (d) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.12 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. (e) No Canadian Pension Event has occurred and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in a Canadian Pension Event. None of the Loan Parties maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan or participates in a Canadian Multi-Employer Plan. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration, have been administered in accordance with the ITA and such other applicable laws and no event has occurred which could cause the loss of such registered status. All obligations of the Loan Parties (including funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and any Canadian Multi-Employer Plans have been performed on a timely basis. All contributions required to be made or paid by the Loan Parties to the Canadian Pension Plans and any Canadian Multi-Employer Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws. None of the Loan Parties has a material liability with respect to any post- retirement benefit under a Canadian Benefit Plan that could reasonably be expected to result in a Material Adverse Effect. There are no outstanding disputes concerning the Canadian Pension Plans, any Canadian Multi-Employer Plan or Canadian Benefit Plans or the assets thereof which would reasonably be expected to have a Material Adverse Effect. 5.13 Margin Regulations; Investment Company Act. (a) Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section

111 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock. (b) Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940. 5.14 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. 5.15 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 5.16 Solvency. The Loan Parties, together with their Subsidiaries on a Consolidated basis, are Solvent. 5.17 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 5.18 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product

112 Provider, Cash Management Bank or other individual or entity participating in any transaction). The representations in this Section 5.18 will not apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province or territory thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as the making of such representations by such Person would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar Canadian Law. 5.19 Responsible Officers. Set forth on Schedule 1.01(b) are Responsible Officers, holding the offices indicated next to their respective names, as of the Closing Date and as of the last date such Schedule 1.01(b) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and such Responsible Officers are the duly elected and qualified officers of such Loan Party and are duly authorized to execute and deliver, on behalf of the respective Loan Party, this Agreement, the Notes and the other Loan Documents. 5.20 Subsidiaries; Equity Interests; Loan Parties. (a) Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.20(a), is the following information which is true and complete in all respects as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14: (i) a complete and accurate list of all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries and (iv) the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.). The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents. (b) Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, (as to each Loan Party) (i) the exact legal name (including the adoption of any French form of name), (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, registered office and domicile (for the purposes of the Civil Code of Quebec), (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g., publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party. 5.21 Collateral Representations. (a) Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens having priority by operation of law and, solely to

113 the extent owned by a U.S. Loan Party and not encumbering Revolving Loan Priority Collateral, Liens described in Section 7.01(p)) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens. (b) Intellectual Property. (i) Set forth on Schedule 5.21(b)(i), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent). (ii) Set forth on Schedule 5.21(b)(ii), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 contains a true and complete description of (A) each active internet domain name registered to such Loan Party or in which such Loan Party has ownership, operating or registration rights, (B) the name and address of the registrar for such internet domain name, (C) the registration identification information for such internet domain name, (D) the name of each internet website operated (whether individually or jointly with others) by such Loan Party, and (E) each technology licensing and other agreement that is material to the operation of such Loan Party’s websites, and the name and address of each other party to such agreement. (c) Documents, Instruments, and Tangible Chattel Paper. Set forth on Schedule 5.21(c), as of the Closing Date and as of the last date such Schedule 5.21(c) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a description of all Documents, Documents of Title, Instruments, and Tangible Chattel Paper (each as defined in the UCC or the PPSA, as applicable) of the Loan Parties (including the Loan Party owning such Document, Document of Title, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent). (d) Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts. (i) Set forth on Schedule 5.21(d)(i), as of the Closing Date and as of the last date such Schedule 5.21(d)(i) was required to be updated in accordance with Sections 6.02 and 6.14, is a description of all deposit accounts and securities accounts of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of a deposit account, the depository institution and average amount held in such deposit account and whether such account is a zero balance account or a payroll account, and (C) in the case of a securities account, the securities intermediary or issuer and the average aggregate market value held in such securities account, as applicable. (ii) Set forth on Schedule 5.21(d)(ii), as of the Closing Date and as of the last date such Schedule 5.21(d)(ii) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a description of all Electronic Chattel Paper (as defined in the UCC or the PPSA, as applicable) and Letter-of-Credit Rights (as defined in the UCC) of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper (as defined in the UCC or the PPSA, as applicable), the account debtor and (C) in the case of Letter-of-Credit Rights (as defined in the UCC), the issuer or nominated person, as applicable. (e) Commercial Tort Claims. Set forth on Schedule 5.21(e), as of the Closing Date and as of the last date such Schedule 5.21(e) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a description of all Commercial Tort Claims (as defined in the UCC) of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

114 (f) Pledged Equity Interests. Set forth on Schedule 5.21(f), as of the Closing Date and as of the last date such Schedule 5.21(f) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the Grantor (as defined in the Security Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.)). (g) Properties. Set forth on Schedule 5.21(g)(i), as of the Closing Date and as of the last date such Schedule 5.21(g)(i) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of all Mortgaged Properties (including (i) the name of the Loan Party owning (or leasing) such Mortgaged Property, (ii) the number of buildings located on such Mortgaged Property, (iii) the property address, (iv) the city, county, state and zip code which such Mortgaged Property is located and (v) an indication if such location is leased or owned, and if leased, the name of the owner). Set forth on Schedule 5.21(g)(ii), as of the Closing Date and as of the last date such Schedule 5.21(g)(ii) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a list of (A) each headquarter location of the Loan Parties, (B) each other location where any significant administrative or governmental functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any personal property Collateral is located at any premises owned or leased by a Loan Party with a Collateral value in excess of $250,000 (in each case, including (1) an indication if such location is leased or owned, (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code) and (4) to the extent owned, the approximate fair market value of such property). (h) Material Contracts. Set forth on Schedule 5.21(h), as of the Closing Date and as of the last date such Schedule 5.21(h) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14, is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries. 5.22 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. 5.23 Covered Entities. No Loan Party is a Covered Entity. 5.24 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. 5.25 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, industrial designs, trade secrets, know-how, franchises, licenses and other intellectual property rights that are used in the operation of their respective businesses, without, to the best knowledge of the Loan Parties and their Subsidiaries, any violation of the rights of any other Person, except for violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (unless affecting or relating in any respect to Material Intellectual Property, in which event such exception does not apply). To the best knowledge of the Borrower, neither the operation of the business, nor any product, service, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries infringes, misappropriates or otherwise violates upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by any Loan

115 Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 5.26 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date. 5.27 Senior Debt Status. All Obligations are identified as “Designated Senior Indebtedness” (or similar term) for purposes of and as defined in the Subordinated Debt Documents. 5.28 Delivery of Certain Documents. The Loan Parties have delivered to the Administrative Agent true, correct, and complete copies (as executed) of the Unsecured Note Indenture and any other material agreements, contracts, and documents related to the Unsecured Notes (complete with all schedules, annexes, exhibits, and disclosure letters referred to therein or attached or delivered pursuant thereto, if any) and all amendments thereto, waivers or consents relating thereto, and other side letters or agreements affecting the terms thereof), which has not been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Administrative Agent. 5.29 Business and Property of the Loan Parties. (a) Upon and after the Closing Date, the Subsidiaries of the Borrower do not propose to engage in any business other than substantially those businesses and activities engaged in by such Subsidiaries on the Closing Date, any other businesses or activities reasonably related, incidental, ancillary or complementary thereto or reasonable extensions or expansions thereof, as reasonably determined in good faith by the Borrower, including, without limitation, any business relating, incidental, ancillary or complementary to power generation, clean energy or nuclear service or any services relating thereto, and any other businesses that, when taken together with the existing businesses of the Borrower and its Subsidiaries, are immaterial with respect to the assets and liabilities of the Borrower and its Subsidiaries, taken as a whole (collectively, the “Eligible Line of Business”). (b) The Borrower (i) does not engage in any material business or other commercial activities, (ii) does not own any material assets or property, (iii) is not liable with respect to any Indebtedness (except for Permitted Indebtedness pursuant to Section 7.02(k) (including the Unsecured Notes)) or material Contractual Obligations, and (iv) has not granted any Liens over any of its assets or property, in any such case under clauses (i) through (iv) other than: (A) ownership of the Equity Interests of its Subsidiaries and of cash and Cash Equivalents, (B) the maintenance of its corporate existence, and activities and contractual rights incidental thereto and incidental to its status and activities as a holding company for its Subsidiaries; and (C) the Obligations. 5.30 Foreign Obligors. (a) Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or

116 otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents. (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid. (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent. It is not required under the Laws of the jurisdiction in which the Borrower is incorporated or resident or at the address specified for the Borrower on Schedule 1.01(c) to make any deduction for or on account of Tax from any payment it may make under any Loan Documents. (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable). (e) The choice of the law of the State of New York as the governing law of the Loan Documents will be recognized and enforced in the Borrower’s jurisdiction of incorporation and any judgment obtained in New York in relation to a Loan Document will be recognized and enforced in the Borrower’s jurisdiction of incorporation. (f) Under the Laws of the jurisdiction in which the Borrower is incorporated it is not necessary that the Loan Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents. 5.31 Interrelated Business. The Loan Parties and their Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise, so that the Loan Parties and their Subsidiaries share an identity of interests such that any benefit received by any one of them benefits the others. From time to time, each of the Loan Parties and Subsidiaries may render services to or for the benefit of the other Loan Parties and Subsidiaries, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties and Subsidiaries (including, without limitation, the payment by such Loan Parties and Subsidiaries of creditors of the other Loan Parties and Subsidiaries and guarantees by such Loan Parties and Subsidiaries of Indebtedness of the other Loan Parties and Subsidiaries and provide

117 administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties and Subsidiaries). The Loan Parties and Subsidiaries have the same centralized accounting and legal services, certain common officers and directors, and generally do not provide stand-alone consolidating financial statements to creditors. 5.32 Immaterial Subsidiaries. No Immaterial Subsidiary (a) owns any assets (other than assets of a de minimis nature or, in the case of 1867BW, LLC, the lease agreement existing as of the Closing Date with respect to a corporate aircraft that is not material to the businesses of the Loan Parties), (b) has any liabilities (other than liabilities of a de minimis nature or, in the case of 1867BW, LLC, liabilities pursuant to the lease agreement described in the foregoing clause (a)), or (c) engages in any business activity. ARTICLE VI AFFIRMATIVE COVENANTS Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to: 6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders: (a) Audited Financial Statements. As soon as available, but in any event within seventy-five (75) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2023), a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated and consolidating statements of income or operations, changes in Shareholders’ Equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries. (b) Quarterly Financial Statements. As soon as available, but in any event within forty- five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2024), a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated and consolidating statements of income or operations, changes in Shareholders’ Equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating

118 statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries. (c) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each fiscal month of each fiscal year of the Borrower (commencing with the fiscal month ended October 31, 2023), a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related Consolidated and consolidating statements of income or operations, changes in Shareholders’ Equity and cash flows for such fiscal month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries. (d) Business Plan and Budget. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2023, an annual business plan and budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year. As to any information contained in materials furnished pursuant to Section 6.02(h), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein. 6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders: (a) Accountants’ Certificate. Concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2023), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event. (b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) commencing with the delivery of the financial statements for the fiscal year ended December 31, 2023, (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP,

119 and (ii) a copy of management’s discussion and analysis with respect to such financial statements. Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes. (c) Borrowing Base Certificate. Commencing with the fiscal month ending December 31, 2023, on or prior to the fifteenth (15th) day (or, solely with respect to the first three fiscal months ending after the Closing Date, the twentieth (20th) day) of each fiscal month (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal month (provided that the Appraised Value applied to the Eligible Inventory and Eligible Equipment set forth in each Borrowing Base Certificate shall be the Appraised Value set forth in the most recent appraisal of such Eligible Inventory or Eligible Equipment, as applicable, obtained by the Administrative Agent pursuant to Section 6.10 hereof for the applicable month to which such Borrowing Base Certificate relates), each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Borrower; provided that such Borrowing Base Certificates (i) may, with the prior written consent of the Administrative Agent, be delivered more frequently, and (ii) shall, upon the reasonable request of the Administrative Agent, be delivered more frequently. Without limiting the foregoing, the Borrower shall also deliver Borrowing Base Certificates, certified as complete and correct by a Responsible Officer of the Borrower, as and when required pursuant to the definitions of “Borrowing Base” and “Payment Conditions” and Sections 7.03, 7.05 and 7.06. (d) Accounts and Inventory Reporting; Letters of Credit. Concurrently with the delivery of the Borrowing Base Certificates referred to in Section 6.02(c), (i) (A) an accounts payable aging, (B) an accounts receivable aging, and (C) inventory reporting, in each case in form and detail reasonably satisfactory to the Administrative Agent, and (ii) a schedule of all outstanding Letters of Credit, including therein the Letter of Credit number, the issuance date, the stated amount, the expiry date, the issuer thereof, the beneficiary thereof, the Person for whose account such Letter of Credit was issued, whether such Letter of Credit is a standby or commercial letter of credit, and the amount of Specified Cash Collateral provided therefor. (e) Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b), the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate: Schedules 1.01(b), 5.10, 5.12, 5.20(a), 5.20(b), 5.21(b)(i), 5.21(b)(ii), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g)(i), 5.21(g)(ii) and 5.21(h). (f) Calculations. Concurrently with the delivery of each Compliance Certificate referred to in Section 6.02(b), a certificate (which may be included in such Compliance Certificate) including the amount of all Restricted Payments, Investments (including Permitted Acquisitions), Dispositions, Capital Expenditures, Debt Issuances and Equity Issuance that were made during the prior fiscal year, as well as amounts received in connection with any Extraordinary Receipt during the prior fiscal year. (g) Changes in Entity Structure. Within ten (10) days prior to any merger, amalgamation, consolidation, dissolution or other change in entity structure of any Loan Party or any of its Subsidiaries permitted pursuant to the terms hereof, provide notice of such change in entity structure to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent. Provide notice to the Administrative Agent, not less than ten (10) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence.

120 (h) Audit Reports; Management Letters; Recommendations. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them. (i) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto. (j) Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02. (k) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof. (l) Notices. Not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request. (m) Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law. (n) Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and any Canadian AML Legislation. (o) Beneficial Ownership. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification. (p) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, Joint Venture or

121 Consortium thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(c); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (i) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” 6.03 Notices. Promptly, but in any event within two (2) Business Days (or, in the case of clause (d) below, five (5) Business Days), notify the Administrative Agent and each Lender: (a) of the occurrence of any Default; (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; or (ii) any action, suit, dispute, litigation, investigation,

122 proceeding or suspension involving any Loan Party or any Subsidiary or any of their respective properties and any Governmental Authority; (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary as to which the amount in controversy is greater than the Threshold Amount, including pursuant to any applicable Environmental Laws; (d) of the occurrence of any ERISA Event or Canadian Pension Event; (e) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; (f) of any (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) Equity Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), (iii) Debt Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(v); (g) of obtaining knowledge (i) that any material Copyright (as defined in the Security Agreement, the Canadian Security Agreement or, as applicable, any other Collateral Document governed by the law of any other Collateral Jurisdiction, as applicable) has entered or is reasonably likely to enter into the public domain, (ii) of the occurrence of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, the United States Copyright Office, the United States Patent and Copyright Office, the Canadian Intellectual Property Office or any similar office in any other Collateral Jurisdiction, or any court or tribunal in the United States, Canada or any other Collateral Jurisdiction) regarding a Loan Party’s ownership of any material Copyright or its validity, or of any Patent, Industrial Design or Trademark, or such Loan Party’s right to register any such material Copyright or any Patent or Trademark, or to keep and maintain the same, (iii) of any material infringement, misappropriation, dilution or impairment of any material Copyright, Patent or Trademark of a Loan Party, or (iv) that any application or registration relating to any material Patent, Industrial Design or Trademark (each as defined in the Security Agreement, the Canadian Security Agreement or, as applicable, any other Collateral Document governed by the law of any other Collateral Jurisdiction, as applicable) may become abandoned or dedicated; and (h) of the date of occurrence of the commencement of commercial operations of the Massillon BrightLoop Project. Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being Properly Contested; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

123 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, industrial designs, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. 6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities. 6.07 Maintenance of Insurance. (a) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or lender’s loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent. (b) Flood Insurance. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (v) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. The Borrower shall promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.

124 (c) Evidence of Insurance. Cause the Administrative Agent to be named as lender’s loss payee, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy. 6.08 Compliance with Laws. Comply with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be. 6.10 Inspection Rights. (a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountant, and permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when a Default or Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. (b) If requested by the Administrative Agent in its Permitted Discretion, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such examinations and evaluations, which fees and expenses shall include, without limitation, the Administrative Agent’s then standard charges for each day that an employee of the Administrative Agent or its Affiliates is engaged in any examination activities plus reasonable out-of-pocket expenses. Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent may, in its Permitted Discretion, undertake up to

125 two (2) commercial finance examinations each fiscal year at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional commercial finance examinations to be undertaken (i) as it in its Permitted Discretion deems necessary or appropriate, at the expense of the Lenders and with reasonable advance notice (to the extent practicable) or, (ii) if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties and without advance notice. No provision of this Agreement shall be construed to limit the Administrative Agent’s right to use third parties for any commercial finance examination. (c) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such appraisals. Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent may, in its Permitted Discretion, undertake one (1) Inventory appraisal and one (1) Equipment appraisal each fiscal year at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken (i) as it in its Permitted Discretion deems necessary or appropriate, at the expense of the Lenders, or (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties and without advance notice. 6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (i) to pay in full on the Closing Date all Indebtedness outstanding under the Existing Credit Agreement, (ii) to fund Specified Cash Collateral as required hereby, (iii) to satisfy Existing Facilities Obligations, and (iv) to finance working capital, Capital Expenditures and Acquisitions and for general corporate purposes (including the payment of fees and expenses), in each case to the extent permitted under applicable Law and the Loan Documents. 6.12 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 6.13 Covenant to Guarantee Obligations. The Loan Parties will cause each of their Subsidiaries organized in a Collateral Jurisdiction (to the extent such Subsidiaries are not BrightLoop Entities, Immaterial Subsidiaries or Captive Insurance Subsidiaries), whether newly formed, after-acquired or otherwise existing (including any Subsidiary that previously was an Immaterial Subsidiary to the extent required pursuant to Section 7.16), to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired or ceases to be an Immaterial Subsidiary in accordance with Section 7.16 (or such longer period of time as agreed to by the Administrative Agent in its Permitted Discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement or such other documents, instruments and agreements as the Administrative Agent reasonably may deem necessary or appropriate with respect to joinder documents to be governed by the law of the applicable Collateral Jurisdiction. In connection therewith, the Loan Parties shall give notice to the Administrative Agent not less than thirty (30) days (or such shorter period of time as agreed to by the Administrative Agent in its Permitted Discretion) prior to creating a Subsidiary, causing any Subsidiary that previously was an Immaterial Subsidiary in accordance with Section 7.16, or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(b), (d), (f), (g), (h), (n)

126 and (o) and 6.14 and such other documents or agreements as the Administrative Agent may reasonably request, including without limitation, updated Schedules 1.01(b), 5.10, 5.12, 5.20(a), 5.20(b), 5.21(b)(i), 5.21(b)(ii), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g)(i), 5.21(g)(ii) and 5.21(h). In no event shall compliance with this Section 6.13 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.13 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrowing Base Party or permit the inclusion of any acquired assets in the computation of the Borrowing Base. Notwithstanding anything to the contrary provided for in this Agreement, following the Closing Date, no Loan Party or Subsidiary shall create, form, purchase, or acquire any Subsidiary organized in any Collateral Jurisdiction that is not a wholly-owned subsidiary. 6.14 Covenant to Give Security. Except with respect to Excluded Property: (a) Equity Interests and Personal Property. Each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens having priority by operation of law and, solely to the extent owned by a U.S. Loan Party and not encumbering Revolving Loan Priority Collateral, Liens described in Section 7.01(p)) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (including, without limitation, such documents, instruments and agreements as the Administrative Agent reasonably may deem necessary or appropriate with respect to perfection of Liens on personal property located in each applicable Collateral Jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent. (b) Real Property. If any Loan Party intends to acquire a fee ownership interest in any Material Real Property after the Closing Date (or, in the case of the Dumbarton Property or the Esbjerg Property, if such Dumbarton Property or Esbjerg Property becomes Material Real Property in accordance with the definition of such term), it shall provide to the Administrative Agent within sixty (60) days (or such extended period of time as agreed to by the Administrative Agent) a Mortgage and such Mortgaged Property Support Documents as the Administrative Agent may request to cause such Material Real Property to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens having priority by operation of law and, solely to the extent owned by a U.S. Loan Party and not encumbering Revolving Loan Priority Collateral, Liens described in Section 7.01(p)) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. (c) Collateral Access Agreements. In the case of (i) each headquarters location of the Loan Parties, each other location where any significant administrative or governmental functions are performed and each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (ii) any personal property Collateral located at any other premises leased by a Loan Party or otherwise containing personal property Collateral with a value in excess of $250,000, the Loan Parties will use commercially reasonable efforts to provide the Administrative Agent with such estoppel letters, consents and waivers (including, without limitation, Collateral Access Agreements) from the landlords or other operators of such real property to the extent requested by the Administrative Agent (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent). (d) Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) subject to the requirements of Section 6.17, deposit accounts that are maintained at

127 all times with depositary institutions approved by the Administrative Agent and as to which deposit accounts the Administrative Agent shall have received a Qualifying Control Agreement, so long as at any time the balance in any such account (to the extent not held at Axos Bank) does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $3,000,000, (ii) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (iii) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Axos Bank, (iv) deposit accounts numbered x9522 and x9549 established by Babcock & Wilcox Construction Company and maintained solely as zero balance accounts for purposes of payroll and accounts payable, respectively, which accounts are held at PNC Bank, National Association, (v) the Existing L/C Loan Party Cash Collateral Account, (vi) the Chanute Cash Collateral Account, (vii) the PNC Corporate Card Cash Collateral Account, (viii) deposit account numbered x4811 established by Babcock & Wilcox FPS Inc. and maintained solely as a zero balance account for purposes of payroll, which account is held at The Bank of Nova Scotia, (ix) deposit account numbered x4666 established by Babcock & Wilcox Canada Corp. and maintained solely for purposes of payroll, which account is held at Toronto-Dominion Bank, and (x) other deposit accounts, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $250,000. (e) Updated Schedules. Concurrently with the delivery of any Collateral pursuant to the terms of this Section 6.14, the Borrower shall provide the Administrative Agent with the applicable updated Schedule(s): 5.20(a), 5.21(b)(i), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g)(i), 5.21(g)(ii) and 5.21(h). (f) Further Assurances. At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all Applicable Laws. 6.15 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP. 6.16 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. 6.17 Cash Management. Maintain all primary cash management and treasury business (and all deposit accounts, disbursement accounts and investment accounts located in the United States) with Axos Bank. Within one hundred eighty (180) days following the Closing Date (or such later date as the Administrative Agent may agree), (i) maintain all lockbox accounts with Axos Bank, and (ii) close all other

128 lockbox accounts and all operating accounts and disbursement accounts tied to such other lockbox accounts, in each case existing as of the Closing Date, to the extent not permitted to remain open pursuant to Section 6.14(d). Within ninety (90) following the Closing Date (or such later date as the Administrative Agent may agree), close all operating accounts and disbursement accounts that exist as of the Closing Date and are not tied to the lockbox accounts permitted to remain open pursuant to the immediately preceding sentence, to the extent not permitted to remain open pursuant to Section 6.14(d). All cash, proceeds of collateral, and other amounts at any time received by any Loan Party shall be deposited into deposit accounts (and any associated lockbox) maintained at Axos Bank (collectively, the “Collection Account”) or, until the date that is ninety (90) days following the Closing Date (or such later date as the Administrative Agent may agree), such other deposit accounts permitted pursuant to Section 6.14(d); provided that until such time as a Qualifying Control Agreement has been executed and delivered in respect of deposit accounts numbered x7098 and x4989 maintained with PNC Bank, National Association (the “Specified PNC Accounts”), the Loan Parties shall (i) deliver to the Administrative Agent, on Thursday of each week (or if day is not a Business Day, on the next succeeding Business Day), a Borrowing Base roll-forward in respect of Eligible Trade Receivables and outstanding Credit Extensions as of the end of business on the immediately preceding Tuesday, which roll-forward shall be duly executed by a Responsible Officer of the Borrower, and (ii) without limiting the provisions of Section 2.05(b), cause to be transferred to the Collection Account, no less frequently than once per week (or daily if a Cash Dominion Event has occurred and is continuing), funds from the Specified PNC Accounts in an amount at least as sufficient so as to avoid the occurrence of an Overadvance. Promptly following the Closing Date, the Loan Parties shall notify all account debtors to direct all payments to the Collection Account at all times from and after a date that is not more than sixty (60) days following the Closing Date. All funds deposited in the Collection Account or another deposit account maintained at Axos Bank shall immediately become subject to the Lien in favor of the Administrative Agent, for itself and the benefit of the Secured Parties. The Collection Account shall, at all times during the continuance of a Cash Dominion Event, be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that during the continuance of a Cash Dominion Event, (i) the Loan Parties have no right of withdrawal from the Collection Account, and (ii) the funds on deposit in the Collection Account shall be applied to the Obligations as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.17, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent. During the continuance of a Cash Dominion Event, the Administrative Agent shall apply all funds received by it from the Collection Account to the repayment of the Obligations, subject to the Borrower’s ability to re-borrow, in each case in accordance with the terms hereof. At all times prior to the closing by the Loan Parties of all lockbox or other accounts other than the Collection Account, the Borrower shall provide to the Administrative Agent, not less frequently than once per month, a detailed report concerning all account debtor remittances received other than in the Collection Account. 6.18 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be

129 created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. In no event shall compliance with this Section 6.18 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.18 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute consent to the inclusion of any acquired assets in the computation of the Borrowing Base. 6.19 Senior Debt Status. Designate all Obligations as “Designated Senior Indebtedness” (or any similar term) under, and defined in, the Subordinated Debt Documents and all supplemental indentures thereto. ARTICLE VII NEGATIVE COVENANTS Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly: 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”): (a) Liens pursuant to any Loan Document; (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals, replacements or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal, replacement or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b); (c) Liens for Taxes not yet due or Liens for Taxes which are being Properly Contested; (d) statutory Liens such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, customs brokers’, revenue authorities’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being Properly Contested; (e) deposits or pledges of cash relating to escrows established in connection with the purchase or sale of property, in each case permitted hereunder, provided that neither the amount of such deposits or pledges, nor the amount secured thereby, shall exceed the aggregate consideration in connection with such purchase or sale (whether established for an adjustment in purchase price or liabilities, to secure indemnities or otherwise); (f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or any pension standards legislation applicable to any Canadian Pension Plan; (g) deposits or pledges of cash, and customary Liens on “bonded receivables”, in each case to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory

130 obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including, but not limited to, Liens on cash or Cash Equivalents securing outstanding reimbursement obligations of any Foreign Subsidiary in respect of Performance Guarantees (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) issued by a Person that is not the Borrower or an Affiliate of the Borrower; provided such Liens shall be limited to (1) any contract as to which such Performance Guarantee provides credit support, (2) any accounts receivable arising out of such contract and (3) the deposit account into which such accounts receivable are deposited; provided that, in each case, the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $5,000,000 in the aggregate; (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (i) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h); (j) Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; (k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any of its Subsidiaries with any Lender, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; (l) Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Loan Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; (m) Any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business and covering only the assets so leased, licensed or subleased; (n) Liens of a collection bank arising under Section 4–210 of the UCC on items in the course of collection; (o) Any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority; (p) until the Existing Facilities Termination Date, Liens in favor of the Existing Reimbursement Facility Agent securing the Existing Reimbursement Facility Obligations pursuant to the Existing Reimbursement Facility Documents, in all events subject to the Intercreditor Agreement; provided, that any such Liens encumbering Revolving Loan Priority Collateral shall be junior and subordinate to the Liens securing the Obligations;

131 (q) Liens in favor of a Loan Party’s or Subsidiaries’ customers encumbering Inventory and other goods (and other property related thereto but specifically excluding any proceeds of such Inventory or goods (or any related property) or other Receivables of any Loan Party or Subsidiary) that are located on and/or installed (or in the process of being installed) in or on the premises of such Loan Party’s or Subsidiary’s customers in connection with project contracts between any one or more of the Loan Parties or their Subsidiaries and such customers securing obligations and other liabilities of Borrowers to such customers (other than Indebtedness) pursuant to such contracts to the extent such Liens are granted or created in the ordinary course of business and are consistent with past business practices of such Loan Party or Subsidiary; (r) until such time as such Liens are required to be terminated in accordance with the Post-Closing Letter, Liens in favor of the PBGC securing the “Obligations” as defined in that certain Pledge and Security Agreement, dated as of November 20, 2020, made by Parent and certain of its Subsidiaries in favor of the PBGC (acting on behalf of The Retirement Plan for Employees of Babcock & Wilcox Commercial Operations), provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $20,000,000 at any time; (s) (x) Liens on the assets of, and/or Equity Interests and Equity Interests Equivalents of, any Non-Loan Parties securing any Non-Recourse Indebtedness permitted under Section 7.02(h); provided that no such Lien shall encumber the assets of any Loan Party (other than, in the case of any such Non-Recourse Indebtedness incurred by any particular one or more such Non-Loan Parties, any Equity Interests and Equity Interests Equivalents of such Non-Loan Parties securing the Non-Recourse Indebtedness with respect to which such Non-Loan Parties are obligated or otherwise liable), and (y) Liens on the Equity Interests and Equity Interests Equivalents of any Joint Venture securing any Indebtedness with respect to which such Joint Venture is obligated or otherwise liable; (t) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums described in Section 7.02(m); (u) Liens (excluding “all assets” or “blanket” Liens with respect to any Loan Party) securing any Indebtedness permitted under Section 7.02(i) so long as, in any such case, such Liens attach only to (x) the assets of the Subsidiary that were obligated with respect to such Indebtedness immediately prior to the applicable Acquisition and (y) assets of the scope and type securing such Indebtedness immediately prior to the applicable Acquisition; provided that the aggregate outstanding amount of such Indebtedness secured by such Liens under this clause (u) shall not, to the extent such Liens encumber assets of the type included in the Borrowing Base or the proceeds thereof, exceed $1,000,000 at any time; (v) Liens encumbering the PNC Corporate Card Cash Collateral, which Liens secure the obligations of The Babcock & Wilcox Company in respect of the PNC Corporate Card Program; (w) Liens encumbering the Chanute Cash Collateral, which Liens secure the obligations of Chanute and Babcock & Wilcox New Energy Holdings, LLC in favor of Octave Holdings, LLC pursuant to the Chanute Purchase Agreement; (x) Liens in favor of the Specified Guarantor securing the Specified Guarantor Subordinated Debt, in all events subject to the Specified Guarantor Subordination Agreement; provided, that any such Liens shall be junior and subordinate to the Liens securing the Obligations; (y) other Liens (excluding “all assets” or “blanket” Liens with respect to any Loan Party) not otherwise permitted under this definition securing obligations or other liabilities (other than Indebtedness for borrowed money) of the Borrower or its Subsidiaries; provided that the aggregate

132 outstanding amount of such obligations and liabilities secured by such Liens under this clause (x) shall not (1) exceed $5,000,000 at any time, or (2) to the extent such Liens encumber assets of the type included in the Borrowing Base or the proceeds thereof, exceed $1,000,000 at any time. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, (x) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by any Loan Party or any other Domestic Subsidiary as credit support in favor of, or for the benefit of, any Subsidiary that is not a Loan Party or to secure any Indebtedness of any Subsidiary that is not a Loan Party, (y) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by the Borrower or any of its Subsidiaries to secure, as credit support in favor of, or for the benefit of, the Unsecured Notes, and (z) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by the Borrower or any of its Subsidiaries to secure Indebtedness described in Section 7.02(l), except to the extent permitted under Section 7.01(p). 7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for the following (the “Permitted Indebtedness”): (a) Indebtedness under the Loan Documents; (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any Permitted Refinancing thereof; (c) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations (including any Permitted Refinancings thereof) for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed (i) to the extent constituting a BrightLoop Financing, the amount set forth on the BrightLoop Schedule with respect to such BrightLoop Financing, and (ii) otherwise, $5,000,000; (d) Indebtedness in respect of matured or drawn Performance Guarantees in the nature of letters of credit, bankers acceptances, bank guarantees or other similar obligations, but only so long as such Indebtedness is reimbursed or extinguished within five (5) Business Days of being matured or drawn; (e) Indebtedness in respect of matured or drawn Performance Guarantees in the nature of surety bonds, performance bonds and other similar obligations, in each case that would appear as indebtedness on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, in an aggregate amount not to exceed the sum of (i) $15,000,000, to the extent exclusively relating to the solar business of Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Solar Construction Company Inc.) as existing as of the Closing Date, and (ii) $5,000,000, to the extent incurred by the Loan Parties and their Subsidiaries, in either case, at any time outstanding (excluding, for purposes of the foregoing dollar caps, any such Indebtedness which is being Properly Contested); (f) unsecured Indebtedness of the Borrower or any Subsidiary constituting Permitted Intercompany Advances; (g) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor; (h) Non-Recourse Indebtedness of any Non-Loan Parties so long as (A) at the time such Indebtedness is incurred and after giving pro forma effect thereto, (x) no Default or Event of Default

133 shall be outstanding and (y) Loan Parties shall be in Pro Forma Compliance (including, without limitation, with the covenants set forth in Section 7.11), and (B) the maximum potential principal amount with respect to all such Non-Recourse Indebtedness outstanding at any one time (including the unused portion of any revolving credit or other commitments of the lenders or other financing parties providing such Non- Recourse Indebtedness) shall not exceed $10,000,000 in the aggregate; (i) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof in a transaction permitted hereunder in an aggregate principal amount not to exceed $10,000,000; provided that such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower; (j) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, commodity or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non- defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided that the aggregate Swap Termination Value thereof shall not exceed $1,000,000 at any time outstanding; (k) unsecured Indebtedness (x) of the Borrower pursuant to the Unsecured Notes outstanding as of the Closing Date in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding as of the Closing Date, and (y) additional unsecured Indebtedness of any one or more Loan Parties (including but not limited to any additional Unsecured Notes issued following the Closing Date) so long as: (i) at the time such additional Indebtedness under this subclause (y) is incurred, after giving pro forma effect to such Indebtedness (and any other transactions (including any Acquisition and/or Investment being consummated with the proceeds thereof) being closed and consummated concurrently/substantially contemporaneously with such incurrence), the Payment Conditions with respect thereto shall have been satisfied and (ii) such additional Indebtedness under this subclause (y): (A) shall not mature prior to the date that is one hundred eighty (180) days after the Maturity Date as in effect at the time such additional Indebtedness is incurred, and (B) the documents governing and/or evidencing such additional Indebtedness shall not (1) contain any financial covenants or (2) be materially less favorable to the Loan Parties than the terms and conditions of the Unsecured Notes Indenture as in effect on the Closing Date; (l) the Existing L/C Facility Obligations and the Existing Reimbursement Facility Obligations, in each case to the extent permitted pursuant to the L/C Transition Schedule; (m) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Borrower or any Subsidiary, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost (including premiums) of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (n) Indebtedness consisting of obligations of The Babcock & Wilcox Company in respect of the PNC Corporate Card Program; (o) Indebtedness consisting of obligations of Chanute and Babcock & Wilcox New Energy Holdings, LLC to pay, in accordance with the Chanute Purchase Agreement, to Octave Holdings, LLC, for the benefit of the members of Chanute set forth on Exhibit A to the Chanute Purchase Agreement, the Chanute Cash Collateral upon the expiration or termination of that certain Standby Letter of Credit in

134 the amount of $552,230.20, issued by JPMorgan Chase Bank, National Association for the account of Chanute to Banco De Sabadell SA (for the benefit of Intecsa Ingenieria Industrial S.A.) dated November 22, 2019, as amended and in effect as of the Closing Date (Transaction Reference No. NUSCGS030639); (p) Indebtedness consisting of (x) standard “working capital adjustment” provisions or similar provisions arising in connection with Permitted Acquisitions, (y) under Permitted Seller Notes and Permitted Earnouts arising in connection with Permitted Acquisitions, and (z) under non-compete payment obligations arising in connection with Permitted Acquisitions, provided, that, the Indebtedness described in this clause (p) shall at all times be unsecured (other than, in the case of the foregoing clause (x), pursuant to any escrow arrangement or holdback arrangement under the applicable purchase agreement); and (q) the Specified Guarantor Subordinated Debt, in all events subject to the Specified Guarantor Subordination Agreement; provided, that no Indebtedness permitted pursuant to this Section 7.02 shall consist of any obligation under a PACE Financing. 7.03 Investments; Equity Issuances. (a) Investments. Make or hold any Investments, except: (i) Investments held by the Borrower and its Subsidiaries in the form of cash or Cash Equivalents; (ii) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $300,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; (iii) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof; (iv) Permitted Intercompany Advances, so long as the applicable loan or advance is evidenced by, and subject to the terms of, the Global Intercompany Note, which Global Intercompany Note is pledged to the Administrative Agent pursuant to the terms of the applicable Collateral Documents and the original of such Global Intercompany Note has been delivered to the Administrative Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable the Loan Parties that are the payees on such Global Intercompany Note; (v) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (vi) Guarantees permitted by Section 7.02; (vii) Investments existing on the date hereof (other than those referred to in Section 7.03(a)(iii)(A)) and set forth on Schedule 7.03;

135 (viii) Permitted Acquisitions (other than of CFCs and Subsidiaries held directly or indirectly by a CFC); (ix) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (x) Investments in Joint Ventures so long as the aggregate amount of all such Investments made in any fiscal year does not exceed the lesser of (A) $4,000,000, or (B) 25% of the Consolidated Adjusted EBITDA for the Loan Parties on a Consolidated basis for the fiscal year immediately preceding such fiscal year; provided that, notwithstanding anything to the contrary provided for in the foregoing, no such Investment may be made under/in reliance on this clause (x) unless, after giving pro forma effect to any such Investment (and any Indebtedness being incurred or requested and/or any other transaction being closed and consummated by the Borrower or any Subsidiary concurrently or substantially contemporaneously with the closing and consummation on such transaction), the Payment Conditions with respect thereto shall have been satisfied; (xi) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than the Borrower); (xii) deposits of cash made in the ordinary course of business to secure performance of operating leases and license agreements; (xiii) (A) other Investments not exceeding $5,000,000 in the aggregate in any fiscal year of the Borrower, provided, that all such Investments that are made by a Loan Party and the assets that are the subject of such Investment shall become Collateral upon the making of such Investment (subject, in the case of Investments in Equity Interests, to the provisions of Section 6.14), and (B) other Investments not exceeding $1,000,000 in the aggregate in any fiscal year of the Borrower; (xiv) Investments made in the ordinary course of business by Captive Insurance Subsidiaries, provided, that the aggregate amount of such Investments shall not exceed 120% of the amount that such Captive Insurance Subsidiaries are required to hold as loss reserves for unpaid insurance claims in accordance with applicable Law or GAAP, whichever amount is greater; and (xv) other Investments if, after giving pro forma effect to any such Investment, the Payment Conditions have been satisfied. Notwithstanding anything to the contrary contained herein, (a) with respect to an Investment in respect of Material Intellectual Property (or the Equity Interests of any Subsidiary that owns Material Intellectual Property), such Investment shall not be permitted unless the purchaser, assignee or other transferee thereof agrees in writing to be bound by a non-exclusive, royalty-free, worldwide license of such Material Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties, which license shall be in form and substance reasonably satisfactory to the Administrative Agent, (b) except as expressly provided in Section 7.05(e), no Loan Party or any Subsidiary shall make any Investment consisting of a license, sublicense or other transfer of Material Intellectual Property (or the Equity Interests of any Subsidiary that owns Material Intellectual Property) (in each case, whether as a Disposition, an Investment, a Lien or otherwise) without the prior written consent of the Administrative Agent, (c) no asset included in the determination of the Borrowing Base (other than Permitted Dispositions) shall be the subject of any Investment in or to any Non-Loan Party as provided in this Section 7.03 unless, in the case of this clause (c), (1) before and after giving effect to any such

136 Investment, the Payment Conditions are satisfied, and (2) in connection with Investments in respect of assets (in one transaction or a series of related transactions) having an aggregate fair market value in excess of $5,000,000, at least three (3) Business Days prior to the consummation of such Investment, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate excluding the assets subject to such Investment from the calculations thereunder, and (4) contemporaneously therewith, the Borrower shall have made such payments as are required by Section 2.05(b), (d) after the occurrence and during the continuance of a Cash Dominion Event, (i) except to the extent consented to in writing by the Administrative Agent, no Investments specified in Section 7.03(a)(i) shall be permitted unless either (A) no Loans or, if then required to be Cash Collateralized, Letters of Credit are then outstanding, and (ii) to the extent not so pledged prior to such date, such Investments shall be pledged to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent, and (e) except to the extent expressly set forth in this Section 7.03(a), and subject to the satisfaction of the applicable conditions with respect thereto, to the extent any Investment is made with Collateral (or proceeds thereof) or Credit Extensions, any such Investment shall also be Collateral (except to the extent constituting Excluded Property), and the Loan Parties shall take all steps required by this Agreement and the Collateral Documents in order to grant, perfect, protect, and evidence the Administrative Agent’s Lien therein. (b) Equity Issuances. (i) Issue Disqualified Stock, or (ii) issue and sell any other Equity Interests unless, in the case of this clause (ii), (A) such Equity Interests shall be issued solely by the Borrower and not by a Subsidiary of a Loan Party, (B) such Equity Interests provide that all dividends and other Restricted Payments) in respect thereof shall be made solely in additional shares of such Equity Interests, in lieu of cash, (C) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests and in accordance with the limitations contained in this Agreement, and (D) all Restricted Payments in respect of such Equity Interests are expressly subordinated to the Obligations. 7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom: (a) any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (x) when any Loan Party is merging, amalgamating or consolidating with another Subsidiary, such Loan Party shall be the continuing or surviving Person, (y) when any Borrowing Base Party is merging, amalgamating or consolidating with another Subsidiary, such Borrowing Base Party shall be the continuing or surviving Person, and (z) when any Loan Party is amalgamating under the laws of Canada or any province or territory thereof, the Administrative Agent, on behalf of the Secured Parties, shall continue to have a perfected security interest (having the priority required by the Loan Documents) in all property of the resulting Person; (b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party, provided that if such Disposing Loan Party is a Borrowing Base Party, the recipient of such assets shall be a Borrowing Base Party; (c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

137 (d) in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; provided that (i) the Person surviving such merger, amalgamation or consolidation shall be a wholly-owned Subsidiary of the Borrower, (ii) in the case of any such merger, amalgamation or consolidation to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person, and (iii) in the case of any such merger, amalgamation or consolidation to which any Borrowing Base Party (other than the Borrower) is a party, such Borrowing Base Party is the surviving Person; (e) so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Subsidiaries may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger, amalgamation or consolidation to which the Borrower is a party, the Borrower is the surviving Person, (ii) in the case of any such merger, amalgamation or consolidation to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person, (iii) in the case of any such merger, amalgamation or consolidation to which any Borrowing Base Party (other than the Borrower) is a party, such Borrowing Base Party is the surviving Person, and (iv) in the case of an amalgamation to which any Loan Party is a party that is consummated under the laws of Canada or any province or territory thereof, the Administrative Agent, on behalf of the Secured Parties, shall continue to have a perfected security interest (having the priority required by the Loan Documents) in all property of the resulting Person; and (f) any Immaterial Subsidiary may dissolve so long as all of the assets (including any interest in any Equity Interests) of such dissolving Immaterial Subsidiary are transferred to a Loan Party that is not dissolving. 7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except: (a) Permitted Transfers; (b) Dispositions of machinery and equipment (other than Eligible Equipment) that is substantially worn, damaged or obsolete or no longer used or useful in the conduct of business of the Borrower and its Subsidiaries; (c) Dispositions of equipment (other than Eligible Equipment) or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions permitted by Sections 7.03 or 7.04; (e) (i) non-exclusive licenses of trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights, and (ii) exclusive licenses (within a specific and defined field of use) of trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights; provided, that licenses described in this clause (e) shall be in the ordinary course of business, on an arms’-length basis, substantially consistent with past practice, and on terms and conditions that do not materially restrict any ability of the Administrative Agent to exercise rights and remedies in connection with any realization of Collateral or proceeds thereon in accordance with the Loan Documents;

138 (f) to the extent constituting a Disposition, the granting of Permitted Liens; (g) Involuntary Dispositions; (h) Sale and Leaseback Transactions in respect of (i) the Dumbarton Property, (ii) real property within ninety (90) days of the acquisition of such real property by the Borrower or any Subsidiary, and (iii) additional real property; provided that the aggregate fair market value of all real property subject to Sale and Leaseback Transactions described in the foregoing clauses (ii) and (iii) does not exceed $10,000,000; provided, further, that in each case of this clause (h), the Loan Parties shall have used commercially reasonable efforts to deliver to the Administrative Agent, from each applicable purchaser, a Collateral Access Agreement with respect to such real property; (i) the lapse or abandonment of registered or applied for patents, trademarks, copyrights and other Intellectual Property owned by any Loan Party or its Subsidiaries that is, in the reasonable good faith judgement of such Loan Party, (A) immaterial to the business of such Loan Party or such Subsidiary, or (B) no longer economically practicable or commercially desirable to maintain or used or useful in the respective business of such Loan Party or such Subsidiary, in each case under this clause (i) so long as such lapse or abandonment is not materially adverse to the interests of the Secured Parties; (j) Dispositions of assets (other than assets included in the Borrowing Base) not otherwise permitted by this Section 7.05 so long as made at fair market value and the aggregate fair market value of all assets Disposed of in any fiscal year (including the proposed Disposition) does not exceed $1,000,000; and (k) other Dispositions of assets so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 7.13, (iii) such transaction does not involve the sale or other disposition of a minority Equity Interests in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 7.05, (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries pursuant to this clause (k) (other than the Esbjerg Property, as to which sub-clause (vi) below shall apply, or assets acquired in the Acorn Acquisition and described in sub-clause (vii) below, as to which such sub-clause (vii) shall apply) shall not exceed $5,000,000 as to all such transactions in any fiscal year of the Borrower or, in the aggregate as to all such transactions after the Closing Date, $15,000,000, (vi) the fair market value of the Esbjerg Property Disposed of by the Loan Parties and their Subsidiaries pursuant to this clause (k) shall not exceed $8,000,000, and (vii) with respect to non-core assets acquired by the Loan Parties and their Subsidiaries in the Acorn Acquisition and not included in the Borrowing Base, such assets are, within one hundred twenty (120) days after the date of the consummation of the Acorn Acquisition (or such longer period as the Administrative Agent shall agree in writing in its reasonable discretion), designated by the Borrower in writing to the Administrative Agent as being held for sale and not for the continued operations of any Loan Party or Subsidiary. Notwithstanding anything to the contrary contained herein, (a) except as expressly provided in Section 7.05(e), with respect to a sale, transfer or disposition of Material Intellectual Property (or the Equity Interests of any Subsidiary that owns Material Intellectual Property), such sale, transfer or other disposition shall not be permitted unless the purchaser, assignee or other transferee thereof agrees in writing to be bound by a non-exclusive, royalty-free, worldwide license of such Material Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured

139 Parties, which license shall be in form and substance reasonably satisfactory to the Administrative Agent, (b) except as expressly provided in Section 7.05(e), no Loan Party or any Subsidiary shall sell, transfer or otherwise dispose of any Material Intellectual Property (or the Equity Interests of any Subsidiary that owns Material Intellectual Property) (in each case, whether as a Disposition, an Investment, a Lien or otherwise) without the prior written consent of the Administrative Agent, and (c) no asset included in the determination of the Borrowing Base shall be the subject of any Disposition (in each case, whether as a Disposition, an Investment, a Lien or otherwise) to any Non-Loan Party as provided in this Section 7.05 unless, in the case of this clause (c), (1) before and after giving effect to any such Disposition, the Payment Conditions are satisfied, (2) such Disposition is made for fair market value and the consideration received by the Loan Parties for such Disposition is cash or Cash Equivalents and is not less than the combined net amount included in the Borrowing Base with respect to such asset, (3) in connection with Dispositions of assets (in one transaction or a series of related transactions) having an aggregate fair market value in excess of $5,000,000, at least three (3) Business Days prior to the consummation of such Disposition, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate excluding the assets subject to such Disposition from the calculations thereunder, and (4) contemporaneously therewith, the Borrower shall have made such payments as are required by Section 2.05(b). 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests except that, so long as (i) no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, and (ii) immediately after giving effect to any such action, the Borrower is Solvent: (a) each Subsidiary may make Restricted Payments to any Person that owns, directly or indirectly, Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; (b) [reserved]; (c) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; (d) the Borrower and its Subsidiaries may repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Subsidiary held by any current or former officer, director or employee pursuant to any equity-based compensation plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement in an aggregate amount not to exceed $4,250,000 in any fiscal year, but only if and to the extent that no Loan may be requested (nor may any proceeds of any Loan made on or about the day of any such transaction be used) to fund any portion of any such Restricted Payment under this clause (d); (e) the Borrower may pay regularly scheduled cash dividends and distributions with respect to any preferred Equity Interests of Parent that do not constitute Disqualified Equity Interests at a rate not to exceed 7.75% per annum of the liquidation preference of such preferred Equity Interests so long as, after giving pro forma effect to any such payments (and to any Indebtedness being incurred and/or any other transaction being closed and consummated by the Borrower or any Subsidiary concurrently or substantially contemporaneously with such payments), the Payment Conditions with respect thereto shall have been satisfied; and (f) the Borrower may make other Restricted Payments so long as, after giving effect to the making of each such Restricted Payment, the Payment Conditions have been satisfied.

140 Notwithstanding anything to the contrary contained herein, (a) with respect to a Restricted Payment in respect of Material Intellectual Property (or the Equity Interests of any Subsidiary that owns Material Intellectual Property), such Restricted Payment shall not be permitted unless the recipient thereof agrees in writing to be bound by a non-exclusive, royalty-free, worldwide license of such Material Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Secured Parties, which license shall be in form and substance reasonably satisfactory to the Administrative Agent, (b) except as expressly provided in Section 7.05(e), no Loan Party or any Subsidiary shall make any Restricted Payment in respect of Material Intellectual Property (or the Equity Interests of any Subsidiary that owns Material Intellectual Property) (in each case, whether as a Disposition, an Investment, a Lien or otherwise) without the prior written consent of the Administrative Agent, and (c) no asset included in the determination of the Borrowing Base shall be the subject of any Restricted Payment to any Non-Loan Party (including by way of a Restricted Payment of the Equity Interests of any Restricted Subsidiary that owns such assets) unless, in the case of this clause (c), (1) before and after giving effect to any such Restricted Payment, the Payment Conditions are satisfied, and (2) in connection with Restricted Payments of assets (in one transaction or a series of related transactions) having an aggregate fair market value in excess of $5,000,000, at least three (3) Business Days prior to the consummation of such Restricted Payment, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate excluding the assets subject to such Restricted Payment from the calculations thereunder, and (4) contemporaneously therewith, the Borrower shall have made such payments as are required by Section 2.05(b). 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. 7.08 Transactions with Affiliates. Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by this Agreement, (d) reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification and insurance arrangements, in each case, in the ordinary course of business and as determined in good faith by the Borrower’s board of directors or senior management; (e) the entry into of the Specified Guarantor Subordinated Debt Documents and the performance of the Loan Parties’ obligations thereunder, subject at all times to the Specified Guarantor Subordination Agreement, and (f) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate. 7.09 Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation (except for this Agreement and the other Loan Documents) that (a) encumbers or restricts the ability of any such Person to (i) to act as a Loan Party; (ii) make Restricted Payments to any Loan Party, (iii) pay any Indebtedness or other obligation owed to any Loan Party, (iv) make loans or advances to any Loan Party, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, except, in the case of clause (a)(v) only, for any document or instrument governing Indebtedness incurred pursuant to Section 7.02(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (b) requires the grant of any Lien on property for any obligation if a Lien on such property is given as security for the Secured Obligations. 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or knowingly indirectly, and whether immediately, incidentally or ultimately, (x) to purchase or carry margin stock

141 (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or for any purpose that violates the provisions of Regulation T, U or X of the FRB, (y) to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, or (z) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti- Corruption Laws or Anti-Money Laundering Laws. The foregoing will not apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province or territory thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as compliance with this Section 7.10 by such Person would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar Canadian Law. 7.11 Financial Covenants. (a) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2024) and calculated for the Measurement Period ending as of the end of such fiscal quarter, to be less than the ratio set forth for such fiscal quarter in the grid below. Fiscal Quarter Ending Minimum Consolidated Fixed Charge Coverage Ratio March 31, 2024 through September 30, 2025 1.00 to 1.00 December 31, 2025 and each fiscal quarter ending thereafter 1.05 to 1.00 (b) Total Net Leverage Ratio. Permit the Total Net Leverage Ratio, as of the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2024) and calculated for the Measurement Period ending as of the end of such fiscal quarter, to be greater than the ratio set forth for such fiscal quarter in the grid below: Fiscal Quarter Ending Maximum Total Net Leverage Ratio Each of March 31, 2024, June 30, 2024 and September 30, 2024 6.50 to 1.00 Each of December 31, 2024, and March 31, 2025 6.25 to 1.00 June 30, 2025 and each fiscal quarter ending thereafter 6.00 to 1.00 (c) Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures incurred to renew, replace, rehabilitate, refurbish, restore or maintain the long-term useful life of property, plant and equipment of the Borrower and its Subsidiaries

142 (excluding (A) any expenditures for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with the proceeds of insurance to repair replace any such assets or equipment that were lost, damaged or destroyed from a casualty or condemnation event and (B) Capital Expenditures relating to enterprise resource planning implementation and Capital Expenditures related to Acquisitions and other “growth” Capital Expenditures) in any fiscal year in an aggregate amount for all Loan Parties in excess of the greater of (i) $7,500,000, and (ii) 12% of Consolidated Adjusted EBITDA for the Loan Parties on a Consolidated basis for the immediately preceding fiscal year. (d) Liquidity. Permit Liquidity, at any time, to be less than $30,000,000; provided, that at least $20,000,000 of such Liquidity shall be of the type described in clause (y) of the definition of such term. (e) Cash Repatriation. Permit the aggregate amount of all unrestricted cash and Cash Equivalents (excluding any cash and Cash Equivalents subject to any pledge to any third-party constituting a Permitted Lien) belonging to the Borrower or any Subsidiary (other than Loan Parties) to exceed, at any one time, (i) prior to the Joinder Date, $35,000,000, or (ii) from and after the Joinder Date, $20,000,000. (f) Unrestricted Cash. Unless otherwise agreed in writing by Administrative Agent, permit, at any time, unrestricted cash and Cash Equivalents on the Consolidated balance sheet of the Loan Parties on a Consolidated basis as of such time in excess of (i) prior to the Joinder Date, $15,000,000, or (ii) from and after the Joinder Date, $30,000,000, in either case in the aggregate to be maintained in deposit accounts or investment accounts with any deposit bank or securities intermediary other than Axos Bank or an Affiliate of Axos Bank; provided that following the date on which delivery of Qualifying Control Agreements is required pursuant to the Post-Closing Letter, no more than $5,000,000 of such amount shall be in deposit accounts or investment accounts that are not subject to Qualifying Control Agreements. 7.12 Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes. (a) Change its fiscal year; (b) (i) change its name, jurisdiction of formation or organization, form of organization, principal place of business, chief executive office or registered office or domicile (for the purposes of the Civil Code of Quebec), or (ii) enter into (or maintain any Collateral in) a new province in or territory of Canada, in each case without providing ten (10) days’ prior written notice to the Administrative Agent (or such extended period of time as agreed to by the Administrative Agent) (it being understood and agreed that no Loan Party shall permit any such change or entry unless all filings have been made under the UCC, the PPSA or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Secured Parties); or (c) make any change in accounting policies or reporting practices, except as required by GAAP. 7.13 Sale and Leaseback Transactions. Except to the extent permitted under Section 7.05(h), enter into any Sale and Leaseback Transaction. 7.14 Prepayments, Etc. of Indebtedness; Payments of Existing Facilities Obligations. (a) Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or

143 make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness, except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and Permitted Refinancings of such Indebtedness, (iii) regularly scheduled repayments or redemptions of Indebtedness constituting BrightLoop Financing, in each case as and to the extent required pursuant to the documents, instruments and agreements evidencing such BrightLoop Financing, and (iv) prepayments, repurchases, redemptions or retirements (other than in respect of the Specified Guarantor Subordinated Debt) in an aggregate amount not to exceed $10,000,000 in the aggregate in any fiscal year but only so long as and to the effect that after giving pro forma effect to any such payment (and any Indebtedness being incurred or requested and/or any other transaction being closed and consummated by the Borrower or any Subsidiary concurrently or substantially contemporaneously with the closing and consummation on such transaction), the Payment Conditions shall have been satisfied; (b) Without limiting the generality of the foregoing clause (a), pay, prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so in any manner (including by the exercise of any right of setoff), any Specified Guarantor Subordinated Debt except to the extent expressly permitted pursuant to the Specified Guarantor Subordination Agreement; (c) Use any proceeds of any Loan to satisfy (i) any Existing Reimbursement Facility Obligations in excess of $10,000,000 in the aggregate from and after the Closing Date, or (ii) any Existing Facilities Obligations owing to the Specified Guarantor (in its capacity as guarantor of the Existing Reimbursement Facility Obligations); or (d) Without limiting the generality of the foregoing clause (a), use any proceeds from any Sale and Leaseback Transaction to pay, prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness other than the Credit Extensions in accordance with the terms of this Agreement. 7.15 Amendment, Etc. of Organization Documents; Indebtedness; Material Contracts. Amend, modify, waive or change in any manner (1) any Organization Document of any Loan Party in a manner materially adverse to any Secured Party, (2) any term or condition of any Indebtedness (including, without limitation, any Unsecured Notes Documents) (other than on account of any Permitted Refinancing thereof), to the extent that such amendment, modification or waiver would (x) result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Secured Parties or otherwise could be reasonably likely to have a Material Adverse Effect, or (y) shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (3) any term or condition of any Material Contract, to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Secured Parties or otherwise could be reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, (x) none of the Existing L/C Facility Documents or the Existing Reimbursement Facility Documents shall be amended, modified, waived or changed except to the extent expressly permitted pursuant to the Intercreditor Agreement, and (y) the Specified Guarantor Subordinated Debt Documents shall not be amended, modified, waived or changed except to the extent expressly permitted pursuant to the Specified Guarantor Subordination Agreement. 7.16 Immaterial Subsidiaries. Permit any Immaterial Subsidiary to (a) acquire any assets (other than assets of a de minimis nature or, in the case of 1867BW, LLC, the lease agreement existing as of the Closing Date with respect to a corporate aircraft that is not material to the businesses of the Loan Parties), (b) incur any liabilities (other than liabilities of a de minimis nature or, in the case of 1867BW,

144 LLC, liabilities pursuant to the lease agreement described in the foregoing clause (a)), or (c) engage in any business activity, unless, prior to such acquisition, incurrence or engagement, such Immaterial Subsidiary shall have become a Loan Party hereunder (to the extent organized in a Collateral Jurisdiction) and taken such steps as are required in connection with such joinder to the Loan Documents pursuant to Sections 6.13 and 6.14 hereof. 7.17 Sanctions. Directly or knowingly indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions. 7.18 Designated Senior Debt. Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of any Loan Party or any of its Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, the Subordinated Debt Documents. 7.19 Canadian Defined Benefit Plans. Maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Plan, or merge, amalgamate or consolidate with any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”): (a) Non-Payment. The Borrower or any other Loan Party or, to the extent required by the Specified Guaranty, the Specified Guarantor, fails to (i) when and as required to be paid herein, and in the currency required hereunder, (x) pay any amount of principal of any Loan or any L/C Obligation, or (y) deposit any funds as Cash Collateral in respect of L/C Obligations, or (z) deposit any funds as Specified Cash Collateral, or (ii) within three (3) days after the same becomes due, pay any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, pay any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03(a), 6.05, 6.08, 6.10, 6.11, 6.14, Article VII (subject to any available Cure Right the Borrower then has pursuant to Section 8.03 in connection with a failure to comply with the covenants contained in Sections 7.11(a) or 7.11(b)) or Article X; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in

145 any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate), or in completing any request for a Borrowing, shall be incorrect or misleading in any material respect when made or deemed made (or, with respect to any representation, warranty, certification, or statement of fact qualified by materiality, incorrect or misleading in any respect); or (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (x) the Unsecured Notes Documents, or (y) any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to the Unsecured Notes Documents or any such other Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit any holder or holders of Indebtedness under the Unsecured Notes Documents or any holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or (f) Insolvency Proceedings, Etc. Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty-five (45) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or is otherwise insolvent, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third- party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse

146 Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA; Canadian Pension Event. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan or a Canadian Pension Event occurs with respect to a Canadian Pension Plan or Canadian Multi-Employer Plan, which has resulted or could reasonably be expected to result in liability of any Loan Party to the Pension Plan, Multiemployer Plan, the Canadian Pension Plan, the Canadian Multi-Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the occurrence of the Facility Termination Date, ceases to be in full force and effect; or any Loan Party, the Specified Guarantor or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party or the Specified Guarantor denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party or the Specified Guarantor to perform any of its obligations under the Loan Documents; or (k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens having priority by operation of law and, solely to the extent owned by a U.S. Loan Party and not encumbering Revolving Loan Priority Collateral, Liens described in Section 7.01(p)) on the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens; or (l) Change of Control. There occurs any Change of Control; or (m) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action, or shall make a determination, whether or not yet formally approved by any Loan Party’s management, board of managers or board of directors, to (i) suspend the operation of all or a material portion of its business in the ordinary course of the Borrower and its Subsidiaries, taken as a whole, (ii) generally suspend the payment of any obligations under Material Contracts in the ordinary course or suspend the performance under Material Contracts in the ordinary course, (iii) solicit proposals for the liquidation of, or undertake to liquidate, all or a material portion of the assets of the Borrower and its Subsidiaries, taken as a whole, or (iv) solicit proposals for the employment of, or employ, an agent or other third party to conduct a sale, liquidation or other Disposition of any material portion of the business of the Borrower and its Subsidiaries, taken as a whole; (n) Performance Guarantees. Any counterparty or other stakeholder takes any material step to enforce any rights or remedies it may have with respect to Performance Guarantees it may have against any Loan Party as reasonably determined by the Administrative Agent, to the extent that (x) (i) the aggregate potential liability thereof, to the extent exclusively relating to the solar business of Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Solar Construction Company Inc.) as existing as of the Closing Date, exceeds $15,000,000 or (ii) otherwise, the aggregate potential liability thereof exceeds $5,000,000, and (y) the relevant counterparties and/or stakeholders have not agreed to waive or postpone the exercise of such rights or remedies within thirty (30) days;

147 (o) Subordination Arrangements; Intercreditor Arrangements. (i) Any of the subordination, standstill, payover and insolvency related provisions of any of the Subordinated Debt Documents (the “Subordination Provisions”), or any provision of the Intercreditor Agreement (the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt or Existing Facilities Obligations, or any Loan Party or any holder of the applicable Subordinated Debt or Existing Facilities Obligations shall so state in writing; (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions or Intercreditor Provisions, (B) that the Subordination Provisions and the Intercreditor Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt or Existing Facilities Obligations, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions and the Intercreditor Provisions; or (iii) the Existing L/C Issuer or PNC Bank, National Association shall fail to comply with any provision of the PNC Payoff Letter with respect to the release of any Third Party Cash Collateral or P-Card Cash Collateral (as such terms are defined therein), or the Borrower, any other Loan Party, or the Existing L/C Issuer or PNC Bank, National Association shall, directly or indirectly, disavow or contest in any manner the terms of the PNC Payoff Letter or that the Agent is an intended third-party beneficiary thereof and entitled to enforce rights and remedies thereunder; or (p) Specified Guarantor Subordinated Debt. (i) Any provision of the Specified Guarantor Subordination Agreement (the “Specified Guarantor Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Specified Guarantor or any other holder of the Specified Guarantor Subordinated Debt, or any Loan Party or the Specified Guarantor or any other holder of the Specified Guarantor Subordinated Debt shall so state in writing; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Specified Guarantor Subordination Provisions, (B) that the Specified Guarantor Subordination Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the Specified Guarantor Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Specified Guarantor Subordination Provisions. Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion)) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01. 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the Revolving Commitment of each Lender to make Loans and any obligation of the L/C Issuer or the Underlying Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document

148 to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and (d) exercise on behalf of itself, the Lenders, the L/C Issuer and the Underlying Issuer all rights and remedies available to it, the Lenders, the L/C Issuer and the Underlying Issuer under the Loan Documents or Applicable Law or equity; provided, however, that upon the occurrence of an event described in Section 8.01(f) with respect to the Borrower, the Revolving Commitment of each Lender to make Loans and any obligation of the L/C Issuer or the Underlying Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. 8.03 Curative Equity. Notwithstanding any provision to the contrary set forth in Sections 7.11(a) or 7.11(b), in the event that Loan Parties fail to comply with the requirements of Sections 7.11(a) or 7.11(b) as of the last day of any fiscal quarter, until the tenth (10th) Business Day after the day on which financial statements are required to be delivered pursuant to Section 6.01(b) for such fiscal quarter (such ten (10) Business Day period, the “Cure Period”), the Borrower shall have the right (the “Cure Right”) the right to issue common Equity Interests (or other Equity Interests of the Borrower reasonably acceptable to the Administrative Agent) for cash or otherwise receive direct equity contributions in cash (any such net cash proceeds of such issuance or contribution, excluding such net cash proceeds of such issuance or contribution of Disqualified Stock, a “Specified Equity Contribution”), which Specified Equity Contribution shall be included in the calculation of Consolidated Adjusted EBITDA solely for purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio covenant set forth in Section 7.11(a) and the Total Net Leverage Ratio covenant set forth in Section 7.11(b) as of the last day of such fiscal quarter and for applicable subsequent periods which include such fiscal quarter; provided that: (i) any such Specified Equity Contribution shall be in an aggregate amount not in excess of the amount required to cause Loan Parties to be in pro forma compliance with Sections 7.11(a) and/or 7.11(b) for such fiscal quarter (for the avoidance of doubt, if the Loan Parties fail to comply with the requirements of both Sections 7.11(a) and 7.11(b), the Specified Equity Contribution shall be in an amount required to cause Loan Parties to be in compliance with both Sections 7.11(a) and 7.11(b)), (ii) the Cure Right may not be exercised more than two (2) times in any period of four (4) consecutive fiscal quarters, or more than six (6) times after the Closing Date, (iii) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio or the Total Net Leverage Ratio for any fiscal quarter in which such Specified Equity Contribution is included in the calculation of Consolidated Adjusted EBITDA, (iv) the Loan Parties shall cause the net cash proceeds of Specified Equity Contributions to be remitted to the Administrative Agent for application to the Obligations in accordance with the provisions of Section 2.05, and (v) all Specified Equity Contributions shall be disregarded for all calculations under this Agreement (including any covenant or other provision herein that is subject to compliance with a Consolidated Fixed Charge Coverage Ratio or a Total Net Leverage Ratio) except for purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio and the Total Net Leverage Ratio under Sections 7.11(a) and 7.11(b) for the relevant period. Notwithstanding anything to the contrary contained herein, in any applicable case where the Loan Parties have failed to be in compliance with either the Consolidated Fixed Charge Coverage Ratio covenant set forth in Section 7.11(a) and the Total Net Leverage Ratio covenant set forth in Section 7.11(b) as of the last day of any applicable fiscal quarter, if upon the valid exercise of the Cure Right in accordance with this

149 Section 8.03, the Loan Parties shall then be in compliance with the requirements of the Consolidated Fixed Charge Coverage Ratio covenant set forth in Section 7.11(a) and the Total Net Leverage Ratio covenant set forth in Section 7.11(b), such covenants shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with such covenants prior to the exercise of the Cure Right, and any Default or Event of Default arising as a result of a breach of Sections 7.11(a) or 7.11(b) for the periods for which the Cure Right has been exercised in accordance with the terms hereof shall be deemed not to have occurred; provided that, prior to the exercise of the Cure Right and receipt by the Administrative Agent (as applicable) of the associated Specified Equity Contribution in any such case, no Secured Party shall have any obligations to fund any Loan or issue any Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit). In the event that the Borrower does not cure all violations as provided in this Section 8.03, the existing Event(s) of Default shall continue unless waived in writing by the Required Lenders in accordance herewith. 8.04 Application of Funds. (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.13 and 2.14, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Secured Obligations (excluding the Additional Secured Obligations) constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Secured Obligations (excluding the Additional Secured Obligations) constituting fees, indemnities, expenses and other amounts (other than principal, interest, Letter of Credit Fees and Letter of Credit Maintenance Fees) payable to the Lenders, the L/C Issuer and the Underlying Issuer (including fees, charges and disbursements of counsel to the respective Lenders, the L/C Issuer and the Underlying Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them; Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances; Fourth, to the extent that Swingline Loans have not been refinanced by a Revolving Loan, payment to the Swingline Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans; Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans and other Obligations, and fees (including Letter of Credit Fees and Letter of Credit Maintenance Fees but excluding any Early Termination Fees), ratably among the Lenders, the L/C Issuer and the Underlying Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

150 Sixth, to the extent that Swingline Loans have not been refinanced by a Revolving Loan, to payment to the Swingline Lender of that portion of the Obligations constituting unpaid principal of the Swingline Loans; Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Seventh held by them; Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations, but excluding any Additional Secured Obligations), ratably among the Secured Parties in proportion to the respective amounts described in this clause Ninth held by them; Tenth, to payment of that portion of the Obligations arising pursuant to Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Tenth held by them; Eleventh, to payment of all other Obligations arising pursuant to Secured Bank Product Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Eleventh held by them; and Last, the balance, if any, after the Facility Termination Date, to the Loan Parties or as otherwise required by Law. (b) Subject to Sections 2.03(c) and 2.13, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Eighth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.04. (c) Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Bank Product Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Bank Product Provider, as the case may be. Each Cash Management Bank or Bank Product Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

151 ARTICLE IX ADMINISTRATIVE AGENT 9.01 Appointment and Authority. (a) Appointment. Each of the Lenders, the L/C Issuer and the Underlying Issuer hereby irrevocably appoints, designates and authorizes Axos Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders, the L/C Issuer and the Underlying Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and other Secured Parties hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document or other Loan Document governed by the laws of such jurisdiction on such Lender’s or other Secured Party’s behalf. (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Bank Product Provider, and a potential Cash Management Bank), the L/C Issuer and the Underlying Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, the L/C Issuer and the Underlying Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

152 9.03 Exculpatory Provisions. (a) The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, the L/C Issuer or the Underlying Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer. (c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

153 (d) Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the L/C Issuer or the Underlying Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender, the L/C Issuer or the Underlying Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender, the L/C Issuer or the Underlying Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub- agents. 9.06 Resignation of Administrative Agent. (a) Notice. The Administrative Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives written notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation

154 Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) Effect of Resignation. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. (c) L/C Issuer and Swingline Lender. Any resignation or removal by Axos Bank as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. If Axos Bank resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Axos Bank resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Axos Bank to effectively assume the obligations of Axos Bank with respect to such Letters of Credit.

155 9.07 Non-Reliance on Administrative Agent, the Arranger and the Other Lenders. Each Lender, the L/C Issuer and the Underlying Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it (including, without limitation, in respect of the accuracy of any Reports), and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender, the L/C Issuer or the Underlying Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender, the L/C Issuer and the Underlying Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender, the L/C Issuer and the Underlying Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender, the L/C Issuer and the Underlying Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender, the L/C Issuer or the Underlying Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, the L/C Issuer or the Underlying Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender, the L/C Issuer and the Underlying Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender, the L/C Issuer and the Underlying Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, the L/C Issuer or the Underlying Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the L/C Issuer or the Underlying Issuer hereunder. 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. (a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that

156 are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Underlying Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Underlying Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer, the Underlying Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.08, and 11.04) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the L/C Issuer and the Underlying Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the L/C Issuer and the Underlying Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04. (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the L/C Issuer or the Underlying Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender, the L/C Issuer or the Underlying Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender, the L/C Issuer or the Underlying Issuer or in any such proceeding. (c) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other Collateral Jurisdictions or other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clause (a) of Section 11.01 of this Agreement), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the

157 amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 9.10 Collateral and Guaranty Matters. (a) Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Bank Product Provider), the L/C Issuer and the Underlying Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or, with respect to Term Loan Priority Collateral, as to which the Administrative Agent is required to release such Lien pursuant to the Intercreditor Agreement, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and (iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; provided that if such Person is, or continues to be, an obligor with respect to any Existing Facilities Obligations or Specified Guarantor Subordinated Debt (in either case, whether as a borrower or a guarantor thereunder), as applicable, the Administrative Agent shall not release any such Person from its obligations under the Guaranty unless and until such Person is no longer an obligor with respect to any Existing Facilities Obligations or Specified Guarantor Subordinated Debt, as applicable. (b) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. (c) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 9.11 Secured Cash Management Agreements and Secured Bank Product Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash

158 Management Bank or Bank Product Provider that obtains the benefit of the provisions of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Bank Product Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Bank Product Provider, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Bank Product Agreements in the case of a Facility Termination Date. In addition, each Cash Management Bank or Bank Product Provider, as the case may be, by virtue of entering into a Secured Cash Management Agreement or Secured Bank Product Agreement, as applicable, automatically shall be deemed to have agreed that the Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release Bank Products Reserves and Cash Management Reserves and that if reserves are established there is no obligation on the part of the Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not. The Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Additional Secured Obligations, but may rely upon a written notice from the applicable Cash Management Bank or Bank Product Provider, as the case may be, provided pursuant to Section 9.14(a). In the absence of an updated written notice, the Administrative Agent shall be entitled to assume that the amount due and payable to the applicable Cash Management Bank or Bank Product Provider, as the case may be, is the amount last certified to the Administrative Agent by such Cash Management Bank or Bank Product Provider as being due and payable (less any distributions made to such Provider on account thereof). To the extent permitted hereby, the Loan Parties may enter into Bank Product Agreements or Cash Management Agreements with any applicable Cash Management Bank or Bank Product Provider, as the case may be, although the Loan Parties are not required to do so. Each Loan Party acknowledges and agrees that no Cash Management Bank or Bank Product Provider has committed to enter into Bank Product Agreements or Cash Management Agreements and that any entry into any enter into Bank Product Agreements or Cash Management Agreements by any Bank Product Provider or Cash Management Bank is in the sole and absolute discretion of such Bank Product Provider or Cash Management Bank. 9.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments, or this agreement,

159 (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84– 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

160 9.14 Reports and Financial Statements. By signing this Agreement, each Lender: (a) agrees to furnish the Administrative Agent, at such frequency as the Administrative Agent may reasonably request, with a summary of all Additional Secured Obligations due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Additional Secured Obligations unless the Administrative Agent has received written notice thereof from such Lender; (b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”); (c) agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel; (d) agrees to keep all Reports confidential in accordance with the provisions of Section 11.07 hereof; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. ARTICLE X CONTINUING GUARANTY 10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject

161 to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. 10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor. 10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. 10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. 10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to a Guarantor in violation of the foregoing

162 limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured. 10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty. 10.07 Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties. 10.08 Condition of Borrower. Each Guarantor has the sole responsibility for being and keeping itself informed of, and has adequate means of obtaining information concerning, each Borrower and each other Loan Party’s financial condition, business and operations, as well as all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder. Each Guarantor acknowledges and agrees that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any such information (the Guarantor hereby waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same). 10.09 Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties. 10.10 Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. 10.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its

163 obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Facility Termination Date. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. ARTICLE XI MISCELLANEOUS 11.01 Amendments, Etc. (a) Subject to Section 3.03 and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (i) extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Revolving Commitments is not considered an extension or increase in Revolving Commitments of any Lender); (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Maintenance Fees at the Default Rate; (iv) change (i) Section 8.04 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (ii) Section 2.12(g) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby, or (iii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender, or (iv) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations, without the written consent of each Lender;

164 (v) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vi) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (vii) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); (viii) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written consent of the Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves; (ix) modify the definition of the term “Permitted Overadvance” so as to increase the amount thereof or, except as provided in such definition, the time period for which a Permitted Overadvance may remain outstanding without the written consent of each Lender; or (x) amend Section 1.09 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby; and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (D) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (E) each of the L/C Transition Schedule and the BrightLoop Schedule may only be amended in a writing executed by both the Administrative Agent and the Borrower. (b) Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a

165 Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. (c) Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. (d) Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. 11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(c); and (ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b). (b) Electronic Communications. (i) Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender, the L/C Issuer and the Underlying Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and

166 Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, the Swingline Lender, the L/C Issuer or the Underlying Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer, the Underlying Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer, the Underlying Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and

167 Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws. (e) Reliance by Administrative Agent, L/C Issuer, Underlying Issuer and Lenders. The Administrative Agent, the L/C Issuer, the Underlying Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notices of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, the Underlying Issuer each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 11.03 No Waiver; Cumulative Remedies; Enforcement. (a) No failure by any Lender, the L/C Issuer, the Underlying Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

168 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with this Agreement and the other Loan Documents (including, but not limited to, (A) the reasonable fees, charges and disbursements of (1) counsel for the Administrative Agent and its Affiliates, (2) outside consultants for the Administrative Agent, (3) appraisers, (4) commercial finance examinations, (5) photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees and publication, and (6) the Administrative Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (B) due diligence expenses, (C) in connection with (1) the syndication of the credit facilities provided for herein, (2) the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), or (3) any workout, restructuring or negotiations in respect of any Obligations), (ii) all customary fees and charges (as adjusted from time to time) of the Administrative Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out- of-pocket costs and expenses incurred in connection therewith, (iii) all reasonable out-of-pocket expenses incurred by the L/C Issuer or the Underlying Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of- pocket expenses incurred by the Administrative Agent, any Lender, the L/C Issuer or the Underlying Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the L/C Issuer or the Underlying Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, or any other Obligations, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or other Obligations, or (C) in connection with its efforts to preserve, protect, collect, or enforce the Collateral (including, without limitation, in connection with, during the continuation of an Event of Default, gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated); provided that the Loan Parties shall not be responsible for costs and expenses of more than one lead counsel (and one local counsel in each applicable jurisdiction deemed reasonably necessary or advisable by the Administrative Agent) for the Administrative Agent, the Lenders, the L/C Issuer and the Underlying Issuer, except in the case of actual or potential conflicts of interest, in which case the Loan Parties shall also be responsible for additional counsels in each applicable jurisdiction for the affected Person(s) similarly situated taken as a whole. (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the L/C Issuer the Underlying Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the

169 proceeds therefrom (including any refusal by the L/C Issuer or the Underlying Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a material breach of the obligations of such Indemnitee under the Loan Documents, or (z) any dispute solely among Indemnitees (other than any claims (1) against any Indemnitee in its capacity or in fulfilling its role as an Administrative Agent or any similar role under the Loan Documents, or (2) arising out of any act or omission on the part of the Borrower, any Subsidiary thereof or the Specified Guarantor); provided, further, the Loan Parties shall not be required to indemnify the Indemnitees for costs and expenses of more than one lead counsel (and one local counsel in each applicable jurisdiction deemed reasonably necessary or advisable by the Administrative Agent) for the Indemnitees, except in the case of actual or potential conflicts of interest, in which case the Loan Parties shall also be required to indemnify the Indemnitees for additional counsel in each applicable jurisdiction for the affected Indemnitees(s) similarly situated taken as a whole. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Underlying Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Underlying Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Revolving Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer, the Underlying Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub- agent), the L/C Issuer, the Underlying Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information

170 transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor. (f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer, the Underlying Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer, the Underlying Issuer or any Lender, or the Administrative Agent, the L/C Issuer, the Underlying Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, the Underlying Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the Facility Termination Date. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment(s) and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

171 (i) Required Consents. No consent shall be required for any assignment except: (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Revolving Facility; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Revolving Commitment; and (C) the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility. (ii) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (iii) No Assignment to Certain Persons. Unless an Event of Default has occurred and is continuing at the time of such assignment, no assignment shall be made to any Disqualified Institution. (iv) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, the Underlying Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (b)(iv), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (v) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the

172 interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (w) unless an Event of Default has occurred and is continuing at the time of such sale, any Disqualified Institution, (x) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, or (y) a Defaulting Lender, or (z) the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the L/C Issuer and the Underlying Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations. (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the

173 requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Axos Bank assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, Axos Bank may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Axos Bank as L/C Issuer or Swingline Lender, as the case may be. If Axos Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Axos Bank resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C

174 Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Axos Bank to effectively assume the obligations of Axos Bank with respect to such Letters of Credit. 11.07 Treatment of Certain Information; Confidentiality. (a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07, (B) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Revolving Commitments. (b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.

175 (c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. (d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer or such Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have under Applicable Law. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (including the Criminal Code (Canada) with respect to a Canadian Loan Party) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the

176 entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Facility Termination Date. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 11.13 Replacement of Lenders. (a) If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b); (ii) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

177 (iv) such assignment does not conflict with Applicable Laws; and (v) in the case of an assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. (b) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. (c) Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto. (d) Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06. 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT (EXCEPT, AS TO ANY LOAN PARTY ORGANIZED IN A JURISDICTION OUTSIDE OF THE UNITED STATES, TO THE EXTENT EXPRESSLY PERMITTED AS TO SUCH LOAN PARTY PURSUANT TO ANOTHER LOAN DOCUMENT TO WHICH SUCH LOAN PARTY IS A PARTY) IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, THE UNDERLYING ISSUER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE

178 SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER OR THE UNDERLYING ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO (OTHER THAN FOREIGN OBLIGORS) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. (e) SERVICE OF PROCESS (FOREIGN OBLIGORS). WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, EACH FOREIGN OBLIGOR: (i) IRREVOCABLY APPOINTS THE BORROWER AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE COURTS OF THE STATE OF NEW YORK IN CONNECTION WITH ANY LOAN DOCUMENT AND (ii) AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY SUCH FOREIGN OBLIGOR OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. EACH FOREIGN OBLIGOR EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS SECTION 11.14(e). 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

179 AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15. 11.16 Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Permitted Intercompany Advances; provided, that in the event that any Loan Party receives any payment of any Permitted Intercompany Advances at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent. 11.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby. 11.18 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature

180 on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, L/C Issuer, Underlying Issuer or Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer, Underlying Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. None of the Administrative Agent, L/C Issuer, Underlying Issuer or Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s, Underlying Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer, Underlying Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.19 USA Patriot Act Notice; Canadian AML. (a) Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26,

181 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. (b) Each Loan Party acknowledges that, pursuant to Canadian AML Legislation, the Lenders may be required to obtain, verify and record information regarding each Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Loan Party, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Lenders, or any prospective assign or participant of the Lenders, in order to comply with any applicable Canadian AML Legislation, whether now or hereafter in existence. 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States

182 or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 11.22 Time of the Essence. Time is of the essence of the Loan Documents. 11.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under Applicable Law). 11.24 Intercreditor Agreement. (a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE LOAN DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. (b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT (AND ANY OTHER DOCUMENT

183 EVIDENCING AN INTERCREDITOR ARRANGEMENT TO THE EXTENT CONTEMPLATED BY THE TERMS HEREOF, WHICH OTHER DOCUMENT IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT) ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT (OR SUCH OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT). THE PARTIES HERETO ACKNOWLEDGE THAT THE INTERCREDITOR AGREEMENT AND EACH SUCH OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT IS BINDING UPON THEM. EACH LENDER HEREBY AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT OR ANY OTHER DOCUMENT EVIDENCING AN INTERCREDITOR ARRANGEMENT ENTERED INTO PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE. (c) THE PROVISIONS OF THIS SECTION 11.24 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF THE ADMINISTRATIVE AGENT’S AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. (d) Notwithstanding anything herein to the contrary, the Lien granted to the Administrative Agent pursuant to the Loan Documents and the exercise of any right or remedy by the Administrative Agent (including the application of any proceeds thereof) are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement or any other Loan Document, the terms of the Intercreditor Agreement shall govern and control; provided that nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of the Loan Documents as between the Loan Parties, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, which shall remain in full force and effect. (e) Until the Existing Facilities Termination Date, (i) the delivery of any possessory Term Loan Priority Collateral to the Existing Reimbursement Facility Agent shall satisfy any delivery requirement under this Agreement or under any other Loan Document and (ii) notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Loan Parties shall be permitted to deliver all identifiable receipts and cash proceeds arising from the sale or other disposition of any Term Loan Priority Collateral to the Existing Reimbursement Facility Agent or a segregated account for the benefit of such creditor to the extent required pursuant to the terms of the Intercreditor Agreement. [remainder of page intentionally left blank]

Schedule 1.01(a) Guarantors - Americon Equipment Services, Inc. - Americon, LLC - Babcock & Wilcox Construction Co., LLC - Babcock & Wilcox Equity Investments, LLC - Babcock & Wilcox Holdings, LLC - Babcock & Wilcox International Sales and Service Corporation - Babcock & Wilcox International, Inc. - The Babcock & Wilcox Company - Babcock & Wilcox Technology, LLC - Diamond Operating Co., Inc. - Diamond Power China Holdings, Inc. - Diamond Power Equity Investments, Inc. - Diamond Power International, LLC - SOFCo – EFS Holdings LLC - Babcock & Wilcox SPIG, Inc. - Babcock & Wilcox Canada Corp. - Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) - Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) - Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) - Babcock & Wilcox New Energy Holdings, LLC

Schedule 1.01(b) Responsible Officers Name Title Kenneth Young Chief Executive Officer Louis Salamone Chief Financial Officer Rodney Carlson Treasurer John J. Dziewisz Executive Vice President, General Counsel and Corporate Secretary

Schedule 1.01(c) Certain Addresses for Notices Administrative Agent, Swingline Lender & L/C Issuer: Axos Bank 4350 La Jolla Village Drive, Suite 140 San Diego, California 92122 Attention: C&I Portfolio Administration Telephone: (877) 351-2265 E-Mail: ffoperations@axosbank.com with copies (which shall not constitute notice) to: Axos Bank 4350 La Jolla Village Drive, Suite 140 San Diego, California 92122 Attention: Eshel Bar-Adon, Chief Legal Officer and Riemer & Braunstein LLP 7 Times Square Tower New York, New York 10036 Attention: Lon M. Singer, Esq. Facsimile: (212) 719-0140 Telephone: (212) 789-3110 E-mail: lsinger@riemerlaw.com Borrower and the Other Loan Parties: Babcock & Wilcox Enterprises, Inc. 1200 East Market Street Akron, Ohio 44305 Attention: Louis Salamone Phone: (919) 280-7343 Email: lsalamone@babcock.com and Babcock & Wilcox Enterprises, Inc. 1200 East Market Street Akron, Ohio 44305 Attention: John Dziewisz Email: jjdziewisz@babcock.com with a copy to: King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, NY 10036 Attention: Ellen Snare Phone: (212) 556-2106 Email: esnare@kslaw.com

Schedule 1.01(d) Initial Revolving Commitments and Applicable Percentages Revolving Lender Revolving Commitment Applicable Percentage Axos Bank $150,000,000.00 100.000000000% TOTAL $150,000,000.00 100.000000000%

Schedule 1.01(e) Immaterial Subsidiaries 1. Dampkraft Insurance Company 2. Babcock & Wilcox IP Holdings, LLC 3. Babcock & Wilcox Acorn Holdings, LLC 4. Babcock & Wilcox Developments, LLC 5. Bayou B2H, LLC 6. Babcock & Wilcox Investors Limited Partnership 7. 1867BW, LLC 8. Great Arrow Builders LLC 9. SPIG,Virginia, LLC 10. Babcock & Wilcox Ebensburg Power, LLC 11. Babcock & Wilcox India Holdings, Inc. 12. Delta Power Services, LLC 13. Diamond Power Australia Holdings, LLC 14. Ebensburg Energy, LLC 15. Ebensburg Investors Limited Partnership 16. O&M Holding Company 17. Power Systems Operations Inc. 18. Babcock & Wilcox Solar Holdings, LLC

Schedule 1.01(f) L/C Transition Schedule The letters of credit identified on Annex I attached hereto constitute Existing L/Cs under and as defined in the Credit Agreement. Contemporaneously with the issuance of a new Letter of Credit by the Underlying Issuer as a replacement for any Existing L/C, (i) such Existing L/C shall be returned undrawn to PNC Bank, National Association (the “Existing L/C Issuer”) for cancellation, (ii) the Borrower shall deposit in the Specified Collateral Account the amount specified in Annex I under the heading “Cash Collateral Amount” as Specified Cash Collateral for such new Letter of Credit, and (iii) Existing L/C Cash Collateral in the amount specified in Annex I under the heading “Cash Collateral Amount” in respect of such Existing L/Cs shall be returned to the Existing Reimbursement Facility Agent. From and after March 31, 2024 (or such later date as the Administrative Agent may agree), (i) no Existing L/Cs shall remain outstanding, and (ii) the Existing L/C Issuer shall no longer hold any Existing L/C Cash Collateral. With respect to each Existing L/C: (a) the Existing L/C Issuer shall be permitted to hold Existing L/C Cash Collateral in the amount specified in Annex I under the heading “Cash Collateral Amount” in respect of such Existing L/C, and (b) the Loan Parties shall be permitted to have reimbursement obligations in respect of such Existing L/C pursuant to the Existing L/C Facility Documents and the Existing Reimbursement Facility Documents, in each case until the date specified herein for the return of (y) such Existing L/C to the Existing L/C Issuer, and (x) such Existing L/C Cash Collateral to the Existing Reimbursement Facility Agent. Notwithstanding the foregoing, in the event that any Existing L/C is drawn upon, in accordance with its terms, by the beneficiary thereof prior to such date, the Existing L/C Issuer shall be entitled to retain the Existing L/C Cash Collateral therefor in satisfaction of all reimbursement obligations in respect of such Existing L/C in accordance with the Existing L/C Facility Documents.

Annex I to Schedule 1.01(f) [see attached]

Target date for  issuance of  BMO  replacement LC Cash collateral  amount November 2023 LC Reference No. Beneficiary Entity Issue Date Date of Last Amend Next Expiry Date Final Expiry Date Issue Currency Issue Amount Fx Rate Segment USD Total Replace Priority Check FX Impact Currency FX Rate 38129019 HSBC Bank PLC The Babcock & Wilcox Company (C0501) 12/8/2021 9/7/2023 12/4/2024 12/4/2024 EUR 18,000,000                   1.0990               Power 19,782,000             Yes 1                          2/10/24 20,771,100         19,782,000                 CAD 0.73670252 18134894 Banca Popolare Di Sondrio SPIG SpA 5/3/2021 3/14/2023 5/30/2024 5/30/2024 EUR 8,527,905                     1.0990               Power 9,372,167              Yes 1                          2/15/24 9,840,776           9,372,167                   CNY 7.1463 18134891 Continental Insurance Company BWC‐Power and Retrofits Group 1/16/2018 11/18/2022 1/11/2025 Evergreen USD 5,241,947                     1.0000               Power 5,241,947              Yes 1                          2/15/24 5,504,044           5,241,947                   DKK 0.1475 38128094 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 11/9/2021 8/23/2023 6/30/2025 6/30/2025 EUR 2,991,870                     1.0990               Power 3,288,065              Yes 1                          2/15/24 3,452,468           3,288,065                   EUR 1.099 38144019 SURETEC INSURANCE COMPANY Babcock & Wilcox Solar Energy 12/18/2023 12/31/2024 12/31/2024 USD 4,435,483                     1.0000               Corporate 4,435,483              Yes 1                          2/28/24 4,657,257           4,435,483                   GBP 1.2693 38137789 LLOYDS BANK PLC The Babcock & Wilcox Company (C0501) 3/15/2023 6/30/2025 6/30/2025 GBP 3,280,000                     1.2693               Power 4,163,304              Yes 1                          2/28/24 4,371,469           4,163,304                   IDR 15430 18134863 ACE American Insurance Babcock & Wilcox Enterprises, Inc. (C3083) 9/4/2018 3/13/2023 5/30/2024 Evergreen USD 3,895,791                     1.0000               Corporate 3,895,791              Yes 1                          2/28/24 4,090,581           3,895,791                   INR 83.34 38136214 XL Specialty Insurance Company Babcock & Wilcox Enterprises, Inc. (C3083) 12/22/2022 4/26/2023 4/6/2024 4/6/2024 EUR 1,994,672                     1.0990               Power 2,192,145              Yes 1                          2/28/24 2,301,752           2,192,145                   JPY 147.48 18134861 ACE American Insurance Babcock & Wilcox Enterprises, Inc. (C3083) 6/22/2017 11/7/2023 5/29/2024 Evergreen USD 2,184,704                     1.0000               Corporate 2,184,704              Yes 1                          2/28/24 2,293,939           2,184,704                   KRW 0.00077685 38130813 Formosa Heavy Industries Corp The Babcock & Wilcox Company (C0501) 3/7/2022 7/7/2023 12/31/2024 12/31/2024 USD 1,604,598                     1.0000               Power 1,604,598              Yes 1                          2/28/24 1,684,828           1,604,598                   KWD 3.2448 38127986 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 11/2/2021 6/30/2025 6/30/2025 DKK 10,456,700                   0.1475               Power 1,542,059              Yes 1                          2/28/24 1,619,162           1,542,059                   PHP 0.0180 18134862 ACE American Insurance Dampkraft Insurance Company (C3085) 1/8/2018 11/7/2023 5/29/2024 Evergreen USD 1,176,507                     1.0000               Corporate 1,176,507              Yes 1                          2/28/24 1,235,332           1,176,507                   QAR 3.6426 18134864 ACE American Insurance Babcock & Wilcox Enterprises, Inc. (C3083) 6/22/2017 3/16/2022 5/30/2024 Evergreen USD 1,009,019                     1.0000               Corporate 1,009,019              Yes 1                          2/28/24 1,059,470           1,009,019                   SEK 10.3173 38127980 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 10/29/2021 11/20/2023 6/30/2025 6/30/2025 DKK 6,671,350                     0.1475               Power 983,830                  Yes 1                          2/28/24 1,033,021           983,830                       USD 1 38130814 Formosa Heavy Industries Corp The Babcock & Wilcox Company (C0501) 3/7/2022 7/7/2023 12/31/2024 12/31/2024 EUR 521,461                         1.0990               Power 573,086                  Yes 1                          2/28/24 601,740              573,086                       ZAR 18.5959 38141513 ARAB BANKING CORPORATION BSC The Babcock & Wilcox Company (C0501) 9/20/2023 9/30/2024 9/30/2024 USD 1,909,048                     1.0000               Corporate 1,909,048              Yes 2                          2/28/24 2,004,500           1,909,048                   18134877 Bank Leumi Le Israel The Babcock & Wilcox Company (C0501) 3/16/2021 1/24/2023 5/29/2024 12/29/2025 USD 1,593,203                     1.0000               Power 1,593,203            Yes 2                          3/31/24 1,672,863           1,593,203                   38141111 FIANZAS Y CAUCIONES ATLAS S.A. BMW Monterey 4/11/2023 3/9/2024 3/9/2024 USD 1,387,013                     1.0000               Power 1,387,013              Yes 2                          3/31/24 1,456,364           1,387,013                   38141114 Nordea Danmark Filial AF Nordeak BK (I/S Vestforbraending) Babcock & Wilcox Volund (Sweden) 2/22/2021 8/24/2021 7/30/2024 7/30/2024 DKK 9,368,000 0.1475               Renewables 1,381,507              Yes 2                          3/31/24 1,450,583           1,381,507                   38137799 Danske Bank The Babcock & Wilcox Company (C0501) 7/19/2022 5/1/2025 5/1/2025 DKK 8,450,000                     0.1475               Power 1,246,129              Yes 2                          3/31/24 1,308,435           1,246,129                   18134899 DANSKE BANK Babcock & Wilcox Volund (Sweden) 10/2/2023 6/30/2025 6/30/2025 EUR 814,300                         1.0990               Power 894,916                  Yes 2                          3/31/24 939,661              894,916                       38133815 Travelers Insurance Dampkraft Insurance Company (C3085) 6/22/2017 2/7/2023 5/29/2024 Evergreen USD 800,000                         1.0000               Corporate 800,000                  Yes 2                          3/31/24 840,000              800,000                       38142029 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 8/30/2023 6/30/2025 2/18/2026 EUR 623,100                         1.0990               Renewables 684,787                  Yes 2                          3/31/24 719,026              684,787                       38126238 BANGKOK BANK PUBLIC COMPANY LIMITED Babcock & Wilcox Volund (Denmark 1544) 9/9/2022 7/21/2023 4/26/2025 4/26/2025 DKK 4,509,260                     0.1475               Power 664,985                  Yes 2                          3/31/24 698,234              664,985                       38141511 American Electric Power Service Corporation The Babcock & Wilcox Company (C0501) 5/18/2022 7/31/2023 6/30/2024 6/30/2024 USD 648,938                         1.0000               Power 648,938                  Yes 2                          3/31/24 681,385              648,938                       38132963 Berkley Insurance Company The Babcock & Wilcox Company (C0501) 5/20/2022 5/30/2025 5/30/2025 USD 500,000                         1.0000               Power 500,000                  Yes 2                          3/31/24 525,000              500,000                       38131601 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 8/30/2023 8/18/2024 8/18/2024 EUR 311,550                         1.0990               Renewables 342,393                  Yes 2                          3/31/24 359,513              342,393                       38132598 Danske Bank (SEP gets cards) Babcock & Wilcox Volund (Denmark 1544) 11/29/2017 10/12/2023 11/28/2024 Evergreen DKK 3,500,000                     0.1475               Renewables 516,148               Yes 3                          4/15/24 541,955              516,148                       38141512 JPMorgan Chase Bank, N.A., Jakarta P.T. Babcock & Wilcox Asia (C0765) 6/13/2016 10/10/2023 7/8/2024 Evergreen USD 450,000                         1.0000               Power 450,000                  Yes 3                          4/15/24 472,500              450,000                       18134885 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 12/16/2022 1/6/2023 5/30/2024 5/30/2024 EUR 333,234                         1.0990               Power 366,224                  Yes 3                          4/15/24 384,535              366,224                       18134815 POSCO PLANTEC The Babcock & Wilcox Company (C0501) 2/10/2023 2/28/2024 2/28/2025 USD 355,000                         1.0000               Power 355,000                  Yes 3                          4/15/24 372,750              355,000                       38136575 DEUTSCHE BANK AG, NEW YORK BRANCH SPIG SpA 9/7/2021 5/30/2025 5/30/2025 USD 300,600                         1.0000               Power 300,600                  Yes 3                          4/15/24 315,629              300,600                       38137822 DANSKE BANK Babcock & Wilcox Volund (Denmark 1544) 11/21/2022 1/6/2023 6/30/2025 10/28/2025 DKK 1,680,000                     0.1475               Power 247,751                  Yes 3                          4/15/24 260,139              247,751                       38126380 DEUTSCHE BANK AG, NEW YORK BRANCH SPIG SpA 9/16/2021 2/28/2025 2/28/2025 EUR 203,850                         1.0990               Power 224,031                  Yes 3                          4/15/24 235,233              224,031                       38136325 Elavon Financial Services DAC Babcock & Wilcox Power Generation Group ‐ Luxembourg 4/13/2018 4/11/2024 4/11/2024 Evergreen EUR 150,000                         1.0990               Power 164,850                  Yes 3                          4/15/24 173,093              164,850                       38126375 U.S. Bank Babcock & Wilcox Enterprises, Inc. (C3083) 4/13/2018 9/8/2023 4/11/2024 Evergreen USD 150,000                         1.0000               Corporate 150,000                  Yes 3                          4/15/24 157,500              150,000                       38126241 DANSKE BANK Babcock & Wilcox Volund (Sweden) 2/10/2023 10/23/2024 10/23/2024 EUR 77,475                           1.0990               Power 85,145                    Yes 3                          4/15/24 89,402                85,145                         38126228 U.S. Bank‐Canada Branch Babcock & Wilcox Power Generation Group Canada Corp. (C3045) 4/13/2018 1/20/2023 4/11/2024 Evergreen CAD 120,000                         0.7367               Power 88,404                    Yes 3                          4/15/24 92,825                88,404                         38137398 Weichart Workforce Mobility Inc The Babcock & Wilcox Company (C0501) 9/12/2018 6/27/2023 9/7/2024 Evergreen USD 45,000                           1.0000               Power 45,000                    Yes 3                          4/15/24 47,250                45,000                         38126245 BANQUE DU CAIRE Babcock & Wilcox International 10/16/2023 5/20/2024 5/20/2024 USD 16,400                           1.0000               Corporate 16,400                    Yes 3                          4/15/24 17,220                16,400

Schedule 1.01(g) Eligible Equipment [See Attached]

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Lancaster, OH | Ash Warehouse | 1 | | | | 8" x 10' | Conveyor | | | |
| Lancaster, OH | Ash Warehouse | 1 | | | | 20" x 36' | Conveyor | | | |
| Lancaster, OH | Ash Warehouse | 1 | | | | | Grinder | | | with 10 hp Motoı |
| Lancaster, OH | Ash Warehouse | 1 | | IAC | | | Tank | | | with Auger Screw Conveyor; and 500-Gallon Poly Constructed Storage Tar |
| Lancaster, OH | Ash Warehouse | 1 | | | | | Filter | | | with (2) 3,000-Gallon Poly Constructed Tanks; 20 hp Centrifugal Pump; 5 hp Centrifugal Pump; and Hach Control |
| Lancaster, OH | Ash Warehouse | 1 | | | | | Tester | | | with Hopper; and (4) Air Lock Tanks; (Product Line Dedicated; Not Appraisec |
| Lancaster, OH | Ash Warehouse | 1 | | | | | Tester | | | with Hopper; and (2) Air Lock Tanks; (Product Line Dedicated; Not Appraisec |
| Lancaster, OH | Ash Warehouse | 1 | | | | | Crusher | | | with 25 hp Motoı |
| Lancaster, OH | Ash Warehouse | 1 | | | | | Tester | | | with Hopper; and Air Lock Tank; (Product Line Dedicated; Not Appraisec |
| Lancaster, OH | Ash Warehouse | 1 | | Eon Instrumentation | NX3-12-865 | | Battery Charger | EF147610 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Tennant | 18M380C | | Battery Charger | 99176888 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Rockwell | Unknown | | Saw | | TS-2 | |
| Lancaster, OH | Ash Warehouse | 1 | | Lee Gehr | | 2-Ton x 15' | Crane | | ASH-J-11 | with Pendant Contro |
| Lancaster, OH | Ash Warehouse | 1 | | DeWalt | 540-SSR-2 | | Saw | 82031357 | | with 7' Table |
| Lancaster, OH | Ash Warehouse | 1 | | DeWalt | 540-SSR-3 | | Saw | | RSS-1 | with 7' Table |
| Lancaster, OH | Ash Warehouse | 1 | | Handling Systems | | 2-Ton x 15' | Crane | | | with Coffing 2-Ton Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Ash Warehouse | 2 | | Lee Gehr | | 1-Ton x 15' | Crane | | ASH-J-7,ASH-J-6 | with Coffing Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Ash Warehouse | 1 | | DoAll | C-80 | | Band Saw | 190-74436 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Jet | HBS-814GH | 8" x 14" | Band Saw | Unknown | | |
| Lancaster, OH | Ash Warehouse | 1 | | Lockformer | 24S | | Band Saw | 3379 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Clausing | 16VT-1 | 16" | Drill Press | 507414 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Thermal Arc | PAK5 | | Plasma Cutter | M10502A18183B | | |
| Lancaster, OH | Ash Warehouse | 1 | | Wallace | | 5-Ton | Crane | | | with Coffing 5-Ton Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Ash Warehouse | 1 | 1981 | Miller | 330 A/BP | | Welder | JB514464 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Hobart | TR-201 | | Welder | 1626 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Linde | VI-400 | | Welder | D80D16549 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Reliable Crane | | 2-Ton x 15' | Crane | | ASH-J-3 | with 1-Ton Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Ash Warehouse | 1 | 2017 | Miller | XMT 304 CC/CV | | Welder | MH062047U | | with Miller Model 22A Wire Feec |
| Lancaster, OH | Ash Warehouse | 1 | 2009 | Miller | Millermatic 180 | | Welder | LK040277N | ASH-RD | |
| Lancaster, OH | Ash Warehouse | 1 | | Thermal Dynamics | Cutmaster 52 | | Plasma Cutter | 05455397 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Jet | E144214 | 14" | Drilling and Milling Machine | JD 0816 | | |
| Lancaster, OH | Ash Warehouse | 1 | | DoAll | 2012-2H | 20" Throat | Band Saw | 383-86276 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Jet | HBS-916W | 9" x 16" | Band Saw | 1606PF04564 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Ridgid | 535 | | Pipe Threader | 357910 | | |
| Lancaster, OH | Ash Warehouse | 1 | 2010 | Sullair | LS1250H/A/SUL | | Air Compressor | 003-119-649 | | |
| Lancaster, OH | Ash Warehouse | 1 | 2012 | Sullair | VS25-75 WC | | Air Compressor | 201210090061 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Hankison | HPRP1000 | | Air Dryer | RH0B110A4A2F12 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Gardner Denver | BESGB 3132RPM | | Air Compressor | 671081 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Gardner Denver | BESGB 3132RPM | | Air Compressor | 732591 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Gardner Denver | BESCB 3132PPM | | Air Compressor | 659442 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Gardner Denver | BESGB 3132RPM | | Air Compressor | 732590 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Grieve | AG-850 | 850-Degree Fahrenheit | Oven | 390129 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Zero | BNP65-1 | | Blast Cabinet | 24211 | | with Dust Collectoı |
| Lancaster, OH | Ash Warehouse | 1 | | | | 4' x 4' | Scale | | | |
| Lancaster, OH | Ash Warehouse | 1 | | Powermatic | 1150 | | Drill Press | 65-6902-1 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Buffalo Forge | 18 | | Drill Press | 65-10593 | | |
| Lancaster, OH | Ash Warehouse | 1 | | GE | 5K203E27 | | Grinder | Unknown | | |
| Lancaster, OH | Ash Warehouse | 1 | | | V-Force FS3LUV-532 | | Battery Charger | Unknown | | |
| Lancaster, OH | Ash Warehouse | 1 | | Hobart | 865C3-18R | | Battery Charger | 292CS04186 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Orion | Sentry | | Pallet Wrapper | V-2503 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Hertner | 3TF18-960 | | Battery Charger | R88034U8-8 | | |
| Lancaster, OH | Ash Warehouse | 1 | | Trambeam | | 3-Ton | Crane | | | with Coffing 3-Ton Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Ash Warehouse | 1 | | Lee Gehr | | 5-Ton x 50' | Crane | | | with Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Baldor | | | Grinder | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Jet | JTM-1055 | | Milling Machine | 3100021 | | with Anilam Model Wizard 211 3-Axis Digital Readou |
| Lancaster, OH | Maintenance/R&D Building | 1 | | K&F | KF-13 | | Drill Press | 012428 | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Willis | SE1235 | | Drill Press | Unknown | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Delta | M0800 | 14" | Band Saw | BK 3125 | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | LeBlond | F-80D-53-S | 5' | Lathe | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | DoAll | TF-14H | 14" | Band Saw | 363-78269 | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Wysong | 1652 | | Shear | F01-2353 | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | | | 1,500-Gallon | Tank | | | with Baldor 100 hp Motor, with Roto-Jet Pumį |
| Lancaster, OH | Maintenance/R&D Building | 1 | 1997 | Miller | Shopmaster 300 AC/DC | | Welder | KH309739 | | with Miller Model PC-300 Pulser Control; and Miller Model HF-251D-1 High Frequency Arc Start |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Thermal Dynamics | Cutmaster 52 | | Plasma Cutter | Unknown | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Kalamazoo Industries | K7 | | Grinder | G7-119-30 | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | | | | Grinder | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Lincoln Electric | SP-125 Plus | | Welder | | | |
| Lancaster, OH | Maintenance/R&D Building | 2 | | BOSS | TGS 1100 | | Spreader | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | Meyer | | 8' | Plow | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | BOSS | | 8' | Plow | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | John Deere | | 54" | Plow | | | |
| Lancaster, OH | Maintenance/R&D Building | 1 | | | | 35' x 16' | Paint Booth | | | with 3-Ton x 15' Bridge Crane; and (2) Spray Gun |
| Lancaster, OH | Maintenance/R&D Building | 1 | 2021 | Keyence | VL-570 | | Scanner | 6C120089 | | |
| Lancaster, OH | Tool Assembly | 3 | | | | 5-Ton x 50' | Crane | | | Single Girder, Ceiling Suspended, Underslung, 500' Shared Runway; Each with 5-Ton Electric Chain Ho |
| Lancaster, OH | Tool Assembly | 1 | 2020 | Miller | Deltaweld 500 | | Welder | NA291053U | | with Model Intellx Pro Wire Feed; and Model Coolmate 4 Chille |
| Lancaster, OH | Tool Assembly | 1 | | Nelson Stud Welding | N1500i | | Welder | 02200510 | | |
| Lancaster, OH | Tool Assembly | 2 | | | | 5' x 8' | Table | | | |

Page 1 of 13

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Lancaster, OH | Tool Assembly | 2 | | | | 5' x 10' | Table | | | |
| Lancaster, OH | Tool Assembly | 1 | 2021 | Miller | Deltaweld 500 | | Welder | NB421034U | | with Model Intellx Pro Wire Feed; and Coolmate 4 Chille |
| Lancaster, OH | Tool Assembly | 1 | | Koike | | | Positioner | | | |
| Lancaster, OH | Tool Assembly | 1 | 2020 | Miller | Deltaweld 500 | | Welder | NA291052U | | with Model Intellx Pro Wire Feed; and Model Coolmate 4 Chille |
| Lancaster, OH | Tool Assembly | 1 | 2020 | Miller | Deltaweld 500 | | Welder | NA291051U | | with Model Intellx Pro Wire Feed; and Model Coolmate 4 Chille |
| Lancaster, OH | Tool Assembly | 1 | | | | 5' x 10' | Table | | | |
| Lancaster, OH | Tool Assembly | 1 | 2020 | Miller | Deltaweld 500 | | Welder | NA291048U | | with Model Intellx Pro Wire Feed; and Model Coolmate 4 Chille |
| Lancaster, OH | Tool Assembly | 1 | | AAA Products | HT-1P | | Threader | H144 | | |
| Lancaster, OH | Tool Assembly | 1 | | Dake | 50H | 50-Ton | Press | 157907 | | |
| Lancaster, OH | Tool Assembly | 1 | 2007 | Global Finishing Solution | ISDD-70-PSB-S | 10' x 70' x 10-1/2' | Paint Booth | 69399-B | | with (4) Hartzell Model S54-G-267VA-STFCM3 Heater: |
| Lancaster, OH | Tool Assembly | 1 | | Red Devil | 5990 Multi-Size | | Mixer | | | |
| Lancaster, OH | Tool Assembly | 3 | | | | 5-Ton x 50' Span | Crane | | | Single Girder, Underslung, 500' Shared Runway; Each with 5-Ton Electric Chain Hoist, Pendant Controll |
| Lancaster, OH | Tool Assembly | 1 | 2007 | Global Finishing Solution | ISDD-70-DT-S | 10' x 70' x 10-1/2' | Paint Booth | 69399-A | | with (4) Hartzell Model S54-6-267VA-S2FCM3 Heaters; 750-Lb. Monorail Crane, with Electric Chain Hoist; and (2 Paint Guns |
| Lancaster, OH | Tool Assembly | 1 | | Ridgid | 801 | | Pipe Threader | | | |
| Lancaster, OH | Tool Assembly | 2 | | Miller | Invision 456MP | | Welder | LA151885, (2000), | | Each with Chiller; and Model 75 Series Wire Feed, Shared Rail System Mounte |
| Lancaster, OH | Tool Assembly | 1 | | Pangborn | ES-1704 | | Blast Machine | ES1704-791 | | with Monorail Crane System; and Dust Collectc |
| Lancaster, OH | Tool Assembly | 2 | 2002 | Miller | XMT 304 CC/CV | | Welder | LC439926,LC4399 | | Each with Bernard Chiller; and Model 70 Series Wire Fee |
| Lancaster, OH | Tool Assembly | 1 | | RoboVent | DFP-800-1 | | Fume Collector | 22604 | | |
| Lancaster, OH | Tool Assembly | 1 | | Gorbel | | 1,000-Lb. x 22' | Crane | | | with Coffing 1/2-Ton Electric Chain Hois |
| Lancaster, OH | Tool Assembly | 1 | | Miller | Invision 456MP | | Welder | | | with Chiller; and Model 60 Series Wire Feec |
| Lancaster, OH | Tool Assembly | 1 | | Thermal Dynamics | Victor | | Plasma Cutter | | | |
| Lancaster, OH | Tool Assembly | 1 | | Custom Built | | 6-Station | Bender | | | with Allen-Bradley Model PanelView 550 Control; and Stonegate 60-Ton Press, S/N 6265, with Hydraulic Power Unit |
| Lancaster, OH | Tool Assembly | 1 | | | | 20" | Saw | | | with Micro Air Dust Collector; and Roller Conveyc |
| Lancaster, OH | Tool Assembly | 1 | | Denison | SC | 50-Ton | Press | 12150-53 | 737 | |
| Lancaster, OH | Tool Assembly | 1 | | Zero | BNP65-1 | | Blast Cabinet | 24213 | | |
| Lancaster, OH | Tool Assembly | 1 | | U.S. Electrical | 20Y | | Grinder | 595318 | | with Dust Collectoı |
| Lancaster, OH | Tool Assembly | 1 | | Cypress | | | Plasma Cutter | | | with Thermal Arc Model PAK 5XR Power Unit; and Donaldson/Torit Model DFO2-2 Dust Collector, S/N 3172253 |
| Lancaster, OH | Tool Assembly | 1 | | Cincinnati | | 24" | Milling Machine | | 057 | |
| Lancaster, OH | Tool Assembly | 1 | | Jones & Lamson | 5-4.5 | 18" Swing x 40" Between | Lathe | 222661 | | |
| Lancaster, OH | Tool Assembly | 1 | | Warner & Swasey | 3A | 36" Swing x 60" Between | Lathe | 1535571 | 883 | |
| Lancaster, OH | Tool Assembly | 1 | | Koike | HD10A-PVRT | | Positioner | 70219 | | |
| Lancaster, OH | Tool Assembly | 1 | 1977 | Miller | Syncrowave 300 | | Welder | HH043963 | | |
| Lancaster, OH | Tool Assembly | 1 | | Miller | Invision 456MP | | Welder | | | with Model 60 Series Wire Feed; and Chille |
| Lancaster, OH | Tool Assembly | 1 | | Donaldson | Easy-Trunk QS | | Fume Collector | 3172253 | | |
| Lancaster, OH | Tool Assembly | 1 | | Warner & Swasey | 3A | 24" Swing x 72" Between | Lathe | 2839508 | 81716 | |
| Lancaster, OH | Tool Assembly | 1 | 1989 | Miller | Syncrowave 350 | | Welder | JK595123 | | |
| Lancaster, OH | Tool Assembly | 1 | | | XM Controls | | Manipulator | | XM-2 | with Model X-HW200 Power Unit; Amet Model BHAS-500 Wire Feed; Monitoring System; Hand-Held Control; Fume Collector; and Miller Model XMT 456 CC/CV Welder |
| Lancaster, OH | Tool Assembly | 1 | 1998 | Miller | Syncrowave 250 | | Welder | KJ122769 | | |
| Lancaster, OH | Tool Assembly | 1 | | | XM Controls | | Manipulator | | XM-1 | with (2) Model X-Feeder Wire Feeds; Kemper Fume Collector; Model X-HW200 Power Unit; Miller Model XMT 450 CC/CV Welder; Miller Model Syncrowave 250 DX Welder, S/N MD1100051, (2013); and Push-Button Control |
| Lancaster, OH | Tool Assembly | 3 | | | | 5-Ton x 50' Span | Crane | | | Single Girder, Underslung, 500' Shared Runway; Each with 5-Ton Electric Chain Hoist, Pendant Controll |
| Lancaster, OH | Tool Assembly | 1 | | Miller | Load Bank | | Power Supply | | | |
| Lancaster, OH | Tool Assembly | 1 | | Jetline | | | Manipulator | | | with Miller Model Syncrowave 250 DX Welder, S/N LC089804, (2002); Thermal Arc Model WC100B Plasma Welding Unit; Conveyor System; and Model 9500 System Controller |
| Lancaster, OH | Tool Assembly | 1 | 2002 | Miller | XMT 304 CC/CV | | Welder | LC024736 | | |
| Lancaster, OH | Tool Assembly | 1 | 1982 | Miller | Deltaweld 450 | | Welder | JC629158 | | |
| Lancaster, OH | Tool Assembly | 1 | | HTI | | 6-Zone | Power Control Unit | | | |
| Lancaster, OH | Tool Assembly | 1 | | RDO Induction | | | Heater | | | with Koolant Koolers Model KV5000 Chiller, S/N 2619 |
| Lancaster, OH | Tool Assembly | 1 | | | | 50-Ton | Press | | | 12" Throat |
| Lancaster, OH | Tool Assembly | 1 | 2004 | InspecVision | IVS2-2535 | | X-Ray Machine | 10173 | | with Control Systerr |
| Lancaster, OH | Tool Assembly | 1 | | Warner & Swasey | 1A | 17" Swing x 72" Between | Lathe | 2362999 | | |
| Lancaster, OH | Tool Assembly | 1 | | Grinding & Polishing Machinery | | 2" | Grinder | | | |
| Lancaster, OH | Tool Assembly | 1 | 2022 | Donaldson | UMA150 | | Dust Collector | 16209943-L1-1 | | |
| Lancaster, OH | Tool Assembly | 1 | | | | 1" | Grinder | | | with Roller Table; and Dust Collecto |
| Lancaster, OH | Tool Assembly | 1 | | | | | Manipulator | | | with Miller Model Maxstar 400 Power Unit; Cyclomatic Model DWF-3 Wire Feed; Arc Products Model AVC-5 Ar Voltage Control Panel; RoboVent Fume Collector; and Miller Model Maxstar 175 Power Unit |
| Lancaster, OH | Tool Assembly | 1 | | | | 6" | Grinder | | | with AAF International Model RotoClone LVN Dust Collectc |
| Lancaster, OH | Tool Assembly | 1 | | Everett | 20-22 | 22" | Saw | 3052 | | |
| Lancaster, OH | Tool Assembly | 1 | | Jetline | | | Manipulator | | | with Thermal Arc Model VC100B Plasma Welding Console; Model 9500 System Controller; and Wire Fee |
| Lancaster, OH | Tool Assembly | 2 | | | | 1,000-Lb. x 15' Arm | Crane | | | Each with Electric Chain Hois |
| Lancaster, OH | Tool Assembly | 1 | | | | 500-Lb. x 15' | Crane | | | with Electric Chain Hois |
| Lancaster, OH | Tool Assembly | 1 | | Denison | FE8C02A59 | 8-Ton | Press | 14297 | | |
| Lancaster, OH | Tool Assembly | 1 | | H.P. Townsend | M-80-B | | Milling Machine | 72285-1 | | |
| Lancaster, OH | Production | 1 | | | | 4' x 4' | Scale | | | with Digital Readou |
| Lancaster, OH | Production | 1 | | | | 3-Ton x 36' | Crane | | | Single Girder, Underslung, 65' Runway; with Electric Chain Hoi |
| Lancaster, OH | Production | 1 | 2013 | Orion | Sentry | | Pallet Wrapper | V-2504 | | |
| Lancaster, OH | Production | 1 | | Oster | 784 | | Pipe Threader | AC XZ-765 | 95046 | |
| Lancaster, OH | Production | 1 | | Everett | 20-22 | 22" | Saw | 6785-2 | | with Micro Air Dust Collecto |
| Lancaster, OH | Production | 1 | | Pangborn | AO-1 | | Blast Machine | 2A01-776 | | with Dust Collector; and Air Receiving Tan |
| Lancaster, OH | Production | 1 | | Universal | 1150AP | 150-kva x 18" Throat | Welder | 10782324 | 711 | |
| Lancaster, OH | Production | 1 | | Lima | | | Drill | | | with 20' Feed Table; Turnstile; and Allen-Bradley Contr |
| Lancaster, OH | Production | 1 | | Giddings & Lewis | | 24" Throat | Drill Press | 972-04158-77 | | |
| Lancaster, OH | Production | 1 | | Penfield | | | Tube End Former | | | |

Page 2 of 13

Location Department Qty Year Manufacturer Model Size/Capacity General Asset Type Serial # / VIN Asset # Specifications Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23 Lancaster, OH Production 1 1979 Eitel RP-60 60-Ton Press 25229 333 Lancaster, OH Production 1 Miller Invision 456MP Welder with Chiller; and Model 60 Series Wire Feed Lancaster, OH Production 1 Donaldson Easy-Trunk QS Fume Collector 3172253-002 Lancaster, OH Production 1 Positioner Lancaster, OH Production 1 Miller Invision 456MP Welder with Chiller; and Model 70 Series Wire Feed Lancaster, OH Production 1 2006 Miller Syncrowave 350 LX Welder LG040274L with Bernard Chiller Lancaster, OH Production 1 1995 Miller Maxtron 450 CC/CV Welder KF897042 with Bernard Chiller; and Model 70 Series Wire Feed Lancaster, OH Production 1 24" Positioner 200900 Lancaster, OH Production 1 Beacon Line 1,000-Lb. x 24' Crane with Electric Chain Hoist Lancaster, OH Production 1 2010 Miller Syncrowave 350 LX Welder MA270253L with Bernard Chiller Lancaster, OH Production 1 K.H. Huppert SP Oven 111 Lancaster, OH Production 1 Manipulator with Miller Model Syncrowave 300 Welder, S/N JM227838; Miller Model Digi-Meter 1500 RMS Voltage Readout; and Cyclomatic Model DWF-3 Wire Feed, with Model 80A Control Lancaster, OH Production 1 Miller Invision 456MP Welder with Bernard Chiller; and Model 70 Series Wire Feed Lancaster, OH Production 1 1981 Miller 330 A/BP Welder JB514434 with Bernard Chiller Lancaster, OH Production 1 American Eagle 36" Positioner Lancaster, OH Production 1 Donaldson Easy-Trunk QS Fume Collector 3172253-001 Lancaster, OH Production 2 32" Positioner Lancaster, OH Production 1 2010 Miller Dynasty 350 Welder MA120212L with Chiller Lancaster, OH Production 1 24" Positioner Lancaster, OH Production 2 3-Ton x 50' Crane Underslung, Single Girder, 500' Shared Runway; Each with Electric Chain Hoist, Pendant Controlle Lancaster, OH Production 1 1,000-Lb. x 40' Crane with Electric Chain Hoist Lancaster, OH Production 1 10" Swing x 48" Between Turning Center with Schultes Model D-2 15 hp Motor, S/N 1535 Lancaster, OH Production 1 Miller Invision 456MP Welder with Bernard Chiller; and Model 70 Series Wire Feed Lancaster, OH Production 1 RoboVent DFP-800-1 Fume Collector 22864 Lancaster, OH Production 1 Koike D5-5P84 Positioner 63182 Lancaster, OH Production 1 Roto-Jet 111 500-Lb. Spray Booth CCW1051 Lancaster, OH Production 1 1-Ton x 18' Crane 1949-B-36 with Electric Chain Hoist, Pendant Controlled Lancaster, OH Production 1 Storopack PPS-T Packaging Machine 059714700 Lancaster, OH Production 1 2000 Storopack PPS-H Packaging Machine 08-00-3735 Lancaster, OH Production 4 56-Column x 20-Row Storage System with Conveyor System Lancaster, OH Production 1 Sweco 64"D Tumbler Lancaster, OH Production 1 Zero BNP65-1 Blast Cabinet 24215 with Dust Collector Lancaster, OH Production 1 Roto-Jet RJA-4V 1,000-Lb. Furnace 106114001-4E Lancaster, OH Production 1 Almco Washer with New York Blower Fan Lancaster, OH Production 1 1,000-Lb. x 36' Span Crane 60' Runway; with Model Lodestar Electric Chain Hoist, Pendant Controlle Lancaster, OH Production 1 ABB Robot with Miller Model Auto-Continuum Drive Wire Feed, S/N NA470581C; Turnstile Positioning System; Miller Model Aut Continuum 500 Welder, S/N NA470522C, with Chiller, and Argon/CO2 Gas Mixer; and Esab Model WeldGuide II Seam Tracker; and Hand-Held Control Lancaster, OH Production 1 ABB Robot Lancaster, OH Production 1 2008 Nederman 08421-00 Fume Collector 12624245 Lancaster, OH Production 1 Jaderloon E-20-M 20-Ton Press JDL398079 Lancaster, OH Production 1 2005 Global Finishing Solution GFS-AT-ISB-S 15' x 24' Paint Booth 52501 with (2) Spray Guns; and Monorail System Lancaster, OH Production 1 Red Devil 5990 Multi-Size Mixer with Cascade Model UG300D Automatic Spray Gun Coating System Lancaster, OH Production 1 Grieve B1-660 Furnace 14207 657 Lancaster, OH Production 1 Buffalo Forge Ironworker 730834 Lancaster, OH Production 1 Dreis & Krump 6L8 47-Ton x 8' Brake L5284 138 Lancaster, OH Production 1 Press with Vanguard Hydraulic Power Uni Lancaster, OH Production 1 5' x 5' Table Lancaster, OH Production 1 Cincinnati 10" Drill Press Lancaster, OH Production 1 1995 Eitel RP-40 40-Ton Press 25715 Lancaster, OH Production 1 Pangborn GN Rotoblast Blast Machine with Dust Collector, S/N CN-5766 Lancaster, OH Production 1 Orion Sentry Pallet Wrapper V-2502 Lancaster, OH Production 1 Cincinnati Cinco-15 Grinder Lancaster, OH Production 1 Blanchard 18 Grinder 421 with 36" Table Lancaster, OH Production 1 Dake 20-Ton Press 522 Lancaster, OH Production 1 2018 Atlas Copco ZS37VCA Air Compressor APF226724 Lancaster, OH Production 1 Cincinnati Milacron 273A Grinder 50177 828 Lancaster, OH Production 1 Cincinnati Milacron 215 Grinder 913121591-0108 950 with Siemens Model Acramatic 950 Contro Lancaster, OH Production 1 Brown & Sharpe Micromaster 612 6" x 12" Grinder Lancaster, OH Production 1 Thompson 10" x 24" Grinder 357 with Neutrofier Model 3RC2 Remote Contro Lancaster, OH Production 1 Sunnen MBB-1690 Honing Machine 80927 Lancaster, OH Production 1 Warner & Swasey 12 14" Drill Press 2155122 Lancaster, OH Production 1 Pratt & Whitney 16" Swing x 65" Betewee Lathe Lancaster, OH Production 1 2022 Okuma LU3000EX Lathe 242356 39.37" Maximum Work Length, 16.14" Maximum Diameter; with FMB Model Turbo 20-100V Bar Feed; 12-Slot Too Changer; Exit Feed Chip Conveyor; and Model OSP-P300LA Control Lancaster, OH Production 1 2023 Okuma LB4000EXII Lathe 256134 59.06" Maximum Work Length, 16.93" Maximum Diameter; with 12-Slot Tool Changer; and Model OSP-P300LA Control Lancaster, OH Production 1 1,000-Lb. x 15' Crane Lancaster, OH Production 1 2010 Okuma LB3000EX Lathe 152514 396 37.4" Maximum Work Length, 13.39" Maximum Diameter; with LNS Model Eco Load-LS2 Bar Feed, S/N 14522803 (2010); 12-Slot Tool Changer; Model OSP-P200L CNC Control; and Exit Feed Chip Conveyor Lancaster, OH Production 1 2018 Okuma Multus B400II 7-Axis Machining Center 215460 59.06" Maximum Work Length, 27.17" Maximum Diameter; with Exit Feed Chip Conveyor; and Model OSP-P300SA Control Lancaster, OH Production 1 Beacon Line 1,000-Lb. x 15' Crane with Electric Chain Hoist Lancaster, OH Production 1 Okuma LNC8 Lathe 0638 058 with SMW Model Spacesaver 12.65 Autoload Bar Feed; 12-Slot Tool Positioner; CNC Control; and Exit Feed Chi Conveyor Lancaster, OH Production 1 2007 Okuma L-470 Lathe 132493 with 12-Position Turret; Model OSP-P200L Control; and Exit Feed Chip Conveyo Page 3 of 13 |

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Lancaster, OH | Production | 1 | 2001 | Okuma | MA-40HA | 4-Axis | Machining Center | 0670 | | 22" X-, 24" Y-, and 20" Z-Axis Travel; with 32-Position Tool Holder; Dual Pallet Station; and Model OSP-U100M Control |
| Lancaster, OH | Production | 1 | | Okuma | L-370 | | Lathe | 0151 | | with Model OSP-E100L Control; and Exit Feed Chip Conveyc |
| Lancaster, OH | Production | 1 | 2007 | Haas | VF-10/50 | 4-Axis | Machining Center | 1060956 | | 120" X-, 32" Y-, and 30" Z-Axis Travel; with 30-Slot Tool Changer; 7,500 rpm Spindle Speed; and Haas CNC Control |
| Lancaster, OH | Production | 1 | 2014 | Haas | ST-45L | 34.5" Swing | Lathe | 3099386 | | 80" Maximum Work Length, 25.5" Maximum Diameter; with 12-Position Turret; and Exit Feed Chip Convey |
| Lancaster, OH | Production | 1 | | S-T Industries | | 14" | Optical Comparator | R1L3001 | | with Heidenhain Model Quadra-Chek 3-Axis Contr |
| Lancaster, OH | Production | 1 | | Rockwell | 574 | | Hardness Tester | | | |
| Lancaster, OH | Production | 1 | | Wilson | KDR10E | | Hardness Tester | 89332 | | |
| Lancaster, OH | Production | 1 | | Mitutoyo | B706 | | Coordinate Measuring Machine | | | with Model MAG-3 Contro |
| Lancaster, OH | Production | 1 | | Cadillac Gauge | 22347 | | Height Gauge | 17093 | | |
| Lancaster, OH | Production | 1 | | Trimos | Vertical 500 | | Height Gauge | 4087 | | |
| Lancaster, OH | Production | 1 | 2012 | Zeiss | Contura G2 | 10" x 12" x 6" | Coordinate Measuring Machine | 201203503217 | | with Controller, S/N CNC11125203; and Parker Chiller, S/N 39815460000 |
| Lancaster, OH | Production | 1 | | Spanco | | 1-Ton x 25' Span x 40' | Crane | | | with Electric Chain Hois |
| Lancaster, OH | Production | 1 | 2022 | Haas | VF-10/50 | 4-Axis | Machining Center | 1192643 | 2022001 | 120" X-, 32" Y-, and 30" Z-Axis Travel; with 30-Slot Position Tool Holder; and Exit Feed Chip Convey |
| Lancaster, OH | Production | 2 | | Gorbel | | 2-Ton x 30' Span x 120' I | Crane | | | Shared Runway; Each with 2-Ton Electric Chain Hois |
| Lancaster, OH | Production | 1 | 2019 | Okuma | MA-600HII | | Machining Center | 224880 | | 39.37" X-, 31.5" Y-, and 31.89" Z-Axis Travel; with Model OP-P300MA Control; Exit Feed Chip Conveyor; MP Systerr Model ATVR8 Hydraulic Oil System, S/N P148195F, (2021); 2-Pallet Station; and Thermo Tuner Model SHO-900-60-LFVC-WA-1 Chiller, S/N 1904-0296 |
| Lancaster, OH | Production | 1 | 2004 | Okuma | MA-600HB | | Machining Center | 112208 | | 39.37" X-, 31.5" Y-, and 31.89" Z-Axis Travel; with Model OSP-E100M Control; Exit Feed Chip Conveyor; and Du Pallet Station |
| Lancaster, OH | Production | 1 | 2005 | Okuma | MA-600HB | | Machining Center | 117506 | | 39.37" X-, 31.5" Y-, and 31.89" Z-Axis Travel; with Model OSP-P100 Control; Dual Pallet Station; and Exit Feed Ch Conveyor |
| Lancaster, OH | Production | 1 | 2012 | Okuma | LB3000EX | | Lathe | 166124 | | 37.4" Maximum Work Length, 13.39" Maximum Diameter; with LNS Model QLS80-S2 Bar Feed, S/N 27082501 (2013); 12-Position Tool Holder; Exit Feed Chip Conveyor; and Model OSP-P200LA Control |
| Lancaster, OH | Production | 1 | 2013 | Okuma | LB3000EXII | | Lathe | 170710 | | 37.4" Maximum Work Length, 13.39" Maximum Diameter; with LNS Model QLS80-S2 Bar Feed, S/N 27077901 (2013); Exit Feed Chip Conveyor; and Model OSP-P300L Control |
| Lancaster, OH | Production | 1 | | Giddings & Lewis | Endomatic | | Facing and Centering Machine | | | with Sony Model LH51-1 Contro |
| Lancaster, OH | Production | 2 | 2023 | Amada | PA18MPC | | Band Saw | FPA180203MPC,F | | Each with Exit Feed Roller Conveyo |
| Lancaster, OH | Production | 1 | | | | 2-Ton x 40' x 80' Runway | Crane | | 1949-B-9 | with Electric Chain Hoist, Pendant Controlle |
| Lancaster, OH | Production | 1 | | Marvel | 8-Mark-II | | Band Saw | 825738-M | | |
| Lancaster, OH | Production | 1 | | Ellis | 2000 | 12" | Band Saw | 20977112 | | |
| Lancaster, OH | Production | 1 | | Cincinnati | 2500 | 72" | Shear | 23182 | 136 | |
| Lancaster, OH | Production | 1 | | Esab | | 9' x 24' | Cutting Table | | | with Precision Model PlasmArc 601 Power Supply, S/N PF-K35017; and Model CC-11 Coolant Syster |
| Lancaster, OH | Production | 1 | | DoAll | | 36" Throat | Band Saw | | | with Blade Welding Attachmen |
| Lancaster, OH | Production | 1 | | Warner & Swasey | No. 4 | 10" Swing x 40" Between | Lathe | 2155118 | | |
| Lancaster, OH | Production | 1 | | Warner & Swasey | No. 2 | 13" Swing x 30" Between | Lathe | 6094 | | |
| Lancaster, OH | Production | 1 | | Sheldon | 20 | 23" Swing x 96" Between | Lathe | | | |
| Lancaster, OH | Production | 1 | | Lodge & Shipley | | 24" Swing x 108" Betwee | Lathe | | | |
| Lancaster, OH | Production | 1 | | Jones & Lamson | 5-4.5 | 18" Swing x 40" Between | Lathe | | | |
| Lancaster, OH | Production | 1 | | Chas. G. Allen | | 4-Head | Drill | | | |
| Lancaster, OH | Production | 1 | | Lodge & Shipley | | 28" Swing x 24' Between | Lathe | | 573 | with Sony 2-Axis Digital Contrc |
| Lancaster, OH | Production | 1 | | Cincinnati Bickford | | 16" Column x 60" Arm | Drill | | 024 | 24" x 24" Worktable |
| Lancaster, OH | Production | 1 | | Millport | | | Milling Machine | | 915 | 9" x 42"; with Power Feed Table; and Sony 2-Axis Digital Contri |
| Lancaster, OH | Production | 1 | | SBL | | 9" x 42" | Milling Machine | | 92358 | with Power Feed Table; and Sony 2-Axis Digital Contrc |
| Lancaster, OH | Production | 1 | | Cincinnati Milacron | | | Milling Machine | | | 16" x 90"; with Model DP700 Contro |
| Lancaster, OH | Production | 1 | | Cincinnati Milacron | DH-430-18 | 18" x 80" | Milling Machine | 311041V78-0003 | 721 | |
| Lancaster, OH | Production | 1 | | Cincinnati Bickford | | 12" Column x 48" Arm | Drill | | 297 | with 18" x 18" Worktable |
| Lancaster, OH | Production | 1 | | Cleereman | | | Drill Press | | 293 | with 2-Axis Digital Control; (Not In Service |
| Lancaster, OH | Production | 1 | | Bridgeport | Series I | | Milling Machine | | | with Power Feed Table; and 2-Axis Digital Contrc |
| Lancaster, OH | Production | 1 | | DoAll | | 16" Throat | Band Saw | | 648 | with Blade Welding Attachmen |
| Lancaster, OH | Production | 1 | | Cleereman | | 15" Throat | Drill Press | | 50061 | |
| Lancaster, OH | Production | 1 | | Rockwell | | 4-Head | Drill | 126-8569 | 408 | |
| Lancaster, OH | Production | 1 | | Allen | | 4-Head | Drill | | 626 | |
| Lancaster, OH | Production | 1 | | | | 1,000-Lb. x 18' Arm | Crane | | | with Electric Chain Hois |
| Lancaster, OH | Production | 1 | | Famot | TUM-35D1 | 15" Swing x 50" Between | Lathe | | | with Acu-Rite III Contro |
| Lancaster, OH | Production | 1 | | Sheldon | 15 | 16" Swing x 65" Betewee | Lathe | | | with Newall Model DP7 2-Axis Digital Contrc |
| Lancaster, OH | Production | 1 | | Cincinnati | | 6" x 36" | Grinder | 31512T5V-326 | | |
| Lancaster, OH | Production | 1 | | Cincinnati | | | Grinder | 1D2T1V-76 | 39B | |
| Lancaster, OH | Production | 1 | | Denver | Astro | | Grinder | 791140 | | |
| Lancaster, OH | Production | 1 | | S&S | | | Grinder | | | |
| Lancaster, OH | Production | 1 | | Oliver Of Adrian | 600 | | Grinder | G-6969 | | |
| Lancaster, OH | Production | 1 | | Winslow | HC | | Grinder | | 79712 | |
| Lancaster, OH | Production | 1 | | Hybco | 1100 | | Grinder | 7949 | | |
| Lancaster, OH | Production | 1 | | | | | Facing and Centering Machine | | 302 | |
| Lancaster, OH | Production | 1 | | Charmilles | Form 2-LC | | Electrical Discharge Machine | 9645095 | | |
| Lancaster, OH | Production | 1 | | Yeong Long | YLC-8 | | Electrical Discharge Machine | | | with Mitutoyo Model KA-200 2-Axis Digital Contrc |
| Lancaster, OH | Production | 1 | | Charmilles | Form 2-LC | | Electrical Discharge Machine | 01718090EC | | |
| Lancaster, OH | Production | 1 | | Adtek | | | Electrical Discharge Machine | | | with 3-Axis Digital Control; and Fume Collectc |
| Lancaster, OH | Production | 1 | | Bridgeport | | | Milling Machine | 63274 | | 9" x 42"; with Power Feed Tabk |
| Lancaster, OH | Production | 1 | | Dake | 50H | 50-Ton | Press | 1163467 | | |
| Lancaster, OH | Production | 1 | | | | | Vehicle Lift | | 373 | |
| Lancaster, OH | Production | 1 | 1995 | Bushman | 5500 | | Lift | 17809 | | |
| Lancaster, OH | Throughout Plant | 1 | | Marvel | Series 13 | | Band Saw | | 997 | (Not In Service) |
| Lancaster, OH | Throughout Plant | 1 | | Marvel | Series 13A | | Band Saw | | 890 | (Not In Service) |

Page 4 of 13

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Lancaster, OH | Throughout Plant | 1 | | | | | | | | Lot of Factory and Support Equipment, To Include: Welders; Oven; Toolboxes; Shop Fans; Metal Carts; Bin Dumpers; Tables; Shelving; Scales; Platforms; Granite Surface Plates; Grinders; Chop Saws; Pinch Rolls; Jib Cranes; Welding Carts; Oxyacetylene Carts; Battery Chargers; Refrigerators; 2-Door Cabinets; Dust Collectors; etc. |
| Lancaster, OH | Rolling Stock | 1 | | Taylor-Dunn | | | Cart | | T16 | |
| Lancaster, OH | Rolling Stock | 1 | 1995 | Raymond | EASI | | Lift Truck | EF-A-95-03827 | | with Battery Charge |
| Lancaster, OH | Rolling Stock | 1 | | Komatsu | FG25ST-12 | | Lift Truck | 554241A | | |
| Lancaster, OH | Rolling Stock | 1 | | Crown | TWR3520-200 | | Cart | 6A144119 | | |
| Lancaster, OH | Rolling Stock | 1 | | JLG | E300AJP | | Aerial Lift | 30061515 | J1515 | |
| Lancaster, OH | Rolling Stock | 1 | | Skyjack | SJ4620 | | Scissor Lift | 715532 | | |
| Lancaster, OH | Rolling Stock | 1 | | Big Joe | PDC20-106 | | Walkie | 82586 | T10 | |
| Lancaster, OH | Rolling Stock | 1 | 2008 | Raymond | EASI R40TN | | Lift Truck | ET-F-08-16127 | T-22 | |
| Lancaster, OH | Rolling Stock | 1 | | Big Joe | PDC20-106 | | Walkie | R-113671 | T2/645 | |
| Lancaster, OH | Rolling Stock | 1 | | Crown | 5170 | | Lift Truck | 9A180919 | | with Weigh-Tronix Model WI-125 Scale, with Digital Readout; and Rotary Fork Attachme |
| Lancaster, OH | Rolling Stock | 1 | | Tennant | 355 | | Floor Sweeper | 1421 | 983 | |
| Lancaster, OH | Rolling Stock | 1 | | Drexel | SL66 | | Lift Truck | 50801A30777 | T-11 | |
| Lancaster, OH | Rolling Stock | 1 | | Yale | ERC050RGN36TE082 | | Lift Truck | E108V16193Y | | with Battery Charge |
| Lancaster, OH | Rolling Stock | 1 | | Taylor-Dunn | RSS-20 | | Cart | | T17 | |
| Lancaster, OH | Rolling Stock | 1 | | Crown | | | Stock Chaser | | T13 | |
| Lancaster, OH | Rolling Stock | 1 | | Yale | ERC050RGN36TE082 | | Lift Truck | E108V16191Y | T5 | |
| Lancaster, OH | Rolling Stock | 1 | | Big Joe | PDCM20-130 | 2,000-Lb. | Walkie | 356898 | | |
| Lancaster, OH | Rolling Stock | 1 | | Toyota | 8FGU30 | | Lift Truck | 12783 | | |
| Lancaster, OH | Rolling Stock | 1 | | Hyster | W40XT | | Walkie | A218H02830V | | |
| Lancaster, OH | Rolling Stock | 1 | | Big Joe | CB-22-128 | | Walkie | S2116020 | | |
| Lancaster, OH | Rolling Stock | 1 | | Nissan | 5000 | | Lift Truck | | T3B | |
| Lancaster, OH | Rolling Stock | 1 | | Tennant | 6400 | | Floor Scrubber | | TSW-37 | |
| Lancaster, OH | Rolling Stock | 1 | | TCM | FHG36 | 7,400-Lb. | Lift Truck | A13U00105 | | |
| Lancaster, OH | Rolling Stock | 1 | 2006 | Raymond | EASI R40TN | 4,000-Lb. | Lift Truck | ET-F-06-14981 | T3B | |
| Lancaster, OH | Rolling Stock | 1 | | Yale | ERC040AGN36TF | 4,000-Lb. | Lift Truck | A814NO1657Y | T4B | |
| Lancaster, OH | Rolling Stock | 1 | | Crown | RR5200 Series | 6,000-Lb. | Lift Truck | 1A292073 | | |
| Lancaster, OH | Rolling Stock | 1 | 1980 | Drexel | SL88 | | Lift Truck | 12119-13-34 | | |
| Lancaster, OH | Rolling Stock | 1 | | Genie | GS-2032 | | Scissor Lift | | | |
| Lancaster, OH | Rolling Stock | 1 | | Genie | GS-1930 | | Scissor Lift | 27106 | | |
| Lancaster, OH | Rolling Stock | 1 | | Crown | 25WBTL | 2,500-Lb. | Walkie | W0016091 | | |
| Lancaster, OH | Rolling Stock | 1 | | Caterpillar | GP25K | 5,000-Lb. | Lift Truck | AT17C00078 | | |
| Lancaster, OH | Rolling Stock | 1 | | Skyjack | SJIII-3219 | | Scissor Lift | 244801 | | |
| Lancaster, OH | Rolling Stock | 1 | | E-Z-Go | MPT1000 | | Cart | 2672600 | | |
| Lancaster, OH | Rolling Stock | 1 | | John Deere | X720 Ultimate | | Tractor | Unknown | | |
| Lancaster, OH | Rolling Stock | 1 | | Kubota | BX2230 | | Tractor | | | with Plow Attachment |
| Lancaster, OH | Rolling Stock | 1 | | Tennant | 465 | | Floor Scrubber | Unknown | | |
| Lancaster, OH | Rolling Stock | 1 | | Crown | ST3000-20 | | Lift Truck | 5A522440 | | |
| Lancaster, OH | Rolling Stock | 1 | 2011 | Chevrolet | 3500HD | | Truck | 1GC3KZCGXBF16 | | |
| Lancaster, OH | Rolling Stock | 1 | 2001 | Chevrolet | Silverado 3500 | 9' | Truck | 1GBJK34U91E318 | | |
| Lancaster, OH | Rolling Stock | 1 | 1999 | Crown | TSP2000 | | Lift Truck | 1A218088 | | |
| Lancaster, OH | Rolling Stock | 1 | | Bobcat | ZT6000 | | Lawn Mower | 999601100917 | | |
| Lancaster, OH | Rolling Stock | 1 | | Kubota | ZD326 | | Lawn Mower | 75757 | | |
| Lancaster, OH | Rolling Stock | 1 | | Agri-Fab | Mow-N-Vac | | Vacuum | | | |
| Copley, OH | Production | 3 | | Big Ass Fan | | 24' | Fan | | | (Real Estate; Not Appraised |
| Copley, OH | Production | 1 | | Gorbel | | 3-Ton x 18' Arm | Crane | | | with Acco Wright 3-Ton Electric Chain Hois |
| Copley, OH | Production | 1 | | Conlift | | 30-Ton x 60' Span x 200' | Crane | RG5482 | | Top Riding, Double Girder; with Handheld Contr |
| Copley, OH | Production | 1 | | Zep | | | Washer | | | |
| Copley, OH | Production | 1 | 2003 | Lincoln Electric | SP-135 Plus | | Welder | U1031015166 | | |
| Copley, OH | Production | 1 | | Gorbel | | 5-Ton x 15' Arm | Crane | | | with Acco Wright Electric Chain Hois |
| Copley, OH | Production | 1 | 2014 | Farr | | | Oven | | | with Chicago Blower, S/N 32123 |
| Copley, OH | Production | 1 | | Gorbel | | 5-Ton x 15' Arm | Crane | | | with Acco Wright Electric Chain Hois |
| Copley, OH | Production | 1 | | Crystal Clean | | 5' x 3' x 2' x 4,000-Lb. | Washer | | | |
| Copley, OH | Production | 1 | | Gorbel | | 7-1/2-Ton x 18' | Crane | | | with Acco Wright Electric Chain Hois |
| Copley, OH | Production | 1 | | | | | Blast Cabinet | | | with Dust Collection Systen |
| Copley, OH | Production | 1 | | | | | Press | | | |
| Copley, OH | Production | 1 | | Ingersoll-Rand | R90N-A145 | | Air Compressor | VN1007U10074 | | |
| Copley, OH | Production | 1 | | Ingersoll-Rand | NVC600A40N | | Air Dryer | 345308 | | with Air Receiving Tank; and Oil/Water Separato |
| Copley, OH | Production | 1 | | Summit | | 6' Arm x 16" Column | Drill | 2245124 | | with 26" x 33" Worktable |
| Copley, OH | Production | 1 | | Marvel | 8-Mark-II | | Band Saw | 830417 | | |
| Copley, OH | Production | 2 | | Conlift | | 15-Ton x 60' Span x 200' | Crane | RG5470,RG5674 | | Shared Runway, Double Girder, Top Riding; Each with Handheld Contr |
| Copley, OH | Production | 1 | | Webster & Bennett | | 70" | Turning Center | | 2282301 | with Transcon Exit Feed Chip Conveyor, S/N 86-301, (1986); DiPaolo CNC Retrofit; and Push-Button Contr |
| Copley, OH | Production | 1 | | Webster & Bennett | | | Turning Center | | 2 | with Estimated 84" Worktable; and Push-Button Contrc |
| Copley, OH | Production | 1 | | | | 5' x 5' | Scale | | | with B-TEK Digital Readou |
| Copley, OH | Production | 1 | | Gorbel | | 4-Ton x 24' | Crane | | | with Acco Wright Electric Chain Hois |
| Copley, OH | Production | 1 | 2007 | Haas | VF-6/50 | | Machining Center | 1057673 | 2425207 | 64" X-, 32" Y-, and 30" Z-Axis Travel; with 30-Position Tool Changer; Berishaw Inspection System; and CNC Control |
| Copley, OH | Production | 1 | 2012 | Haas | ST-30 | | Lathe | 3091822 | | with Servo Bar 300 Power Feed; 12-Position Turret; Jorgensen Exit Feed Chip Conveyor; and CNC Contr |
| Copley, OH | Production | 1 | | Lincoln Electric | Mobiflex 200-M | | Fume Collector | M0570610090 | | |
| Copley, OH | Production | 1 | | Fronius | TransPuls Synergic 4000 | | Welder | 24033032 | | with Model 4000-R Chiller, S/N 24192085; and Model VR4000 Wire Fee |
| Copley, OH | Production | 1 | 2002 | Miller | XMT 304 CC/CV | | Welder | LC263079 | | |
| Copley, OH | Production | 1 | 2022 | Pac Strapping Products | PSM1412-IC3A | | Banding Cart | B70616 | | |
| Copley, OH | Production | 1 | 2005 | Miller | Spectrum 1000 | | Plasma Cutter | LF100018P | | |
| Copley, OH | Production | 1 | | Fronius | TransPuls Synergic 4000 | | Welder | | | with Model VR4000 Wire Feec |
| Copley, OH | Production | 1 | | Fronius | TransPuls Synergic 4000 | | Welder | 24141657 | | with Model 400R Chiller; and Model VR4000 Wire Fee |

Page 5 of 13

Location Department Qty Year Manufacturer Model Size/Capacity General Asset Type Serial # / VIN Asset # Specifications Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23 Copley, OH Production 1 Piranha P40 Ironworker 67491 Copley, OH Production 1 Webster & Bennett Turning Center 760187 with 42" Worktable; Mimik Model 360 Jack Power Unit; and Acu-Rite 2-Axis Digital Contro Copley, OH Production 1 Lincoln Electric Mobiflex 200-M Fume Collector M0570510041 3 Copley, OH Production 1 Aronson HD100B Positioner 70147 6574 Copley, OH Production 1 Aronson 66VRB6VL-PK 400-Lb. Manipulator 74197 Copley, OH Production 1 Aronson HD20A-PTVR28H 12,000-Lb. Positioner 43833 Copley, OH Production 1 Fronius Welder with Wire Feed Copley, OH Production 1 Lincoln Electric Statiflex 200-M Fume Collector S0171160055 Copley, OH Production 1 2002 Miller XMT 304 Welder LC439937 with Model S-32P Wire Feed Copley, OH Production 1 DoAll 26 26" Saw Copley, OH Production 1 Ridgid 535 Pipe Threader Copley, OH Production 1 DCM IG-280M Grinder 24750 Copley, OH Production 1 36" x 48" x 6" Surface Plate Copley, OH Production 1 Zep Washer Copley, OH Production 1 Bridgeport 9" x 42" Milling Machine HDNG4681M with Power Feed Table; and Acu-Rite 2-Axis Digital Contro Copley, OH Production 1 Zep Washer Copley, OH Production 1 Fat TUR 630M 24" Swing x 84" Between Lathe 13450 with Mitutoyo 2-Axis Digital Contro Copley, OH Production 1 Gorbel 2,000-Lb. x 24' Span x 10Crane with Coffing 1-Ton Electric Chain Hoist; and (2) Bridges, Each with Pendant Contro Copley, OH Production 1 Howa Sangyo Strong 1000 16" Swing x 40" Between Lathe 10030 Copley, OH Production 1 Sundstrand 506 6" Grinder Copley, OH Production 1 Cincinnati Super Service 24" Drill Press Copley, OH Production 1 Handling Systems 1-Ton x 24' Arm Crane with Coffing 1-Ton Electric Chain Hois Copley, OH Production 1 6" x 72" x 48" Surface Plate Copley, OH Production 1 Big Ass Fan 24' Fan (Real Estate; Not Appraised) Copley, OH Production 1 Sly 4-Compartment Dust Collector J-2088 (Located Outside) Copley, OH Testing 1 W.F. Wells L-10 Saw L10-89173 131106 Copley, OH Testing 1 DoAll ML 16" Throat Band Saw with Blade Welder Attachment Copley, OH Testing 1 Acme B3 Grinder 10" Grinder 27096 with Dust Collector Copley, OH Testing 1 Rockwell 17-600 9" Drill Press 1321150 Copley, OH Testing 1 Dake 25H Press 144881 LM 386 Copley, OH Testing 2 Struers Abramin Polisher 135629,144554 Copley, OH Testing 1 Buehler SimpliMet 1000 Press 67534 Copley, OH Testing 1 Fisher Scientific 655F Oven 30500225 Copley, OH Testing 1 200-Gallon Tank with Filters; and Pressure Gauge Copley, OH Testing 1 Struers Accutom-5 Cutter 157266 Copley, OH Testing 1 W.F. Wells F15 15" Band Saw A872 761017 Copley, OH Testing 1 L&L GS1714 2,350-Degree Fahrenheit Oven GSF806LL0T Copley, OH Testing 1 Mettler Toledo T50 Titrator 5130398548 67415 Copley, OH Testing 1 2008 Microtrac S3500 Particle Analyzer MW08100814-S45 67316 with Sample Delivery Controlle Copley, OH Testing 1 Kewaunee Scientific CorpH05 6' x 2' Fume Hood Copley, OH Testing 1 Kewaunee Scientific CorpH05 8' x 2' Fume Hood Copley, OH Storage Warehouse 1 Bridgeport Series II 11" x 58" Milling Machine 405 2476101 with Trionics Model Pro-Max DRO 3-Axis Digital Contro Copley, OH Storage Warehouse 1 Babcock & Wilcox 21" Pulverizer 3494 (Not In Service) Copley, OH Production Warehouse 1 2012 Kaltenbach KKS-450-R Saw 307972 with Infeed and Outfeed Roller Table Copley, OH Production Warehouse 1 Pines M35472 Bender 11435-60144 Copley, OH Production Warehouse 1 Pines Bender with AutomationDirect Control; (Refurbished 2021 Copley, OH Production Warehouse 1 Gorbel 1-Ton x 24' Crane with Coffing 1-Ton Electric Chain Hois Copley, OH Production Warehouse 1 Wellsaw 1016 Saw Copley, OH Production Warehouse 2 Big Ass Fan 24' Fan (Real Estate; Not Appraised) Copley, OH Production Warehouse 1 1990 Pines C030002 Bender 11290-90015 Copley, OH Production Warehouse 1 Clausing 2277 20" Drill Press 507620 Copley, OH Production Warehouse 1 Ridgid 535 Pipe Threader Copley, OH Production Warehouse 1 Pacific 150BD Bender 5156 with Jack Power Unit; and Gorbel Jib and Post Crane Copley, OH Production Warehouse 1 2008 Lincoln Electric Power Wave C300 Welder U1080803115 with Model Cool Arc 55 Chille Copley, OH Production Warehouse 1 Fronius TransPuls Synergic 4000 Welder 24363517 with Model 400-R Chiller; and Model VR4000 Wire Feed Copley, OH Production Warehouse 1 Fronius TransPuls Synergic 4000 Welder 24403662 with Model 4000-R Chiller; and Model VR4000 Wire Feed Copley, OH Production Warehouse 1 2013 Weldline Automation 12P-800 1,000-Lb. Positioner 014 Copley, OH Production Warehouse 1 Mitchell Swager with 150 hp Hydraulic Power Unit; (2017 Rebuild Copley, OH Production Warehouse 1 198-Ton Press Copley, OH Production Warehouse 1 L&L XLE836-FF33 2,350-Degree Fahrenheit Furnace H12IT Copley, OH Production Warehouse 1 2004 Horn Machine Tools HMT4STD Bender 040R1-234B with Infeed Table Copley, OH Production Warehouse 1 Wellsaw 1318SA Band Saw with Infeed Roller Table; and Outfeed Roller Table Copley, OH Production Warehouse 1 2007 Sullair 2209V/A Air Compressor 200707310116 Copley, OH Production Warehouse 1 Sullair SRS-125 Air Dryer 333177001 with Air Receiving Tank; and Oil/Water Separato Copley, OH Throughout Plant 1 Lot of Factory and Support Equipment, To Include: Welders; Grinders; Bin Dumpers; Portable Gantry Cranes; Ji Cranes; Scissor Lift Tables; Welding Tables; Drill Presses; Shop Fans; Oxyacetylene Carts; Port-A-Cool Portable Chillers; Fume Collector; Lockers; Arbor Press; Shelving; Battery Chargers; Vise Grips; Testing Equipment; Chop Saws; Balancers; Scales; 2-Door Cabinet; File Cabinets; Flammable Storage Cabinets; etc. Copley, OH Throughout Plant 2 20' x 8' Storage Container Copley, OH Throughout Plant 1 40' x 8' Storage Container Copley, OH Throughout Plant 1 20' x 8' Storage Container Copley, OH Throughout Plant 1 Hach HQ40D Analyzer Copley, OH Throughout Plant 1 Thermo Scientific 7144 491538-395 Purification System Copley, OH Throughout Plant 1 GE MIC 20 Hardness Tester Copley, OH Throughout Plant 1 Economy W-60 Die Lift BB47133A Copley, OH Throughout Plant 8 Thermo Scientific 42i-HL Analyzer Copley, OH Rolling Stock 1 Genie GS-2646 Scissor Lift Copley, OH Rolling Stock 1 Yale GLP155VXNGHV114,400-Lb. Lift Truck C878V01556E Page 6 of 13 |

Location Department Qty Year Manufacturer Model Size/Capacity General Asset Type Serial # / VIN Asset # Specifications Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23 Copley, OH Rolling Stock 1 Yale GLP080VXNGRE07,550-Lb. Lift Truck F813V02556E Copley, OH Rolling Stock 1 1984 Raymond 76-600L100TN Lift Truck ###-##-#### Copley, OH Rolling Stock 1 Yale ERP050VLE80TE085 Lift Truck A976B02187J Copley, OH Rolling Stock 1 Landoll B45/48E1800 Lift Truck B45/48SE-810A-05 with Cascade Copley, OH Rolling Stock 1 Hyster H155FT 15,500-Lb. Lift Truck J006V04327K Copley, OH Rolling Stock 1 Caterpillar GP40K-LP 8,000-Lb. Lift Truck AT29C20378 Copley, OH Rolling Stock 1 Caterpillar 3,000-Lb. Lift Truck 1ECKS00882 Copley, OH Rolling Stock 1 Landoll B45/48E1800 Lift Truck B45/48SE-801A-05 Copley, OH Rolling Stock 1 Trailer (Storage Use Only) Copley, OH Rolling Stock 1 2010 Ford F-250 Super Duty Truck 1FTNX2A52AEA90 Copley, OH Rolling Stock 1 1992 Raymond 60C50TT Lift Truck 060-92-04979 Copley, OH Rolling Stock 1 2005 JLG 450AJ Series II Aerial Lift 3121179 2,015 Hours Reported Copley, OH Rolling Stock 1 Yale GDP360ECECDV134,700-Lb. Lift Truck F877E01709M Copley, OH Rolling Stock 1 Nilfisk-Advance Exterra 6330 Floor Sweeper 100000504 Copley, OH Rolling Stock 1 Yale GLC155VXNGBE013,000-Lb. Lift Truck F879V01857N Chanute, KS Production-Main Bldg. 1 2008 Lincoln Electric Precision TIG 275 Welder U1080405388 H7 Chanute, KS Production-Main Bldg. 1 Webb 19L-2A96-1310 10' x 5/8" Roll 6612 060 Chanute, KS Production-Main Bldg. 1 Alltra Corp. PG30-13S Plate Burner 6185 001 with (2) Tables, 15' x 48', and 15' x 25'; (2) Hypertherm Model HP260XD Power Supplies, S/N 260-XD-004127, and S/N 260-XD-004211; and Sullair Model RM25 Air Compressor, S/N 3814SA01327 Chanute, KS Production-Main Bldg. 1 Wysong 100-10 10' x 100-Ton Brake PB39-101 002 with Manual Back Gauge; (Not In Service Chanute, KS Production-Main Bldg. 1 Pacific K500-16 14' x 1/2" Brake 6558 Chanute, KS Production-Main Bldg. 1 HE&M H90A-4 Band Saw 1030108 073 Chanute, KS Production-Main Bldg. 1 Pacific 500R12 12' x 1/2" Shear S10848 004 with Power Back Gauge Chanute, KS Production-Main Bldg. 1 HE&M VT100HLM-60 Band Saw 1143312 009 Chanute, KS Production-Main Bldg. 1 2022 Ridgid 1224 Pipe Threader EB61895-1222 Chanute, KS Production-Main Bldg. 1 Rankin Brothers Apex 20-S 20" Grinder 4595 022 Chanute, KS Production-Main Bldg. 1 HTCC-6X75/22 Power Control Unit S5JB04801/970614 STR-14 Chanute, KS Production-Main Bldg. 1 Uni-Hydro 120-24 Ironworker 3P1-006 005 Chanute, KS Production-Main Bldg. 1 Hypertherm 1650 Plasma Cutter 1650-000846 4 Chanute, KS Production-Main Bldg. 1 Whitney Porta-Punch Punch 010 with Hydraulic Power Unit Chanute, KS Production-Main Bldg. 1 1997 Miller CP-302 Welder KH397525 W35 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 1967 Bridgeport Milling Machine 12/BR-100778 054 with 9" x 36" Table; (2) Power Feed Table Units; and Imnoya 2-Axis Digital Readout Un Chanute, KS Production-Main Bldg. 1 Lansing T Series 19"/28" x 120" Lathe 3872 017 Chanute, KS Production-Main Bldg. 1 2019 i-Lift CY20 Lifting Attachment TG-G-095-200-200 Chanute, KS Production-Main Bldg. 1 20'L x 20,330-Lb. Spreader Bar Chanute, KS Production-Main Bldg. 1 30'L x 34,000-Lb. Spreader Bar Chanute, KS Production-Main Bldg. 1 Carlton 5HB 5" Boring Mill 5HB-063 063/035 Travelling Column, 5" Spindle, 18' X-, 7.6' Y-, and 36" Z-Axis Travel; with Fanuc Model 18M Contr Chanute, KS Production-Main Bldg. 1 1998 Miller CP-302 Welder KJ279513 W5 Chanute, KS Production-Main Bldg. 1 Carlton 5HB 5" Boring Mill 5HB-144 031 Travelling Column, 5" Spindle, 18' X-, 7.6' Y-, and 36" Z-Axis Travel; with Heidenhain Control; (Not In Servic Incomplete) Chanute, KS Production-Main Bldg. 1 Power Roll Chanute, KS Production-Main Bldg. 1 Unique Readco Power Roll Chanute, KS Production-Main Bldg. 1 PDS AH-3000 Power Control Unit R4148C118 STR-12 Chanute, KS Production-Main Bldg. 1 1996 Miller CP-300 Welder KG073102 W26 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 2006 Lincoln Electric Precision TIG 275 Welder U1060509667 H27 Chanute, KS Production-Main Bldg. 1 2019 PDS PCE-630 Power Control Unit 19-1845 STR-20 R4-018XA0045 Chanute, KS Production-Main Bldg. 1 2006 Miller Millermatic 350P Welder LG4712638 W94 Chanute, KS Production-Main Bldg. 1 2007 Lincoln Electric Precision TIG 275 Welder U1071106225 H1 Chanute, KS Production-Main Bldg. 1 1997 Miller CP-302 Welder KH392037 W30 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 1999 Miller Deltaweld 452 Welder KK032877 W70 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 2010 Miller Deltaweld 452 Welder MA270452U W100 with Model Series 70 Wire Feed Chanute, KS Production-Main Bldg. 1 Hypertherm 1650 Plasma Cutter 1650-000767 PLASMA 5 Chanute, KS Production-Main Bldg. 1 Roll 50 Chanute, KS Production-Main Bldg. 1 2001 Lincoln Electric Square Wave TIG 275 Welder U1010309884 H77 with Esab Chiller Chanute, KS Production-Main Bldg. 1 2002 Miller Deltaweld 452 Welder LC287468 W93 with Model 22A Wire Feed Chanute, KS Production-Main Bldg. 1 2000 Miller CP-302 Welder LA031132 W91 with Model 22A Wire Feed Chanute, KS Production-Main Bldg. 1 2007 Lincoln Electric Precision TIG 275 Welder U1071106226 H16 Chanute, KS Production-Main Bldg. 1 Tulsa Power G1951 Roll 259891 HR19 Chanute, KS Production-Main Bldg. 1 1999 Miller Deltaweld 452 Welder KK088057 W67 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 Welder 2 Travelling Bridge Type; with (2) Deltaweld Model 652 Power Supplies, Asset #W103, and Asset #W10 Chanute, KS Production-Main Bldg. 1 2001 Lincoln Electric Square Wave TIG 275 Welder U1010100614 H66 with Esab Chiller Chanute, KS Production-Main Bldg. 1 1997 Miller CP-302 Welder KH484977 W40 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 Weldwire WWRD-3 Power Roll 10054383 HR6 Chanute, KS Production-Main Bldg. 1 Weld Engineering MM-3000X Welding System 113688W1105 WELD with Control Panel; Wire Reel Mounting Assembly; Model Mighty Mac X Flux Vacuum System; (2) Flu Hopper/Separators; (4) Power Cables; 55'7"L x 5'1"W Structure Frame; 7' x 5' x 10'H Structural Platform; (2) Lincoln Electric Power Wave AC/DC 1000 Power Supplies, S/N U1050915389, (2005), and S/N U1230636411, (2023); Powe Feed 10S Head; Power Feed 10AS Controller; Auto-Tacking Equipment; and Controls Chanute, KS Production-Main Bldg. 1 Nelson Stud Welding Nelweld 6000 Welder 10007961 Chanute, KS Production-Main Bldg. 1 2022 Miller Millermatic 355 Welder MC463049N W102 Chanute, KS Production-Main Bldg. 1 Ransome B-3 300-Lb. Welding Positioner 0918728 HR20 Chanute, KS Production-Main Bldg. 1 2007 Lincoln Electric Precision TIG 275 Welder U1071106222 H26 Chanute, KS Production-Main Bldg. 1 1997 Miller CP-302 Welder KH559811 W39 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 2001 Miller Deltaweld 452 Welder LB191979 W79 with Model S-22A Wire Feed Chanute, KS Production-Main Bldg. 1 2007 Lincoln Electric Precision TIG 275 Welder U1071106220 H33 Chanute, KS Production-Main Bldg. 1 2001 Lincoln Electric Square Wave TIG 275 Welder U1010828605 H82 with Esab Chiller Chanute, KS Production-Main Bldg. 1 Team Power Control Unit CMD-6PR-06-11-4 Chanute, KS Production-Main Bldg. 1 2008 Lincoln Electric Precision TIG 275 Welder U1080405389 H8 Page 7 of 13 |

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071106218 | H11 | |
| Chanute, KS | Production-Main Bldg. | 1 | | Team | | | Power Control Unit | CMD-6PR-07-05-5 | | |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071106240 | H30 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071103370 | H15 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010304429 | H63 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080503041 | H21 | |
| Chanute, KS | Production-Main Bldg. | 1 | | PDS | AH-3000 | | Power Control Unit | R40151A0032 | STR-6 | |
| Chanute, KS | Production-Main Bldg. | 1 | | PDS | AH-3000 | | Power Control Unit | R4148C117 | STR-8 | |
| Chanute, KS | Production-Main Bldg. | 1 | | PDS | AH-3000 | | Power Control Unit | R40151A0061/411 | STR-1 | |
| Chanute, KS | Production-Main Bldg. | 1 | | | HTCC-6X75/SS | | Power Control Unit | 62106344-030-07/ | STR-10 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2019 | PDS | PCE-630 | | Power Control Unit | 19-1844/R4-018ZA | STR-21 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2022 | Miller | Millermatic 355 | | Welder | MC283046N | W98 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2006 | Lincoln Electric | Precision TIG 275 | | Welder | U1060500709 | H52 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071106227 | H28 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080411165 | H5 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071103371 | H19 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080108301 | H25 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2006 | Lincoln Electric | Precision TIG 275 | | Welder | U1060410386 | H53 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010304456 | H64 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080408515 | H9 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2005 | Lincoln Electric | Precision TIG 275 | | Welder | U1051119673 | H50 | |
| Chanute, KS | Production-Main Bldg. | 2 | | Koike | LD-60R | | Welding Positioner | A0928,A0925 | | |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405391 | H72 | |
| Chanute, KS | Production-Main Bldg. | 1 | | Jetline | ALC-401-6 | | Welder | 060093 | | with Miller Model Dynasty 700 Power Supply; and Miller Model 1ATE3 Chiller Ur |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071106223 | H31 | |
| Chanute, KS | Production-Main Bldg. | 1 | | | | | Power Control Unit | | STR-4 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1999 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1990615552 | H49 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | | | | | Welder | | BW001 | with Approximately 50'L Table; Miller Power Supply Unit, S/N LB210680, Asset #W86; Miller Power Supply Unit, S/I KK169724, Asset #W85; and Lincoln Electric Model LF-72 Wire Feed |
| Chanute, KS | Production-Main Bldg. | 1 | 2006 | Lincoln Electric | Precision TIG 275 | | Welder | U1060206197 | H51 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2022 | Miller | Millermatic 355 | | Welder | MC463042N | W101 | |
| Chanute, KS | Production-Main Bldg. | 1 | | PDS | AH-3000 | | Power Control Unit | R413YC081 | STR-11 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2019 | PDS | PCE-630 | | Power Control Unit | 19-1846 | STR-22 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2009 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1090705968 | H57 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405385 | H17 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080411166 | H2 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010701775 | H86 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010828609 | H84 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010701810 | H80 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010828607 | H85 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010701811 | H73 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 1993 | Nelson Stud Welding | TR-1600 | | Welder | 460484 | STW2 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 1999 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1990615549 | H48 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010304793 | H65 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2000 | Miller | Dimension 452 | | Welder | LA102463 | HW2 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 1996 | Miller | CP-300 | | Welder | KG067905 | W34 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | | | | | Power Control Unit | | STR-5 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010701797 | H36 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | 1998 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1981102115 | H34 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | 1996 | Miller | Syncrowave 250 | | Welder | KG144484 | H22 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1998 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1981102106 | H41 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | 1995 | Lincoln Electric | DC-400 | | Welder | U1950417890 | W24 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000821460 | H59 | with Esab Chille |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071106237 | H32 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080408516 | H70 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1993 | Lincoln Electric | Idealarc DC-600 | | Welder | U1930607042 | SA10 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1995 | Lincoln Electric | DC-400 | | Welder | U1950417854 | W28 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1995 | Lincoln Electric | DC-400 | | Welder | U1950417850 | W20 | |
| Chanute, KS | Production-Main Bldg. | 1 | | Praxair | | | Compressor | | | (Leased; Not Appraised) |
| Chanute, KS | Production-Main Bldg. | 1 | 2007 | Lincoln Electric | Precision TIG 275 | | Welder | U1071106230 | H18 | |
| Chanute, KS | Production-Main Bldg. | 1 | 2022 | Miller | Millermatic 355 | | Welder | MC283027N | W97 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1995 | Lincoln Electric | DC-400 | | Welder | U1950417852 | W7 | with Miller Wire Feed; and Swivel Boon |
| Chanute, KS | Production-Main Bldg. | 1 | | Miller | | 750-Amp | Load Bank | LA160793 | | |
| Chanute, KS | Production-Main Bldg. | 1 | | | | | Power Control Unit | 0009Y04536860OC | STR-17 | (Not In Service) |
| Chanute, KS | Production-Main Bldg. | 1 | 1997 | Miller | Syncrowave 250 | | Welder | KH498694 | H71 | |
| Chanute, KS | Production-Main Bldg. | 1 | 1999 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1991007634 | | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 1998 | Miller | CP-302 | | Welder | KJ287179 | W58 | with Model 22A Wire Feec |
| Chanute, KS | Production-School Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010304431 | H62 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 1995 | Miller | Deltaweld 300 | | Welder | KF793211 | W22 | with Model 22A Wire Feec |
| Chanute, KS | Production-School Bldg. | 1 | 1998 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1981102113 | H40 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080411172 | H14 | |
| Chanute, KS | Production-School Bldg. | 1 | | Bewo | 250-LT | | Saw | 1237-07-91 | 052 | (Not In Service) |
| Chanute, KS | Production-School Bldg. | 1 | | Abrasive Machine Tool | 1-1/2 | | Grinder | 1221 | 065 | (Not In Service) |
| Chanute, KS | Production-School Bldg. | 1 | | Kalamazoo | K26S | 26" | Saw | | 048 | (Not In Service) |
| Chanute, KS | Production-School Bldg. | 1 | 1998 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1981102104 | H37 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 2001 | Miller | Deltaweld 452 | | Welder | LB180999 | W78 | |
| Chanute, KS | Production-School Bldg. | 1 | | Cypress | | | Welding Fixture | WB-02 | | |

Page 8 of 13

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Chanute, KS | Production-School Bldg. | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000207832 | H42 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 1998 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1981102114 | H75 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000207829 | H47 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010701774 | H79 | with Esab Chille |
| Chanute, KS | Production-School Bldg. | 1 | | L-Tec | MIG 450 | | Welder | D88M-84563 | W4 | with Model MIG-35 Wire Feec |
| Chanute, KS | Production-Bend Shop | 1 | | Horn Machine Tools | HDLH | 4" | Bender | 064L1-3193 | 064 | |
| Chanute, KS | Production-Bend Shop | 1 | | Pines | | | Bender | 1123 | 045 | |
| Chanute, KS | Production-Bend Shop | 1 | | Horn Machine Tools | | 4" | Bender | 03L4164 | 046 | with Hydraulic Pump |
| Chanute, KS | Production-Bend Shop | 1 | | Manley | | | Press | | 047 | |
| Chanute, KS | Production-Bend Shop | 1 | 2004 | Kusakabe | SP-100 | | Swager | 203C | 051 | |
| Chanute, KS | Production-Bend Shop | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000110888 | H43 | with Esab Chille |
| Chanute, KS | Production-Bend Shop | 1 | 2005 | Kaltenbach | KKS-400-E | | Saw | 301145 | | with Feed Conveyor; and Outfeed Roller Conveyc |
| Chanute, KS | Production-Bend Shop | 1 | | Pines | 012-00-242-02 | 3/16" | Bender | 11235-81193 | 044 | |
| Chanute, KS | Production-Bend Shop | 1 | | | | | Forming Press | | | with Hydraulic Press, Asset #047; Water Cooling Recirculation System, Asset #042; Tocco No. 150-30-10T-15 Induction Heater and Controller, S/N 062003, Asset #040, with Model Inductron II Controls, Asset #041; Evapco Cooling Tower, Asset #043; etc. |
| Chanute, KS | Production-Bend Shop | 1 | 1983 | Miller | CP-300 | | Welder | JD702627 | | with Model Millermatic S-54E Wire Feed, S/N JD696402, (1983 |
| Chanute, KS | Production-Bend Shop | 1 | | Conrac Leonard | 260 | 6" | Bender | 84633-2 | 049 | |
| Chanute, KS | Production-Fin Shop | 1 | 1982 | Manufacturer Unknown | | | Line | | FINMACHINE 1 | with Marley Cooling Tower Outside; Infeed and Outfeed Tables; Fin Strip; Strip Feeding Equipment; and Strip Scree Roll Crimper Feeder |
| Chanute, KS | Production-Fin Shop | 1 | 1999 | Lincoln Electric | SP-170T | | Welder | U1991003955 | | Single Phase |
| Chanute, KS | Production-Fin Shop | 1 | | | | | Bender | | | with Layout Table Between |
| Chanute, KS | Production-Fin Shop | 1 | 1982 | Manufacturer Unknown | | | Line | | FINMACHINE 2 | with Marley Cooling Tower Outside; Infeed and Outfeed Tables; Fin Strip; Strip Crimper Feeder; and Strip Screen Rc Feeder |
| Chanute, KS | Production-Fin Shop | 1 | | Birmingham | CT 1440G | 14" x 38" | Lathe | | | |
| Chanute, KS | Production-Header Fab Shop | 1 | | Aronson | 1C04MRO4CL-MK | 150-Lb. | Welding Manipulator | 8169 | | |
| Chanute, KS | Production-Header Fab Shop | 1 | 1993 | Lincoln Electric | Idealarc DC-600 | | Welder | U1930803647 | SA3 | |
| Chanute, KS | Production-Header Fab Shop | 2 | | Weldwire | WWRD-3 | 3,000-Lb. | Power Roll | | HR4,Unknown | |
| Chanute, KS | Production-Header Fab Shop | 1 | 2020 | Miller | Deltaweld 500 | | Welder | NA111039U | W95 | with Model Intellx Pro Wire Feec |
| Chanute, KS | Production-Header Fab Shop | 1 | | Aronson | | | Welding Positioner | | HR9 | |
| Chanute, KS | Production-Header Fab Shop | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000207826 | H44 | with Esab Chille |
| Chanute, KS | Production-Header Fab Shop | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1001232526 | H68 | with Esab Chille |
| Chanute, KS | Production-Header Fab Shop | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405390 | H13 | |
| Chanute, KS | Production-Header Fab Shop | 1 | 2008 | Miller | Deltaweld 452 | | Welder | LJ290090C | W27 | with Model 22A Wire Feed |
| Chanute, KS | Production-Header Fab Shop | 1 | | Weldwire | WWRD-3 | 9,000-Lb. | Power Roll | 30192555 | HR10 | |
| Chanute, KS | Production-Header Fab Shop | 1 | 1999 | Miller | Deltaweld 452 | | Welder | KK088041 | W69 | with Model 60 Series Wire Feec |
| Chanute, KS | Production-Header Fab Shop | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405384 | H10 | |
| Chanute, KS | Production-Header Fab Shop | 1 | | Weldwire | WWRD-3 | 9,000-Lb. | Power Roll | | HR8 | |
| Chanute, KS | Production-Header Fab Shop | 1 | | | HTCC-6X75/SS | | Power Control Unit | 97061428 | STR-3 | |
| Chanute, KS | Production-Header Fab Shop | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080400322 | H12 | |
| Chanute, KS | Production-Header Fab Shop | 1 | 1998 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1980315311 | H35 | with Esab Chille |
| Chanute, KS | Production-Header Fab Shop | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000821463 | H60 | with Esab Chille |
| Chanute, KS | Production-Header Fab Shop | 1 | 2000 | Miller | Dimension 452 | | Welder | LA102468 | HW1 | with Model 60 Series Wire Feec |
| Chanute, KS | Production-Header Fab Shop | 1 | | PDS | AH-3000 | | Power Control Unit | R413YC083 | STR-2 | |
| Chanute, KS | Production-Header Fab Shop | 1 | 2001 | Miller | Deltaweld 452 | | Welder | LB191977 | W76 | with Model 22A Wire Feed |
| Chanute, KS | Production-Header Fab Shop | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080108300 | H29 | |
| Chanute, KS | Production-Header Fab Shop | 1 | | | HTCC-6X75/22 | | Power Control Unit | 790614391 | STR-9 | |
| Chanute, KS | Production-Header Fab Shop | 1 | | Carlton | 3HB | 3" | Boring Mill | 3HB-119 | 012 | 3" Bar; Floor-Type Traveling Column; with GE Fanuc Model Series 0-M Controls; and 72" x 20' Tab |
| Chanute, KS | Production-Header Fab Shop | 1 | | Vernon Tool | MPM5-0348-Retro | 5-Axis | Plasma Cutter | 6284R | 014 | with Infeed and Outfeed Transfer Conveyor |
| Chanute, KS | Production-Header Fab Shop | 1 | | Miller | Thunderbolt | 300/200-Amp | Welder | | | |
| Chanute, KS | Production-Header Fab Shop | 1 | | Hypertherm | MAX200 | | Plasma Cutter | 200-002839 | 015 | |
| Chanute, KS | Production-Final Assembly | 1 | 1997 | Miller | CP-302 | | Welder | KH392031 | W33 | with Model S-22A Wire Feec |
| Chanute, KS | Production-Final Assembly | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1001232516 | H67 | with Esab Chille |
| Chanute, KS | Production-Final Assembly | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405395 | H4 | |
| Chanute, KS | Production-Final Assembly | 1 | 2001 | Miller | Deltaweld 652 | | Welder | LB054342 | W75 | |
| Chanute, KS | Production-Final Assembly | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010309885 | H76 | with Esab Chille |
| Chanute, KS | Production-Final Assembly | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405386 | H3 | |
| Chanute, KS | Production-Final Assembly | 1 | | | | | Pump System | | HYDRO1 | |
| Chanute, KS | Production-Final Assembly | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010701776 | H81 | with Esab Chille |
| Chanute, KS | Production-Final Assembly | 1 | 1998 | Miller | CP-302 | | Welder | KJ387178 | W55 | with Model 60 Series Wire Feec |
| Chanute, KS | Production-Final Assembly | 1 | 1997 | Miller | CP-302 | | Welder | KH304107 | W25 | with Model 22A Wire Feed |
| Chanute, KS | Production-Final Assembly | 1 | 2001 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1010708092 | H74 | with Esab Chille |
| Chanute, KS | Production-Final Assembly | 1 | 2010 | Miller | Deltaweld 452 | | Welder | MA360023U | W99 | |
| Chanute, KS | Production-Final Assembly | 1 | 1998 | Miller | CP-302 | | Welder | KJ279481 | W59 | with Model 60 Series Wire Feec |
| Chanute, KS | Production-Final Assembly | 1 | 2008 | Miller | Deltaweld 452 | | Welder | JLZ90090C | W03 | with Model S-22A Wire Feec |
| Chanute, KS | Production-Final Assembly | 1 | 2008 | Lincoln Electric | Precision TIG 275 | | Welder | U1080405393 | H20 | |
| Chanute, KS | Production-Final Assembly | 1 | | Ridgid | 535 | | Pipe Threader | | 018 | |
| Chanute, KS | Production-Final Assembly | 1 | | | | | Pump System | | | |
| Chanute, KS | Production-Final Assembly | 1 | 1997 | Miller | CP-302 | | Welder | KH532031 | W41 | with Model 22A Wire Feed |
| Chanute, KS | Production-Final Assembly | 1 | | Hypertherm | Powermax85 | | Plasma Cutter | | | |
| Chanute, KS | Production-Final Assembly | 1 | 1998 | Miller | CP-302 | | Welder | KJ287176 | W57 | with Model 60 Series Wire Feec |
| Chanute, KS | Production-Final Assembly | 1 | | Raypak | | | Boiler | | | |
| Chanute, KS | Production-Final Assembly | 1 | 1999 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1990705967 | H56 | with Esab Chille |
| Chanute, KS | Production-Final Assembly | 1 | 2000 | Lincoln Electric | Square Wave TIG 275 | | Welder | U1000209976 | H46 | with Esab Chille |
| Chanute, KS | Production-Final Assembly | 1 | | Nelson | TR-1600 | | Welder | 503185 | STW1 | |
| Chanute, KS | Production-Final Assembly | 1 | 2005 | Miller | Summit Arc 1000 | | Welder | LF340201C | C81 | |

Page 9 of 13

Location Department Qty Year Manufacturer Model Size/Capacity General Asset Type Serial # / VIN Asset # Specifications Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23 Chanute, KS Production-Final Assembly 1 1997 Miller CP-302 Welder KH397490 W29 with Model S-22A Wire Feed Chanute, KS Production-Final Assembly 1 1999 Miller Deltaweld 452 Welder KK088048 W65 with Model S-22A Wire Feed Chanute, KS Production-Final Assembly 1 Hypertherm Powermax105 Sync Plasma Cutter Chanute, KS Production-Final Assembly 1 2001 Miller Deltaweld 452 Welder LB181001 W77 with Model 22A Wire Feed Chanute, KS Production-Final Assembly 1 1998 Miller CP-302 Welder KJ287177 W56 with Model 22A Wire Feed Chanute, KS Production-Final Assembly 1 1999 Lincoln Electric Square Wave TIG 275 Welder U1990705969 H55 with Esab Chiller Chanute, KS Production-Final Assembly 1 1999 Miller Deltaweld 452 Welder KK088042 W68 with Model S-22A Wire Feed Chanute, KS Production-Final Assembly 1 2006 Miller Summit Arc 1000 Welder LG260575C C82 Chanute, KS Production-Final Assembly 1 1998 Lincoln Electric Square Wave TIG 275 Welder U1981102112 H38 with Esab Chiller Chanute, KS Production-Final Assembly 1 1998 Miller Deltaweld 452 Welder W02 with Model 60 Series Wire Feed Chanute, KS Production-Final Assembly 1 2020 Miller Deltaweld 500 Welder NA431099U W96 with Model Intellx Pro Wire Feed Chanute, KS Production-Final Assembly 1 2001 Miller Deltaweld 652 Welder LB054339 W73 with Model 22A Wire Feed Chanute, KS Production-Final Assembly 1 2001 Lincoln Electric Square Wave TIG 275 Welder U1010701804 H78 with Esab Chiller Chanute, KS Production-Final Assembly 1 2008 Lincoln Electric Precision TIG 275 Welder U1080405396 H6 Chanute, KS Production-Final Assembly 1 HTCG-6575/SS Power Control Unit R4014YA0052/970 STR-13 Chanute, KS Production-Final Assembly 1 Welding Manipulator with Miller Welding Controls and Wire Feed; Sub Arc AC/DC 1000 Digital; and Miller Weld Power Supply, S/N MF510018G, Asset #SA9, (2015) Chanute, KS Production-Final Assembly 1 Power Roll HR02 Chanute, KS Production-Final Assembly 1 1999 Miller Deltaweld 452 Welder KK088058 W66 with SSA Wire Feed Chanute, KS Production-Final Assembly 1 Aronson Power Roll HR12B Chanute, KS Production-Final Assembly 1 Aronson Power Roll HR12A Chanute, KS Production-Final Assembly 1 Pandjiris Welding Manipulator Miller Weld Controls and Wire Feed, and Miller Power Supply, S/N MG140102G, Asset #SA8, (2016 Chanute, KS Production-Final Assembly 1 2001 Miller CP-302 Welder LB208222 W82 with Model 22A Wire Feed Chanute, KS Production-Final Assembly 1 2001 Miller CP-302 Welder LB208203 W83 with Model 22A Wire Feed Chanute, KS Production-Final Assembly 1 2000 Lincoln Electric Square Wave TIG 275 Welder U1000203228 H45 with Esab Chiller Chanute, KS Yard & Storage 1 Lot, To Include: Marvel Vertical Saw, Asset #OO8; Crane Parts; Oster Threader, Asset #019; Cold Saw, Asset #048 Electrical Panels; Electric Motors; Lincoln Electric Welder, Asset #W38; etc.; (Not In Service) Chanute, KS Yard & Storage 1 2008 Genie S-85 Aerial Lift S8008-6612 OV65 4x4 Chanute, KS Yard & Storage 1 2008 Horn Machine Tools HMT-4LP Bender 084R3-394B (Not In Service) Chanute, KS Yard & Storage 1 Bender (Not In Service) Chanute, KS Yard & Storage 2 2001 Custom Built Oven R4-017YA0137,437 STR15,STR16 with Support Table Chanute, KS Yard & Storage 2 Big Joe 1524-T12 1,500-Lb. Lift 379652,379653 (Not In Service) Chanute, KS Yard & Storage 1 Titan Spray Booth Modular Panel Construction Chanute, KS Yard & Storage 1 Preston-Eastin Power Roll HR15 Chanute, KS Yard & Storage 1 Power Roll HR25 Chanute, KS Yard & Storage 1 Power Roll Chanute, KS Yard & Storage 1 Bender (Not In Service) Chanute, KS Yard & Storage 1 Boiler Trailer Mounted; (Not In Service; Condition Unknown Chanute, KS Yard & Storage 2 Pines Beveler 061,Unknown (Not In Service) Chanute, KS Yard & Storage 2 Scissor Lift Chanute, KS Yard & Storage 1 Webb Power Roll Chanute, KS Yard & Storage 1 Aronson Power Roll Chanute, KS Yard & Storage 1 Manufacturer Unknown Assembly Fixture Chanute, KS Yard & Storage 3 20' Spreader Bar Chanute, KS Yard & Storage 1 Ellis Band Saw (Not In Service) Chanute, KS Rolling Stock 1 Genie GS-1930 Scissor Lift GS3013A122034 3AL5075 289 Hours Reported Chanute, KS Rolling Stock 1 Scissor Lift KSU-248 Chanute, KS Rolling Stock 1 Clark C50SL 6,650-Lb. Lift Truck P55L-0078-20 OV60 5,519 Hours Reported, 3-Stage Mast, Solid Tire; with Side Shift; Cab; and Yard Chass Chanute, KS Rolling Stock 1 Scissor Lift SL5 Chanute, KS Rolling Stock 1 Skyjack SJIII-3219 Scissor Lift 22008142 SL11 (Not In Service) Chanute, KS Rolling Stock 1 1979 Taylor TY300M Lift Truck 14716 OV54 13,130 Hours Reported Chanute, KS Rolling Stock 1 Custom Built Trailer Tandem Axle, Long Bed Chanute, KS Rolling Stock 1 1974 Taylor Y-30-WOM 30,000-Lb. Lift Truck S-42-11861 OV56 (Not In Service) Chanute, KS Rolling Stock 1 Miller 53-kW Power Supply LH012746C (Not In Service) Chanute, KS Rolling Stock 1 1993 Snorkel ATB60-CO 500-Lb. x 60' Reach Aerial Lift 9301390493-81553 OV65 Chanute, KS Rolling Stock 1 2001 Ford F-250 Super Duty Truck 1FTNF20L61EA59 OV81 164,903 Miles Reported Chanute, KS Rolling Stock 1 Komatsu FG40T-7 Lift Truck 100407A OV52 25,397 Hours Reported Chanute, KS Rolling Stock 1 Clark Lift Truck A683553 F2 2-Stage Mast, Solid Tire, Overhead Guard, Yard Chassi Chanute, KS Rolling Stock 2 Transfer Car Chanute, KS Rolling Stock 1 Skyjack SJIII 3219 Scissor Lift 22008144 SL12 131 Hours Reported Chanute, KS Rolling Stock 1 Genie GS-1930 Scissor Lift GS3015A1141766 4AR8173 263 Hours Reported Chanute, KS Rolling Stock 1 Skyjack SJIII 3219 Scissor Lift SL13 268 Hours Reported Chanute, KS Rolling Stock 1 Genie GS-1930 Scissor Lift GS3013A-123052 3AL5079 319 Hours Reported Chanute, KS Rolling Stock 1 Skyjack SJIII 3219 Scissor Lift SL14 1530-Hrs. Reported Chanute, KS Rolling Stock 1 Skyjack SJIII 3219 Scissor Lift 22008138 SL10 205 Hours Reported Chanute, KS Rolling Stock 1 Clark S40L 7,050-Lb. Lift Truck S455L-0012-12036 OV62 369 Hours Indicated, 3-Stage Mast, Solid Tire, Overhead Guard; with Side Shi Chanute, KS Rolling Stock 1 2009 Ford F-150 Truck 1FTRW12W99FA6 OV82 163,367 Miles Reported Chanute, KS Rolling Stock 1 1974 Taylor Y-30-WOM Lift Truck S-42-11917 OV55 24,024 Hours Reported Chanute, KS Rolling Stock 2 Transfer Car Chanute, KS Rolling Stock 1 2016 Clark C40L 3,200-Lb. Lift Truck P45SL-0491-9887- OV64 3-Stage Mast, Solid Tire, Overhead Guard; Yard Chassis; with Side Shi Chanute, KS Rolling Stock 1 1985 Ford TW35 Tractor 741195 TR20/OV64 2,056 Hours Reported, 4x4, Diesel; with Cab Chanute, KS Rolling Stock 1 2013 Taylor TY-360 35,000-Lb. Lift Truck 39323 OV63 12,502 Hours Reported Chanute, KS Rolling Stock 1 2003 Taylor TH-360L 35,000-Lb. Lift Truck SBH30715 OV61 7,077 Hours Reported Chanute, KS Rolling Stock 3 Transfer Car Medium Duty Chanute, KS Rolling Stock 4 4' x 8' Wagon Chanute, KS Rolling Stock 1 Nelson 40' Trailer Page 10 of 13 |

Location Department Qty Year Manufacturer Model Size/Capacity General Asset Type Serial # / VIN Asset # Specifications Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23 Chanute, KS Rolling Stock 4 Manufacturer Unknown Trailer Chanute, KS Rolling Stock 1 Clark Lift Truck (Not In Service) Chanute, KS Rolling Stock 1 1994 Ford Ranger Truck 1FTCR10A6RPA18 Chanute, KS Cranes 1 Stahl Crane Systems 5-Ton x Approximately 50Crane C1 with Acco Hoist Chanute, KS Cranes 1 Stahl Crane Systems 5-Ton x Approximately 50Crane C2 with Acco Hoist Chanute, KS Cranes 1 Demag 5-Ton x Approximately 50Crane C3 Chanute, KS Cranes 1 2-Ton x 10' Beam Crane 360°; with Hoist Chanute, KS Cranes 1 1-Ton x 15' Beam Crane with Dayton 1/2-Ton Hoist Chanute, KS Cranes 2 1-Ton x 12' Beam Crane Each with 1-Ton Hoist Chanute, KS Cranes 1 1-Ton x 15' Beam Crane with 1-Ton Hoist Chanute, KS Cranes 1 1994 Gaffey 25/5-Ton x 50' Span Crane 4767-CC C1 with Shaw-Box Hoist Chanute, KS Cranes 1 1994 Gaffey 25/5-Ton x 50' Span Crane 4767-CH with Shaw-Box Hoist Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-2884-2-4 Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-2884-2-3 Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-2884-2-2 Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-2884-2-1 Chanute, KS Cranes 1 Yale 10-Ton x 50' Span Crane 16-1851-7-4 Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-1851-7-3 Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-1851-7-2 Chanute, KS Cranes 1 10-Ton x 50' Span Crane 16-1851-7-1 Chanute, KS Cranes 1 5-Ton x 50' Span Crane C4 Chanute, KS Cranes 1 5-Ton x 50' Span Crane C3 Chanute, KS Cranes 1 5-Ton x 50' Span Crane C2 Chanute, KS Cranes 1 5-Ton x 50' Span Crane Chanute, KS Cranes 1 1-Ton x 20' Span Crane with Hoist; and Chain Fal Chanute, KS Cranes 1 1-Ton x 20' Span Crane with 1-Ton Hoist Chanute, KS Cranes 2 1-Ton x 40' Runway Crane Mounted On U-Shaped Rai Chanute, KS Cranes 1 Kranco 5-Ton x 52' Span Crane 7303 Chanute, KS Cranes 1 2003 3-Ton x 52' Span Crane 16-5093-6 Chanute, KS Cranes 2 1-Ton x 15' Beam Crane Column Mounted; Each with 1-Ton Hoist, 15' Arms Chanute, KS Cranes 1 5-Ton x 50' Span Crane Chanute, KS Cranes 1 5-Ton x 50' Span Crane Chanute, KS Cranes 2 1-Ton x 15' Beam Crane Wall Mounted; Each with Electric Hois Chanute, KS Cranes 1 1992 OMi 5-Ton x 50' Span Crane with Shaw-Box Hoist; Note: Steel Bay Chanute, KS Cranes 1 1999 5-Ton x 20' Span Crane L-Shaped; with Yale Hoist Chanute, KS Cranes 1 1996 OMi 5-Ton x 50' Span Crane with FM Hoist Chanute, KS Cranes 1 10-Ton x 80' Span Crane 16-3369-6 Chanute, KS Cranes 1 60-Ton x 80' Span Crane 16-3154-6 Chanute, KS Cranes 1 OMi 5-Ton x 80' Span Crane 10611-3 Chanute, KS Cranes 1 OMi 5-Ton x 80' Span Crane 10611-1 Chanute, KS Cranes 1 200-Ton x 80' Span Crane with (2) 60-Ton Main Hoists; and (1) Auxiliary Hois Chanute, KS Cranes 1 2022 OMi 10-Ton x 80' Span Crane 18063 with (2) 5-Ton Hoists Chanute, KS Cranes 1 OMi 5-Ton x 80' Span Crane 10611-2 Chanute, KS Cranes 1 Manitowoc 3900 Crane 39026 OV70 (Not In Service) Chanute, KS Support Equipment 1 Gardner Denver Air Compressor M13057 024 with (2) Vertical Air Receiving Tanks Chanute, KS Support Equipment 1 1995 J.V. Manufacturing Cram-A-Lot CC02WM Trash Compactor 4558 Chanute, KS Support Equipment 1 50' Spreader Bar SB1 Chanute, KS Support Equipment 2 120-Ton Spreader Bar Chanute, KS Support Equipment 1 2017 Sullair V200S-200AC Air Compressor 201705100051 (Not In Service; Appraised As-Is Chanute, KS Support Equipment 2 Sand Blast Unit Trailer Mounted Chanute, KS Support Equipment 1 Lot of Shop Accessories, To Include: Makita Abrasive Chop Saws; Miller Model Filtair 130 Fume Extractor; Se Dumping Hoppers: Craftsman Miter Saw; Floor Fans; 4-Wheel Shop Carts; Jet 10" x 24" Bench Lathe; Jet Floor Drill; DeWalt Miter Saw; Table Saw; Heavy Duty Double-End Grinder; Pipe Stands; Lifting Straps; Chain Slings; Clevises; Floor Fans, American Welding Vacuum Flux Feeder; Double-End Bench Grinder; etc. Chanute, KS Support Equipment 1 2008 Airman PDS185S Air Compressor B4-6B10865 OV57 5,707 Hours Reported, Trailer Mounted Chanute, KS Support Equipment 1 Lot of Shop Built Metal Stands Overland Park, KS, Akron, OH, Canada Canada 1 Trailer 2RYKBPH21LM024 Overland Park, KS, Akron, OH, Canada Canada 1 Ridgid 535 Pipe Threader Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121111017-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200027-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200028-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200029-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200030-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200031-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200032-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200034-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200035-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200036-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200037-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200038-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200039-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200040-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200041-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200042-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200043-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200044-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200045-01 Overland Park, KS, Akron, OH, Canada Canada 1 Red-D-Arc ES275I Welder EC-121200046-01 Page 11 of 13 |

Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23

| Location | Department | Qty | Year | Manufacturer | Model | Size/Capacity | General Asset Type | Serial # / VIN | Asset # | Specifications |
|---|---|---|---|---|---|---|---|---|---|---|
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200047-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200048-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200049-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200050-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200051-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200052-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200053-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200054-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200055-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200056-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200057-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200058-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200059-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200060-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200061-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200062-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200063-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200064-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200065-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200066-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200067-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200068-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200069-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200070-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200071-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200072-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200073-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | ES275I | | Welder | EC-121200074-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | EX360 | | Welder | EC-121380994-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | EX360 | | Welder | EC-121380996-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | EX360 | | Welder | EC-121381000-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | EX360 | | Welder | EC-121381001-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Miller | 12-VS | | Wire Feed | MMC411009-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Miller | 12-VS | | Wire Feed | MMC411010-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Miller | 12-VS | | Wire Feed | MMC411011-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Miller | 12-VS | | Wire Feed | MMC470335-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Miller | 12-VS | | Wire Feed | MMC470336-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Miller | 12-VS | | Wire Feed | MMC470337-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Red-D-Arc | | | Welder | EC-121380998-01 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Trailer | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Trailer | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Trailer | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Trailer | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Trailer | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29311-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-293118-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-293119-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29312-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-293122-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-293124-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29313-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29314-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29315-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-23916-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29317-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Welder | QA-29318-01 | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | 2011 | Hyundai | 20BT | | Lift Truck | HHIHFY05AB0000 | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Yale | ERCO50RE | | Lift Truck | | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Lift Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Canada | 2 | | | | 40' | Container | | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | | | Crane | | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | | ScanPro 3000 | | Scanner | | | |
| Overland Park, KS, Akron, OH, Canada | Canada | 1 | | Mod-U-Blast | | | Sand Blast Machine | | | |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | | | | Van | | | (Insufficient Information, Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | GMC | Sierra 1500 | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | | | | Van | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | | | | Van | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | Dodge | Ram 1500 | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | | | | Automobile | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | | Dodge | | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2017 | Dodge | | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2017 | Dodge | Ram | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2017 | Dodge | Ram | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2019 | Dodge | Ram 1500 | | Truck | | | |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2017 | Dodge | Ram | | Truck | | | (Insufficient Information; Not Appraised |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2021 | Dodge | Ram 1500 Big Horn | | Truck | | | |
| Overland Park, KS, Akron, OH, Canada | Chicago | 1 | 2021 | Dodge | Ram 1500 Big Horn | | Truck | | | |

Page 12 of 13

Location Department Qty Year Manufacturer Model Size/Capacity General Asset Type Serial # / VIN Asset # Specifications Babcock & Wilcox Enterprises, Inc. Asset Listing - 12-27-23 Overland Park, KS, Akron, OH, Canada Chicago 1 2021 Dodge Ram 1500 Tradesman Truck Overland Park, KS, Akron, OH, Canada Chicago 1 2021 Dodge Ram 1500 Big Horn Truck Overland Park, KS, Akron, OH, Canada Chicago 1 2022 Dodge Ram 1500 Truck Overland Park, KS, Akron, OH, Canada Chicago 1 2021 Dodge Ram 1500 Truck Overland Park, KS, Akron, OH, Canada Chicago 1 2021 Dodge Ram 1500 Truck Overland Park, KS, Akron, OH, Canada Chicago 1 2015 Bravo Trailer Overland Park, KS, Akron, OH, Canada Chicago 1 2018 Ford F-550 Truck Overland Park, KS, Akron, OH, Canada Chicago 1 Big Tex Trailer (Insufficient Information; Not Appraised Overland Park, KS, Akron, OH, Canada Chicago 1 2022 Rondo 7' x 16' Trailer Overland Park, KS, Akron, OH, Canada Chicago 1 Genie S-40 Aerial Lift Overland Park, KS, Akron, OH, Canada Chicago 1 Genie Scissor Lift TOTAL Page 13 of 13 |

Schedule 1.01(h) BrightLoop Schedule 1. BrightLoop Entities: Massillon BrightLoop Entities 2. BrightLoop Financings: Massillon BrightLoop Financing 3. Maximum Principal Amount of BrightLoop Financings: Massillon BrightLoop Financing: $50,000,000 4. BrightLoop Projects: Massillon BrightLoop Project

Schedule 5.09 Environmental Matters None.

Schedule 5.10 Insurance

Schedule 5.12
Pension Plans

| Babcock & Wilcox | | | |
|---|---|---|---|
| **2021 Benefit Plan List-Schedule 12** | | | |
| **Plan Name** | **Plan Number** | **Comments** | **ERISA (Yes/No)** |
| Retirement Plan for Employee of Babcock & Wilcox Commercial Operations | 032 | U.S. Qualified Defined Plan (closed to new salaried entrants 3/31/06 and frozen 12/31/2015) | Yes |
| B&W Pension Trust | 034 | Trust holding assets for the Retirement Plan for Employees of Babcock & Wilcox Commercial Operations (Plan 032) | Yes |
| The B&W Thrift Plan | 033 | U.S. Qualified Defined Plan | Yes |
| Babcock & Wilcox Canada Corp. Salaried Employee Pension Plan<br>Generation Group Canada Corp. Salaried Employees Retirement Plan | N/A | Canada Registered Pension Plan | No (Regulated by Pension Benefits Act) |
| Babcock & Wilcox Canada Corp. Thrift Plans | N/A | Canada RRSP, EPSP and TFSA, DPSP | No (Regulated by Pension Benefits Act) |
| Restoration of Retirement Income Plan for Babcock & Wilcox Commercial Operations (formerly called the Restoration of Retirement Income Plan of the Babcock & Wilcox Company) | N/A | U.S. Unfunded Non-Qualified Defined Benefit Plan | No |
| B&W Supplemental Executive Retirement Plan | N/A | U.S. Unfunded Non-Qualified Defined Contribution Plan | No |
| B&W Defined Contribution Restoration Plan | N/A | U.S. Unfunded Non-Qualified Defined Contribution Plan | No |
| Optimus Industries 401(k) Profit Sharing Plan | OPT-002 | U.S Qualified Defined Plan | Yes |
| Optimus Industries Collective Bargaining Unit Plan | OPT-001 | U.S Qualified Defined Plan | Yes |

Schedule 5.20(a)
Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

(i) Wholly-Owned Domestic Subsidiaries

| Name | Jurisdiction of Organization | Number of Shares Authorized | Number of Shares Outstanding | Nature of Shares (Voting, non-voting, preferred, etc.) | % of Outstanding Shares/Interest held by Borrower (direct or indirect) |
|---|---|---|---|---|---|
| Americon Equipment Services, Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Americon, LLC | Delaware | 1,000 | 100 | Membership Interest | 100% |
| Babcock & Wilcox Construction Co., LLC | Delaware | 1,000 | 100 | Membership Interest | 100% |
| Babcock & Wilcox Ebensburg Power, LLC | Delaware | 1,000 | 1,000 | Membership Interest | 100% |
| Babcock & Wilcox Equity Investments, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox Holdings, LLC | Delaware | 1,000 | 1,000 | Membership Interest | 100% |
| Babcock & Wilcox India Holdings, Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Babcock & Wilcox International Sales and Service Corporation | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Babcock & Wilcox International Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Babcock & Wilcox Technology, LLC | Delaware | 1,000 | 1,000 | Membership Interest | 100% |
| Dampkraft Insurance Company | South Carolina | 2,000,000 | 2,500 | Ordinary | 100% |
| Delta Power Services, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Diamond Operating Co., Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Diamond Power Australia Holdings, Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Diamond Power China Holdings, Inc. | Delaware | 1.000 | 1,000 | Ordinary | 100% |
| Diamond Power Equity Investments, Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| Diamond Power International, LLC | Delaware | 1,000 | · 1,000 | Membership Interest | 100% |
| Ebensburg Energy, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Ebensburg Investors Limited Partnership | Pennsylvania | N/A | N/A | Membership | 100% |
| O&M Holding Company | Delaware | 1,000 | 1,000 | Ordinary | 100% |

| | | | | | |
|---|---|---|---|---|---|
| Power Systems Operations, Inc. | Delaware | 1,000 | 1,000 | Ordinary | 100% |
| SOFCo – EFS Holdings LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox SPIG, Inc. | New Jersey | 1,000 | 1,000 | Ordinary | 100% |
| SPIG, Virginia, LLC | New Jersey | N/A | N/A | Membership Interest | 100% |
| The Babcock & Wilcox Company | Delaware | 100,101 | 100,101 | Ordinary | 100% |
| 1867BW, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox New Energy Holdings, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox, Chanute, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) | Illinois | 1000 | 33 | Ordinary | 100% |
| Babcock & Wilcox IP Holdings, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox Developments, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox Solar Holdings, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Massillon NG2H, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Wyoming C2H, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Mountaineer BCH, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Bayou B2H, LLC | Delaware | N/A | N/A | Membership Interest | 100% |
| Babcock & Wilcox Acorn Holdings, LLC | Delaware | N/A | N/A | Membership Interest | 100% |

(ii) Wholly-Owned Foreign Subsidiaries

| Name | Jurisdiction of Organization | Number of Shares Authorized | Number of Shares Outstanding | Nature of Shares (Voting, non-voting, preferred, etc.) | % of Outstanding Shares held by Borrower (direct or indirect) |
|---|---|---|---|---|---|
| B&W de Panama, Inc. | Panama | 100,000 | 100,000 | Ordinary | 100% |
| Babcock & Wilcox Monterrey Finance SARL | Luxembourg | 20,200 | 20,200 | Ordinary | 100% |
| B&W PGG Luxembourg Finance SARL | Luxembourg | 6,691,621 | 6,691,621 | Ordinary | 100% |
| B&W PGG Luxembourg Holdings SARL | Luxembourg | 12,500 | 12,500 | Ordinary | 100% |
| B&W PGG Luxembourg Canada Holdings SARL | Luxembourg | 5,100,677 | 5,100,677 | Ordinary | 100% |
| Babcock & Wilcox de Monterrey, S.A. de C.V. | Mexico | Common-Unlimited | Common-50,000 | Ordinary | 100% |

| | | | | | |
|---|---|---|---|---|---|
| | | Variable – 11,349,464 | Variable – 11,349,464 | | |
| Babcock & Wilcox Global Sales & Services – Brazil Ltda. | Brazil | 10,000 | 10,000 | Ordinary | 100% |
| Babcock & Wilcox Global Sales & Services-Chile SpA | Chile | 100 | 100 | Ordinary | 100% |
| Babcock & Wilcox Global Sales and Services Pte. Ltd. | Singapore | 1 | 1 | Ordinary | 100% |
| Babcock & Wilcox Global Sales and Services Pte. Ltd. Philippines Branch | Philippines | 50,000 | 50,000 | Ordinary | 100% |
| Babcock & Wilcox India Private Limited | India | 1,000,000 | 675,020 | Ordinary | 100% |
| Babcock & Wilcox International Investments Co., Inc. | Panama | 100,000 | 100,000 | Ordinary | 100% |
| Babcock & Wilcox Canada Corp. | Nova Scotia | Unlimited | JO | Ordinary | 100% |
| Babcock & Wilcox A/S | Denmark | 100,000 | 100,000 | Ordinary | 100% |
| Diamond Power Central & Eastern Europe s.r.o. | Czech Republic | 200,000 | 200,000 | Ordinary | 100% |
| Diamond Power do Brasil Limitada | Brazil | 500,000 | 300,000 | Ordinary | 100% |
| Diamond Power Finland OY | Finland | 600 | 600 | Ordinary | 100% |
| Diamond Power Specialty (Proprietary) Limited | Republic of South Africa | 1,000 | 1,000 | Ordinary | 100% |
| Diamond Power Specialty Limited | United Kingdom | 500,000 | 500,000 | Ordinary | 100% |
| Diamond Power Sweden AB | Sweden | 5,000 | 5,000 | Ordinary | 100% |
| Babcock & Wilcox Volund AB | Sweden | 20,000 | 5,000 | Ordinary | 100% |
| P. T. Babcock & Wilcox Asia | Indonesia | 1,200 | 800 | Ordinary | 100% |
| Servicios de Fabricacion de Valle Soleado, S.A. de C.V. | Mexico | Unlimited | 50,000 | Ordinary | 100% |
| Servicios Profesionales de Valle Soleado, S.A. de C.V. | Mexico | Unlimited | 50,000 | Ordinary | 100% |
| Babcock and Wilcox ME Holdings Limited | Dubai, UAE | 1,000,000 | 1,000,000 | Ordinary | 100% |
| Babcock & Wilcox Arabia Limited Company | Saudi Arabia | 375000 | 375000 | Ordinary | 100% |
| Babcock & Wilcox Diamond Power Equipment Supply Co. Ltd. | China | 500,000 | 500,000 | Ordinary | 100% |
| Babcock & Wilcox Egypt, LLC | Egypt | 1,750,000 | 1,750,000 | Ordinary | 100% |
| Babcock & Wilcox Australia Pty. Ltd. | Australia | 100 | 100 | Ordinary | 100% |
| Babcock & Wilcox Vietnam Company Limited | Vietnam | 50,000 | 50,000 | Ordinary | 100% |
| Babcock & Wilcox Global Sales & Services SARL | Luxembourg | 60,000 | 60,000 | Ordinary | 100% |

| | | | | | |
|---|---|---|---|---|---|
| Babcock & Wilcox Singapore PTE, Ltd. | Singapore | 1 | 1 | Ordinary | 100% |
| SPIG SpA | Italy | 1,000,000 | 1,000,000 | Ordinary | 100% |
| Babcock & Wilcox Volund Limited | United Kingdom | N/A | N/A | Ordinary | 100% |
| BWL Energy (Teesside) LTD. | Ireland | 50 | 50 | Ordinary | 100% |
| BWL Energy (Rye House) Limited | Ireland | 100 | 100 | Ordinary | 100% |
| SPIG Kuhlturm Technolgien GmbH | Germany | 25 | 25 | Ordinary | 100% |
| SPIG Turn Apa de Racire | Dormant | 200 | 200 | Ordinary | 100% |
| SPIG Sogutma Sistemleri Tic Ldt. | Turkey | 42,670 | 42,670 | Ordinary | 100% |
| SPIG Torres de Refriamento Ltda. | Brazil | 200 | 200 | Ordinary | 100% |
| B & W SPIG South Africa (Pty) Ltd. | South Africa | 100 | 100 | Ordinary | 100% |
| SPIG (Shanix) Cooling System Co., Ltd. | China | 500 | 500 | Ordinary | 100% |
| SPIG Korea, Ltd. | Republic of Korea | 200,981.50 | 200,981.50 | Ordinary | 100% |
| SPIG Cooling Tower India PVT Ltd. | India | 312,839.01 | 312,839.01 | Ordinary | 100% |
| Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) | Nova Scotia, Canada | 100 | 100 | Ordinary | 100% |
| SPIG (Shanxi) Cooling Technology Co., Ltd. | China | N/A | N/A | Ordinary | 100% |
| Babcock and Wilcox S. Africa (Pty) Ltd. | South Africa | 1 | 1 | Ordinary | 100% |
| Babcock & Wilcox Renewable Service A/S | Delaware | 769,231 | 769,231 | Ordinary | 100% |
| Babcock & Wilcox Renewable Service AB | Sweden | 250 | 250 | Ordinary | 100% |

(iii) Subsidiaries that are not Wholly-Owned

| Name | Jurisdiction of Organization | Number of Shares Authorized | Number of Shares Outstand ing | Nature of Shares (Voting, non-voting, preferred, etc.) | % of Outstanding Shares held by Borrower (direct or indirect) |
|---|---|---|---|---|---|
| Diamond Power Germany GmbH | Germany | 125,700 | 125,700 | Ordinary | 94.9% (119,400 shares) |
| Diamond Power Services S.E.A. Ltd. | Thailand | 784 | 784 | Voting | 79.7%<br><br>(625 shares) |
| Great Arrow Builders LLC | Delaware | N/A | N/A | Membership | N/A |

Schedule 5.20(b)
Loan Parties

(i) Loan Parties

| Name of Company | Type of Organization (e.g. corporation, limited liability company, limited partnership) | Chief Executive Office and Principal Place of Business | Jurisdiction of Organization | Organizational Identification Number | Federal Taxpayer Identification Number |
|---|---|---|---|---|---|
| Babcock & Wilcox Enterprises, Inc. | Corporation | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Delaware | 2023407763 | 47-2783641 |
| Americon Equipment Services, Inc. | Corporation | 1200 E. Market Street, Suite 651, Akron, OH 44305 | Delaware | 2077236 | 34-1654958 |
| Americon, LLC | Limited Liability Company | 1200 E. Market Street, Suite 651, Akron, OH 44305 | Delaware | 2058172 | 72-1035425 |
| Babcock & Wilcox Construction Co., LLC | Limited Liability Company | 1200 E. Market Street, Suite 651, Akron, OH 44305 | Delaware | 2058181 | 72-1035422 |
| Babcock & Wilcox Equity Investments, LLC | Limited Liability Company | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Delaware | 2050183 | 72-1037733 |
| Babcock & Wilcox Holdings, LLC | Limited Liability Company | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Delaware | 5731679 | 47-3903428 |

Name of Company Type of Organization (e.g. corporation, limited liability company, limited partnership) Chief Executive Office and Principal Place of Business Jurisdiction of Organization Organizational Identification Number Federal Taxpayer Identification Number Babcock & Wilcox International Sales and Service Corporation Corporation 1200 E. Market Street, Suite 650, Akron, OH 44305 Delaware 795023 13-2765425 Babcock & Wilcox International, Inc. Corporation 1200 E. Market Street, Suite 650, Akron, OH 44305 Delaware 914783 72-0917512 The Babcock & Wilcox Company Corporation 1200 E. Market Street, Suite 650, Akron, OH 44305 Delaware 847234 13-2933685 Babcock & Wilcox Technology, LLC Limited Liability Company 1200 E. Market Street, Suite 650, Akron, OH 44305 Delaware 2725506 72-1365730 Diamond Operating Co., Inc. Corporation 2600 E. Main Street, Lancaster, OH 43130 Delaware 3498044 01-0666267 Diamond Power China Holdings, Inc. Corporation 2600 E. Main Street, Lancaster, OH 43130 Delaware 3563044 90-0113941 Diamond Power Equity Investments, Inc. Corporation 2600 E. Main Street, Lancaster, OH 43130 Delaware 3563043 90-0113939 Diamond Power International, LLC Limited Liability Company 2600 E. Main Street, Lancaster, OH 43130 Delaware 2725505 72-1365729

| Name of Company | Type of Organization (e.g. corporation, limited liability company, limited partnership) | Chief Executive Office and Principal Place of Business | Jurisdiction of Organization | Organizational Identification Number | Federal Taxpayer Identification Number |
|---|---|---|---|---|---|
| SOFCo – EFS Holdings LLC | Limited Liability Company | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Delaware | 3494936 | 76-0719454 |
| Babcock & Wilcox SPIG, Inc. | Corporation | 1200 E. Market Street, Suite 650, Akron, OH 44305 | New Jersey | 0100991149 | 26-2378749 |
| Babcock & Wilcox Canada Corp. | Corporation | 75 Savage Drive, Cambridge, Ontario, Canada NIT 1S5 | Nova Scotia, Canada | 3276825 | 3276825 |
| Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) | Corporation | 1742 Sough Ihm Boulevard, Freeport, IL 61032 | Illinois | 65386437 | 20-4188233 |
| Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) | Limited Liability Company | 5727 S. Lewis Ave., Suite 600, Tulsa, OK 74105 | Delaware | 3810372 | 98-0383168 |
| Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) | Corporation | Suite 900, 1959 Upper Water Street, Halifax, Nova Scotia,B3J 3N2 | Nova Scotia, Canada | 4477317 | 4477317 |
| Babcock & Wilcox New Energy | Limited Liability Company | 1200 E. Market Street, Suite 650, | Delaware | 6221622 | 87-2651848 |

| Name of Company | Type of Organization (e.g. corporation, limited liability company, limited partnership) | Chief Executive Office and Principal Place of Business | Jurisdiction of Organization | Organizational Identification Number | Federal Taxpayer Identification Number |
|---|---|---|---|---|---|
| Holdings, LLC | | Akron, OH 44305 | | | |

(ii) Foreign Qualifications of Each Loan Party

| Loan Party | Jurisdiction of Organization | Foreign Qualifications |
|---|---|---|
| Babcock & Wilcox Enterprises, Inc. | Delaware | Florida<br>North Carolina<br>Ohio |
| Americon Equipment Services, Inc. | Delaware | Missouri<br>Ohio |
| Americon, LLC | Delaware | Nevada<br>Ohio |
| Babcock & Wilcox Construction Co., LLC | Delaware | All fifty U.S. States |
| Babcock & Wilcox Equity Investments, LLC | Delaware | None |
| Babcock & Wilcox Holdings, LLC | Delaware | None |
| Babcock & Wilcox International Sales and Service Corporation | Delaware | None |
| Babcock & Wilcox International, Inc. | Delaware | Ohio |
| The Babcock & Wilcox Company | Delaware | All fifty U.S. States |
| Babcock & Wilcox Technology, LLC | Delaware | Ohio |

Diamond Operating Co., Inc. Delaware None Diamond Power China Holdings, Inc. Delaware None Diamond Power Equity Investments, Inc. Delaware None Diamond Power International, LLC Delaware Alabama Arkansas California Colorado Connecticut Florida Georgia Illinois Indiana Kansas Louisiana Massachusetts Michigan Missouri Nebraska Nevada New Jersey New Mexico North Carolina North Dakota Ohio Pennsylvania South Carolina Texas U.S. Virgin Islands

Virginia Washington West Virginia Wisconsin Wyoming SOFCo – EFS Holdings LLC Delaware Ohio Virginia Babcock & Wilcox SPIG, Inc. New Jersey California New York Ohio Babcock & Wilcox Canada Corp. Canada British Columbia Babcock & Wilcox Solar Energy, Inc. Illinois Maryland New Mexico New York Ohio Tennessee Texas Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) Delaware Alabama Alaska Arizona Arkansas Colorado Connecticut District of Columbia Florida Georgia Hawaii Idaho Illinois

Indiana Iowa Kansas Kentucky Louisiana Maine Massachusetts Michigan Minnesota Mississippi Missouri Montana Nebraska Nevada New Hampshire New Jersey New Mexico New York North Carolina North Dakota Ohio Oregon Pennsylvania Rhode Island South Carolina South Dakota Tennessee Texas Utah Vermont Virginia

Wisconsin Wyoming Babcock & Wilcox FPS Inc. Canada Alberta Babcock & Wilcox New Energy Holdings, LLC Delaware None (iii) Prior Names (within four Months of Closing) 1. On August 18, 2023, Optimus Industries, LLC changed its name to “Babcock & Wilcox Chanute, LLC”

Schedule 5.21(b)(i) Intellectual Property [See Attached]

**Trademarks**

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| B & W | The Babcock & Wilcox Company | U.S. | 71000828 / 0044904 | 04/08/1905 / 07/25/1905 |
| BABCOCK & WILCOX | The Babcock & Wilcox Company | U.S. | 71000829 / 0044905 | 04/08/1905 / 07/25/1905 |
| DIAMOND | Diamond Power International, LLC | U.S. | 71096578 / 0113950 | 07/15/1916 / 11/14/1916 |
| DIAMOND | Diamond Power International, LLC | U.S. | 71304190 / 0279300 | 08/04/1930 / 01/13/1931 |
| | The Babcock & Wilcox Company | U.S. | 71470169 / 0415177 | 05/12/1944 / 07/31/1945 |
| | The Babcock & Wilcox Company | U.S. | 71470170 / 0419052 | 05/12/1944 / 02/05/1946 |
| B & W | The Babcock & Wilcox Company | U.S. | 71470553 / 0415862 | 05/24/1944 / 08/21/1945 |
| | THE BABCOCK & WILCOX COMPANY | U.S. | 71491800 / 0422229 | 11/19/1945 / 07/09/1946 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| DIAMOND POWER | Diamond Power International, LLC | U.S. | 72139604 / 0746554 | 03/12/1962 / 03/12/1963 |
| DIAMOND POWER | Diamond Power International, LLC | U.S. | 72139605 / 0755020 | 03/12/1962 / 08/20/1963 |
| | Diamond Power International, LLC | U.S. | 72139732 / 0741270 | 03/13/1962 / 11/27/1962 |
| | Diamond Power International, LLC | U.S. | 72139733 / 0741246 | 03/13/1962 / 11/27/1962 |
| HYDROBIN | Diamond Power International, LLC | U.S. | 72181735 / 0773659 | 11/22/1963 / 07/21/1964 |
| HYDRO-EJECTOR | Diamond Power International, LLC | U.S. | 73374330/ 1249599 | 07/12/1982 / 08/30/1983 |
| ASSURED STOCK PROGRAM | The Babcock & Wilcox Company | U.S. | 73624366 / 1443711 | 10/03/1986 / 06/16/1987 |
| NOTIS | The Babcock & Wilcox Company | U.S. | 73715221 / 1543964 | 03/07/1988 / 06/13/1989 |
| BABCOCK & WILCOX | The Babcock & Wilcox Company | U.S. | 73782044 / 1572421 | 02/21/1989 / 12/19/1989 |
| BABCOCK & WILCOX | The Babcock & Wilcox Company | U.S. | 73782055 / 1571386 | 02/21/1989 / 12/12/1989 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| B&W | The Babcock & Wilcox Company | U.S. | 73782064 / 1570257 | 02/21/1989 / 12/05/1989 |
| **B&W** | The Babcock & Wilcox Company | U.S. | 73782065 / 1573977 | 02/21/1989 / 12/26/1989 |
| DRB-XCL | The Babcock & Wilcox Company | U.S. | 74239934 / 1741145 | 01/24/1992 / 12/22/1992 |
| GASTEMP | Diamond Power International, LLC | U.S. | 74415759 / 1873659 | 07/23/1993 / 01/17/1995 |
| WEARESISTOR | The Babcock & Wilcox Company | U.S. | 74611124 / 2169816 | 12/14/1994 / 06/30/1998 |
| **DSVS** | The Babcock & Wilcox Company | U.S. | 75506297/ 2393999 | 06/22/1998/ 10/10/2000 |
| DRB-4Z | The Babcock & Wilcox Company | U.S. | 75545775/ 2446782 | 09/01/1998/ 04/24/2001 |
| DIAMONIZED | Diamond Power International, LLC | U.S. | 75652227/ 2448661 | 02/26/1999/ 05/08/2001 |
| **B&W** | The Babcock & Wilcox Company | U.S. | 75747600/ 2350120 | 06/30/1999/ 05/16/2000 |
| ASHVAC | Diamond Power International, LLC | U.S. | 76117101/ 2581199 | 08/28/2000/ 06/18/2002 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| LM2100 | The Babcock & Wilcox Company | U.S. | 76158574/ 2490831 | 11/03/2000/ 09/18/2001 |
| GEMINI | Diamond Power International, LLC | U.S. | 76215395/ 2687243 | 02/20/2001/ 02/11/2003 |
| HYDROJET | Diamond Power International, LLC | U.S. | 76230869/ 2599299 | 03/12/2001/ 07/23/2002 |
| MILLCARE | The Babcock & Wilcox Company | U.S. | 76360419/ 2736043 | 01/17/2002/ 07/15/2003 |
| | Diamond Power International, LLC | U.S. | 78143464/ 3018397 | 07/12/2002/ 11/22/2005 |
| FLEXROD | Diamond Power International, LLC | U.S. | 78246422/ 2978785 | 05/06/2003/ 07/26/2005 |
| SmeltCam | Diamond Power International, LLC | U.S. | 78341285/ 3415516 | 12/16/2003/ 04/22/2008 |
| PowerASH | Diamond Power International, LLC | U.S. | 78513189/ 3065460 | 11/08/2004/ 03/07/2006 |
| DIAMONIZED | Diamond Power International, LLC | U.S. | 78570907/ 3455244 | 02/18/2005/ 06/24/2008 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| PRC-100 | The Babcock & Wilcox Company | U.S. | 74012213/ 1614727 | 12/18/1989/ 09/25/1990 |
| CPM | The Babcock & Wilcox Company | U.S. | 75318638/ 2347485 | 07/02/1997/ 05/02/2000 |
| ALLEN-SHERMAN-HOFF | Diamond Power International, LLC | U.S. | 75379906/ 2218648 | 10/27/1997/ 01/19/1999 |
| WINDAC | The Babcock & Wilcox Company | U.S. | 75658874/ 2335456 | 03/12/1999/ 03/28/2000 |
| SQ-300 | The Babcock & Wilcox Company | U.S. | 75718164/ 2399532 | 05/24/1999/ 10/31/2000 |
| WINRAP | The Babcock & Wilcox Company | U.S. | 76176810/ 2571146 | 12/07/2000/ 05/21/2002 |
| JUICECAN | The Babcock & Wilcox Company | U.S. | 76449434/ 2736486 | 09/13/2002/ 07/15/2003 |
| ASHANDLER | Diamond Power International, LLC | U.S. | 78027752/ 2601135 | 09/26/2000/ 07/30/2002 |
| POWERTRAIN | Diamond Power International, LLC | U.S. | 78208057/ 2897116 | 01/28/2003/ 10/26/2004 |
| UtiliCam | Diamond Power International, LLC | U.S. | 78494808/ 3410329 | 10/05/2004/ 04/08/2008 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| KILNCAM | Diamond Power International, LLC | U.S. | 85255645/<br>4661167 | 03/02/2011/<br>12/23/2014 |
| STEELCAM | Diamond Power International, LLC | U.S. | 85255674/<br>4538060 | 03/02/2011/<br>05/27/2014 |
| TEMPVU | Diamond Power International, LLC | U.S. | 85271130/<br>4841584 | 03/18/2011/<br>10/27/2015 |
| TEMPRO | Diamond Power International, LLC | U.S. | 86248797/<br>5319775 | 08/10/2014/<br>10/31/2017 |
| WALL-EYE | Diamond Power International, LLC | U.S. | 86260439/<br>4746394 | 04/23/2014/<br>06/02/2015 |
| B&W | The Babcock & Wilcox Company | U.S. | 86953477/<br>5077275 | 03/25/2016/<br>11/08/2016 |
| TITANIUM | Diamond Power International, LLC | U.S. | 87113338<br>5978492 | Filing Date: 7/22/2016<br>Reg. Date: 2/4/2020 |
|  | Diamond Power International, LLC | U.S. | 87480930/<br>5335538 | 06/08/2017/<br>11/14/2017 |
| B&W VOLUND | The Babcock & Wilcox Company | U.S. | 87939463<br>5817388 | 05/29/2018<br>7/30/2019 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| B&W SPIG | The Babcock & Wilcox Company | U.S. | 87935095<br>5817311 | 05/24/2018<br>7/30/2019 |
| IMPAK | The Babcock & Wilcox Company | U.S. | 75048111 /<br>2232541 | 01/24/1996 /<br>03/16/1999 |
| MULTICLONE | The Babcock & Wilcox Company | U.S. | 72421977 /<br>0978546 | 04/20/1972 /<br>02/12/1974 |
| ASSURED STOCK PROGRAM | The Babcock & Wilcox Company | U.S. | 74418432<br>1846943 | 28-JUN-1993<br>26-JUL-1994 |
| IK-700 | Diamond Power International, LLC | U.S. | 77496333/<br>3642266 | 06/11/2008/<br>06/23/2009 |
| (Mod)<br>FOSLER<br>CONSTRUCTION, INC. | Fosler Construction Company Inc. | U.S. | Not Registered | Not Registered |
| OPTIMUS | Optimus Industries LLC | U.S. | Not Registered | Not Registered |
| CHANUTE | Optimus Industries LLC | U.S. | Not Registered | Not Registered |
| CFT | Optimus Industries LLC | U.S. | Not Registered | Not Registered |
| BABCOCK &WILCOX | Babcock & Wilcox Canada Corp. | CAN | TMDA6369 | 14-Feb-1898 |
| "BABCOCK" | Babcock & WilcoxCanada Corp. | CAN | TMDA54509 | 11-Jun-1932 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| B&W | Babcock & WilcoxCanada Corp. | CAN | TMA372429 | 24-Aug-1990 |
| TSSG | Babcock & Wilcox Canada Corp. | CAN | TMA766017<br>CA134092 | 26-Apr-2007<br>13-Aug-2013 |
| HEAT AND PULL | Babcock & WilcoxCanada Corp. | CAN | TMA766018 | 06-May-2010 |
| HEAT AND SHRINK | Babcock & WilcoxCanada Corp. | CAN | TMA830163 | 21-Aug-2012 |
| STIRLING | Babcock & WilcoxCanada Corp. | CAN | TMDA10317 | 25-Aug-1985 |
| B&W Fosler Solar | The Babcock & Wilcox Company | U.S. | 97/059475 | 05-Oct-2021 |
| B&W Fosler Solar (design) | The Babcock & Wilcox Company | U.S. | 97/060612 | 05-Oct-2021 |
| B&W Fosler Solar Solutions | The Babcock & Wilcox Company | U.S. | 97/059442 | 05-Oct-2021 |
| B&W Solar Solutions | The Babcock & Wilcox Company | U.S. | 97/059455 | 05-Oct-2021 |
| Babcock & Wilcox Fosler Solar Solutions | The Babcock & Wilcox Company | U.S. | 97/059447 | 08-Nov-2022 |
| Babcock & Wilcox Solar Solutions | The Babcock & Wilcox Company | U.S. | 97/059463 | 08-Nov-2022 |
| HAMON RESEARCH-COTTRELL | The Babcock & Wilcox Company | U.S. | 87/428772<br>5410888 | 27-Apr-2017<br>27-Feb-2028 |
| UNIVERSAL PRESSURE | The Babcock & Wilcox Company | CAN | TMA137658 | 31-Jul-1964 |
| VAM | The Babcock & Wilcox Company | CAN | TMA399116 | 12-Jun-1992 |
| B&W BABCOCK & WILCOX ENVIRONMENTAL | The Babcock & Wilcox Company | U.S. | 90/317955 | 13-Nov-2020 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| B&W BABCOCK & WILCOX THERMAL | The Babcock & Wilcox Company | U.S. | 90/318060 | 13-Nov-2020 |
| ADIOX | Babcock & Wilcox Volund AG | U.S. | 97/349036 | 06-Apr-2022 |
| CLIMATE BRIGHT | The Babcock & Wilcox Company | U.S. | 90724149 | 20-May-2021 |
| CLIMATE BRIGHT | The Babcock & Wilcox Company | U.S. | 90/724219 | 20-May-2021 |
| CLIMATEBRIGHT | The Babcock & Wilcox Company | U.S. | 90/730646 | 24-May-2021 |
| CLIMATEBRIGHT | The Babcock & Wilcox Company | U.S. | 90/730586 | 24-May-2021 |
| SolveBright | The Babcock & Wilcox Company | U.S. | 97/432409 | 27-May-2022 |
| OxyBright | The Babcock & Wilcox Company | U.S. | 97/432431 | 27-May-2022 |
| BrightGen | The Babcock & Wilcox Company | U.S. | 97/432452 | 27-May-2022 |
| BrightGen | The Babcock & Wilcox Company | U.S. | 97/432475 | 27-May-2022 |
| BrightLoop | The Babcock & Wilcox Company | U.S. | 97/451205 | 27-May-2022 |
| AQUARIAN | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | U.S. | US Reg No 2930109 | 08-Mar-2005 |
| Aquarian | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | CAN | CA Reg No TMA604377 | 08-Mar-2004 |
| FPS & DRAGON'S HEAD DESIGN | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | CAN | CA Reg No TMA529644 | 08-Mar-2005 |
| FPS Dragon Logo | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | U.S. | 2513770 | 04-Dec-2001 |

| Trademark | Owner | Jurisdiction | Serial No./Reg No. | Filing Date/Reg. Date |
|---|---|---|---|---|
| VOODOO | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | CAN | CA Reg No TMA1013412 | 21-Jan-2019 |
| VOODOO | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | U.S. | 5778391 | 18-Jun-2019 |
| FPS | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | U.S. | 2896828 | 26-Oct-2004 |
| AQUARIAN 3000 MINI | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS) | U.S. | 2736055 | 15-Jul-2003 |
| MIGI | THE BABCOCK & WILCOX COMPANY | U.S. | 1622092 | 11/13/1990 |
| CEMSCAN | THE BABCOCK & WILCOX COMPANY | U.S. | 2016261 | 11/12/1996 |
| B&W BABCOCK & WILCOX RENEWABLE | THE BABCOCK & WILCOX COMPANY | U.S. | 90317880 | 11/13/2020 |
| B&W RESEARCH-COTTRELL | THE BABCOCK & WILCOX COMPANY | U.S. | 97742847 | 1/5/2023 |
| B&W RESEARCH-COTTRELL | THE BABCOCK & WILCOX COMPANY | U.S. | 97742868 | 1/5/2023 |
| RESEARCH-COTTRELL | THE BABCOCK & WILCOX COMPANY | U.S. | 97742898 | 1/5/2023 |
| RESEARCH-COTTRELL | THE BABCOCK & WILCOX COMPANY | U.S. | 97742917 | 1/5/2023 |

# Annex 4

## U.S. Copyrights

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 1. | The Babcock & Wilcox Company | Useful tables for engineers and steam users. | TX0000035729 | 1978 |
| 2. | The Babcock & Wilcox Company | Steam, its generation and use. | TX0000036602 | 1978 |
| 3. | The Babcock & Wilcox Company | Network Plotting System | TX0000076124 | 1978 |
| 4. | The Babcock & Wilcox Company | Operator training manual for University of Northern Iowa, Cedar Falls, Iowa / prepared by Babcock & Wilcox, Education and Training Department. | TX0000433231 | 1980 |
| 5. | The Babcock & Wilcox Company | Operator training manual for Cargill, Inc., Cedar Rapids Plant, Cedar Rapids, Iowa / prepared by Babcock & Wilcox, Education and Training Department. | TX0000433699 | 1980 |
| 6. | The Babcock & Wilcox Company | Big Rivers Electric Corporation, Reid Station, unit number 2, Sebree, Kentucky. | TX0000454903 | 1980 |
| 7. | The Babcock & Wilcox Company | Pennsylvania Electric Company, New York Electric and Gas Company, Homer City Station, unit number 3, Homer City, Pennsylvania. | TX0000467228 | 1980 |
| 8. | The Babcock & Wilcox Company | University of Northern Iowa power plant number 2, unit number 3, Cedar Falls, Iowa. | TX0000467229 | 1980 |
| 9. | The Babcock & Wilcox Company | Tube metal identification, Babcock & Wilcox radiant reheat boiler : Kansas City Power & Light Company, Saint Joseph Light & Power Company, Iatan Plant, unit number 1, Iatan Missouri. | TX0000495522 | 1980 |
| 10. | The Babcock & Wilcox Company | San Miguel Electric Power Cooperative, Inc., San Miguel Plant, unit number 1, Christine, Texas : Babcock & Wilcox radiant reheat boiler. | TX0000495613 | 1980 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 11. | The Babcock & Wilcox Company | Operator training manual for Baltimore Gas & Electric Company, Baltimore, Maryland / prepared by Product Education and Training, [the Babcock & Wilcox Company]. | TX0000502894 | 1980 |
| 12. | The Babcock & Wilcox Company | Operator training manual for Baltimore Gas & Electric Company, Baltimore, Maryland / prepared by Product Education and Training, Babcock & Wilcox. | TX0000504105 | 1980 |
| 13. | The Babcock & Wilcox Company | MPS 89 pulverizer. | TX0000504140 | 1980 |
| 14. | The Babcock & Wilcox Company | Monongahela Power Company, West Penn Power Company, The Potomac Edison Company, Fort Martin Unit number 2, Monongahela, West Virginia. | TX0000504141 | 1980 |
| 15. | The Babcock & Wilcox Company | Feedwater treatment for RB boilers / prepared by Product Education and Training, Babcock & Wilcox. | TX0000504142 | 1980 |
| 16. | The Babcock & Wilcox Company | Board of Municipal Utilities, Sikeston Power Station Unit 1, city of Sikestown, Missouri : Babcock & Wilcox flue gas cleanup system. | TX0000505125 | 1980 |
| 17. | The Babcock & Wilcox Company | Operator training manual for Cajun Electric Power Cooperative, Inc., New Roads, Louisiana / prepared by Product Education and Training, Babcock & Wilcox. | TX0000505639 | 1980 |
| 18. | The Babcock & Wilcox Company | EL pulverizer maintenance manual / prepared by Product Education and Training, Babcock & Wilcox. | TX0000505640 | 1980 |
| 19. | The Babcock & Wilcox Company | Operator training manual for San Miguel Electric Cooperative, San Miguel Plant, Christine, Texas / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000543600 | 1980 |
| 20. | The Babcock & Wilcox Company | Operator training manual for Cargill, Inc., Dayton, Ohio / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000584419 | 1980 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 21. | The Babcock & Wilcox Company | Operator training manual for Jacksonville Electric Authority, Northside Generating Station, Jacksonville, Florida / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000587160 | 1980 |
| 22. | The Babcock & Wilcox Company | Hammermill Paper Company, Erie, Pennsylvania : Babcock & Wilcox process recovery boiler, installed 1970. | TX0000587953 | 1980 |
| 23. | The Babcock & Wilcox Company | Texas Utilities Services, Inc., Monticello Steam Electric Station, Unit Number 3, Mount Pleasant, Texas : Babcock & Wilcox universal pressure boiler. | TX0000660218 | 1981 |
| 24. | The Babcock & Wilcox Company | Nebraska Public Power District, Gerald Gentleman Station, Unit Number 2, Sutherland, Nebraska : Babcock & Wilcox radiant reheat boiler. | TX0000660219 | 1981 |
| 25. | The Babcock & Wilcox Company | International Paper Company, Mansfield, Louisiana : Babcock & Wilcox 900 ton black liquor recovery boiler. | TX0000660220 | 1981 |
| 26. | The Babcock & Wilcox Company | Operator training manual for Tenneco Oil Company, Sweetwater County, Wyoming / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000660247 | 1981 |
| 27. | The Babcock & Wilcox Company | Operator training manual for Nebraska Public Power District, Gerald Gentleman Station, Sutherland, Nebraska / prepared by Babcock & Wilcox, a McDermott company, Product Education and Training Department. | TX0000660248 | 1981 |
| 28. | The Babcock & Wilcox Company | Engineered ceramic material : [B381-319] | TX0000679139 | 1981 |
| 29. | The Babcock & Wilcox Company | Operator training manual for Western Kraft Paper Group / prepared by Babcock & Wilcox. | TX0000685276 | 1981 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 30. | The Babcock & Wilcox Company | Operator training manual for International Paper Company, Mansfield, Louisiana / prepared by Babcock & Wilcox. | TX0000685277 | 1981 |
| 31. | The Babcock & Wilcox Company | Operator training manual for C R A, Inc., Kansas City, Missouri / prepared by Babcock & Wilcox. | TX0000685278 | 1981 |
| 32. | The Babcock & Wilcox Company | Greenwood Mills Edisto Plant, Orangeburg, South Carolina : Babcock & Wilcox Stirling power boiler. | TX0000686378 | 1981 |
| 33. | The Babcock & Wilcox Company | Consumers Power Company James H. Campbell Plant, Unit Number 2, West Olive, Michigan : Babcock & Wilcox universal pressure boiler. | TX0000710115 | 1981 |
| 34. | The Babcock & Wilcox Company | Operator training manual for International Paper Company, Mansfield, Louisiana / prepared by Babcock & Wilcox Product Education and Training Department. | TX0000713290 | 1981 |
| 35. | The Babcock & Wilcox Company | Operator training manual for Greenwood Mills, Inc., Orangeburg, South Carolina / prepared by Babcock & Wilcox Product Education and Training Department. | TX0000713291 | 1981 |
| 36. | The Babcock & Wilcox Company | International Paper Company, Mansfield, Louisiana : Babcock & Wilcox stirling power boiler. | TX0000741297 | 1981 |
| 37. | The Babcock & Wilcox Company | Western Farmers Electric Cooperative, Hugo Plant, unit number 1, Hugo, Oklahoma : Babcock & Wilcox radiant reheat boiler. | TX0000741298 | 1981 |
| 38. | The Babcock & Wilcox Company | Operator training manual for B. F. Goodrich Chemical Company, Louisville, Kentucky / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000787881 | 1981 |
| 39. | The Babcock & Wilcox Company | Operator training manual for City of Ames Electric, Ames, Iowa / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000787882 | 1981 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 40. | The Babcock & Wilcox Company | Operator training manual for City of Lakeland, Florida / prepared by Product Education and Training, Babcock & Wilcox. | TX0000787883 | 1981 |
| 41. | The Babcock & Wilcox Company | Cera-Vam ceramic lining extends wear life of coal-handling systems : [brochure E101-3059] | TX0000795956 | 1981 |
| 42. | The Babcock & Wilcox Company | Operator training manual : Iowa-Illinois Gas & Electric Company, Louisa Generating Station, Muscatine, Iowa / prepared by Product Education and Training, Babcock & Wilcox, a McDermott company. | TX0000827334 | 1982 |
| 43. | The Babcock & Wilcox Company | Operator training manual : Public Service Company of New Mexico, Units 3 & 4, San Juan Station, Waterflow, New Mexico / prepared by Product Education and Training, Babcock & Wilcox, a McDermott company. | TX0000827335 | 1982 |
| 44. | The Babcock & Wilcox Company | Department of Electric and Water Utilities, C. D. McIntosh Plant, Unit Number 3, City of Lakeland, Florida : Babcock & Wilcox radiant reheat boiler. | TX0000827464 | 1982 |
| 45. | The Babcock & Wilcox Company | Operator training manual for public service of New Hampshire, Manchester, New Hampshire / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000827483 | 1982 |
| 46. | The Babcock & Wilcox Company | Operator training manual for Bowater Carolina Company, Catawba, South Carolina / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000868571 | 1982 |
| 47. | The Babcock & Wilcox Company | Operator training manual for Merck & Company, Inc., Stonewall Plant, Elkton, Virginia / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000868572 | 1982 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 48. | The Babcock & Wilcox Company | Operator training manual for Black & Veatch Consulting Engineers / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000868573 | 1982 |
| 49. | The Babcock & Wilcox Company | Operator training manual for Illinois Power Company, Baldwin Power Station, Baldwin, Illinois / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000879662 | 1982 |
| 50. | The Babcock & Wilcox Company | Operator training manual for Michigan South Central Power Agency, Litchfield, Michigan / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000905504 | 1982 |
| 51. | The Babcock & Wilcox Company | Operator training manual for Republic Steel Corporation, Warren, Ohio / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000905506 | 1982 |
| 52. | The Babcock & Wilcox Company | Operator training manual for Gilman Paper Company, Saint Marys, Georgia / prepared by Product Education and Training, Babcock & Wilcox. | TX0001023949 | 1982 |
| 53. | The Babcock & Wilcox Company | Operator training manual for Penntech Papers, Inc., Johnsonburg, Pennsylvania / prepared by Product Education and Training, Babcock & Wilcox. | TX0001024034 | 1982 |
| 54. | The Babcock & Wilcox Company | Operator training manual for Gulf States Utilities Company, Beaumont, Texas / prepared by Product Education and Training, Babcock & Wilcox. | TX0001024035 | 1982 |
| 55. | The Babcock & Wilcox Company | Operator training manual for Korea Electric Company, Gojeong Power Plant, Seoul, Korea / prepared by Product Education and Training, Babcock & Wilcox. | TX0001024036 | 1982 |
| 56. | The Babcock & Wilcox Company | Operator training manual for Cajun Electric Power Cooperative, Inc., New Roads, Louisiana / prepared by Product Education and Training, Babcock & Wilcox. | TX0001024037 | 1982 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 57. | The Babcock & Wilcox Company | Operator training manual for Toledo Edison Company, Bayshore Station, Toledo, Ohio / prepared by Product Education and Training, Babcock & Wilcox. | TX0001024038 | 1982 |
| 58. | The Babcock & Wilcox Company | Operator training manual for E. I. Dupont DeNemours & Company, Florence, South Carolina / prepared by Product Education and Training, Babcock & Wilcox. | TX0001024039 | 1982 |
| 59. | The Babcock & Wilcox Company | Babcock & Wilcox EL-56 pulverizer manual : description, operation, checks : prepared for City of Grand Haven / prepared by Babcock & Wilcox, Product Education & Training Department. | TX0001105595 | 1983 |
| 60. | The Babcock & Wilcox Company | EL-56 pulverizer maintenance manual for City of Grand Haven Board of Power & Light, Grand Haven, Michigan / prepared by Product Education and Training, Babcock & Wilcox. | TX0001105697 | 1983 |
| 61. | The Babcock & Wilcox Company | Operator training manual for Utah Power & Light Company, Hunter Station units 3 & 4, Castle Dale, Utah / prepared by Product Education and Training, Babcok & Wilcox. | TX0001105698 | 1983 |
| 62. | The Babcock & Wilcox Company | Operator training manual for Appleton Papers, Inc., Roaring Springs, Pennsylvania / prepared by Product Education and Training, Babcock & Wilcox. | TX0001105703 | 1983 |
| 63. | The Babcock & Wilcox Company | MPS gearbox for Estel Hoogovens, BV, Ijmuiden, Holland : maintenance training manual / prepared by Product Education and Training, Babcock & Wilcox. | TX0001105704 | 1983 |
| 64. | The Babcock & Wilcox Company | Operator training manual for Augusta Newsprint Company, Nixon, Georgia / prepared by Product Education and Training, Babcock & Wilcox. | TX0001105705 | 1983 |
| 65. | The Babcock & Wilcox Company | Operator training manual for city of Grand Haven, Board of Power & Light, Grand Haven, Michigan / prepared by Product Education and Training, Babcock & Wilcox. | TX0001105706 | 1983 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 66. | The Babcock & Wilcox Company | Babcock & Wilcox EL pulverizer manual : description, operation, checks / prepared for Penntech Papers ; prepared by Training Services, Babcock & Wilcox. | TX0001145814 | 1983 |
| 67. | The Babcock & Wilcox Company | Operator training manual for Toledo Edison Company, Bayshore Station, Oregon, Ohio / prepared by Training Services, Babcock & Wilcox. | TX0001145815 | 1983 |
| 68. | The Babcock & Wilcox Company | Operator training manual for Sunflower Electric Cooperative, Garden City, Kansas / prepared by Product Education and Training, Babcock & Wilcox. | TX0001145816 | 1983 |
| 69. | The Babcock & Wilcox Company | Operator training manual for Penntech Papers, Inc., Johnsonburg, Pennsylvania / prepared by Product Education and Training, Babcock & Wilcox. | TX0001145817 | 1983 |
| 70. | The Babcock & Wilcox Company | Operator training manual for Packaging Corporation of America, Filer City, Michigan / prepared by Training Services, Babcock & Wilcox. | TX0001145818 | 1983 |
| 71. | The Babcock & Wilcox Company | Operator training manual for Florida Power Corporation, unit no. 4, Crystal River, Florida / prepared by Product Education and Training, Babcock & Wilcox, a McDermott Company. | TX0001147400 | 1983 |
| 72. | The Babcock & Wilcox Company | Operator training manual for Wisconsin Power & Light, Edgewater Generating Station, Sheboygan, Wisconsin / prepared by Training Services, Babcock & Wilcox. | TX0001208683 | 1983 |
| 73. | The Babcock & Wilcox Company | Operator training manual for oil & gas fired utility boilers / prepared by Training Services, Babcock & Wilcox. | TX0001208774 | 1983 |
| 74. | The Babcock & Wilcox Company | Operator training manual for the F M package boiler / prepared by Training Services, Babcock & Wilcox, Industrial Power Generation Division. | TX0001208775 | 1983 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 75. | The Babcock & Wilcox Company | Operator training manual for Central Illinois Public Service Company, units 1 & 2, Coffeen, Illinois / prepared by Training Services, Babcock & Wilcox. | TX0001208776 | 1983 |
| 76. | The Babcock & Wilcox Company | Oil & gas fired boiler operations and maintenance guide / prepared by Training Services, Babcock & Wilcox. | TX0001255647 | 1983 |
| 77. | The Babcock & Wilcox Company | So2 removal project for Arizona Public Service Company, Four Corners units 4 & 5, Fruitland, New Mexico : operator training manual / prepared by Training Services Babcock & Wilcox. | TX0001267003 | 1984 |
| 78. | The Babcock & Wilcox Company | Operator training manual for Detroit Edison Company, Belle River Power Plant, China Township, Michigan / prepared by Training Services Babcock & Wilcox. | TX0001267004 | 1984 |
| 79. | The Babcock & Wilcox Company | EL pulverizer maintenance manual / prepared by Training Services Babcock & Wilcox. | TX0001267005 | 1984 |
| 80. | The Babcock & Wilcox Company | Operator training manual for the Alabama Power Company Miller Steam Plant, Unit Number 2, West Jefferson, Alabama / prepared by Training Services, Babcock & Wilcox. | TX0001267006 | 1984 |
| 81. | The Babcock & Wilcox Company | PCPOWER. | TX0002098911 | 1987 |
| 82. | The Babcock & Wilcox Company | Assured Stock Program : replacement parts services products. | TX0002113817 | 1987 |
| 83. | The Babcock & Wilcox Company | The Babcock & Wilcox Company Assured Stock Program. | TX0002114746 | 1987 |
| 84. | The Babcock & Wilcox Company. | Operator training manual for Consumers Power Company, West Olive, Michigan / prepared by Babcock & Wilcox Company. | TX0002121500 | 1987 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 85. | The Babcock & Wilcox Company. | Operator training manual for Western Farmers Electric Cooperative, Ft. Towson, Oklahoma / prepared by Babcock & Wilcox Company. | TX0002121504 | 1987 |
| 86. | The Babcock & Wilcox Company | Utility maintenance guide for Western Farmers Electric Cooperative, Ft. Towson, Oklahoma / prepared by Babcock & Wilcox. | TX0002122729 | 1987 |
| 87. | The Babcock & Wilcox Company | Operator training manual for Associated Electric Cooperative, Moberly, Missouri / prepared by Babcock & Wilcox Company. | TX0002126700 | 1987 |
| 88. | The Babcock & Wilcox Company | PCPower. | TX0002140588 | 1987 |
| 89. | The Babcock & Wilcox Company | Logical machine. | TX0002165288 | 1987 |
| 90. | The Babcock & Wilcox Company | PCPOWER : the desktop boiler. | TX0002190950 | 1987 |
| 91. | The Babcock & Wilcox Company | Technical proposal to Jacksonville Electric Authority (purchaser) for reheater purchase at Northside Unit No. 1. | TX0002380986 | 1988 |
| 92. | The Babcock & Wilcox Company | AGASS : 3497A controller program for valve sequencing and O2 readings | TX0002953524 | 1990 |
| 93. | [The] Babcock & Wilcox Company | Steam, its generation and use / editd by S. C. Stultz and J. B. Kitto. | TX0003820289 | 1994 |
| 94. | [The] Babcock & Wilcox Company | PDD-1000 partial discharge detector : operator's guide. | TX0004658842 | 1997 |
| 95. | [The] Babcock & Wilcox Company | Steam its generation and use. | TX0006468898 | 2006 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 96. | The Babcock & Wilcox Company | Flue Gas Desulfurization (FGD) Lexicon. | TX0006849972 | 2007 |
| 97. | The Babcock & Wilcox Company | Steam its generation and use. | TX0008471316 | 2016 |
| 98. | The Babcock & Wilcox Company | Software for the determination of the critical stress intensity factor of ceramics using the double torsion test method. | TXu000091539 | 1982 |
| 99. | The Babcock & Wilcox Company | Software for determination of the critical stress intensity factor of ceramics using the work of fracture method. | TXu000091819 | 1982 |
| 100. | The Babcock & Wilcox Company | Bar/tube hot gage : operator's guide. | TXu000298622 | 1987 |
| 101. | The Babcock & Wilcox Company | Bar/tube mill hot gage. | TXu000298623 | 1987 |
| 102. | [The] Babcock & Wilcox Company | E.B. weld parameters for sciaky box / Herman D. Steward, Jr. | TXu000438362 | 1990 |
| 103. | [The] Babcock & Wilcox Company | The Computer aided pictorial process planning (CAPP) system. | TXu000441837 | 1990 |
| 104. | [The] Babcock & Wilcox Company | ActiGraf. | TXu000487508 | 1991 |
| 105. | [The] Babcock & Wilcox Company | Swage draw expert system / authors, R, L. Holbrook, P. J. Berbakov. | TXu000617134 | 1994 |
| 106. | The Babcock & Wilcox Company | AET 5500 : operator's guide. | TX0004658931 | 1997 |
| 107. | The Babcock & Wilcox Company | Elements of two-phase flow in fossil boilers : technical paper / J. B. Kitto, Jr., and M. J. Albrecht. | TX0002150696 | 1987 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 108. | The Babcock & Wilcox Company | Fossil-fuel-fired boilers : fundamentals and elements / J. B. Kitto, Jr. and M. J. Albrecht. | TXu000405775 | 1990 |
| 109. | The Babcock & Wilcox Company | HELIX : program / by Roy R. (Rick) Ramey. | TX0002641197 | 1989 |
| 110. | The Babcock & Wilcox Company | Operating instructions for the AET models 204B and 204G, miniature battery-powered acoustic emission systems. | TX0004658979 | 1997 |
| 111. | The Babcock & Wilcox Company | PCFAD. | TX0002831081 | 1990 |
| 112. | The Babcock & Wilcox Company | Personal computer control program PC/CP / by John P. Shipley. | TX0002147035 | 1987 |
| 113. | The Babcock & Wilcox Company | pH and conductivity solver. | TXu000387279 | 1989 |
| 114. | The Babcock & Wilcox Company | Plate laminate. | TXu000496596 | 1991 |
| 115. | The Babcock & Wilcox Company | Portable ALL acoustic lead locator, model LD-180P, operating manual. | TX0004660370 | 1997 |
| 116. | McDermott, Inc. The Babcock & Wilcox Company | Robotic automatic part programming generator. | TXu000275972 | 1987 |
| 117. | The Babcock & Wilcox Company | Software development guidelines | TXu000348759 | 1988 |
| 118. | The Babcock & Wilcox Company | Software for determination of the critical stress intensity factor of ceramics using the work of fracture method. | TXu000091819 | 1982 |
| 119. | The Babcock & Wilcox Company | Thermac. | TX0002140587 | 1987 |

OWNER COPYRIGHT COPYRIGHT NO. REGISTRATION DATE 120. The Babcock & Wilcox Company Thermac. TX0002098910 1987 121. The Babcock & Wilcox Company Thrust1 software. TXu000494084 1991 122. The Babcock & Wilcox Company Valve component drawings : [no.] A711382K. VAu000147209 1988 123. The Babcock & Wilcox Company Velocity program. TXu000368497 1989 124. The Babcock & Wilcox Company Waste Technology Services. TX0002042655 1987 125. Diamond Power International, Inc. Diamond Power International, Inc. hydrojet control software. TXu001225543 2005 126. Diamond Power International, Inc. Diamond Power International, Inc. sootblower control software. TXu001255871 2005 127. Diamond Power International, Inc. Diamond power international, Inc. : DCS interface to hydrojet control system. TXu001353964 2006 128. Diamond Power International, Inc. Sentry 200 sootblower control software. TXu001363622 2007 129. The Babcock & Wilcox Company Illinois Power Company, Baldwin Power Station, unit number 2, Baldwin, Illinois. VA0000093345 1981 130. The Babcock & Wilcox Company B.F. Goodrich Chemical Group, Louisville, Kentucky. VA0000093346 1981 131. The Babcock & Wilcox Company Illinois Power Company, Baldwin Power Station, unit number 1, Baldwin, Illinois. VA0000093347 1981

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 132. | The Babcock & Wilcox Company | Associated Electric Cooperative, Thomas Hill, unit number 3, Moberly, Missouri. | VA0000093348 | 1981 |
| 133. | The Babcock & Wilcox Company | Iowa-Illinois Gas & Electric Company, Louisa Generating Station, unit no. 1, Louisa County, Iowa. | VA0000093349 | 1981 |
| 134. | The Babcock & Wilcox Company | Public Service Company of New Mexico, San Juan Station, unit no. 3 & 4, Waterflow, New Mexico. | VA0000093350 | 1981 |
| 135. | The Babcock & Wilcox Company | Florida Power Corporation, Crystal River plant, unit number 4, Crystal River, Florida : Babcock & Wilcox radiant reheat boiler. | VA0000096701 | 1982 |
| 136. | The Babcock & Wilcox Company | Merck & Company, Inc. Stonewall Plant, Elkton, Virginia / design & field management by Carlson & Sweatt, Moneco, Inc., Consulting Engineers. | VA0000104280 | 1982 |
| 137. | The Babcock & Wilcox Company | Queensland Nickel, Pty. Ltd., Yabulu, Queensland, Australia. | VA0000104281 | 1982 |
| 138. | The Babcock & Wilcox Company | Republic Steel Corporation Mahoning Valley Plant, Warren, Ohio. | VA0000104470 | 1982 |
| 139. | The Babcock & Wilcox Company | Australia Iron & Steel, Proprietary Limited, Port Kembla Works, Port Kembla, New South Wales, Australia. | VA0000104544 | 1982 |
| 140. | The Babcock & Wilcox Company | Dayton Power & Light Company, Cincinnati Gas & Electric Company, Killen Electric Generating Station. | VA0000104897 | 1982 |
| 141. | The Babcock & Wilcox Company | Michigan South Central Power Agency, Litchfield, Michigan. | VA0000116842 | 1982 |
| 142. | The Babcock & Wilcox Company | Cajun Electric Power Cooperative, Inc., Big Cajun number 2, power station unit number 3, New Roads, Louisiana. | VA0000116843 | 1982 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 143. | The Babcock & Wilcox Company | Sierra Pacific Power Company North Valmy station, unit number 1, Valmy, Nevada. | VA0000116844 | 1982 |
| 144. | The Babcock & Wilcox Company | Northern Indiana Public Service Company, Rollin M. Schahfer Generating Station, unit number 14, Wheatfield, Indiana. | VA0000116845 | 1982 |
| 145. | The Babcock & Wilcox Company | Michigan South Central Power Agency, Litchfield, Michigan. | VA0000116846 | 1982 |
| 146. | The Babcock & Wilcox Company | Utah Power & Light, Hunter Station, units number 3 & 4, Castledale, Utah. | VA0000122773 | 1983 |
| 147. | The Babcock & Wilcox Company | Tube metal identification, Wisconsin Power & Light Company, Edgewater Generating Station ... | VA0000122774 | 1983 |
| 148. | The Babcock & Wilcox Company | Penntech Papers, Inc. units 81 & 82, Johnsonburg, Pennsylvania. | VA0000122775 | 1983 |
| 149. | The Babcock & Wilcox Company | Central Illinois Public Service Company, Coffeen Power Station, unit number 1, Coffeen, Illinois. | VA0000122776 | 1983 |
| 150. | The Babcock & Wilcox Company | Central Illinois Public Service Company, Coffeen Power Station, unit number 2, Coffeen, Illinois. | VA0000122777 | 1983 |
| 151. | The Babcock & Wilcox Company | Potomac Electric Power Company generating station "E", units number 1 and 2, Chalk Point, Maryland. | VA0000122778 | 1983 |
| 152. | The Babcock & Wilcox Company | Wisconsin Power & Light Company, Edgewater Generating Station, unit number 5, Sheboygan, Wisconsin. | VA0000122779 | 1983 |
| 153. | The Babcock & Wilcox Company | Packaging Corporation of America, Filer City, Michigan. | VA0000122780 | 1983 |
| 154. | The Babcock & Wilcox Company | Bowater Carolina Company Number 3 recovery boiler, Catawba, South Carolina. | VA0000130282 | 1983 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 155. | The Babcock & Wilcox Company | Tube metal identification, Northern Indiana Public Service Company, Rollin M. Schahfer Generating Station .... | VA0000137557 | 1983 |
| 156. | The Babcock & Wilcox Company | Bypass flow schematic. | VA0000138738 | 1983 |
| 157. | The Babcock & Wilcox Company | Tube metal identification, Babcock & Wilcox radiant reheat boiler, Intermountain Power Project ... Lynndyl, Utah. | VA0000145241 | 1984 |
| 158. | The Babcock & Wilcox Company | Intermountain Power Project Unit Number 1, Lynndyl, Utah. | VA0000145242 | 1984 |
| 159. | The Babcock & Wilcox Company | Tube metal identification, Babcock & Wilcox radient reheat boiler, the Detroit Edison ... Saint Clair, Michigan. | VA0000145243 | 1984 |
| 160. | The Babcock & Wilcox Company | The Detroit Edison Company, Belle River Power Plant, Units Numbers 1 & 2, Saint Clair, Michigan. | VA0000145244 | 1984 |
| 161. | The Babcock & Wilcox Company | Bypass flow schematic, Intermountain Power Project. | VA0000145245 | 1984 |
| 162. | The Babcock & Wilcox Company | Duquesne Light Company, Elrama Power Station, Unit Number 4, Elrama, Pennsylvania. | VA0000153136 | 1984 |
| 163. | The Babcock & Wilcox Company | Secondary air heater, Detroit Edison Company, Belle River Power Plant. | VA0000154188 | 1984 |
| 164. | The Babcock & Wilcox Company | Commonwealth Edison Company, Kincaid Generating Station, units numbers 1 & 2, Kincaid, Illinois. | VA0000157295 | 1984 |
| 165. | The Babcock & Wilcox Company | Duquesne Light Company, Elrama Power Station, units number 1 & 2, Elrama, Pennsylvania. | VA0000161318 | 1984 |
| 166. | The Babcock & Wilcox Company | Duquesne Light Company, Elrama Power Station, unit number 3, Elrama, Pennsylvania. | VA0000161319 | 1984 |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 167. | The Babcock & Wilcox Company | The Detroit Edison Power Company, Belle River Power Plant, Saint Clair, Michigan. | VA0000161320 | 1984 |
| 168. | The Babcock & Wilcox Company | Tube metal identification, the Cleveland Electric Illuminating Company, Avon Lake Plant, unit no. 9, Avon Lake, Ohio. | VA0000198550 | 1985 |
| 169. | The Babcock & Wilcox Company | The Ohio Edison Company, W. H. Sammis Plant, unit no. 5, Stratton, Ohio. | VA0000198894 | 1985 |
| 170. | The Babcock & Wilcox Company | The Cincinnati Gas & Electric Company, the Dayton Power & Light Company, East Bend Station, unit no. 2, Rabbit Hash, Kentucky : [no.] RB555. | VA0000198895 | 1985 |
| 171. | The Babcock & Wilcox Company | 5440767E-01. | VAu000627667 | 2004 |
| 172. | The Babcock & Wilcox Company | 544083EE-01. | VAu000627668 | 2004 |
| 173. | The Babcock & Wilcox Company | 544086E-01. | VAu000627669 | 2004 |
| 174. | The Babcock & Wilcox Company | 544084E-01. | VAu000632091 | 2004 |
| 175. | The Babcock & Wilcox Company | 544497E-00. | VAu000632111 | 2004 |
| 176. | The Babcock & Wilcox Company | 544085E-01. | VAu000641537 | 2004 |
| 177. | The Babcock & Wilcox Company | 544088E-01. | VAu000641538 | 2004 |
| 178. | Babcock & Wilcox Enterprises, Inc. | Steam its generation and use / Reg. A638308. | A638308 | |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 179. | The Babcock & Wilcox Company | Modular Modeling System Modules Version 2 (June 86) | TX0006879823 | |
| 180. | The Babcock & Wilcox Company | Steam, its generation and use | TX0000036602 | |
| 181. | The Babcock & Wilcox Company | Boiler diagram (Boiler.c) / author, W. K. Larson | TX0003145196 | |
| 182. | The Babcock & Wilcox Company | Drawing display (Drawing.c) / author, W. K. Larson | TX0003145200 | |
| 183. | The Babcock & Wilcox Company | IGES/TC conversion utility (CONVERT.C) / author, W. K. Larson. | TX0003145197 | |
| 184. | The Babcock & Wilcox Company | Acoustic Leak Locator, ALL : users manual | TX0004658909 | |
| 185. | The Babcock & Wilcox Company | Acoustic leak locator ALLView software users manual | TX0004665982 | |
| 186. | The Babcock & Wilcox Company | Adlpipe. | TX0000590486 | |
| 187. | The Babcock & Wilcox Company | B&W bag filterhouse. | TX0000621165 | |
| 188. | The Babcock & Wilcox Company | Babcock & Wilcox EL pulverizer manual : description, operation, checks /prepared for Penntech Papers ; prepared by Training Services, Babcock &Wilcox. | TX0001145814 | |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 189. | The Babcock & Wilcox Company | Considerations leading to selection of chromized boiler internal surfaces by The Dayton Power and Light Company / J. A. Haberman, H. Keyton. | TX0000934789 | |
| 190. | The Babcock & Wilcox Company | Cooling control program for shape melting | TXu000374472 | |
| 191. | The Babcock & Wilcox Company | Inservice inspection : service expertise for the life of your nuclear units : E105-3036. | TX0000588209 | |
| 192. | The Babcock & Wilcox Company | Mirror all-metal reflective insulation valve and flange covers : [brochure no. A952-3006] | TX0000582823 | |
| 193. | The Babcock & Wilcox Company | Operator training manual for Black & Veatch Consulting Engineers / prepared by Product Education and Training Department, Babcock & Wilcox. | TX0000868573 | |
| 194. | The Babcock & Wilcox Company | Operator training manual for Cargill, Inc., Dayton, Ohio / prepared by Babcock & Wilcox, Product Education and Training Department. | TX0000584419 | |
| 195. | The Babcock & Wilcox Company | Valve component drawings : [no.] A714286D | VAu000147208 | |
| 196. | The Babcock & Wilcox Company | Valve component drawings : [no.] A7150274J | VAu000146522 | |
| 197. | The Babcock & Wilcox Company | Valve component drawings : [no.] B7112366R. | VAu000140707 | |
| 198. | The Babcock & Wilcox Company | Valve component drawings : [no.] B7130145AG. | VAu000147210 | |

| | OWNER | COPYRIGHT | COPYRIGHT NO. | REGISTRATION DATE |
|---|---|---|---|---|
| 199. | The Babcock & Wilcox Company | Valve component drawings : [no.] B7131601C | VAu000147211 | |
| 200. | The Babcock & Wilcox Company | Valve component drawings : [no.] B7170126K. | VAu000147212 | |
| 201. | The Babcock & Wilcox Company | Valve component drawings : [no.] C7131563C. | VAu000146125 | |
| 202. | The Babcock & Wilcox Company | Valve component drawings : [no.] C7150115BK | VAu000147214 | |
| 203. | The Babcock & Wilcox Company | Valve component drawings : [no.] C719200BE | VAu000147213 | |

# Annex 5

## A. Patents

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SINGLE SPRAY LEVEL FOR FLUE GAS DESULFURIZATION SYSTEM WITH INTERNAL MAIN FEED HEADERS | The Babcock & Wilcox Company | 09/969333 | 01-Oct-2001 | 6613133 | 02-Sep-2003 |
| INTEGRATED AIR FOIL AND AMMONIA INJECTION GRID FOR SCR SYSTEM | The Babcock & Wilcox Company | 09/602483 | 23-Jun-2000 | 6887435 | 03-May-2005 |
| EL TYPE PULVERIZERS | The Babcock & Wilcox Company | 09/698558 | 27-Oct-2000 | 6874715 | 05-Apr-2005 |
| CFB IMPACT TYPE PARTICLE COLLECTION ELEMENTS ATTACHED TO COOLED SUPPORTS | The Babcock & Wilcox Company | 09/865332 | 25-May-2001 | 6454824 | 24-Sep-2002 |
| SYSTEM FOR CONTROLLING FLUE GAS EXIT TEMPERATURE FOR OPTIMAL SCR OPERATIONS | The Babcock & Wilcox Company | 10/085715 | 27-Feb-2002 | 6609483 | 26-Aug-2003 |
| TAPERED CORROSION PROTECTION OF TUBES AT MUD DRUM LOCATION | The Babcock & Wilcox Company | 09/670897 | 28-Sep-2000 | 6495268 | 17-Dec-2002 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
| --- | --- | --- | --- | --- | --- |
| TAPERED CORROSION PROTECTION OF TUBES AT MUD DRUM LOCATION | The Babcock & Wilcox Company | 10/284625 | 31-Oct-2002 | 6800149 | 05-Oct-2004 |
| SPACER BAR WITH TUBE SLEEVE AND TAB | The Babcock & Wilcox Company | 09/680725 | 06-Oct-2000 | 6273030 | 14-Aug-2001 |
| CFB WITH CONTROLLABLE IN-BED HEAT EXCHANGER | The Babcock & Wilcox Company | 09/906993 | 17-Jul-2001 | 6532905 | 18-Mar-2003 |
| ATTACHABLE HEAT FLUX MEASURING DEVICE | The Babcock & Wilcox Company | 09/697866 | 27-Oct-2000 | 6485174 | 18-Mar-2003 |
| BOILER INTERNAL FLUE GAS BY-PASS DAMPER FOR FLUE GAS TEMPERATURE CONTROL | The Babcock & Wilcox Company | 10/024874 | 19-Dec-2001 | 6748880 | 15-Jun-2004 |
| CIRCULATING FLUIDIZED BED REACTOR WITH SELECTIVE CATALYTIC REDUCTION | The Babcock & Wilcox Company | 09/958622 | 07-Jan-2002 | 6967005 | 22-Nov-2005 |
| ARTICULATING WATER MONITOR CLEANING DEVICE | Diamond Power International, LLC | 10/036173 | 26-Dec-201 | 6655397 | 02-Dec-2003 |
| SOOTBLOWER NOZZLE ASSEMBLY WITH AN IMPROVED DOWNSTREAM NOZZLE | Diamond Power International, LLC | 10/039430 | 02-Jan-2002 | 6764030 | 20-Jul-2004 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SOOTBLOWER LANCE TUBE FOR DUAL CLEANING MEDIA | Diamond Power International, LLC | 10/049303 | 05-Feb-2002 | 6782902 | 31-Aug-2004 |
| HYDRAULIC LOADING SYSTEM FOR BALL AND RING PULVERIZERS | The Babcock & Wilcox Company | 09/948823 | 07-Sep-2001 | 6609669 | 26-Aug-2003 |
| LASER WELDED BOILER TUBE WALL PANELS | The Babcock & Wilcox Company | 10/175297 | 19-Jun-2002 | 6852945 | 08-Feb-2005 |
| TWO-FLUTED HOUSING LINER | The Babcock & Wilcox Company | 10/056825 | 25-Jan-2002 | 6783091 | 31-Aug-2004 |
| DUAL FUEL BURNER FOR A SHORTENED FLAME AND REDUCED POLLUTANT EMISSIONS | The Babcock & Wilcox Company | 10/443287 | 21 -May-2003 | 6951454 | 04-Oct-2005 |
| IMPROVED COLLECTION SCOOP FOR FGD BLEED STREAM OR EX SITU OXIDATION | The Babcock & Wilcox Company | 10/166589 | 10-Jun-2002 | 6695018 | 24-Feb-2004 |
| PASSIVE SYSTEM FOR OPTIMAL NOx REDUCTION VIA SELECTIVE CATALYTIC REDUCTION | The Babcock & Wilcox Company | 10/236854 | 06-Sep-2002 | 7021248 | 04-Apr-2006 |
| ASH HANDLING SYSTEM | Diamond Power International, LLC | 09/691562 | 18-Oct-2000 | 6338306 | 15-Jan-2002 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| IMPACT TYPE PARTICLE SEPARATOR MADE OF MUTUALLY INVERTED U-SHAPED ELEMENTS | The Babcock & Wilcox Company | 10/447688 | 29-May-2003 | 6869459 | 22-Mar-2005 |
| ANTI-VIBRATION BARS FOR BOILER TUBES WITH PROTECTIVE SHIELDS | The Babcock & Wilcox Company | 10/802688 | 17-Mar-2004 | 7275589 | 02-Oct-2007 |
| DUAL PRESSURE RECOVERY BOILER | The Babcock & Wilcox Company | 10/969125 | 20-Oct-2004 | 7243619 | 17-Jul-2007 |
| SPLIT RING CASTING FOR BOILER TUBES WITH TUBE SHIELDS | The Babcock & Wilcox Company | 10/802474 | 17-Mar-2004 | 7182045 | 27-Feb-2007 |
| SOOTBLOWER NOZZLE ASSEMBLY WITH NOZZLES HAVING DIFFERENT GEOMETRIES | Diamond Power International, LLC | 10/808047 | 24-Mar-2004 | 7028926 | 18-Apr-2006 |
| BAFFLE FOR INCREASED CAPTURE OF POPCORN ASH IN ECONOMIZER HOPPERS | The Babcock & Wilcox Company | 11/033085 | 10-Jan-2005 | 7100521 | 05-Sep-2006 |
| SNCR DISTRIBUTION GRID | The Babcock & Wilcox Company | 11/577171 | 12-Nov-2008 | 8114359 | 14-Feb-2012 |
| SOOTBLOWER FRAME ASSEMBLY | Diamond Power International, LLC | 10/561569 | 20-Dec-2005 | 7832366 | 16-Nov-2010 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| WETTED PARTICLE AND DROPLET IMPINGEMENT | The Babcock & Wilcox Company | 10/948478 | 23-Sep-2004 | 7282087 | 16-Oct-2007 |
| PORT RODDER WITH VELOCITY DAMPER | Diamond Power International, LLC | 11/138574 | 26-May-2005 | 7392751 | 01-Jul-2008 |
| RETRACTABLE LIQUOR GUN FOR A RECOVERY FURNACE | Diamond Power International, LLC | 11/138044 | 26-May-2005 | 7475645 | 13-Jan-2009 |
| BOILER WALL BOX COOLING SYSTEM | Diamond Power International, LLC | 10/876132 | 24-Jun-2004 | 6925969 | 09-Aug-2005 |
| PASSIVE MIXING DEVICE FOR STAGED COMBUSTION OF GASEOUS BOILER FUELS | The Babcock & Wilcox Company | 11/775919 | 11-Jul-2007 | 7493876 | 24-Feb-2009 |
| STEAM/WATER CONICAL CYCLONE SEPARATOR | The Babcock & Wilcox Company | 11/753335 | 05-Jul-2007 | 7637699 | 29-Dec-2009 |
| LOW NOx CYCLONE FURNACE STEAM GENERATOR | The Babcock & Wilcox Company | 11/720506 | 25-Jan-2008 | 7926432 | 19-Apr-2011 |
| ENHANCEMENT OF CONVENTIONAL SCR AND SNCR PROCESSES WITH AMMONIA DESTRUCTION CATALYST | The Babcock & Wilcox Company | 12/098623 | 07-Apr-2008 | 7901647 | 08-Mar-2011 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| STEAM GENERATOR TO CONTAIN AND COOL SYNTHESIS GAS | The Babcock & Wilcox Company | 11/191183 | 27-Jul-2005 | 7931710 | 26-Apr-2011 |
| RECOVERY BOILER COMBUSTION AIR SYSTEM WITH INTERMEDIATE AIR PORTS VERTICALLY ALIGNED WITH MULTIPLE LEVELS OF TERTIARY AIR PORTS | The Babcock & Wilcox Company | 11/694125 | 30-Mar-2007 | 8607718 | 17-Dec-2013 |
| LARGE DIAMETER MID-ZONE AIR SEPARATION CONE FOR EXPANDING IRZ | The Babcock & Wilcox Company | 11/444779 | 01 -Jun-2006 | 8113824 | 14-Feb-2012 |
| CIRCULATION SYSTEM FOR SLIDING PRESSURE STEAM GENERATOR | The Babcock & Wilcox Company | 11/448648 | 07-Jun-2006 | 7587996 | 15-Sep-2009 |
| LINK TYPE SEISMIC TIE FOR BOILERS | The Babcock & Wilcox Company | 11743722 | 03-May-2007 | 7721680 | 25-May-2010 |
| ASSEMBLY FOR ASH SEPARATION FROM FLUE GAS | The Babcock & Wilcox Company | 11/711509 | 27-Feb-2007 | 7615086 | 10-Nov-2009 |
| RADIANT SYNGAS COOLER | The Babcock & Wilcox Company | 11/588045 | 26-Oct-2006 | 7587995 | 15-Sep-2009 |
| APPARATUS FOR CLEANING A SMELT SPOUT | Diamond Power International, LLC | 11/439674 | 24-May-2006 | 7735435 | 15-Jun-2010 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| OF A COMBUSTION DEVICE (BLADERUNNER) | | | | | |
| PROCESS FOR CONTROLLING THE MOISTURE CONCENTRATION OF A COMBUSTION FLUE GAS | The Babcock & Wilcox Company | 11/733942 | 11-Apr-2007 | 7585476 | 08-Sep-2009 |
| INTEGRATED FLUIDIZED BED ASH COOLER | The Babcock & Wilcox Company | 11/406765 | 19-Apr-2006 | 7464669 | 16-Dec-2008 |
| END SUPPORT CONFIGURATION FOR STEAM TUBES OF A SUPERHEATER OR REHEATER | The Babcock & Wilcox Company | 11/740340 | 26-Apr-2007 | 7559294 | 14-July-2009 |
| SELF SUPPORTING REINFORCED HEADER PIPE | The Babcock & Wilcox Company | 11/686437 | 15-Mar-2007 | 7730908 | 08-Jun-2010 |
| MULTIPLE PASS ECONOMIZER AND METHOD FOR SCR TEMPERATURE CONTROL | The Babcock & Wilcox Company | 11/542413 | 03-Oct-2006 | 7637233 | 29-Dec-2009 |
| COMPACT RADIAL PLATEN ARRANGEMENT FOR RADIANT SYNGAS COOLER | The Babcock & Wilcox Company | 11/839285 | 15-Aug-2007 | 8684070 | 01-Apr-2014 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SEALING ARRANGEMENT WITH A SEGMENTED SEAL AND PRESSURE RELIEF | The Babcock & Wilcox Company | 11/839357 | 15-Aug-2007 | 8136544 | 20-Mar-2012 |
| CATALYST PARTICULATE DIVERTER | The Babcock & Wilcox Company | 11/851443 | 07-Sep-2007 | 7842251 | 30-Nov-2010 |
| EXTENDED WATER LEVEL RANGE STEAM/ WATER CONICAL CYCLONE SEPARATOR | The Babcock & Wilcox Company | 11/857898 | 19-Sep-2007 | 7842113 | 30-Nov-2010 |
| BOTTOM ASH INJECTION FOR ENHANCING SPRAY DRYER ABSORBER PERFORMANCE | The Babcock & Wilcox Company | 11/854781 | 13-Sep-2007 | 9192889 | 24-Nov-2015 |
| SPRAY DRYER ABSORBER AND RELATED PROCESSES | The Babcock & Wilcox Company | 11/854795 | 13-Sep-2007 | 10208951 | 19-Feb-2019 |
| SEGREGATED IN-SITU FORCED OXIDATION WET FLUE GAS DESULFURIZATION FOR OXYGEN-FIRED FOSSIL FUEL COMBUSTION | The Babcock & Wilcox Company | 12/577456 | 12-Oct-2009 | 8795416 | 05-Aug-2014 |
| METHOD AND APPARATUS FOR PREPARING PULVERIZED COAL USED TO PRODUCE SYNTHESIS GAS | The Babcock & Wilcox Company | 12/060459 | 01-Apr-2008 | 8001788 | 23-Aug-2011 |

Patent Title Owner/Current Assignee Application Number Application/Filing Date Patent Number Issue Date STEAM GENERATOR ARRANGEMENT The Babcock & Wilcox Company 12/101513 11-Apr-2008 8042497 25-Oct-2011 TRI-SECTOR REGENERATIVE OXIDANT PREHEATER FOR OXY- FIRED PULVERIZED COAL COMBUSTION The Babcock & Wilcox Company 12/169168 08-Jul-2008 8327809 11 -Dec- 2012 ECONOMIZER ARRANGEMENT FOR STEAM GENERATOR BABCOCK & WILCOX POWER GENERATION GROUP, INC. 11/750271 17-May-2007 8635976 28-Jan-2014 ECONOMIZER ARRANGEMENT FOR STEAM GENERATOR The Babcock & Wilcox Company 14/155398 15-Jan-2014 9212816 15-Dec- 2015 RETRACTABLE ARTICULATING ROBOTIC SOOTBLOWER Diamond Power International, LLC 12/393441 26-Feb-2009 8176883 15-May- 2012 METHOD OF FORMING, INSERTING AND PERMANENTLY BONDING RIBS IN BOILER TUBES The Babcock & Wilcox Company 12/134295 06-Jun-2008 8350176 08-Jan-2013 BLACK PLANT STEAM FURNACE INJECTION The Babcock & Wilcox Company 12/175102 17-Jul-2008 8047162 01 -Nov- 2011

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| TUBE STUB REMOVAL APPARATUS | The Babcock & Wilcox Company | 12/354468 | 15-Jan-2009 | 8240049 | 14-Aug-2012 |
| OXY-COMBUSTION COAL FIRED BOILER AND METHOD OF TRANSITIONING BETWEEN AIR AND OXYGEN FIRING | The Babcock & Wilcox Company | 12/422685 | 13-Apr-2009 | 8453585 | 04-Jun-2013 |
| WET SCRUBBER TRAY | The Babcock & Wilcox Company | 12/484187 | 13-Jun-2009 | 8413967 | 09-Apr-2013 |
| WET SCRUBBER TRAY | The Babcock & Wilcox Company | 13/797003 | 12-Mar-2013 | 8777190 | 15-Jul-2014 |
| ACCESS DOOR WITH INSIDE LATCH RELEASE | The Babcock & Wilcox Company | 12/357743 | 22-Jan-2009 | 8136851 | 20-Mar-2012 |
| SHOP-ASSEMBLED SOLAR RECEIVER HEAT EXCHANGER | The Babcock & Wilcox Company | 12/605241 | 23-Oct-2009 | 9194609 | 24-Nov-2015 |
| BLADED BULLET COAL DIFFUSER WITH COAL LINE BALANCING DEVICE | The Babcock & Wilcox Company | 12/614480 | 09-Nov-2009 | 8991323 | 31-Mar-2015 |
| PRIMARY OXIDANT FEED TO OXY-FIRED CIRCULATING FLUIDIZED BED (CFB) | The Babcock & Wilcox Company | 12/571187 | 30-Sep-2009 | 8561557 | 22-Oct-2013 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SYSTEM AND METHOD FOR PROTECTION OF SCR CATALYST AND CONTROL OF MULTIPLE EMISSIONS | The Babcock & Wilcox Company | 12/691527 | 21-Jan-2010 | 8716169 | 06-May-2014 |
| SYSTEM AND METHOD FOR PROTECTION OF SCR CATALYST AND CONTROL OF MULTIPLE EMISSIONS | The Babcock & Wilcox Company | 14/246380 | 07-Apr-2014 | 9874350 | 23-Jan-2018 |
| INTEGRATED SPLIT STREAM WATER COIL AIRHEATER & ECONOMIZER (IWE) | The Babcock & Wilcox Company | 12/581637 | 16-Oct-2009 | 8286595 | 16-Oct-2012 |
| SOOTBLOWER WITH PROGRESSIVE CLEANING ARC | Diamond Power International, Inc. | 12/642210 | 18-Dec-2009 | 7865996 | 11-Jan-2011 |
| CHEMICAL SOLVENTS FOR THE REMOVAL OF CARBON DIOXIDE FROM FLUE GASES | The Babcock & Wilcox Company | 13/069204 | 22-Mar-2011 | 8795618 | 05-Aug-2014 |
| HYBRID WATER TREATMENT FOR HIGH TEMPERATURE STEAM GENERATORS | The Babcock & Wilcox Company | 12/725777 | 17-Mar-2010 | 8277726 | 02-Oct-2012 |
| METHOD AND SYSTEM FOR IMPROVED RAPPER CONTROL | The Babcock & Wilcox Company | 09/900082 | 06-Jul-2001 | 6540812 | 01-Apr-2003 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| AN APPARATUS AND METHOD FOR FILTERING VOLTAGE FOR AN ELECTROSTATIC PRECIPATOR | The Babcock & Wilcox Company | 10/063099 | 19-Mar-2002 | 6611440 | 26-Aug-2003 |
| AN ELECTROSTATIC PRECIPITATOR HAVING A SPARK CURRENT LIMITING RESISTORS AND METHOD FOR LIMITING SPARKING | The Babcock & Wilcox Company | 11/679513 | 27-Feb-2007 | 7704302 | 27-Apr-2010 |
| AN ELECTROSTATIC PRECIPITATOR HAVING A SPARK CURRENT LIMITING RESISTORS AND METHOD FOR LIMITING SPARKING | The Babcock & Wilcox Company | 12/760820 | 15-Apr-2010 | 8007566 | 30-Aug-2011 |
| SYSTEMS AND METHODS FOR MONITORING A RAPPING PROCESS | The Babcock & Wilcox Company | 12/203713 | 03-Sep-2008 | 8404020 | 26-Mar-2013 |
| COLLECTING PLATE CLEANING USING A RESONANT FREQUENCY WAVE APPLICATION | The Babcock & Wilcox Company | 12/640253 | 17-Dec-2009 | 8328907 | 11-Dec-2012 |
| SYSTEM AND METHOD FOR PROTECTION OF SCR CATALYST AND CONTROL OF MULTIPLE EMISSIONS | The Babcock & Wilcox Company | 12/909753 | 21-Oct-2010 | 8303919 | 06-Nov-2012 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| CATALYSTS POSSESSING AN IMPROVED RESISTANCE TO POISONING | The Babcock & Wilcox Company | 13/190105 | 25-Jul-2011 | 9242211 | 26-Jan-2016 |
| FURNACE COOLING BY STEAM AND AIR INJECTION | The Babcock & Wilcox Company | 15/057345 | 01-Mar-2016 | 9989244 | 05-Jun-2018 |
| ADVANCED ULTRA SUPERCRITICAL STEAM GENERATOR | The Babcock & Wilcox Company | 14/044900 | 03-Oct-2013 | 9874346 | 23-Jan-2018 |
| SYSTEM AND METHOD FOR INCREASING THE SERVICE LIFE AND/OR CATALYTIC ACTIVITY OF AN SCR CATALYST AND CONTROL OF MULTIPLE EMISSIONS | The Babcock & Wilcox Company | 13/117332 | 27-May-2011 | 8691719 | 08-Apr-2014 |
| DRY SORBENT INJECTION DURING NON-STEADY STATE CONDITIONS IN DRY SCRUBBER | The Babcock & Wilcox Company | 13/548150 | 12-Jul-2012 | 8821823 | 02-Sep-2014 |
| CHEMICAL LOOPING PROCESSES FOR PARTIAL OXIDATION OF CARBONACEOUS FUELS | The Babcock & Wilcox Company | 13/835676 | 15-Mar-2013 | 9481837 | 01-Nov-2016 |
| REMOTE SUBMERGED CHAIN CONVEYOR | Diamond Power International, LLC | 14/776800 | 15-Sep-2015 | 9345992 | 24-May-2016 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| FLUIDIZING NOZZLE OR BUBBLE CAP ASSEMBLY FOR AIR DISTRIBUTION GRID | The Babcock & Wilcox Company | 14/272113 | 07-May-2014 | 9327250 | 03-May-2016 |
| SYSTEM AND METHOD FOR INCREASING THE SERVICE LIFE AND/OR CATALYTIC ACTIVITY OF AN SCR CATALYST AND CONTROL OF MULTIPLE EMISSIONS | The Babcock & Wilcox Company | 13/769686 | 18-Feb-2013 | 10213738 | 26-Feb-2019 |
| BURNER WITH FLAME STABILIZING/CENTER AIR JET DEVICE FOR LOW QUALITY FUEL | The Babcock & Wilcox Company | 13/926488 | 25-Jun-2013 | 9377191 | 28-Jun-2016 |
| SYSTEM AND METHOD FOR REDUCING LIQUID DISCHARGE FROM ONE OR MORE DEVICES | The Babcock & Wilcox Company GEA Process Engineering A/S | 15/313222 | 22-Nov-2016 | 10589226 | 17-Mar-2020 |
| WATER JACKET FOR SOLID PARTICLE SOLAR RECEIVER | The Babcock & Wilcox Company | 14/712160 | 14-May-2015 | 9920955 | 20-Mar-2018 |
| PIPE ASSEMBLY | Diamond Power International, LLC | 11/912720 | 28-Mar-2008 | 8671890 | 18-Mar-2014 |
| POWER GENERATION PLANT INTEGRATING CONCENTRATED SOLAR POWER RECEIVER AND | The Babcock & Wilcox Company | 14/333940 | 17-Jul-2014 | 9458838 | 04-Oct-2016 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| PRESSURIZED HEAT EXCHANGER | | | | | |
| SOLIDS-BASED CONCENTRATED SOLAR POWER RECEIVER | The Babcock & Wilcox Company | 14/507103 | 06-Oct-2014 | 9939178 | 10-Apr-2018 |
| SIMPLIFIED SUBMERGED CHAIN CONVEYOR FOR BOTTOM ASH CONVERSIONS | The Babcock & Wilcox Company | 15/490240 | 18-Apr-2017 | 10124968 | 13-Nov-2018 |
| METAL CAPTURE IN A FLUE GAS USING SORBENT INJECTION | The Babcock & Wilcox Company | 15/653696 | 19-Jul-2017 | 10478775 | 19-Nov-2019 |
| AIR COOLED CONDENSER (ACC) WIND MITIGATION SYSTEM | The Babcock & Wilcox Company | 16/116272 | 29-Aug-2018 | 11067338 | 2021 Jul 20 |
| SPRAY DRYER ABSORBER AND RELATED PROCESSES | The Babcock & Wilcox Company | 11/854795 | 09/13/2007 | 10208951 | 19-Feb-2019 |
| SYSTEM AND METHOD FOR REDUCING HALOGEN LEVELS NECESSARY FOR MERCURY CONTROL, INCREASING THE SERVICE LIFE AND/OR CATALYTIC ACTIVITY OF AN SCR CATALYST AND/OR CONTROL OF MULTIPLE EMISSIONS | The Babcock & Wilcox Company | 13/962761 | 08-Aug-2013 | 10471384 | 12-Nov-2019 |

Patent Title Owner/Current Assignee Application Number Application/Filing Date Patent Number Issue Date SMALL SUPERCRITICAL ONCE-THRU STEAM GENERATOR The Babcock & Wilcox Company 13/826071 2013-03-14 10215399 26-Feb-2019 MULTI-CIRCULATION HEAT RECOVERY STEAM GENERATOR FOR ENHANCED OIL RECOVERY/STEAM ASSISTED GRAVITY DRAINAGE Babcock & Wilcox Canada Corp. 15/347209 2016-11-09 11022299 1-Jun-2021 SYNGAS PRODUCTION VIA CYCLIC REDUCTION AND OXIDATION OF METAL OXIDES The Babcock & Wilcox Company 15/868466 2018-01-11 US20180134553A1 2018-05-17 SYSTEM AND METHOD FOR APPLYING PARTIAL DISCHARGE ANALYSIS FOR ELECTROSTATIC PRECIPITATOR The Babcock & Wilcox Company 11/321832 2005-12-29 7452403 2008-11-18 METHOD OF MANUFACTURING A TUBULAR SUPPORT STRUCTURE The Babcock & Wilcox Company 11/749967 2007-05-17 8056229 2011-11-15 ELECTRIC HYDRAULIC CATALYST LOADING AND UNLOADING DEVICE AND METHODS THEREFOR The Babcock & Wilcox Company 14/506923 2014-10-06 9896308 2018-02-20 CONDENSATE REMOVAL SOOTBLOWER NOZZLE Diamond Power International, LLC 14/820150 2015-08-06 10018431 2018-07-10 REMOTE SUBMERGED CHAIN CONVEYOR Diamond Power International, LLC 14/826806 2015-08-14 9802140 2017-10-31

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SHAFT-TO-ROLLER ATTACHMENT FOR CLINKER GRINDER ROLLER | Diamond Power International, Inc. | 13/275826 | 2011-10-18 | 9375718 | 2016-06-28 |
| PNEUMATIC TRANSPORT WITH MULTI VESSEL DISCHARGE | Diamond Power International, Inc. | 13/741798 | 2013-01-15 | 8915679 | 2014-12-23 |
| ASSEMBLY AND METHOD FOR REMOVING A DEVICE FROM A BOILER | Diamond Power International, LLC | 11/153671 | 2005-06-15 | 7637002 | 2009-12-29 |
| NATURAL CIRCULATION MULTI-CIRCULATION PACKAGE BOILER FOR STEAM ASSISTED GRAVITY DRAINAGE (SAGD) PROCESS | The Babcock & Wilcox Company | 16/779750 | 03-Feb-2020 | US20200256556 | PUB DATE: 13-Aug-2020 |
| SELECTIVE NON-CATALYTIC REDUCTION (SNCR) OF NOx IN FLUIDIZED BED COMBUSTION REACTORS | The Babcock & Wilcox Company | 16/410315 | 13-May-2019 | 10653996 | 19-May-2020 |
| PERTURBING AIR COOLED CONDENSER FIN | The Babcock & Wilcox Company | 16/850673 | 16-Apr-2020 | US PUB 20200333077 | PUB DATE: 22-Oct-2020 |
| NATURAL CIRCULATION MULTI-CIRCULATION PACKAGE BOILER WITH SUPERHEAT FOR STEAM ASSISTED GRAVITY DRAINAGE (SAGD) PROCESS INCLUDING SUPERHEATER | The Babcock & Wilcox Company | 16/445721 | 19-Jun-2019 | 11415314 | 2022-Aug-16 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SIMPLIFIED CHAIN CONVEYOR FOR BOTTOM ASH CONVERSIONS | The Babcock & Wilcox Company | PCT US20/040441 | 01-Jul-2020 | US2021003231 | 07-Jan-2021 |
| SMELT SPOUT CLEANING ASSEMBLY | Diamond Power International, LLC | 17/332894 | 27-May-2021 | 11592175 | 28-Feb-2023 |
| SYNGAS PRODUCTION VIA CYCLIC REDUCTION AND OXIDATION METAL OXIDES | The Babcock & Wilcox Company | 14/799559 | 14-Jul-2015 | 9902615 | 27-Feb-2018 |
| MULTI-CIRCULATION HEAT RECOVERY STEAM GENERATOR FOR ENHANCED OIL RECOVERY/STEAM ASSISTED GRAVITY DRAINAGE | Babcock & Wilcox Canada Corp. | 17/317228 | 11-May-2021 | 11674685 | 6/13/23 |
| APPARATUS FOR ENCLOSING A CHEMICAL LOOPING PROCESS | The Babcock & Wilcox Company | 17/587736 | 28-Jan-2021 | 11752480 | 12-Sep-2023 |
| SMELT SHATTERING METHOD AND APPARATUS | The Babcock & Wilcox Company | 17/470618 | 09-Sep-2021 | USPUB 20220074142 | PUB DATE 10-Mar-2022 |
| INDUCTION HEAT AND PULL TUBE STUB REMOVAL TECHNIQUE | Babcock & Wilcox Canada Corp. | 11/762104 | 13-Jun-2007 | 7565727 | 28-Jul-2009 |
| NATURAL CIRCULATION INDUSTRIAL BOILER FORSTEAM ASSISTED GRAVITY DRAINAGE (SAGD) PROCESS | Babcock & Wilcox Canada Corp. | 11/742870 | 01-May-2007 | 7533632 | 19-May-2009 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| RAPID STARTUP HEAT RECOVERY STEAM GENERATOR | The Babcock & Wilcox Company | IN 298/KOLNP/2015 | 03-Feb-2015 | 467623 | 09-Nov-2023 |
| SYSTEMS AND METHODS FOR CONTROLLING BED AGGLOMERATION IN FLUIDZED-BED BOILERS | The Babcock & Wilcox Company | TW 108115396 | 03-May-2019 | TWPUB202006293 | 01-Feb-2020 |
| CO-EXTRUDED GENERATING BANK SWAGED TUBING | Babcock & Wilcox Canada Corp. | 11/095915 | 31-Mar-2005 | 7653999 | 02-Feb-2010 |
| SORBENT UTILIZATION IMPROVEMENT BY SELECTIVE ASH RECIRCULATION FROM A PARTICULATE COLLECTOR | The Babcock & Wilcox Company | KR10-2020-7027386 | 23-Sep-2020 | KRPUB10-2021-0018188 | 17-Feb-2021 |
| HORIZONTAL SPIRAL TUBE BOILER CONVECTION PASS ENCLOSURE DESIGN | The Babcock & Wilcox Company | 10/320342 | 16-Dec-2002 | 6718915 | 13-Apr-2004 |
| BURNER WITH CENTER AIR JET | The Babcock & Wilcox Company | 11/171027 | 30-Jun-2005 | 7430970 | 07-Oct-2008 |
| CONTOURED FLAT STUD AND STUD ARRANGEMENT FOR CYCLONE SLAG TAPS | The Babcock & Wilcox Company | 12/175524 | 18-Jul-2008 | 8522729 | 03-Sep-2013 |
| SYSTEM AND METHOD FOR SOFTENING WATER FOR USE IN A SCRUBBER | The Babcock & Wilcox Company | 12/689313 | 19-Jan-2010 | 9221009 | 2015-12-29 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| OXY-FUEL COMBUSTION OXIDANT HEATER INTERNAL ARRANGEMENT | The Babcock & Wilcox Company | 12/712268 | 25-Feb-2010 | 8807991 | 19-Aug-2014 |
| REDOX METHOD FOR CAPTURE OF TOTAL GASEOUS MERCURY BY WET FGD | THE BABCOCK & WILCOX COMPANY | 12/837131 | 15-Jul-2010 | 8092766 | 10-Jan-2012 |
| INTEGRATED FLUE GAS DEHUMIDIFICATION AND WET COOLING TOWER SYSTEM | THE BABCOCK & WILCOX COMPANY | 12/830850 | 06-Jul-2010 | 7993615 | 09-Aug-2011 |
| HIGH EFFICIENCY SOLAR RECEIVER | The Babcock & Wilcox Company | 13/678320 | 15-Nov-2012 | 9127857 | 2015-09-08 |
| FREEZE PROTECTION SYSTEM FOR SOLAR RECEIVER | The Babcock & Wilcox Company | 13/677499 | 15-Nov-2012 | 9273884 | 2016-03-01 |
| DRY SORBENT INJECTION DURING STEADY-STATE CONDITIONS IN DRY SCRUBBER | The Babcock & Wilcox Company | 13/548147 | 12-Jul-2012 | 8828340 | 09-Sep-2014 |
| SHOP ASSEMBLED VERTICAL SERPENTINE FLOW MOLTEN SALT SOLAR RECEIVER | The Babcock & Wilcox Company | 13/560347 | 27-Jul-2012 | 9366458 | 2016-06-14 |
| SPLIT PASS ECONOMIZER BANK WITH INTEGRATED WATER COIL AIR HEATING AND FEEDWATER BIASING | The Babcock & Wilcox Company | 13/754030 | 30-Jan-2013 | 10197267 | 2019-02-05 |
| METHOD FOR CONTROLLING ACIDIC COMPOUNDS PRODUCED | The Babcock & Wilcox Company | 13/929971 | 28-Jun-2013 | 8802043 | 12-Aug-2014 |

Patent Title Owner/Current Assignee Application Number Application/Filing Date Patent Number Issue Date FOR OXY-COMBUSTION PROCESSES SYSTEM AND METHOD FOR CONTROLLING ONE OR MORE PROCESS PARAMETERS ASSOCIATED WITH A COMBUSTION PROCESS The Babcock & Wilcox Company 13/837221 15-Mar-2013 10018356 2018-07-10 CIRCULATING DRY SCRUBBER The Babcock & Wilcox Company 13/895642 16-May-2013 8715600 06-May- 2014 SYSTEM FOR PRODUCING HIGH PRESSURE STEAM FROM LOW QUALITY WATER The Babcock & Wilcox Company 14/298381 06-Jun-2014 9933154 2018-04-03 INTEGRATED SORBENT INJECTION AND FLUE GAS DESULFURIZATION SYSTEM THE BABCOCK & WILCOX COMPANY 14/336645 21-Jul-2014 9192890 2015-11-24 SOLIDS TRANSPORT IN FLUE GAS DESULFURIZATIONSYSTEM THE BABCOCK & WILCOX COMPANY 14/219586 19-Mar-2014 9097158 2015-08-04 Method and apparatus for removing mercury from a flue gas stream The Babcock & Wilcox Company 15040345 2016-02-10 10471386 2019-11-12 High temperature sub-critical boiler with steam cooled upper furnace The Babcock & Wilcox Company 15091236 2016-04-05 10429062 2019-10-01 Material handling system for fluids The Babcock & Wilcox Company 15601099 2017-05-22 10429061 2019-10-01 Methods of generating energy from cellulosic biofuel waste The Babcock & Wilcox Company 15601230 2017-05-22 10415825 2019-09-17

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| Transition casting for boiler with steam cooled upper furnace | The Babcock & Wilcox Company | 15099192 | 2016-04-14 | 10253972 | 2019-04-09 |
| Transition casting for boiler with steam cooled upper furnace | The Babcock & Wilcox Company | 15091173 | 2016-04-05 | 10234169 | 2019-03-19 |
| System and method for softening water for use in a scrubber | The Babcock & Wilcox Company | 14926431 | 2015-10-29 | 10144661 | 2018-12-04 |
| Modular molten salt solar towers with thermal storage for process or power generation or cogeneration | The Babcock & Wilcox Company | 14875122 | 2015-10-05 | 10113536 | 2018-10-30 |
| Fabric filter louver assembly | The Babcock & Wilcox Company | 15053209 | 2016-02-25 | 9901856 | 2018-02-27 |
| System and method for reducing liquid discharge from one or more devices | The Babcock & Wilcox Company | 15575479 | 2017-11-20 | 10987626 | 2021-04-27 |
| High temperature sub-critical boiler with common steam cooled wall between furnace and convection pass | The Babcock & Wilcox Company | 15091221 | 2016-04-05 | 10415819 | 2019-09-17 |
| Apparatus for enclosing a chemical looping process | The Babcock & Wilcox Company | 17/587736 | 2022-01-28 | USPUB 2022-0241745 | 20222-08-04 |
| Green steam industrial steam generator process and system | | 63/358076 | 2022-07-01 | | |
| Fan brake control system | Babcock & Wilcox SPIG, Inc. | 16/553540 | 28-08-28 | 11303232 | 2022-04-12 |
| Steam condensation system with integrated condensate manifold | Babcock & Wilcox SPIG, Inc. | EP 20861515.3 | 01-Mar-2022 | EPPUB 4025858 | 2022-07-13 |
| Pannello reticolare per torre di raffreddamento | SPIG SpA | IT202200000983 | 21-Jan-2022 | | |
| Pannello reticolare per torre di raffreddamento / step | SPIG SpA | IT202200001007 | 21-Jan-2022 | | |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| SYNGAS PRODUCTION VIA CYCLIC REDUCTION AND OXIDATION OF METAL OXIDES | The Babcock & Wilcox Company | 2992291 | 11-Jan-2018 | CA 2992291 | 27-Jun-2023 |
| MOVABLE GRATE FOR A FURNACE | Babcock & Wilcox Volund A/S | IN 201847046338 | 07-Jul-2016 | IN 428941 | 07-Jul_2016 |
| GREEN STEAM INDUSTRIAL STEAM GENERATOR PROCESS AND SYSTEM | The Babcock & Wilcox Company | 18/214663 | 27-Jun-2023 | | |
| SOLID STATE ILLUMINATOR FOR BI-COLORED PORTED WATER LEVEL GAUGES | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS Inc.) | 11/056103 | 03-Nov-2003 | 7213457 | 5/8/2007 |
| FLAME DETECTION DEVICE AND METHOD AND DETECTING FLAME | Fossil Power Systems Inc. (nka Babcock & Wilcox FPS Inc.) | 11/797966 | 09-May-2007 | 7710280 | 04-May-2010 |
| PLATE-FORMED GRATE ELEMENT FOR A MOVABLE GRATE OF A FURNACE | Babcock & Wilcox Volund A/S | 18/270739 | 03-Jul-2023 | | |
| PLATE-FORMED GRATE ELEMENT FOR A MOVABLE GRATE OF A FURNACE | Babcock & Wilcox Volund A/S | 22183611.7 | 07-Jul-2022 | | |
| PLATE-FORMED GRATE ELEMENT FOR MOVABLE GRATE OF A FURNACE | Babcock & Wilcox Volund A/S | PCT/EP2023/068868 | 07-Jul-2023 | | |
| APPARATUS FOR ENCLOSING A CHEMICAL LOOPING PROCESS | The Babcock & Wilcox Company | CA3206723 | 27-Jul-2023 | | |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| APPARATUS FOR ENCLOSING A CHEMICAL LOOPING PROCESS | The Babcock & Wilcox Company | CN202280013367.X | 03-Aug-2023 | | |
| APPARATUS FOR ENCLOSING A CHEMICAL LOOPING PROCESS | The Babcock & Wilcox Company | EP22750217.6 | 25-Jul-2023 | | |
| APPARATUS FOR ENCLOSING A CHEMICAL LOOPING PROCESS | The Babcock & Wilcox Company | KR10-2023-7029662 | 31-Aug-2023 | | |
| PLATE-FORMED GRATE ELEMENT FOR MOVABLE GRATE OF A FURNACE | Babcock & Wilcox Volund A/S | TW112125486 | 07-Jul-2023 | | |
| ADVANCED ULTRA SUPERCRITICAL STEAM GENERATOR | The Babcock & Wilcox Company | IN3972/CHE/2014 | 13-Aug-2014 | 462660 | 27-Aug-2023 |
| RAPID STARTUP HEAT RECOVERY STEAM GENERATOR | The Babcock & Wilcox Company GEA Process Engineering A/S | IN201637041379 | 03-Dec-2016 | 438747 | 13-Jul-2023 |
| POWER GENERATION PLANT INTEGRATING CONCENTRATED SOLAR POWER RECEIVER AND PRESSURIZED HEAT EXCHANGER | The Babcock & Wilcox Company | IN754/KOL/2015 | 13-Jul-2015 | 450241 | 08-Sep-2023 |
| SYNGAS PRODUCTION VIA CYCLIC REDUCTION AND OXIDATION METAL OXIDES | The Babcock & Wilcox Company | AU2022203684 | 13-Jul-2016 | 2022203684 | 12-Oct-2023 |
| SYSTEMS AND METHODS FOR CONTROLLING BED | The Babcock & Wilcox Company | TW108115396 | 03-May-2019 | I822774 | 21-Nov-2023 |

| Patent Title | Owner/Current Assignee | Application Number | Application/Filing Date | Patent Number | Issue Date |
|---|---|---|---|---|---|
| AGGLOMERATION IN FLUIDIZED-BED BOILERS | | | | | |
| MULTI-CIRCULATION HEAT RECOVERY STEAM GENERATOR FOR ENHANCED OIL RECOVERY/STEAM ASSISTED GRAVITY DRAINAGE | Babcock & Wilcox Canada Corp. | 62/253,104<br>15/347,209 | 09-Nov-2016 | 3004761 | N/A |
| NATURAL CIRCULATION INDUSTRIAL BOILER FOR STEAM ASSISTED GRAVITY DRAINAGE (SAGO) PROCESS | Babcock & Wilcox Canada Corp. | 60/801,474<br>11/742,870 | 08-May-2007 | 2588252 | 24-Mar-2015 |
| INDUCTION HEAT AND PULL TUBE STUB REMOVAL TECHNIQUE | Babcock & Wilcox Canada Corp. | 60/814,415<br>11/762/104 | 18-Jun-2007 | 2591904 | 05-Aug-2014 |
| FLAME DETECTION DEVICE AND METHOD OF DETECTING FLAME | Fossil Power Systems Inc. (now known as Babcock & Wilcox FPS Inc.) | 60/799,666 | 09-May-2007 | 2588254 | 15-Jul-2014 |
| SOLID STATE ILLUMINATOR FOR BI-COLOUR PORTED WATER LEVEL GAUGES | Fossil Power Systems Inc. (now known as Babcock & Wilcox FPS Inc.) | 2,410,978 | 03-Nov-2003 | 2465601 | 02-May-2006 |

Schedule 5.21(b)(ii) Internet Domain Names Domain Name Registrar Owner 1. babcock.com Network Solutions The Babcock & Wilcox Company 5335 Gate Pkwy 1200 E. Market Street, Suite 650 Jacksonville, FL 32256 Akron, Ohio 44305 www.networksolutions.com

Schedule 5.21(c) Documents, Instruments, and Tangible Chattel Paper None.

Schedule 5.21(d)(i)
Deposit Accounts and Securities Accounts

| Name of Company | Account Number | Type of Account | Name & Address of Financial Institution |
|---|---|---|---|
| Babcock & Wilcox SPIG, Inc. | 1670014859 | Operating | Banco de Reservas |
| Babcock & Wilcox SPIG, Inc. | 1670010115 | Operating | Banco de Reservas |
| Babcock & Wilcox International, Inc. | 41176447 | Operating | JP Morgan Chase |
| Babcock & Wilcox International, Inc. | 655831308 | Operating | JP Morgan Chase |
| Babcock & Wilcox International, Inc. - Korea Branch | 0076955746 | Operating | JP Morgan Chase |
| Babcock & Wilcox International, Inc. - Korea Branch | 140-010-637213 | Operating | Shinhan Bank |
| Babcock & Wilcox International, Inc. - Colombia Branch | 401605738 | Operating | BBVA Colombia |
| Diamond Power International, Inc. | 1019787098 | Receivables | PNC Bank |
| The Babcock & Wilcox Company | 1019784989 | Receivables | PNC Bank |
| The Babcock & Wilcox Company | 304656151 | Operating | JP Morgan Chase |
| Babcock & Wilcox International, Inc., Vietnam Branch | 115002652019 | Operating | VietinBank |
| Babcock & Wilcox International, Inc., Vietnam Branch | 119002652027 | Operating | VietinBank |

Name of Company Account Number Type of Account Name & Address of Financial Institution Babcock & Wilcox International Sales and Service Corporation 622753322 Operations JPMorgan Babcock & Wilcox Canada Corp. 102027407441 Operating Toronto Dominion Babcock & Wilcox Canada Corp. 102025454666 Payroll Toronto Dominion Babcock & Wilcox Canada Corp. 102025454658 Operating Toronto Dominion Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) 169862 Primary State Bank Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) 188532 Payroll State Bank Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) 169862 Checking State Bank Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) 3000748073 Money Market JP Morgan Chase Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) 646465153 Primary JP Morgan Chase Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) 20049072 Group Insurance JP Morgan Chase Babcock & Wilcox FPS Inc. 33993 0053511 Operating The Bank of Nova Scotia Babcock & Wilcox FPS Inc. 33993 0399418 Savings The Bank of Nova Scotia

Name of Company Account Number Type of Account Name & Address of Financial Institution Babcock & Wilcox FPS Inc. 33993 0094811 Payroll The Bank of Nova Scotia Babcock & Wilcox FPS Inc. 33993 0206911 Operating The Bank of Nova Scotia Babcock & Wilcox FPS Inc. 33993 0208019 Savings The Bank of Nova Scotia Babcock & Wilcox FPS Inc. 33993 000262201 Operating Line The Bank of Nova Scotia Babcock & Wilcox Enterprises 890000125991 LC Collateral Account Axos Bank The Babcock & Wilcox Company 890000126007 Lockbox Axos Bank The Babcock & Wilcox Company 890000126015 Concentration/Operating Account Axos Bank The Babcock & Wilcox Company 890000126023 APs Axos Bank The Babcock & Wilcox Company 890000126031 Payroll Axos Bank Babcock & Wilcox Holding Company 890000126049 Standalone Axos Bank

Schedule 5.21(d)(ii)
Electronic Chattel Paper and Letter-of-Credit Rights

| **Beneficiary** | **Issuer of Instrument** | **Principal Amount of Instrument** | **Chattel Paper / Letter of Credit** |
|---|---|---|---|
| BABCOCK AND WILCOX POWER | FIRST BANK | $7,645.50 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | WOORI BANK | $431,310.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | BANK OF CHINA | $14,613.90 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | CITIZENS BANK | $20,264.70 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | BANK OF CHINA | $24,050.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | INDUSTRIAL AND COMMERCIAL BANK OF | $167,509.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | KOOKMIN BANK | $488,190.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | HDFC BANK LIMITED | $50,745.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | BANKKOK BANKPUBLIC COMPANY | $37,475.72 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | BANK OF CHINA | $175,865.70 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | HSBC BANK VIETNAM LTD | $44,422.40 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | KOREA DEVELOPMENT BANK | $114,200.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | MIZUHO CORPORATE BANK, LTD. | $8,022,988.00 | Letter of Credit Right |
| THE BABCOCK AND WILCOX COMPANY | MIZUHO CORPORATE BANK, LTD. | $2,607,306.00 | Letter of Credit Right |

Beneficiary Issuer of Instrument Principal Amount of Instrument Chattel Paper / Letter of Credit THE BABCOCK AND WILCOX COMPANY KOREA DEVELOPMENT BANK $2,485,000.00 Letter of Credit Right

Schedule 5.21(e) Commercial Tort Claims None.

Schedule 5.21(f)
Pledged Equity Interests

Stock:

| Issuer | Owner | Type of Organization | Nature of Equity Interest (Voting, Non-Voting, Preferred, Etc.) | Certificate # | # of Shares Owned | % of Interest Pledged |
|---|---|---|---|---|---|---|
| Americon Equipment Services, Inc. | Americon, LLC | Corporation | Ordinary | 1 | 1,000 | 100% |
| Babcock & Wilcox Holdings, LLC | Babcock & Wilcox Enterprises, Inc. | Corporation | Membership Interest | 1 & 2 | 1,001 | 100% |
| Babcock & Wilcox India Holdings, Inc. | Babcock & Wilcox Equity Investments, LLC | Corporation | Ordinary | 1 | 1,000 | 100% |
| Babcock & Wilcox India Private Limited | The Babcock & Wilcox Company<br><br>Babcock & Wilcox International, Inc. | Corporation | Ordinary | 05<br><br>03 & 04 | 675,000<br><br>20 | 99.997%<br><br>.003% |
| Babcock & Wilcox International Sales and Service Corporation | The Babcock & Wilcox Company | Corporation | Ordinary | 5 | 1,000 | 100% |
| Babcock & Wilcox International, Inc. | The Babcock & Wilcox Company | Corporation | Ordinary | 3 | 1,000 | 100% |
| The Babcock & Wilcox Company | Babcock & Wilcox Holdings, LLC | Corporation | Ordinary | 12 | 100,101 | 100% |
| Diamond Operating Co., Inc. | Diamond Power International, LLC | Corporation | Ordinary | 1 | 1,000 | 100% |
| Diamond Power Australia Holdings, Inc. | Diamond Power Equity Investments, Inc. | Corporation | Ordinary | 1 | 1,000 | 100% |
| Diamond Power China Holdings, Inc. | Diamond Power Equity Investments, Inc. | Corporation | Ordinary | 1 | 1,000 | 100% |

| | | | | | | |
|---|---|---|---|---|---|---|
| Diamond Power Equity Investments, Inc. | Diamond Power International, LLC | Corporation | Ordinary | 1 | 1,000 | 100% |
| Diamond Power Services S.E.A. Ltd. | Diamond Power International,LLC | Corporation | Voting | 21 & 22 | 623 Ordinary shares | 79.72% |
| Diamond Power Specialty (Proprietary) Limited | Diamond Power International, LLC | Corporation | Ordinary | 2 | 1,000 | 100% |
| Diamond Power SpecialtyLimited | Diamond Power International,LLC | Corporation | Ordinary | 14 & 21 | 500,000 | 100% |
| P. T. Babcock & Wilcox Asia | Babcock & Wilcox Equity Investments, LLC<br><br>Babcock & Wilcox International Sales and Service Corporation | Corporation | Ordinary | 0001 – 0297<br><br>0298 – 0300 | 792<br><br>8 | 99%<br><br>1% |
| Power Systems Operations, Inc. | The Babcock & Wilcox Company | Corporation | Ordinary | 2 | 1,000 | 100% |
| Babcock & Wilcox SPIG, Inc. | The Babcock & Wilcox Company | Corporation | Ordinary | 2 | 1,000 | 100% |
| Babcock & Wilcox Canada Corp. | Babcock & Wilcox PGG Luxembourg Canada Holdings | Corporation | Ordinary | 2 | 10 | 100% |
| Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company Inc.) | Babcock & Wilcox New Energy Holdings, LLC | Corporation | Ordinary | 8 & 7 | 19.8 & 13.2 | 100% |
| Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) | Babcock & Wilcox New Energy Holdings, LLC | Corporation | Ordinary | 1 | 100 | 100% |

Footnotes

The 623 Ordinary shares owned by Diamond Power International constitute a majority of the Ordinary shares, but only account for a 48.67% effective ownership. Phothi-Ratana Engineering Co., Ltd. Owns all 496 preference shares, which constitute a 50.94% effective ownership.

LLC/LP Interests:

| Issuer | Owner | Type of Organization | Nature of Equity Interest (Voting, Non-Voting, Preferred, Etc.) | Certificate # | # of Shares Owned | % of Interest Pledged |
|---|---|---|---|---|---|---|
| Americon, LLC | The Babcock & Wilcox Company | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| Babcock & Wilcox Construction Co., LLC | Americon, LLC | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| Babcock & Wilcox Equity Investments, LLC | The Babcock& Wilcox Company | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| B&W PGG Luxembourg Holdings | Diamond Power International,LLC | Private Limited Liability Company | Ordinary | uncertificated | 5,376,600 | 65% |
| Diamond Power International, LLC | The Babcock& Wilcox Company | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| Diamond Power do Brasil Limitada | Diamond Power International,LLC<br><br>Babcock & Wilcox International Sales and Service Corporation | Limited Liability Company (Brazil) | Ordinary | uncertificated | 297,000<br><br>3,000 | 99%<br><br>1% |
| Ebensburg Energy, LLC | Babcock & Wilcox Equity Investments,LLC | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| SOFCo-EFS Holdings, LLC | Babcock & Wilcox Technology, LLC | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| Babcock & Wilcox Ebensburg Power, LLC | Babcock & Wilcox Equity Investments, LLC | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| Babcock & Wilcox Technology, LLC | The Babcock & Wilcox Company | Limited Liability Company | Membership Interest | uncertificated | N/A | 100% |
| Babcock & Wilcox New Energy Holdings, LLC | Babcock & Wilcox Holdings, LLC | Limited Liability Company | Membership Interest | Uncertificated | N/A | 100% |
| Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) | Babcock & Wilcox New Energy Holdings, LLC | Limited Liability Company | Membership Interest | Uncertificated | N/A | 100% |

| | | | | | | |
|---|---|---|---|---|---|---|
| Babcock & Wilcox IP Holdings, LLC | Babcock & Wilcox Holdings, LLC | Limited Liability Company | Membership Interest | Uncertificated | N/A | 100% |
| Babcock & Wilcox Acorn Holdings, LLC | Babcock & Wilcox Holdings, LLC | Limited Liability Company | Membership | Uncertificated | N/A | 100% |
| Babcock & Wilcox Developments, LLC | Babcock & Wilcox New Energy Holdings, LLC | Limited Liability Company | Membership Interest | Uncertificated | N/A | 100% |
| Babcock & Wilcox Solar Holdings, LLC | Babcock & Wilcox New Energy Holdings, LLC | Limited Liability Company | Membership Interest | Uncertificated | N/A | 100% |
| Babcock and Wilcox ME Holdings Limited | Babcock & Wilcox International Sales and Services Corporation | Limited Company | Ordinary | Uncertificated | 1,000,000 | 100% |
| Babcock & Wilcox Egypt, LLC | Babcock & Wilcox International Sales and Services Corporation | Limited Liability Company | Ordinary | Uncertificated | 1,750,000 | 100% |
| Babcock & Wilcox Australia Pty. Ltd. | Babcock & Wilcox International Sales and Services Corporation | Limited Company | Ordinary | 1 | 100 | 100% |
| Babcock & Wilcox Diamond Power Equipment Supply Co. Ltd. | Babcock & Wilcox International Sales and Services Corporation | Limited Company | Ordinary | Uncertificated | 500,000 | 100% |
| Babcock & Wilcox Vietnam Company Limited | Babcock & Wilcox International Sales and Services Corporation | Limited Company | Ordinary | Uncertificated | 50,000 | 100% |
| Babcock & Wilcox S. Africa (Pty) Ltd. | Babcock & Wilcox International Sales and Services Corporation | Limited Liability Company | Ordinary | 2016/315175/07 | 100 | 100% |

1867BW LLC Babcock & Wilcox Equity Investments, LLC Limited Liability Company Membership Interest Uncertificated N/A 100% Great Arrow Builders LLC Babcock & Wilcox Construction Co., LLC Limited Liability Company Membership Uncertificated N/A 100% SPIG, Virginia, LLC Babcock & Wilcox SPIG Inc. Limited Liability Company Membership Interest Uncertificated N/A 100% Dampkraft Insurance Company Babcock & Wilcox Holdings, LLC Corporation Ordinary Uncertificated 2,000,000 100% Pledged Partnership Interests: Babcock & Wilcox Ebensburg Power, LLC owns a 1% general partnership interest in Ebensburg Investors Limited Partnership. Ebensburg Energy, LLC owns a 99% limited partnership interest in Ebensburg Investors Limited Partnership.

Schedule 5.21(g)(i) Mortgaged Properties None.

Schedule 5.21(g)(ii)
Other Properties

(i) Chief Executive Offices and Location of Books and Records

| Name of Company | Address of Chief Executive Office | Leased or Owned | Location where Books and Records are Kept (if different) |
|---|---|---|---|
| Babcock & Wilcox Enterprises, Inc. | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Americon Equipment Services, Inc. | 1200 E. Market Street, Suite 651, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Americon, LLC | 1200 E. Market Street, Suite 651, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox Construction Co., LLC | 1200 E. Market Street, Suite 651, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox Equity Investments, LLC | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |

| Name of Company | Address of Chief Executive Office | Leased or Owned | Location where Books and Records are Kept (if different) |
|---|---|---|---|
| Babcock & Wilcox Holdings, LLC | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox International Sales and Service Corporation | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox International, Inc. | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| The Babcock & Wilcox Company | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox Technology, LLC | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Diamond Operating Co., Inc. | 2600 E. Main Street, Lancaster, OH 43130 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |

| Name of Company | Address of Chief Executive Office | Leased or Owned | Location where Books and Records are Kept (if different) |
|---|---|---|---|
| Diamond Power China Holdings, Inc. | 2600 E. Main Street, Lancaster, OH 43130 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Diamond Power Equity Investments, Inc. | 2600 E. Main Street, Lancaster, OH 43130 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Diamond Power International, LLC | 2600 E. Main Street, Lancaster, OH 43130 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| SOFCo – EFS Holdings LLC | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox SPIG, Inc. | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox Canada Corp. | 75 Savage Drive, Cambridge, Ontario, Canada N1T 1S5 | Leased | IRON MOUNTAIN<br>335 Pinebush Road, Cambridge, ON N1T 1B2, CA<br>DIAMOND POWER SPECIALTY CO<br>2600 E Main Street, Lancaster, OH US 43130<br>BARBERTON, OHIO |

| Name of Company | Address of Chief Executive Office | Leased or Owned | Location where Books and Records are Kept (if different) |
|---|---|---|---|
| | | | 1200 E Market Street, Suite 650, Akron, OH US 44305 |
| Babcock & Wilcox New Energy Holdings, LLC | 1200 E. Market Street, Suite 650, Akron, OH 44305 | Leased | Iron Mountain Records Management 1137 Branchton Road<br>P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |
| Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) | 5727 S. Lewis Ave., Suite 600, Tulsa, OK 74105 | Leased | 5727 S. Lewis Ave., Suite 600, Tulsa OK US 74105 |
| Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) | 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia CANADA B3J 3N2 | Leased | 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia CANADA B3J 3N2 |
| Babcock & Wilcox Solar Energy, Inc. (f/k/a Fosler Construction Company, Inc.) | 1742 South Igm Boulevard, Freeport, IL 61032 | Leased | Iron Mountain Records Management 1137 Branchton Road P.O. Box 6<br>Boyers, PA 16020<br>Iron Mountain Records Management 1750 Shenango Road<br>New Galilee, PA 16141 |

(ii) Leased or Owned Real Property where at least $250,000 of Collateral is held

| Loan Party | Property Location (Address including zip code and County) | Name and Address of Lessor | Owned or Leased | Nature and Use |
|---|---|---|---|---|
| The Babcock & Wilcox Company | 1200 East Market Street, Suites 650 and 651, Akron, Summit County, Ohio, 44305 | IRG RC Market HQ LLC<br>4020 Kinross Lakes Pkwy, Suite 200, Richfield, OH 44286 | Leased | Office |
| The Babcock & Wilcox Company | 710 Airpark Rd.<br>Napa, Napa County, CA 94558 | Napa Airport Center LLC 44 Montgomery<br>Street, Suite 3530 San Francisco, CA 94104 | Leased | Construction/Office |

| | | | | |
|---|---|---|---|---|
| The Babcock & Wilcox Company | 2540 Mountain Industrial Blvd, Suite E, Tucker, Dekalb County, GA 30084 | Dogwood Prop Co GA II LP | Leased | Service Center and Office |
| The Babcock & Wilcox Company | 11864 Canon Blvd., Suite 105, New port News, Newport News City County, VA 23606 | GCM Commercial Properties, LLC 11864 Canon Blvd, Suite 103,<br>Newport News, VA 23606 | Leased | Service Center/Office |
| The Babcock & Wilcox Company | 2830 South 1030 West<br>Salt Lake City, Salt Lake County, UT 84119 | A-3 Investments, 6905<br>South 1300 East, #250,<br>Midvale, UT 84047 | Leased | Service Center |
| Babcock & Wilcox Construction Co., LLC | 12712 2nd St.<br>Grandview, Jackson County, Missouri, 64030 | Div Clipper, LLC | Leased | Office/ Service Center |
| The Babcock & Wilcox Company | 3333 Copley Road<br>Copley, OH 44321 | GreyFox 333 Copley, LLC, 33948 Hackney Rd, Hunting Valley OH 44022 | Leased | Service Center |
| Babcock &Wilcox Canada Corp. | 75 Savage Drive, Cambridge, ON, CA | GPM (13) GP INC. 70 University Ave, Suite 1200, Toronto, ON, M5J 2M4, CA | Leased | Office |
| Babcock &Wilcox Canada Corp | 49 Mcllveen Drive, Saint John NB, CA | N/A | Leased | Office & Warehouse / Shop |
| Babcock &Wilcox Canada Corp | 17611 105th Avenue, 1st Floor, Edmonton, AB, Canada | N/A | Leased | Office |
| Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) | 10 Mosher Drive, Dartmouth, Nova Scotia, Canada | N/A | Leased | Office/Service Center |
| Babcock & Wilcox FPS Inc. (f/k/a Fossil Power Systems Inc.) | 26 Gurhold Drive, Dartmouth, Nova Scotia, Canada | N/A | Leased | Service Center |

Diamond Power International, LLC 2600 E. Main Street, PO Box 415, Lancaster, Fairfield County, Ohio 43130 N/A Leased Service Center and Office Babcock & Wilcox Chanute, LLC (f/k/a Optimus Industries LLC) 1700 S Washington, Chanute, KS 66720 N/A Leased Manufacturing Facility (iii) Sub-Leased Real Property where at least $250,000 of Collateral is held None.

Schedule 5.21(h) Material Contracts 1. Existing L/C Facility Documents; and 2. Existing Reimbursement Facility Documents.

Schedule 7.01 Existing Liens None.

Schedule 7.02 Existing Indebtedness 1. Supply Chain Financing: Supplier Agreement between The Babcock & Wilcox Company and Citibank, N.A. in connection with receivables owed to The Babcock & Wilcox Company from customer Alcoa. 2. Sale/Leaseback agreements as described below: Agreement Address (if relevant) Copley, OH Facility 3333 Copley Road, Copley, OH 44321 Lancaster, OH Facility 2600 E. Main Street, Lancaster, OH 43130 Chanute, KS Facility 5727 S. Lewis Ave., Suite 600, Tulsa, OK 74105 Cirrus Vision Aircraft Weld Overlay Machine Pile Driver Machines (12)

Schedule 7.03 Existing Investments 1. Existing L/C Loan Party Cash Collateral in the Existing L/C Loan Party Cash Collateral Account.1 1 This account has an account balance of approximately $297,425.61.

EXHIBIT A [Form of] Assignment and Assumption This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the [Letters of Credit and the Swingline Loans] included in such facilities5) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor. 1. Assignor[s]: 2. Assignee[s]: [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]] 1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. 2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 3 Select as appropriate. 4 Include bracketed language if there are either multiple Assignors or multiple Assignees. 5 Include all applicable subfacilities.

3. Borrower: Babcock & Wilcox Enterprises, Inc., a Delaware corporation 4. Administrative Agent: Axos Bank, a federally chartered savings bank, as the administrative agent under the Credit Agreement 5. Credit Agreement: Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”), by, among others, the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender 6. Assigned Interest: Assignor[s]6 Assignee[s]7 Aggregate Amount of Revolving Commitment/Loans for all Lenders8 Amount of Revolving Commitment/ Loans Assigned Percentage Assigned of Revolving Commitment/ Loans9 CUSIP Number $ $ % $ $ % $ $ % [7. Trade Date: __________________]10 Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 6 List each Assignor, as appropriate. 7 List each Assignee, as appropriate. 8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Name: Title: [Consented to and]11 Accepted: AXOS BANK, as Administrative Agent By: Name: Title: [Consented to:]12 By: Name: Title: 11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. 12 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender(s), L/C Issuer(s)) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION Standard Terms and Conditions for Assignment and Assumption 1. Representations and Warranties. 1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit

Agreement. The provisions of Section 11.14 (Governing Law; Jurisdiction; Etc.), 11.15 (Waiver of Jury Trial) and 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

EXHIBIT B [Form of] Compliance Certificate Financial Statement Date: [________], [____] TO: Axos Bank, as Administrative Agent RE: Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender DATE: [Date] The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [_____________________] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that: [Use following paragraph 1 for fiscal year-end financial statements] 1. The Borrower has delivered (i) the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) the Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related Consolidated and consolidating statements of income or operations, changes in Shareholders’ Equity and cash flows for such fiscal year required by such section. Such consolidating statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries. [Use following paragraph 1 for fiscal quarter-end financial statements] 1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such Consolidated financial statements fairly present the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating financial statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries. [Use following paragraph 1 for fiscal month-end financial statements] 1 This certificate should be from the chief executive officer, chief financial officer, controller or treasurer of the Borrower.

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(c) of the Credit Agreement for the fiscal month of the Borrower ended as of the above date. Such Consolidated financial statements fairly present the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating financial statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries. 2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements. 3. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and [select one:] [to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.] [--or—] [to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:] 4. The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, and except that for purposes of this Compliance Certificate, the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered. 5. The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate. 6. Set forth on Schedule B is a report, in reasonable detail, setting forth, as of the date hereof, (i) a description of current status of progress toward completion of construction milestones in respect of the Massillon BrightLoop Project and each other BrightLoop Project, (ii) the estimated percentage of completion of construction of the Massillon BrightLoop Project and each such other BrightLoop Project, and (iii) the estimated date of commencement of commercial operations of the Massillon BrightLoop Project and each such other BrightLoop Project.

7. Set forth on Schedule C is a report, in reasonable detail, setting forth, as of the date hereof, (i) on a per-customer basis, the amount of Inventory and other goods that are located on and/or installed (or in the process of being installed) in or on the premises of any Loan Party’s or Subsidiary’s customers in connection with project contracts between any one or more of the Loan Parties or their Subsidiaries and such customers, (ii) the locations of such premises, and (iii) the amount of obligations and other liabilities of Borrowers to such customers secured by Liens on such Inventory and other goods. [Use following paragraph 8 for updated Schedules] [8. Attached hereto as Schedule(s) [1.01(b)] [5.10] [5.12] [5.20(a)] [5.20(b)] [5.21(b)(i)] [5.21(b)(ii)] [5.21(c)] [5.21(d)(i)] [5.21(d)(ii)] [5.21(e)] [5.21(f)] [5.21(g)(i)] [5.21(g)(ii)] [and] [5.21(h)] are updated Schedule(s) [1.01(b)] [5.10] [5.12] [5.20(a)] [5.20(b)] [5.21(b)(i)] [5.21(b)(ii)] [5.21(c)] [5.21(d)(i)] [5.21(d)(ii)] [5.21(e)] [5.21(f)] [5.21(g)(i)] [5.21(g)(ii)] [and] [5.21(h)] to the Credit Agreement required by Section 6.02(e) of the Credit Agreement.] The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as Borrower By: Name: Title:

Schedule A Financial Statement Date: [________], [____] (“Statement Date”)

Schedule B BrightLoop Project Status Report

Schedule C Customer Lien Report

[Attached updated Schedules as applicable] [Schedule [1.01(b)] [5.10] [5.12] [5.20(a)] [5.20(b)] [5.21(b)(i)] [5.21(b)(ii)] [5.21(c)] [5.21(d)(i)] [5.21(d)(ii)] [5.21(e)] [5.21(f)] [5.21(g)(i)] [5.21(g)(ii)] [and] [5.21(h)]] [Responsible Officers] [Insurance] [Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments] [Pension Plans] [Loan Parties] [Intellectual Property] [Internet Domain Names] [Documents, Instruments, and Tangible Chattel Paper] [Deposit Accounts & Securities Accounts] [Electronic Chattel Paper & Letter-of-Credit Rights] [Commercial Tort Claims] [Pledged Equity Interests] [Mortgaged Properties] [Other Properties] [Material Contracts] [TO BE COMPLETED BY BORROWER]

EXHIBIT C [Form of] Joinder Agreement1 THIS JOINDER AGREEMENT (this “Agreement”), dated as of [__________], [____], is by and among [_____________________], a [______________________] (the “Subsidiary Guarantor”), Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), and Axos Bank, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated or supplemented from time to time, the “Credit Agreement”), by, among others, the Borrower, the Guarantors, the Lenders and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement. The Subsidiary Guarantor is an additional Loan Party, and, consequently, the Loan Parties are required by Section 6.13 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder. Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties: 1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement. 2. Each of the Subsidiary Guarantor and the Borrower hereby agree that all of the representations and warranties contained in Article V of the Loan Agreement and each other Loan Document are true and correct as of the date hereof. 3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary Guarantor. 1 Form to be modified for Subsidiary Guarantors organized in a Collateral Jurisdiction other than the United States as needed.

4. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Loan Document and Collateral Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Collateral Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Collateral Documents) to reflect the information shown on the attached Schedule A. 5. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor, the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Loan Document. 6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Agreement. 7. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. 8. The provisions of Section 11.14 (Governing Law; Jurisdiction; Etc.), 11.15 (Waiver of Jury Trial) and 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written. SUBSIDIARY GUARANTOR: [SUBSIDIARY GUARANTOR] a [Jurisdiction and Type of Organization] By: Name: Title: BORROWER: BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation By: Name: Title: Acknowledged, accepted and agreed: AXOS BANK, as Administrative Agent By: Name: Title:

Schedule A Schedules to Credit Agreement and Collateral Documents [TO BE COMPLETED BY BORROWER]

EXHIBIT D [Form of] Loan Notice TO: Axos Bank, as Administrative Agent RE: Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender LINE OF CREDIT NUMBER: 900-99051156 DATE: [Date] EFFECTIVE DATE: [Date1] The undersigned hereby requests the following Revolving Borrowing under the Revolving Facility: Indicate: Requested Amount Indicate: Base Rate Loan2 or SOFR Loan Indicate: Date of Revolving Borrowing3 As of the date of (but without giving effect to) the Revolving Borrowing requested hereby, (x) the Outstanding Amount of Loans is $______, and (y) the Outstanding Amount of Credit Extensions is $________. After giving effect to the Revolving Borrowing requested hereby, (x) the Outstanding Amount of Loans shall be $______, (y) the Outstanding Amount of Credit Extensions shall be $________, and (y) Availability shall be $_________. The date of the Borrowing Base Certificate most recently delivered to the Administrative Agent is ________, 202__. The Borrower hereby requests that the Administrative Agent make the proceeds of the Revolving Borrowing requested hereby by4: � crediting the account of the Borrower on the books of Axos Bank with the amount of such funds, or 1 Note to Borrower. Base Rate Loan available solely to the extent expressly permitted under the Credit Agreement. 2 Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed. 3 Note to Borrower. Must be a Business Day. 4 Note to Borrower. Select one of the options.

� wire transfer of such funds, in each case in accordance with the following wiring instructions: Bank Name: [__________] Bank Address: [__________] Account Number: [__________] Bank ABA Number: [__________] Reference: [__________] provided, however, that if, on the date hereof, there are L/C Borrowings outstanding, then the proceeds of the Revolving Borrowing requested hereby, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above. The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement. The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Credit Extension Date. The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BABCOCK & WILCOX ENTERPRISES, INC., a Delaware limited liability company By: Name: Title:

EXHIBIT E [Form of] Permitted Acquisition Certificate TO: Axos Bank, as Administrative Agent RE: Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender DATE: [Date] [Loan Party] intends to make an Acquisition of [______] (the “Target”). The undersigned Responsible Officer of the Borrower, hereby certifies that: (a) The Acquisition is an acquisition of a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of the Credit Agreement. (b) No Default exists or would exist after giving effect to the Acquisition. (c) After giving effect to the Acquisition on a Pro Forma Basis, (i) the Pro Forma Availability Condition is satisfied, (ii) the Loan Parties are in Pro Forma Compliance, and (iii) the Total Net Leverage Ratio shall be at least 0.25 to 1.00 less than the then applicable level set forth in Section 7.11 of the Credit Agreement, calculated using the same Measurement Period used to determine Pro Forma Compliance, as demonstrated on Schedule A attached hereto. (d) The Loan Parties have complied with Sections 6.13 and 6.14 of the Credit Agreement, to the extent required to do so thereby. (e) Attached hereto as Schedule B is a description of the material terms of the Acquisition (including a description of the business and the form of consideration). (f) The Target had earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date, and after giving effect to any pro forma adjustments reasonably acceptable to the Administrative Agent, in an amount greater than $0. (g) Attached hereto as Schedule C are the audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two (2) most recent fiscal years and for any fiscal quarters ended within the fiscal year to date. (h) To the extent that proceeds of Credit Extensions are used as consideration for such Acquisition, after giving effect to such Acquisition and any such Credit Extensions, Availability is at least $10,000,000.

(i) After giving pro forma effect to such Acquisition (and any Indebtedness (including if applicable any Revolving Loan) being incurred or requested and/or any other transaction being closed and consummated by any Loan Party or any Subsidiary thereof concurrently/substantially contemporaneously with the closing and consummation on such transaction), the Payment Conditions have been satisfied. (j) Attached hereto as Schedule D are the Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to the Acquisition). (k) The Acquisition is not a “hostile” acquisition and has been approved by the board of directors (or equivalent) and/or shareholders (or equivalents) of the applicable Loan Party and the Target. (l) The Target is engaged in the conduct of an Eligible Line of Business. (m) If the total consideration, including the purchase price and liabilities assumed (including, without limitation, all Indebtedness of the Target existing at the time of such Acquisition, Indebtedness under Permitted Seller Notes and Permitted Earnouts), of the Acquisition shall exceed $25,000,000, attached hereto as Schedule E is a quality of earnings report performed by a third party firm reasonably acceptable to the Administrative Agent, which report addresses the period starting at least two full fiscal years prior to such Acquisition and continuing to the date of such report. (n) To the extent the Acquisition consists of or includes either (x) an acquisition of the Equity Interest(s) of any Person(s) that is not organized in a Collateral Jurisdiction and/or (y) any assets that will not, after giving effect to the Acquisition (and, if applicable, to the provisions of clause (c) of this definition), be owned by a Loan Party, the total consideration with respect thereto, including the purchase price and liabilities assumed, does not exceed $5,000,000 or, as to all such Acquisitions in the aggregate after the Closing Date, $15,000,000. (o) Attached hereto as Schedule F is an updated Borrowing Base Certificate giving effect to the Acquisition. The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as Borrower By: Name: Title:

Schedule A Financial Covenant Calculations [TO BE COMPLETED BY BORROWER]

Schedule B Description of Material Terms [TO BE COMPLETED BY BORROWER]

Schedule C [Audited Financial Statements] [Management-Prepared Financial Statements] [TO BE COMPLETED BY BORROWER]

Schedule D Consolidated Projected Income Statements [TO BE COMPLETED BY BORROWER]

Schedule E Quality of Earnings [TO BE PROVIDED BY BORROWER]

Schedule F Updated Borrowing Base Certificate [TO BE COMPLETED BY BORROWER]

EXHIBIT F [Form of] Revolving Note [___________], [____] FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [_____________________] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, supplemented, amended and restated or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), by, among others, the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Axos Bank, as Administrative Agent and Swingline Lender. The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement. This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto. The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note. The provisions of Section 11.14 (Governing Law; Jurisdiction; Etc.), 11.15 (Waiver of Jury Trial) and 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the Borrower (and, by its acceptance hereof, the Lender), agrees to such terms. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as Borrower By: Name: Title:

EXHIBIT G [Form of] Secured Party Designation Notice TO: Axos Bank, as Administrative Agent RE: Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender DATE: [Date] [Name of Cash Management Bank/Bank Product Provider] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, as follows: (a) The Secured Party is [a Lender] [an Affiliate of a Lender] under the Credit Agreement; (b) The Secured Party provides [the Borrower] [______, a _____ and a Subsidiary of the Borrower], certain [services pursuant to Cash Management Agreements] [Bank Products] described on Exhibit A attached hereto (the “Specified Services”); (c) (i) the Specified Services constitute Additional Secured Obligations under the Credit Agreement, (ii) the documents, instruments and agreements described on Exhibit A constitute Specified [Cash Management/Bank Product] Agreements, (iii) the maximum dollar amount of the Additional Secured Obligations with respect to the Specified Services is set forth on Exhibit A or as otherwise updated by the Secured Party pursuant to a written notice to the Administrative Agent, and (iv) the methodology to be used by the Secured Party and the applicable Loan Parties in determining the Specified Services set forth on Exhibit A is as set forth on Exhibit A or as otherwise updated by the Secured Party pursuant to a written notice to the Administrative Agent; and (d) The Secured Party hereby agrees, as a [Cash Management Bank] [Bank Product Provider], that it is and shall be bound by Section 9.11 of the Credit Agreement. The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

Very truly yours, , as a [Cash Management Bank] [Bank Product Provider] By: ________________________________ Name: ________________________________ Title: ________________________________ The foregoing is acknowledged and agreed: BABCOCK & WILCOX ENTERPRISES, INC., as Borrwoer By: ________________________________ Name: ________________________________ Title: ________________________________

Exhibit A [to be provided]

EXHIBIT H [Form of] Swingline Loan Notice TO: Axos Bank, as Administrative Agent and Swingline Lender RE: Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender LINE OF CREDIT NUMBER: 900-99051156 DATE: [Date] The undersigned hereby requests a Swingline Loan: 1. On [ ] (the “Credit Extension Date”) 2. In the amount of $[ ]. As of the date of (but without giving effect to) the Swingline Borrowing requested hereby, (x) the Outstanding Amount of Loans is $______, and (y) the Outstanding Amount of Credit Extensions is $________. After giving effect to the Swingline Borrowing requested hereby, (x) the Outstanding Amount of Loans shall be $______, (y) the Outstanding Amount of Credit Extensions shall be $________, and (y) Availability shall be $_________. The date of the Borrowing Base Certificate most recently delivered to the Administrative Agent is ________, 202__. The Borrower hereby requests that the Swingline Lender make the amount of the Swingline Borrowing requested hereby available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds. The Swingline Borrowing requested herein complies with the requirements of the provisos contained in Section 2.04(a) of the Credit Agreement. The Borrower hereby represents and warrants that the conditions specified in Section 4.02 shall be satisfied on and as of the date of the Credit Extension Date. [remainder of page intentionally left blank]

The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as Borrower By: Name: Title:

EXHIBIT I-1 [Form of] U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF FOREIGN LENDER] By: Name: Title: Date: [________ __], [___]

EXHIBIT I-2 [Form of] U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ __, ____

EXHIBIT I-3 [Form of] U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (b) an IRS Form W-8IMY accompanied by IRS Form W-8ECI and/or IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ __, ____

EXHIBIT I-4 [Form of] U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the “Credit Agreement”), by, among others, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Axos Bank, as Administrative Agent and Swingline Lender. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (b) an IRS Form W-8IMY accompanied by IRS Form W-8ECI and/or IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, ___

EXHIBIT J Form of Borrowing Base Certificate [see attached]

**Babcock & Wilcox Enterprises Inc.** For Period Ended

Borrowing Base - Summary Certificate (Availability)

($ in USD or CAD, as stated)

**Accounts Receivable**

| | | From | To | Total | C635 (01AR) | C532 (02AR) | C652 (03AR) | C3045 (04AR) | C1621 (AR) | C1640 (AR) |
|---|---|---|---|---|---|---|---|---|---|---|
| 1 | **Previous Certificate AR Balance (Line 10 from Prior Cert.)** | | | | | | | | | |
| 2 | Gross Sales Since Last Certificate | | | | | | | | | |
| 3 | Debit Memos/Other Additions | | | | | | | | | |
| 4 | Credits Since Last Certificate | | | | | | | | | |
| 5 | **Total Net Sales** | | | | | | | | | |
| 6 | Gross Collections Since Last Certificate | | | | | | | | | |
| 7 | Discounts/Other Deductions | | | | | | | | | |
| 8 | Non AR Cash Since Last Certificate | | | | | | | | | |
| 9 | **Total Deductions** | | | | | | | | | |
| 10 | **Total AR Now Being Certified to Bank** | | | | | | | | | |
| 11 | Ineligible AR Per Attached | | | | | | | | | |
| 12 | **Net Eligible Trade AR** | | | | | | | | | |
| 13 | Advance Rate | | | | | | | | | |
| 14 | **Trade AR Availability** | | | | | | | | | |
| 15 | Dilution Reserve | | | | | | | | | |
| 16 | **Net Trade A/R Availability** | | | | | | | | | |

**Inventory**

| | | Total | C635 (05INV) | C1876 (06INV) | C532 (07INV) |
|---|---|---|---|---|---|
| 17 | Gross Inventory as of: | | | | |
| 18 | Ineligible Inventory as of: | | | | |
| 19 | **Net Eligible Inventory** | | | | |
| 20 | Advance Rate (per appraisal tab) | | | | |
| 21 | **Inventory Availability before Aggregate Sub-limit** | | | | |
| 22 | Aggregate Inventory Sub-limit | | | | |
| 23 | **Net Aggregate Inventory Availability** | | | | |
| 24 | Total Gross Inventory | | | | |
| 25 | Total Ineligible Inventory | | | | |
| 26 | **Total Eligible Inventory Before Categorical & Divisional Sublimits** | | | | |
| 27 | Combined Inventory Availability before Aggregate Sublimit | | | | |
| 28 | Inventory Sub limit on Aggregate Inventory Availability | | | | |
| 29 | **Adjusted Combined Inventory Availability** | | | | |

**Blocked Cash**

| | | Total |
|---|---|---|
| 30 | Total Other Collateral | |
| 31 | Ineligible Other Collateral | |
| 32 | **Net Eligible Other Collateral** | |
| 33 | Advance Rate | N/A |
| 34 | Other Collateral Availability | |
| 35 | Other Collateral Availability Sub-limit | |
| 36 | **Adjusted Other Collateral Availability** | |

**Equipment**

| | | Total | |
|---|---|---|---|
| 37 | Total Gross OLV Equipment value | | |
| 38 | Ineligible Other Collateral | | |
| 39 | **Net Eligible Other Collateral** | | |
| 40 | Advance Rate | | |
| 41 | Gross OLV Equipment Availability | | |
| 42 | Less accumulated monthly amortization | | Month # |
| 43 | **Adjusted Gross OLV Equipment Availability** | | |

**Collateral Reserves**

| | | Total |
|---|---|---|
| 44 | Gross Combined Availability | |
| 45 | Less Availability Reserve | |
| 46 | Less Other Reserve | |
| 47 | **Contributed Collateral Value** | |
| 48 | Revolver Limit | |
| 49 | **Lesser of Line Limit and Contributed Collateral** | |

**Loans & Advances**

| | | Total |
|---|---|---|
| 50 | Revolver Loan Balance Per Previous Certificate | |
| 51 | Net Collections Since Last Certificate | |
| 52 | Advance Requested | |
| 53 | Misc. Loan Adjustment | |
| 54 | New Loan Balance | |
| 55 | Rent Reserve | |
| 56 | WEPPA Reserve | |
| 57 | GST/HST Reserve | |
| 58 | Outstanding Letters of Credit | |
| 59 | Deferred Payroll Taxes Reserve | |
| 60 | Mark to Market Reserve | |
| 61 | 3% LC Facility Reserve | |
| 62 | Pension Lien Reserve | |
| 63 | Medical Insurance Claims Reserve | |
| 64 | Subcontractor Reserve | |
| 65 | **Master Reserve Total (per PNC system)** | |
| 66 | Revolver Loans & Reserves | |
| 67 | Term Loans (if included in Revolver Limit) | |
| 68 | **Total Loans & Reserves** | |
| 69 | **Loan Availability** | |
| 70 | Remaining Revolver Availability | |
| 71 | Remaining Line Availability | |

The undersigned, a Responsible Officer (as defined in the Credit Agreement referred to below) of Babcock & Wilcox Enterprises, Inc. (the " Borrower"), represents and warrants that (A) the information set forth above and the supporting documentation and information delivered herewith (i) is complete and correct in all respects, (ii) has been prepared in accordance with the requirements of that certain Credit Agreement dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, amended and restated, or supplemented from time to time, the "Credit Agreement"), by, among others, (1) the Borrower, (2) the Guarantors party thereto from time to time, (3) the Lenders party thereto from time to time, and (4) Axos Bank, as Administrative Agent (the "Administrative Agent") and Swingline Lender, and (iii) is based on supporting documentation that is satisfactory to the Administrative Agent, (B) all accounts payable and Taxes (as such term is defined in the Credit Agreement) are being paid within stated terms or when due, (C) the Loan Parties (as such term is defined in the Credit Agreement) are in compliance with, and after giving effect to any requested credit extensions will be in compliance with, the terms, conditions and provisions of the Credit Agreement, and (D) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

**Authorized Signature, Title** **Date**

**Name of Authorized Signer (Printed)**

3829189.1